As filed with the Securities and Exchange Commission on April 24, 1998
                                                     Registration No. 333-37657

--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


         --------------------------------------------------------------


                        POST-EFFECTIVE AMENDMENT NO. ONE
                                       TO
                                    FORM S-11
                             REGISTRATION STATEMENT
                                      UNDER
                     THE SECURITIES ACT OF 1933, AS AMENDED


         --------------------------------------------------------------


                       CNL AMERICAN PROPERTIES FUND, INC.
               (Exact Name of Registrant as Specified in Charter)

                              400 East South Street
                             Orlando, Florida 32801
                            Telephone: (407) 422-1574
                    (Address of principal executive offices)


                              JAMES M. SENEFF, JR.
                             Chief Executive Officer
                              400 East South Street
                             Orlando, Florida 32801
                            Telephone: (407) 422-1574
                     (Name and Address of Agent for Service)


                                   COPIES TO:

                          THOMAS H. McCORMICK, ESQUIRE
                            EDMUND D. GRAFF, ESQUIRE
                         Shaw Pittman Potts & Trowbridge
                               2300 N Street, N.W.
                             Washington, D.C. 20037

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                                                  PROSPECTUS
                       CNL AMERICAN PROPERTIES FUND, INC.
                             Shares of Common Stock

                     Minimum Purchase -- 250 Shares ($2,500)
            100 Shares ($1,000) for IRAs and Keogh and Pension Plans
               (Minimum purchase may be higher in certain states)

         CNL AMERICAN PROPERTIES FUND, INC. (the "Company") is a Maryland corporation which operates for federal income tax purposes as a real estate investment trust (a "REIT"). The Company may sell up to 34,500,000 Shares in this offering for a maximum of $345,000,000. The Company invests in restaurant properties (the "Properties") located across the United States to be leased on a long-term, "triple-net" basis to operators of selected national and regional fast-food, family-style, and casual dining restaurant chains (the "Restaurant Chains"). As of March 2, 1998, the Company owned a portfolio of 250 Properties, all of which were acquired with the proceeds of its initial public offering (the "Initial Offering") which commenced in April 1995 and was completed on February 6, 1997, and its second public offering (the "1997 Offering") which commenced in February 1997 and was completed on March 2, 1998 (collectively, the "Prior Offerings"). The Company is expected to have a total portfolio of approximately 670 to 730 Properties, if the maximum number of shares of common stock (the "Shares") of the Company is sold in this offering. Under the Company's triple-net leases, the tenant is responsible for property costs associated with ongoing operations, including repairs, maintenance, property taxes, utilities, and insurance. In addition, the leases are structured to require the tenant to pay base annual rent with (i) automatic increases in the base rent and/or (ii) percentage rent based on certain restaurant sales above a specified level. The Company also provides financing (the "Mortgage Loans") on a limited basis for the purchase of buildings, generally by tenants that lease the underlying land from the Company. To a lesser extent, the Company offers furniture, fixture and equipment financing ("Secured Equipment Leases") to operators of Restaurant Chains. The aggregate outstanding principal amount of Secured Equipment Leases will not exceed 10% of gross proceeds of this offering, the Prior Offerings and any subsequent offerings. The Company is not a mutual fund or other type of investment company within the meaning of the Investment Company Act of 1940, and is not subject to regulation thereunder. The Company is not affiliated with the United States Government.

         There are significant risks associated with an investment in the Company (see "Risk Factors" at page 9), including the following:

o The Company will rely on CNL Fund Advisors, Inc. (the "Advisor") with respect to all investment decisions subject to approval by the Board of Directors in certain circumstances. The experience of the Advisor and Directors of the Company with mortgage financing and equipment leasing is limited, which could adversely affect the Company's business.
o The Advisor and its Affiliates are or will be engaged in other activities for other entities that will result in potential conflicts of interest with the services that the Advisor and Affiliates will provide to the Company, and could take actions that are more favorable to such other entities than to the Company.
o The Company owned, as of March 2, 1998, 250 Properties of the anticipated total of 670 to 730 Properties, and investors therefore will not have the opportunity to evaluate all of the Properties that the Company will acquire.
o There is currently no public trading market for the Shares, and there is no assurance that one will develop.
o If the Shares are not listed on a national securities exchange or over-the-counter market ("Listing") by December 31, 2005, as to which there can be no assurance, the Company will commence orderly sale of its assets and the distribution of the proceeds. Listing does not assure liquidity.
o Market and economic conditions that the Company cannot control will have an effect (either positive or negative) on the value of the Company's investments and the amount of revenues that the Company receives from tenants.
o Prior to meeting certain conditions, the Company may incur debt, including debt to make Distributions to stockholders in order to maintain its status as a REIT, but will not encumber Properties.

         THE COMPANY'S PRIMARY INVESTMENT OBJECTIVES are to preserve, protect, and enhance the Company's assets while (i) making quarterly Distributions; (ii) obtaining fixed income through the receipt of base rent, and increasing the Company's income (and Distributions) and providing protection against inflation through automatic increases in base rent and receipt of percentage rent, and obtaining fixed income through the receipt of payments from Mortgage Loans and Secured Equipment Leases; (iii) continuing to qualify as a REIT for federal income tax purposes; and (iv) providing stockholders of the Company with liquidity of their investment within two to seven years after commencement of this offering, either in whole or in part, through (a) Listing, or (b) the commencement of orderly sales of the Company's assets and distribution of the proceeds thereof (outside the ordinary course of business and consistent with its objective of qualifying as a REIT). There can be no assurance that these investment objectives will be met.

         This Prospectus describes an investment in the Shares of the Company. The Company will use stockholders' funds to purchase additional Properties and make additional Mortgage Loans. No stockholder may hold more than 9.8% of the total Shares. Of the proceeds from the sale of Shares in this offering, approximately 84% will be used to acquire Properties and make Mortgage Loans, and approximately 9% will be paid in fees and expenses to Affiliates of the Company for their services and as reimbursement for Offering Expenses incurred on behalf of the Company; the balance will be used to pay other expenses of the offering. The Company has registered an offering of 34,500,000 Shares, with 2,000,000 of such Shares available only to stockholders who elect to participate in the Company's reinvestment plan (the "Reinvestment Plan") and who purchase Shares in this offering and receive a copy of this Prospectus, or who purchased Shares in one of the Prior Offerings of the Company and who receive a copy of this Prospectus. Any participation in such plan by a person who becomes a stockholder otherwise than by participating in this offering or one of the Prior Offerings must be made pursuant to a solicitation under a separate prospectus. See "Summary of Reinvestment Plan." All subscription funds for Shares will be deposited in an interest-bearing escrow account with SouthTrust Asset Management Company of Florida, N.A., which will act as the escrow agent for this offering.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



                                  Price to       Selling         Proceeds to
                                   Public     Commissions(1)      Company(2)
                                  --------    --------------     -----------

Per Share .................  $        10.00  $        0.75     $         9.25
---------
Total Maximum..............  $  345,000,000  $  25,875,000     $  319,125,000
-------------
                                                (footnotes on following page)

                              CNL SECURITIES CORP.
                                  April , 1998

(1) CNL Securities Corp. (the "Managing Dealer") will receive Selling Commissions of 7.5% on sales of Shares, subject to reduction in certain circumstances. The Managing Dealer, which is an Affiliate of the Company, may engage other broker-dealers that are members of the
         National Association of Securities Dealers, Inc. or other entities exempt from broker-dealer registration (collectively, the "Soliciting Dealers") to sell Shares and reallow to them commissions of up to 7% with respect to Shares which they sell. The amounts indicated for Selling Commissions assume that reduced Selling Commissions are not paid in connection with the purchase of any Shares and do not include a 0.5% marketing support and due diligence expense reimbursement fee payable to the Managing Dealer, all or a portion of which may be reallowed to certain Soliciting Dealers, in the Managing Dealer's sole discretion. Such amounts also do not include a Soliciting Dealer Servicing Fee payable to the Managing Dealer by the Company (see "Management Compensation"), all or a portion of which may be reallowed to certain Soliciting Dealers in the Managing Dealer's sole discretion. See "The Offering -- Plan of Distribution" for a discussion of the circumstances under which reduced Selling Commissions may be paid and a description of the marketing support and due diligence expense reimbursement fee payable to the Managing Dealer.

(2) Before deducting (i) Offering Expenses of the Company estimated to be 3% of gross offering proceeds computed at $10.00 per Share sold ("Gross Proceeds") on the sale of 34,500,000 Shares and (ii) the marketing support and due diligence expense reimbursement fee. Offering Expenses exclude Selling Commissions and the marketing support and due diligence reimbursement fee. The Advisor will pay all Offering Expenses which exceed 3% of the Gross Proceeds.

         NEITHER THE ATTORNEY GENERAL OF THE STATE OF NEW YORK NOR THE BUREAU OF SECURITIES OF THE STATE OF NEW JERSEY HAS PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

              -----------------------------------------------------



         NO PERSON HAS BEEN AUTHORIZED IN CONNECTION WITH THIS OFFERING TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION IN ANY STATE IN WHICH SUCH OFFER OR SALE WOULD BE UNLAWFUL, AND NO SUBSCRIPTION WILL BE ACCEPTED FROM ANY PERSON WHO DOES NOT MEET THE SUITABILITY STANDARDS SET FORTH HEREIN. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE HEREUNDER SHALL CREATE, UNDER ANY CIRCUMSTANCES, AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF. IF, HOWEVER, ANY MATERIAL CHANGE OCCURS WHILE THIS PROSPECTUS IS REQUIRED BY LAW TO BE DELIVERED, THIS PROSPECTUS WILL BE AMENDED OR SUPPLEMENTED ACCORDINGLY.

         THE USE OF FORECASTS IN THIS OFFERING IS PROHIBITED. ANY REPRESENTATIONS TO THE CONTRARY, AND ANY PREDICTIONS, WRITTEN OR ORAL, AS TO THE AMOUNT OR CERTAINTY OF ANY PRESENT OR FUTURE CASH BENEFIT OR TAX CONSEQUENCE WHICH MAY FLOW FROM AN INVESTMENT IN THIS COMPANY IS PROHIBITED.

                                TABLE OF CONTENTS

                                                                          Page

TABLE OF CONTENTS........................................................
SUMMARY
     CNL American Properties Fund, Inc...................................
     Risk Factors........................................................
     Estimated Use of Proceeds...........................................
     Conflicts of Interest...............................................
     Management..........................................................
     Management Compensation.............................................
     Summary of Reinvestment Plan........................................
     Business............................................................
     Investment Objectives and Policies..................................
     Description of Shares...............................................
     Distribution Policy.................................................
     Prior Performance of Affiliates.....................................
     Tax Status Of The Company...........................................
     The Offering........................................................
     Definitions.........................................................
RISK FACTORS.............................................................
     Investment Risks....................................................
         Possible Inability to Further Diversify Investments.............
         Reliance on Management..........................................
         Reliance on Advisor.............................................
         Leverage........................................................
         Conflicts of Interest...........................................
              Competing Demands on Officers and Directors................
              Timing of Sales and Acquisitions Impact....................
              Property Development.......................................
              The Company May Invest With Affiliates of
                  the Advisor............................................
              No Independent Review of the Company or
                  the Prospectus by Managing Dealer......................
              No Separate Counsel for the Company,
                  Affiliates and Investors...............................
         Lack of Liquidity of Shares.....................................
         Lack of Control by the Company over Joint Ventures..............
         Lack of Control of Property Management..........................
         Mortgage Loans..................................................
              Real Estate Market Conditions..............................
              Interest Rate Fluctuations.................................
              Delays in Liquidating Defaulted Mortgage Loans.............
              Regulation.................................................
         Secured Equipment Leases........................................
              Default by Lessee..........................................
              Regulation.................................................
              Tax Risks..................................................
         Impact of Inflation.............................................
         Majority Stockholder Vote Binding
              on All Stockholders........................................
         Broad Discretion by the Board of Directors
              in Management of the Company's Operations..................
         Restrictions on Transfer Relating to REIT Status................
         Limited Liability of Officers and Directors.....................
         Possible Effect of ERISA........................................
         Ability to Use Leverage to Make Distributions...................
     Real Estate and Financing Risks ....................................
         An Unspecified Property Offering................................
              Inability of Potential Investors to
                  Evaluate Properties....................................

              No Limitation on Number of Properties
                  of a Particular Chain..................................
              No Assurance of Obtaining Suitable
                  Investments............................................
              Conflicts of Interest......................................
         Possible Delays in Investment...................................
         Lack of Control Over Properties Under Construction..............
         Ground Lease Property Risks.....................................
         Impasse or Conflicts with Joint Venture Partner.................
              Impasse with Joint Venture Partner.........................
              Interests of Joint Venture Partner.........................
         Limitations on the Ability of the Company to Liquidate..........
         Inability to Control the Sale of Certain Properties.............
         Real Property Investments.......................................
              Lack of Control Over Market and Business
                  Conditions.............................................
              Multiple Property Leases or Mortgage Loans
                  with Individual Tenants or Borrowers...................
              Re-leasing of Properties...................................
              Third Party Franchise Agreements...........................
              Lack of Adequate Insurance.................................
         Impact of Adverse Trends........................................
         Competition.....................................................
         Possible Environmental Liabilities..............................
         Unspecified Secured Equipment Leases............................
     Tax Risks    .......................................................
         REIT Qualification..............................................
         Property Lease Treatment........................................
         Secured Equipment Lease Treatment...............................
         Effect of REIT Disqualification.................................
         Effect of Distribution Requirements.............................
         Restrictions on Maximum Share Ownership.........................
         Other Tax Liabilities...........................................
         Changes in Tax Laws.............................................
SUITABILITY STANDARDS AND HOW TO SUBSCRIBE ..............................
     Suitability Standards...............................................
     How to Subscribe....................................................
ESTIMATED USE OF PROCEEDS ...............................................
MANAGEMENT COMPENSATION .................................................
CONFLICTS OF INTEREST ...................................................
     Prior and Future Programs ..........................................
     Acquisition of Properties ..........................................
     Sales of Properties ................................................
     Joint Investment With An Affiliated Program ........................
     Competition for Management Time ....................................
     Compensation of the Advisor ........................................
     Relationship with Managing Dealer ..................................
     Legal Representation ...............................................
     Certain Conflict Resolution Procedures .............................
SUMMARY OF REINVESTMENT PLAN ............................................
     General      .......................................................
     Investment of Distributions.........................................
     Participant Accounts, Fees, and Allocation of Shares................
     Reports to Participants.............................................
     Election to Participate or Terminate Participation..................
     Federal Income Tax Considerations...................................
     Amendments and Termination..........................................
REDEMPTION OF SHARES ....................................................
BUSINESS
     General
     Completed Investments...............................................
     Pending Investments.................................................

     Investment of Offering Proceeds.....................................
     Site Selection and Acquisition of Properties .......................
     Standards for Investment in Properties .............................
     Description of Properties...........................................
     Description of Property Leases .....................................
     Joint Venture Arrangements .........................................
     Mortgage Loans......................................................
     Management Services ................................................
     Borrowing    .......................................................
     Sale of Properties, Mortgage Loans, and Secured Equipment Leases ...
     Franchise Regulation ...............................................
     Competition
     Regulation of Mortgage Loans and Secured Equipment Leases ..........
SELECTED FINANCIAL DATA..................................................
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
     OF THE COMPANY .....................................................
     Introduction .......................................................
     Liquidity and Capital Resources.....................................
     Results of Operations...............................................
MANAGEMENT
     General
     Fiduciary Responsibility of the Board of Directors .................
     Directors and Executive Officers....................................
     Independent Directors ..............................................
     Committees of the Board of Directors ...............................
     Compensation of Directors and Executive Officers ...................
     Management Compensation ............................................
THE ADVISOR AND THE ADVISORY AGREEMENT ..................................
     The Advisor
     The Advisory Agreement .............................................
CERTAIN TRANSACTIONS.....................................................
PRIOR PERFORMANCE INFORMATION ...........................................
INVESTMENT OBJECTIVES AND POLICIES ......................................
     General
     Certain Investment Limitations .....................................
DISTRIBUTION POLICY .....................................................
     General
     Distributions ......................................................
SUMMARY OF THE ARTICLES OF INCORPORATION AND BYLAWS .....................
     General
     Description of Capital Stock .......................................
     Board of Directors .................................................
     Stockholder Meetings ...............................................
     Advance Notice for Stockholder Nominations for
         Directors and Proposals of New Business ........................
     Amendments to the Articles of Incorporation ........................
     Mergers, Combinations, and Sale of Assets ..........................
     Termination of the Company and REIT Status .........................
     Restriction of Ownership ...........................................
     Responsibility of Directors ........................................
     Limitation of Liability and Indemnification ........................
     Removal of Directors ...............................................
     Inspection of Books and Records ....................................
     Restrictions on "Roll-Up" Transactions .............................
FEDERAL INCOME TAX CONSIDERATIONS .......................................
     Introduction
     Taxation of the Company ............................................
     Taxation of Stockholders ...........................................
     State and Local Taxes ..............................................
     Characterization of Property Leases ................................
     Characterization of Secured Equipment Leases .......................
     Investment in Joint Ventures .......................................

REPORTS TO STOCKHOLDERS .................................................
THE OFFERING
     General
     Plan of Distribution ...............................................
     Subscription Procedures ............................................
     Escrow Arrangements ................................................
     ERISA Considerations ...............................................
     Determination of Offering Price ....................................
SUPPLEMENTAL SALES MATERIAL .............................................
LEGAL OPINIONS
EXPERTS
ADDITIONAL INFORMATION ..................................................
DEFINITIONS


Form of Amended Reinvestment Plan ................................   Exhibit A
Financial Information ............................................   Exhibit B
Prior Performance Tables .........................................   Exhibit C
Subscription Agreement ...........................................   Exhibit D

                                     SUMMARY

         THIS SECTION SUMMARIZES CERTAIN INFORMATION CONTAINED ELSEWHERE IN THIS PROSPECTUS AND IS INTENDED FOR QUICK REFERENCE ONLY. THIS IS NOT A COMPLETE DESCRIPTION OF THE INVESTMENT. POTENTIAL STOCKHOLDERS MUST READ AND EVALUATE THE FULL TEXT OF THIS PROSPECTUS AND ALL SUPPORTING DOCUMENTS ATTACHED AS EXHIBITS HERETO IN ORDER TO EVALUATE AN INVESTMENT IN THE COMPANY. THE FOLLOWING SUMMARY THEREFORE IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THIS PROSPECTUS AND THE SUPPORTING DOCUMENTS.

CNL AMERICAN PROPERTIES FUND, INC.

         CNL American Properties Fund, Inc. (the "Company") is a Maryland corporation which operates for federal income tax purposes as a real estate investment trust (a "REIT"). The Company's address is 400 East South Street, Orlando, Florida 32801, telephone (407) 422-1574 or toll free (800) 522-3863.

         The Company was formed primarily to acquire properties (the "Properties") to be leased on a long-term (generally, 15 to 20 years, plus renewal options for an additional 10 to 20 years), "triple-net" basis, which means that the tenant will be responsible for repairs, maintenance, property taxes, utilities, and insurance. As of March 2, 1998, the Company owned a portfolio of 250 Properties located across the United States and leased to
operators  of  selected  national  and  regional  fast-food,   family-style  and
casual-dining restaurant chains (the "Restaurant Chains"). The Company is expected to have a total portfolio of approximately 670 to 730 Properties, if the maximum number of Shares of Common Stock of the Company (the "Shares") is sold in this offering. The Company structures the leases of its Properties to provide for payment of base annual rent with (i) automatic increases in base rent and/or (ii) percentage rent based on gross sales above a certain level. The Company also offers financing for the purchase of buildings, generally by tenants that lease the underlying land from the Company (the "Mortgage Loans"). However, because it prefers to focus on investing in Properties, which have the potential to appreciate, the Company currently expects to provide Mortgage Loans in the aggregate principal amount of approximately 5% to 10% of the Company's total investments if the maximum number of Shares is sold in this offering. The Company expects that the interest rates and terms (generally 10 to 20 years) of the Mortgage Loans will be similar to those of its leases. To a lesser extent, the Company offers furniture, fixtures and equipment ("Equipment") financing to operators of Restaurant Chains pursuant to which the Company provides, through direct financing leases or loans, the Equipment (collectively, the "Secured Equipment Leases"). The aggregate outstanding principal amount of Secured
Equipment Leases will not exceed 10% of the gross proceeds of the Prior Offerings, this offering and any subsequent offerings. See "Business" for information regarding the Company's existing Properties, a description of the types of Properties in which the Company invests, the Property selection and acquisition processes, and the nature of the Mortgage Loans and Secured Equipment Leases.

         Under the Company's Articles of Incorporation, the Company automatically will terminate and dissolve on December 31, 2005 unless the Shares of the Company, including the Shares offered hereby, are listed on a national securities exchange or over-the-counter market ("Listing"), in which event the Company automatically will become a perpetual life entity. If Listing does not occur by December 31, 2005, the Company will undertake, outside the ordinary course of business and consistent with its objective of qualifying as a REIT, the orderly Sale of the Company's assets, the distribution of Net Sales Proceeds of such Sales to stockholders and the limitation of its activities to those related to its orderly liquidation, unless the stockholders owning a majority of the Shares elect to amend the Articles of Incorporation to extend the duration of the Company. See "Risk Factors -- Real Estate and Financing Risks" for a complete discussion of risks relating to future disposition of the Company's assets. Until such time, if any, as Listing occurs, the Company may not encumber Properties, although it may incur debt. If Listing occurs (which is not assured), then the Board of Directors may elect to cause the Company to encumber any or all of the Company's Properties in connection with any borrowing. The Board of Directors anticipates that such borrowing, in the aggregate, will not exceed 50% of Real Estate Asset Value, although the maximum amount the Company may borrow is 300% of Net Assets (an amount which the Company anticipates will correspond to approximately 75% of Real Estate Asset Value). In general, Net Assets are the Company's total assets (other than intangibles), calculated at cost, less total liabilities. As a perpetual life entity following Listing, the Company would not be required to dissolve and return capital to stockholders. If Listing occurs, in order to liquidate their investment, stockholders would have to sell their Shares in the market on which the Shares are traded. Listing is no assurance of liquidity. See "Risk Factors -- Investment Risks" for a discussion of risks associated with the lack of liquidity of the Shares and with borrowing. In addition, following Listing, the Company intends to reinvest proceeds from Sales of Properties rather than distribute such proceeds to stockholders.

RISK FACTORS

         The "Risk Factors" section discusses in detail the more important risks associated with an investment in the Company, including risks associated with an investment in a real estate investment trust such as the Company, risks associated with an investment in real estate such as the Properties, risks associated with the Mortgage Loans, risks associated with Secured Equipment Leases, and tax risks. These risks include the following:

o The Company will rely on the Advisor and the Board of Directors, which together will have responsibility for the management of the Company and its investments, subject to the ability of the stockholders to elect the Directors.

o The services to be performed by the Advisor and its Affiliates for the Company in connection with the offering, the selection and acquisition of the Properties, the making of Mortgage Loans and Secured Equipment Leases and the general operation of the Company will result in conflicts of interest.

o Because, as of March 2, 1998, the Company owned only 250 Properties of the anticipated total of 670 to 730 Properties, stockholders will not have the opportunity to evaluate all of the Properties that the Company will acquire.

o The Board of Directors will have significant flexibility regarding the Company's operations.

o The Company may make investments that will not appreciate in value over time, such as building only Properties, with the land owned by a third-party, and Mortgage Loans.

o Stockholders who must sell their Shares will not be able to sell them quickly because it is not anticipated that there will be a public market for the Shares in the near term, and there can be no assurance that the Listing will occur.

o The amount of revenues the Company will receive from tenants, lessees and borrowers cannot be predicted.

o The Company, prior to meeting certain conditions, may incur debt, including debt to make Distributions in order to maintain its status as a REIT, but will not encumber Properties.

o Tenants, lessees or borrowers may default resulting in decreased income.

o The vote of stockholders owning at least a majority but less than all of the Shares will bind all of the stockholders as to matters such as the election of Directors and amendment of the Company's governing documents.

o Restrictions on ownership of more than 9.8% of the shares of the Company's Common Stock (the "Common Stock") by any single stockholder or certain related stockholders may have the effect of inhibiting a change in control of the Company even if such a change is in the interest of a majority of the stockholders.

o The Company may not qualify or remain qualified as a REIT for federal income tax purposes, which could result in subjecting the Company to federal income tax on its taxable income at regular corporate rates, thereby reducing the amount of funds available for paying Distributions to stockholders.

ESTIMATED USE OF PROCEEDS

         The Company will use the proceeds of the sale of the Shares to acquire Properties, to make Mortgage Loans, generally in connection with such acquisitions, and to pay expenses relating to the sale of the Shares. Management of the Company and the Advisor have estimated an average purchase price of $800,000 to $900,000 per Property based on their past experience in acquiring similar properties and in light of current market conditions, although prices of Properties may be lower or higher. Assuming the maximum of 34,500,000 Shares ($345,000,000) are sold, the Company will acquire approximately 320 to 360 additional Properties with the proceeds of this offering. See "Estimated Use of Proceeds" and "Business -- General" for a more detailed description of the anticipated use of offering proceeds. Management cannot estimate the number of additional Mortgage Loans that may be entered into.

The Company currently anticipates providing Mortgage Loans in the aggregate principal amount of approximately 5% to 10% of the Company's total investments if the maximum number of Shares is sold in this offering. Secured Equipment Leases will be funded solely from a portion of the proceeds of the $35,000,000 unsecured line of credit (the "Line of Credit") and the number of Secured Equipment Leases will not depend on the amount raised in this offering.

CONFLICTS OF INTEREST

         Certain officers and Directors of the Company who are also officers or directors of the Advisor will experience conflicts of interest in their management of the Company. These arise principally from their involvement in other activities that will conflict with those of the Company and include matters related to (i) allocation of new investments and management time and services between the Company and various partnerships and other entities, (ii) the timing and terms of the investment in or sale of a Property, Mortgage Loan or Secured Equipment Lease, (iii) development of Company Properties by Affiliates, (iv) investments with Affiliates of the Advisor, (v) compensation of the Advisor, (vi) the Company's relationship with the Managing Dealer, which is an Affiliate of the Company and the Advisor, and (vii) the fact that the Company's securities and tax counsel also serves as securities and tax counsel for certain Affiliates of the Company, and that neither the Company nor the stockholders will have separate counsel.

         The Directors of the Company who are independent of the Advisor (the "Independent Directors") are responsible for monitoring the activities of the Advisor and must approve all of the Advisor's actions that involve a potential conflict other than certain such actions specifically permitted by the Articles of Incorporation. The "Conflicts of Interest" section discusses in more detail the more significant of these potential conflicts of interest, as well as the procedures that have been established to resolve a number of these potential conflicts.

         The Company has established certain conflict resolution procedures relating to (i) transactions between the Company and the Advisor or its Affiliates, (ii) certain future offerings, and (iii) allocation of investments among certain affiliated entities. See "Conflicts of Interest -- Certain Conflict Resolution Procedures."

MANAGEMENT

         The Company has retained the Advisor, a Florida corporation organized in March 1994, to provide management, advisory and administrative services to the Company. Pursuant to an advisory agreement with the Company, the Advisor will handle the day-to-day operations of the Company, select the Company's real estate investments, and administer its Secured Equipment Lease program. The five members of the Board of Directors will oversee the management of the Company. Three of the Directors of the Company are independent of the Advisor and have responsibility for reviewing its performance. The Directors are elected to the Board of Directors annually by the stockholders.

         All of the officers and directors of the Advisor also are officers or Directors of the Company. The Advisor will have responsibility for (i) selecting the Properties that the Company will acquire, formulating and evaluating the terms of each proposed acquisition, and arranging for the acquisition of the Property by the Company, (ii) identifying potential lessees for the Properties and potential borrowers for the Mortgage Loans, and formulating, evaluating, and negotiating the terms of each lease of a Property and each Mortgage Loan, (iii) locating and identifying potential lessees and formulating, evaluating, and negotiating the terms of each Secured Equipment Lease, and (iv) negotiating the terms of any borrowing. All of the foregoing actions are subject to approval by the Board of Directors. The Advisor also will have the authority, subject to approval by a majority of the Board of Directors, including a majority of the Independent Directors, to select assets for Sale in keeping with the Company's investment objectives and based on an analysis of economic conditions both nationally and in the vicinity of the asset being considered for Sale.

         See "Management" and "The Advisor and the Advisory Agreement" for a description of the business background of the individuals responsible for the management of the Company and the Advisor, as well as for a description of the services that the Advisor will provide.

MANAGEMENT COMPENSATION

         The Advisor, the Managing Dealer, and other Affiliates of the Advisor will receive compensation for services they will perform for the Company and also will receive expense reimbursements from the Company for expenses they pay on behalf of the Company. See "Management Compensation" for a complete description. See also "Certain Transactions" for a description of compensation paid to the Advisor, Managing Dealer and other Affiliates of the Company since its inception. The following paragraphs summarize the more significant items of compensation.

         In connection with this offering, the Managing Dealer will receive Selling Commissions of 7.5% (a maximum of $25,875,000 if 34,500,000 Shares are sold), and a marketing support and due diligence expense reimbursement fee of 0.5% (a maximum of $1,725,000 if 34,500,000 Shares are sold), of the total amount raised from the sale of Shares, computed at $10.00 per Share sold ("Gross Proceeds"). The Managing Dealer in turn may reallow Selling Commissions of up to 7% on Shares sold, and all or a portion of the 0.5% marketing support and due diligence expense reimbursement fee to certain Soliciting Dealers, who are not Affiliates of the Company in the Managing Dealer's sole discretion. In addition, the Company will incur a Soliciting Dealer Servicing Fee in the amount of .20% of Invested Capital (as defined below) (a maximum of $690,000 if 34,500,000 Shares are sold). The Soliciting Dealer Servicing Fee will be payable on December 31 of each year, commencing on December 31 of the year following the year in which the related offering terminates, and generally will be payable to the Managing Dealer, which in turn may reallow, in its sole discretion, all or a portion of such fee to Soliciting Dealers whose clients held Shares on such date. In general, the stockholders' investment in the Company ("Invested Capital") is the number of Shares they own, multiplied by $10.00 per Share, reduced by the portion of all prior Distributions received by stockholders from the Sale of assets and by any amounts paid by the Company to repurchase Shares pursuant to the redemption plan.

         For identifying the Properties, structuring the terms of the acquisition and leases of the Properties and structuring the terms of the Mortgage Loans, the Advisor will receive Acquisition Fees equal to 4.5% of Gross Proceeds (a maximum of $15,525,000 if 34,500,000 Shares are sold) from the sale of Shares.

         For managing the Properties and the Mortgage Loans, the Advisor will be entitled to receive a monthly Asset Management Fee of one-twelfth of .60% of the Company's Real Estate Asset Value (generally, the total amount invested in the Properties, exclusive of Acquisition Fees and Acquisition Expenses) plus the total outstanding amount of the Mortgage Loans as of the end of the preceding month.

         For negotiating Secured Equipment Leases and supervising the Secured Equipment Lease program, the Advisor will be entitled to receive from the Company a one-time Secured Equipment Lease Servicing Fee of 2% of the purchase price of the Equipment that is the subject of a Secured Equipment Lease.

         Prior to Listing, the Advisor may receive a real estate disposition fee of 3% of the gross sales price of one or more Properties for providing substantial services in connection with the Sale, which will be deferred and subordinated until the stockholders have received Distributions equal to the sum of an aggregate, annual, cumulative, noncompounded 8% return on their Invested Capital, (the "Stockholders' 8% Return") plus 100% of the stockholders' aggregate Invested Capital. Upon Listing, if the Advisor has accrued but not been paid such real estate disposition fee, then for purposes of determining whether the subordination conditions have been satisfied, stockholders will be deemed to have received a Distribution in an amount equal to the total number of Shares outstanding multiplied by the average closing price of the Shares over a period of 30 days during which the Shares are traded, with such period beginning 180 days after Listing. See "The Advisor and The Advisory Agreement -- The Advisory Agreement."

         A deferred, subordinated share of Net Sales Proceeds will be paid to the Advisor upon the Sale of assets of the Company in an amount equal to 10% of Net Sales Proceeds. This amount will be subordinated and paid only after the stockholders have received Distributions equal to the sum of 100% of the stockholders' aggregate Invested Capital plus the Stockholders' 8% Return.

         Payment of certain fees is subject to conditions and restrictions or to change under certain specified circumstances. The Advisor and its Affiliates also may receive reimbursement for out-of-pocket expenses that they incur on behalf of the Company, subject to certain expense limitations, and a subordinated incentive fee if Listing occurs.

SUMMARY OF REINVESTMENT PLAN

         The Company has established the Reinvestment Plan pursuant to which stockholders may elect to have their cash Distributions from the Company automatically reinvested in Shares. See "Summary of Reinvestment Plan," "Federal Income Tax Considerations -- Taxation of Stockholders," and the form of Reinvestment Plan accompanying this Prospectus as Exhibit A for more specific information about the Reinvestment Plan. Expenses incurred in connection with the Reinvestment Plan, including Selling Commissions and marketing support and due diligence expense reimbursement fees, will be paid by the Company. A person who becomes a stockholder otherwise than by participating in this offering or one of the Prior Offerings may purchase Shares through the Reinvestment Plan only after receipt of a separate prospectus relating solely to the Reinvestment Plan.

BUSINESS

         As  of  March  2,  1998,  the  Company  owned  250  Properties.  It  is anticipated that the Company will acquire a total of 670 to 730 Properties if the maximum number of Shares is sold in this offering (including approximately 320 to 360 Properties to be acquired with the proceeds of this offering and an additional approximately 100 to 120 Properties to be acquired with the remaining proceeds of the 1997 Offering). A description of the types of Properties which the Company purchases and leases to third parties appears in the section entitled "Business." The Company invests in Properties of selected national and regional restaurant chains, primarily fast-food, family-style, and casual dining chains, the most rapidly growing segments of the restaurant industry in recent years. Management structures the Company's investments to allow it to participate, to the maximum extent possible, in any sales growth in these industry segments, as reflected in the Properties that it owns. The Properties, which typically are freestanding and are located across the United States, are leased on a "triple-net" basis to operators of the Restaurant Chains selected by the Advisor and approved by the Board of Directors. The Properties consist of both land and building, the land underlying the building with the building owned by the tenant or a third party, or the building only with the land owned by a third party.

         As of March 2, 1998, the Company had provided Mortgage Loans to the tenants of 44 Properties that are land only to purchase the buildings on these Properties and the buildings on two additional properties. It is expected that Mortgage Loans will constitute from 5% to 10% of the Company's total investments, if the maximum number of Shares is sold in this offering. In general, the Company offers Mortgage Loans in circumstances in which the Company owns the land underlying the building to be financed and the borrower under the Mortgage Loan also enters into a long-term ground lease for the underlying land. Management believes that this combined leasing and financing structure provides the benefit of allowing the Company to receive the return of its initial investment plus interest on each financed building, which is generally a depreciating asset, while retaining the ownership of the underlying land, which is generally an appreciating asset.

         The Company has obtained a Line of Credit in an amount up to $35,000,000, which will be used to finance Secured Equipment Leases and to purchase and develop Properties and fund Mortgage Loans. Management believes that, during the offering period, the Line of Credit will allow the Company to take advantage of investment opportunities that might otherwise be lost if the Company was forced to delay making the investments until it had raised a sufficient amount of offering proceeds. In addition, management believes that the use of the Line of Credit will enable the Company to reduce or eliminate the instances in which the Company will be required to pay duplicate closing costs as a result of an Affiliate of the Advisor purchasing Properties, pending receipt by the Company of sufficient offering proceeds, in order to preserve the investment opportunity for the Company, and the Company subsequently purchasing the Properties from the Affiliate. Advances under the Line of Credit that are used to purchase or develop Properties and fund Mortgage Loans will be repaid using additional offering proceeds from the 1997 Offering or proceeds from this offering or refinanced on a long-term basis. No Properties will be encumbered in connection with the Line of Credit.

         As of March 2, 1998, the Company had funded $23,388,700 in Secured Equipment Leases. The Secured Equipment Leases are funded solely from the proceeds of the Line of Credit. Advances under the Line of Credit that are used to finance Secured Equipment Leases will be repaid using payments received from the Secured Equipment Leases and will be refinanced for any advances not fully repaid at the end of the term of the Line of Credit. The Company structures Secured Equipment Leases so that they will be treated as loans secured by personal property for federal income tax purposes.

         See "Business" for a description of the types of Properties in which the Company invests, the Property selection and acquisition processes, the Mortgage Loans, the Secured Equipment Leases and the Line of Credit.

INVESTMENT OBJECTIVES AND POLICIES

         The Company's primary investment objectives are:

         o        to preserve, protect, and enhance the Company's assets.

         o        to make quarterly Distributions.

         o to obtain fixed income through the receipt of base rent, as well as to increase the Company's income (and Distributions) and provide protection against inflation through automatic increases in base rent and receipt of percentage rent, and to obtain fixed income through the receipt of payments on Mortgage Loans and Secured Equipment Leases.

         o to qualify and remain qualified as a REIT for federal income tax purposes.

         o to provide stockholders of the Company with liquidity of their investment within two to seven years after commencement of this offering, although liquidity cannot be assured thereby, either through (i) Listing or (ii) outside the ordinary course of business and consistent with its objective of qualifying as a REIT, the commencement of orderly Sales of the Company's assets and distribution of the proceeds thereof.

         The Company intends to meet these objectives by following certain investment policies discussed herein, as summarized on the preceding pages. See "Business -- General," "Business -- Site Selection and Acquisition of Properties," "Business -- Description of Leases," and "Investment Objectives and Policies" for a more complete description of the manner in which the structure of the Company's business will facilitate the Company's ability to meet its investment objectives. There can be no assurance that these objectives will be met. The Company's investment objectives are subject to review by the Independent Directors and may not be changed without the approval of stockholders owning a majority of the shares of outstanding Common Stock.

DESCRIPTION OF SHARES

         A stockholder's investment will be recorded on the books of the Company. The Company will provide, upon the request of any stockholder wishing to transfer his or her Shares, a transfer form to be completed and executed by the stockholder and returned to the Company. The Company will not issue share certificates other than to stockholders who make a written request to the Company.

         During any period in which the Company is not making a public offering of Shares, any stockholder may request that the Company redeem for cash all or a significant portion of such stockholder's Shares. The sole source of funds for any such requested redemption will be the net proceeds available from the sale of Shares pursuant to the Reinvestment Plan. There can be no assurance that such net proceeds will be sufficient to permit the Company to redeem all such Shares presented for redemption. See "Redemption of Shares."

         An annual meeting of stockholders will be held each year for the election of the Directors. Other business matters may be presented at the annual meeting or at special stockholder meetings. Each Share is entitled to one vote on each matter to be voted on by stockholders, including the election of the Directors. Stockholders who do not vote with the majority of Shares entitled to vote on questions presented nonetheless will be bound by the majority vote.

         Stockholder approval is required under Maryland law and the Company's Articles of Incorporation and Bylaws for certain types of transactions. Generally, the Articles of Incorporation and Bylaws may be amended upon a majority vote of stockholders. Stockholders holding a majority of the Shares must approve a merger or a sale or other disposition of substantially all of the Company's assets other than in the ordinary course of business. Stockholders objecting to the terms of a merger, sale, or other disposition of substantially all of the Company's assets have the right to petition a court for the appraisal and payment of the fair value of their Shares in certain instances. The affirmative vote of a majority of the Shares outstanding and entitled to vote is required to approve the voluntary dissolution of the Company.

         In order to facilitate compliance with certain restrictions imposed on REITs by the Internal Revenue Code of 1986, as amended (the "Code"), the
Articles of Incorporation generally restrict direct or indirect ownership (applying certain attribution rules) of more than 9.8% of the outstanding shares of Common Stock by one Person, as defined in the Articles of Incorporation. See "Summary of the Articles of Incorporation and Bylaws -- Restriction on Ownership."

         For a more complete description of the Shares and the capital structure of the Company, please refer to the "Summary of the Articles of Incorporation and Bylaws -- Description of Capital Stock" section of the Prospectus.

DISTRIBUTION POLICY

         The following table reflects total Distributions and Distributions per Share declared by the Company for each month since the Company commenced operations.

                              1995                             1996                               1997
                              ----                             ----                               ----
Month                Total         Per Share           Total        Per Share            Total         Per Share
-----             -----------      ---------        ----------      ---------         -----------      ---------
January           $        -      $       -            $225,354     $0.058300           $  827,978     $0.059375
February                   -              -             255,649      0.058300              884,806      0.059375
March                      -              -             287,805      0.058300              980,573      0.060416
April                      -              -             323,721      0.058300            1,091,142      0.061458
May                        -              -             368,155      0.058300            1,202,718      0.062500
June                    15,148      0.030000            407,803      0.058300            1,295,253      0.062500
July                    30,682      0.030000            458,586      0.059375            1,403,187      0.062500
August                  57,739      0.035000            517,960      0.059375            1,516,980      0.062500
September               84,467      0.050000            558,394      0.059375            1,677,332      0.063540
October                104,733      0.050000            615,914      0.059375            1,844,923      0.063540
November               155,665      0.058300            683,907      0.059375            1,991,289      0.063540
December               190,184      0.058300            732,824      0.059375            2,138,116      0.063540

         Consistent with the Company's objective of qualifying as a REIT, the Company expects to continue to calculate and declare Distributions monthly during the offering period, and quarterly thereafter, and make Distributions quarterly. The Board of Directors, in its discretion, will determine the amount of the Distributions made by the Company, which amount will depend primarily on net cash from operations. The Company intends to increase Distributions in accordance with increases in net cash from operations. Consistent with the Company's objective of qualifying as a REIT, the Company expects to distribute at least 95% of its real estate investment trust taxable income, although the Board of Directors, in its discretion, may increase that percentage as it deems appropriate. If the cash available to the Company is insufficient to make Distributions, the Company may obtain the needed cash by borrowing funds, issuing new securities, or selling assets. These methods of obtaining cash could affect future Distributions by increasing operating costs or reducing income. In such an event, it is possible that the Company could pay Distributions in excess of its earnings and profits and, accordingly, that such Distributions could constitute a return of capital for federal income tax purposes, although such Distributions would not reduce stockholders' aggregate Invested Capital. For the years ended December 31, 1997, 1996 and 1995, the Company declared and made Distributions totalling $16,854,297, $5,436,072 and $638,618, respectively (93.33%, 90.25% and 59.82%, respectively, of which were characterized as ordinary income and 6.67%, 9.75% and 40.18%, respectively, as return of capital for federal income tax purposes). In addition, in January, February and March 1998, the Company declared distributions to its stockholders totalling $2,299,704, $2,423,262 and $2,557,810, respectively, payable in March 1998. Due to the fact that the Company had not acquired all of its Properties and was still in its offering period as of December 31, 1997, the characterization of Distributions for federal income tax purposes is not considered by management to be necessarily representative of the characterization of Distributions in future years.

PRIOR PERFORMANCE OF AFFILIATES

         The "Prior Performance Information" section of this Prospectus contains a narrative discussion of the public and private real estate limited partnerships sponsored by Affiliates of the Company and of the Advisor during the past ten years, including 18 public limited partnerships formed to invest in restaurants leased on a "triple-net" basis to operators of national and regional fast-food and family-style restaurant chains. As of December 31, 1997, these partnerships, which purchase properties similar to those to be acquired by the Company, had purchased 708 fast-food and family-style restaurant properties. Based on an analysis of the operating results of the 90 real estate limited partnerships in which principals of the Company have served, individually or with others, as general partners, the Company believes that each of such partnerships has met, or currently is in the process of meeting, its principal investment objectives. Certain statistical data relating to the public limited partnerships with investment objectives similar to those of the Company, and the offerings of which became fully subscribed between January 1993 and December 1997, are contained in Exhibit C--Prior Performance Tables.

TAX STATUS OF THE COMPANY

         The Company has made the election under Section 856(c) of the Internal Revenue Code of 1986, as amended (the "Code"), to be taxed as a REIT under the Code beginning with its taxable year ending December 31, 1995. As a REIT for federal income tax purposes, the Company generally will not be subject to federal income tax on income that it distributes to its stockholders. Under the Code, REITs are subject to numerous organizational and operational requirements, including a requirement that they distribute at least 95% of their taxable income, as figured on an annual basis. If the Company fails to qualify for taxation as a REIT in any taxable year, it will be subject to federal income tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates and will not be permitted to qualify for treatment as a REIT for federal income tax purposes for four years following the year during which qualification is lost. See "Risk Factors -- Tax Risks" and "Federal Income Tax Considerations." Even if the Company qualifies as a REIT for federal income tax purposes, it may be subject to certain federal, state, and local taxes on its income and property and to federal income and excise taxes on its undistributed income. See "Federal Income Tax Considerations."

THE OFFERING

         A maximum of 34,500,000 Shares ($345,000,000) in the Company are being offered at a price of $10.00 per Share. Of the Shares offered hereby, 2,000,000 will be available only to stockholders purchasing Shares in this offering who receive a copy of this Prospectus, or to stockholders who purchased Shares in one of the Prior Offerings of the Company and who received a copy of this Prospectus, and who elect to participate in the Reinvestment Plan. Any participation in such plan subsequent to this offering must be made pursuant to solicitation under a separate prospectus. See "Summary of Reinvestment Plan."

         The  Shares  are  being  offered  by  the  Managing  Dealer  and  other broker-dealers that are members of the National Association of Securities Dealers, Inc. or exempt from broker-dealer registration (the "Soliciting Dealers") on a "best efforts" basis, which means that no one is guaranteeing that any minimum number of Shares will be sold. Both the Company and the Advisor are Affiliates of the Managing Dealer. See "The Offering -- Plan of Distribution."

         All subscription funds for Shares of the Company will be deposited in an interest-bearing escrow account with SouthTrust Asset Management Company of Florida, N.A. See "The Offering" for a description of the current status of the offering.

         A minimum investment of 250 Shares ($2,500) is required, except for Nebraska, New York, and North Carolina stockholders who must make a minimum investment of 500 Shares ($5,000). IRAs, Keogh plans, and pension plans must make a minimum investment of at least 100 Shares ($1,000), except for Iowa tax-exempt stockholders who must make a minimum investment of 250 Shares ($2,500). For Minnesota stockholders only, IRAs and qualified plans must make a minimum investment of 200 Shares ($2,000). Following an initial subscription for at least the required minimum investment, any stockholder may make additional purchases in increments of one Share. Maine stockholders, however, may not purchase additional Shares in amounts less than the applicable minimum investment except with respect to Shares purchased pursuant to the Reinvestment Plan. See "The Offering -- General," "The Offering -- Subscription Procedures," and "Summary of Reinvestment Plan."

DEFINITIONS

         This Prospectus includes simplified terms and definitions to make the Prospectus easier to understand. These simplified terms and definitions do not include all of the details of the terms, however, and stockholders therefore should review the "Definitions" section for a more complete understanding.


                                  RISK FACTORS

         The purchase of Shares involves significant risks and therefore is suitable only for persons who understand the possible consequences of an investment in the Company and who are able to bear the risk of loss of their investment. Prospective stockholders should consider the following risks in addition to other information describing an investment in the Shares set forth elsewhere in this Prospectus.

INVESTMENT RISKS

         Possible Inability to Further Diversify Investments. There can be no assurance that the Company will sell the maximum number of Shares. The potential ability of the Company to further diversify its investments, both geographically and by type of restaurant Properties purchased, will be limited by the amount of funds at its disposal.

         Reliance on Management. Stockholders will be relying entirely on the management ability of the Advisor and on the oversight of the Board of Directors. Stockholders have no right or power to take part in the management of the Company, except through the exercise of their stockholder voting rights. Thus, no prospective stockholder should purchase any of the Shares offered hereby unless the prospective stockholder is willing to entrust all aspects of the management of the Company to the Advisor and the Board of Directors. See "Conflicts of Interests" for a discussion of the potential for realization by the Advisor and its Affiliates of substantial commissions, fees, compensation, and other income and for a discussion of various other conflicts of interest.

         Reliance on Advisor. The Advisor, with approval from the Board of Directors, will be responsible for the daily management of the Company, including all acquisitions, dispositions, and financings. The Advisor may be terminated by the Board of Directors, with or without cause, but only subject to payment and release from all guarantees and other obligations incurred in connection with its role as Advisor. See "Management Compensation." Also, see "Conflicts of Interest" for a discussion of the potential for realization by the Advisor and its Affiliates of substantial commissions, fees, compensation, and other income and for a discussion of various other conflicts of interest.

         Leverage. Other than the Line of Credit or to preserve its status as a REIT, the Company does not intend to borrow money and until Listing occurs, the Company will not encumber Properties in connection with any borrowing. At all times, the maximum amount the Company may borrow is 300% of the Company's Net Assets, although the Board of Directors anticipates that the aggregate amount of any borrowing by the Company will not exceed 50% of Real Estate Asset Value. The use of borrowing may present an element of risk in the event that the cash flow from the Company's real estate and other investments are insufficient to meet its debt obligations. In addition, lenders to the Company may seek to impose restrictions on future borrowings, Distributions and operating policies of the Company.

         Conflicts of Interest. The Company will be subject to conflicts of interest arising out of its relationship to the Advisor and its Affiliates, including the material conflicts discussed below. See "Conflicts of Interest" for a further discussion of the conflicts of interest between the Company and the Advisor and its Affiliates and the Company's policies to reduce or eliminate certain potential conflicts.

                  Competing Demands on Officers and Directors. Officers and Directors of the Company and officers and directors of the Advisor have management responsibilities for other entities, including entities that invest in the same types of assets in which the Company will invest. For this reason, the officers and Directors will share their management time and services among those entities and the Company, will not devote all of their attention to the Company, and could take actions that are more favorable to such other entities than to the Company.

                  Timing of Sales and Acquisitions Impact. Investment or Sale of an asset by the Company may result in the immediate realization by the Advisor of substantial commissions, fees and other compensation. The Board of Directors of the Company must approve such transactions, but the Advisor's recommendation to the Board may be affected by the impact of the transaction on the Advisor's compensation. None of the agreements between the Company and the Advisor pursuant to which the Advisor will perform services and receive compensation was the result of arms-length negotiations.

                  Property Development. Properties acquired by the Company may require development prior to use of the Property by a tenant. Affiliates of the Company may serve as developer and if so, the Affiliates would receive the development fee that would otherwise be paid to an unaffiliated developer. The Board of Directors, including the Independent Directors, must approve employing an Affiliate of the Company to serve as a developer. There is a risk, however, that the Company would acquire Properties that require development so that an Affiliate would receive the development fee.

                  The Company May Invest With Affiliates of the Advisor. The Company may invest in Joint Ventures with another program sponsored by the Advisor or its Affiliates. The Board of Directors, including the Independent Directors, must approve the transaction, but the Advisor's recommendation may be affected by its relationship with one or more of the co-venturers.

                  No Independent Review of the Company or the Prospectus by Managing Dealer. The Managing Dealer is an Affiliate of the Company and will not make an independent review of the Company and the offering.
Accordingly, investors do not have the benefit of such independent review.

                  No Separate Counsel for the Company, Affiliates and Investors. Each of the Company, its Affiliates and investors may have interests which conflict with one another, but none of them currently has the benefit of separate counsel.

         For a description of the types and amounts of fees and other compensation to be paid to Affiliates see "Management Compensation." For a description of the types and amounts of fees previously paid to Affiliates of the Company see "Exhibit B -- Financial Information -- Notes to Consolidated Financial Statements." See also "Conflicts of Interest -- Certain Conflict Resolution Procedures."

         Lack of Liquidity of Shares. Stockholders may not be able to sell their Shares promptly at a desired price; therefore, the Shares should be considered as a long-term investment only. Currently there is no public market for the Shares. The Board of Directors, with or without the consent of the stockholders, may apply for Listing if the Board of Directors (including a majority of Independent Directors) determines Listing to be in the best interests of the stockholders. There can be no assurance, however, that the Company will apply for Listing, that any such application will be made before the passage of a significant period of time, that any application will be accepted or, even if accepted, that a public trading market will develop. If Listing occurs, the business of the Company may continue indefinitely without any specific time limitation by which the Company must distribute Net Sales Proceeds to the stockholders. In that case, the stockholders would be dependent upon the sale of their Shares for the return of their investment in the Company. There can be no assurance that the price a stockholder would receive in a sale on an exchange or in the over-the-counter market will be representative of the value of the assets owned by the Company or that it will equal or exceed the amount a stockholder paid for the Shares. In the event Listing occurs, Shares may be sold only through the national securities exchange or the over-the-counter market on which the Shares are listed.

         Lack of Control by the Company Over Joint Ventures. The Independent Directors of the Company must approve all Joint Venture or general partnership arrangements to which the Company is a party. Subject to such approval, the Company may enter into a Joint Venture with an unaffiliated party to purchase a Property, and the Joint Venture or general partnership agreement relating to that Joint Venture or partnership may provide that the Company will share management control of the Joint Venture with the unaffiliated party. In the event the Joint Venture or general partnership agreement provides that the Company will have sole management control of the Joint Venture, such agreement may be ineffective as to a third party who has no notice of the agreement, and the Company therefore may be unable to control fully the activities of such Joint Venture. In the event that the Company enters into a Joint Venture with another program sponsored by an Affiliate, it is anticipated that the Company will not have sole management control of the Joint Venture.

         Lack of Control of Property Management. The Company uses "triple-net" leases and, therefore, day-to-day management of the Properties will be the responsibility of the tenants of the Properties. In general, the Company intends to enter into leasing agreements only with tenants having substantial prior experience in the restaurant industry, but there can be no assurance that the Company will be able to make such arrangements because, as of March 2, 1998, the Company had purchased only 250 Properties.

         Mortgage Loans.

                  Real Estate Market Conditions. To the extent that the Company makes Mortgage Loans, the results of the Company's operations will be affected, to the extent there are defaults on such loans, by various factors, many of which are beyond the control of the Company. The factors include local and other economic conditions affecting real estate value and interest rate levels. The results of the Company's operations from making Mortgage Loans will depend on, among other things, the level of interest income generated by the Mortgage Loans, the market value of Mortgage Loans and the supply of and demand for Mortgage Loans. No assurance can be given that the values of the properties securing the Mortgage Loans will remain at the levels existing on the dates of origination of the Mortgage Loans.

                  Interest Rate Fluctuations. Fluctuations in interest rates may adversely affect the Company to the extent it invests in fixed-rate, long-term Mortgage Loans. In this situation, if interest rates rise, the Mortgage Loans will yield a return lower than then-current market rates. If interest rates decrease, the Company will be adversely affected to the extent that Mortgage
Loans are prepaid, because the Company will not be able to make new Mortgage Loans at the previously higher interest rate.

                  Delays in Liquidating Defaulted Mortgage Loans. Even assuming that the mortgaged properties underlying Mortgage Loans held by the Company provide adequate security for the Mortgage Loans, substantial delays could be encountered in connection with the liquidation of defaulted Mortgage Loans, with corresponding delays in the receipt of related proceeds by the Company. An action to foreclose on a mortgaged property securing a Mortgage Loan is regulated by state statutes and rules and is subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are interposed. Furthermore, in some states an action to obtain a deficiency judgment is not permitted following a nonjudicial sale of a mortgaged property. In the event of default by a mortgagor, these restrictions, among other things, may impede the ability of the Company to foreclose on or sell the mortgaged property or to obtain proceeds sufficient to repay all amounts due on the related Mortgage Loan.

                  Regulation. The Mortgage Loans may also be subject to regulation by federal, state and local authorities and subject to various laws and judicial and administrative decisions. The Company may determine not to make Mortgage Loans in any jurisdiction in which it believes the Company has not complied in all material respects with applicable requirements. See "Business -- Mortgage Loans." See also "-- Real Estate and Financing Risks."

         Secured Equipment Leases.

                  Default by Lessee. In the event that a lessee defaults on a Secured Equipment Lease, the Company may not be able to sell the subject Equipment at a price that would enable the Company to recover its costs associated with such Equipment.

                  Regulation. The Secured Equipment Lease program may also be subject to regulation by federal, state and local authorities and subject to various laws and judicial and administrative decisions. The Company may determine not to operate the Secured Equipment Lease program in any jurisdiction in which it believes the Company has not complied in all material respects with applicable requirements.

                  Tax Risks. In addition, there are certain federal income tax risks associated with the Secured Equipment Lease program. See "-- Tax Risks."

         Impact of Inflation. Inflation may impact the value of some of the Company's investments. For example, a substantial rise in inflation over the term of an investment in Mortgage Loans and Secured Equipment Leases may reduce the Company's actual return on those investments, if they do not otherwise provide for adjustments based upon inflation. Investments in Properties may also be adversely affected by inflation, although leases with percentage rent provisions may not be so affected because inflation could cause those provisions to be triggered earlier than they would otherwise become effective, and leases with automatic increases in base rent may be sufficient to protect against the effects of inflation.

         Majority Stockholder Vote Binding on All Stockholders. Stockholders may take certain actions, including approving most amendments to the Articles of Incorporation and Bylaws, by a vote of a majority of the Shares outstanding and entitled to vote. All actions taken, if approved by the holders of the requisite number of Shares, would be binding on all stockholders. Certain of these provisions may discourage or make it more difficult for another party to acquire control of the Company or to effect a change in the operation of the Company.

         Broad Discretion by the Board of Directors in Management of the Company's Operations. The Board of Directors has overall authority to conduct the Company's operations. This authority includes significant flexibility. For example, the Board of Directors can (i) prevent the ownership, transfer, and/or accumulation of Shares in order to protect the status of the Company as a REIT, or, as otherwise deemed by the Board of Directors, to be in the best interests of the stockholders (see "Summary of the Articles of Incorporation and Bylaws - Restriction of Ownership"); (ii) issue additional Shares without obtaining stockholder approval, which could result in dilution to existing stockholders;
(iii) change the compensation of the Advisor, and employ and compensate Affiliates; (iv) direct the Company's investments toward investments that will not appreciate over time, such as building only Properties, with the land owned by a third-party, and Mortgage Loans, and (v) change minimum creditworthiness standards with respect to tenants.

         Restrictions on Transfer Relating to REIT Status. The Articles of Incorporation generally restrict direct or indirect ownership (applying certain attribution rules) of more than 9.8% of the outstanding Common Stock or 9.8% of any series of outstanding Preferred Stock by one Person (as defined in the Articles of Incorporation). See "Summary of the Articles of Incorporation and Bylaws -- Restriction of Ownership."

         Limited Liability of Officers and Directors. The Articles of Incorporation and Bylaws provide that an officer or Director's liability to the Company, its stockholders, or third parties for monetary damages may be limited. Generally, the Company is obligated under the Articles of Incorporation and the Bylaws to indemnify its officers and Directors against certain liabilities incurred in connection with their services in such capacities. The Company has executed indemnification agreements with each officer and Director which will indemnify the officer or Director for any such liabilities that he or she incurs. Such indemnification agreements could limit the legal remedies available to the Company and the stockholders against the Directors and Officers of the Company. See "Summary of the Articles of Incorporation and Bylaws -- Limitation of Director and Officer Liability."

         Possible Effect of ERISA. The Company believes that the assets of the Company will not be deemed, under ERISA, to be "plan assets" of any Plan that invests in the Shares, although it has not requested an opinion of Counsel to that effect. If the assets of the Company were deemed to be "plan assets" under ERISA (i) it is not clear that the exemptions from the "prohibited transaction" rules under ERISA would be available for the Company's transactions, and (ii) the prudence standards of ERISA would apply to investments made by the Company (and might not be met). ERISA makes plan fiduciaries personally responsible for any losses resulting to the plan from any breach of fiduciary duty and the Code imposes nondeductible excise taxes on prohibited transactions. If such excise taxes were imposed on the Company, the amount of funds available to make Distributions to stockholders would be reduced.

         Ability to Use Leverage to Make Distributions. The Company may incur indebtedness if necessary to satisfy the requirement that the Company distribute at least 95% of its real estate investment trust taxable income or otherwise, as is necessary or advisable to assure that the Company maintains its qualification as a REIT for federal income tax purposes. In such an event, it is possible that the Company could make Distributions in excess of its earnings and profits and, accordingly, that such Distributions could constitute a return of capital for federal income tax purposes, although such Distributions would not reduce stockholders' aggregate Invested Capital.

REAL ESTATE AND FINANCING RISKS

         An Unspecified Property Offering.

                  Inability of Potential Investors to Evaluate Properties. The Company has established certain criteria for evaluating Restaurant Chains, particular Properties, and the operators of the Properties proposed for investment by the Company. See "Business -- Standards for Investment" and "Business -- General" for a description of these criteria and the types of Properties in which the Company intends to invest. The Company has not set fixed minimum standards relating to creditworthiness of tenants and therefore the Board of Directors has flexibility in assessing potential tenants. Prospective investors have no information to assist them in evaluating the merits of the 320 to 360 Properties expected to be acquired by the Company with the proceeds of this offering or additional Properties to be acquired with the proceeds of the 1997 Offering.

                  No Limitation on Number of Properties of a Particular Chain. There is no limit on the number of restaurant Properties of a particular Restaurant Chain which the Company may acquire, although the Board of Directors currently does not anticipate that the Company will invest more than 25% of its Gross Proceeds in Properties of any one Restaurant Chain.

                  No Assurance of Obtaining Suitable Investments. No assurance can be given that the Company will be successful in obtaining suitable investments on financially attractive terms or that, if investments are made, the objectives of the Company will be achieved. There also can be no assurance that all of the Properties will operate profitably or that defaults will not occur.

                  Conflicts of Interest. The Advisor or its Affiliates from time to time may acquire properties on a temporary basis with the intention of subsequently transferring the properties to one or more of the CNL Group, Inc. ("CNL") programs, including the Company, although the Company has adopted guidelines to minimize such conflicts. See "Conflicts of Interest -- Acquisition of Properties." Potential investors will not have the opportunity to evaluate the manner in which these conflicts of interest are resolved.

         Possible Delays in Investment. To the extent consistent with the Company's objective of qualifying as a REIT, the offering proceeds may remain uninvested for up to the later of two years from the initial date of this Prospectus or one year after termination of the offering, although it is expected that substantially all net offering proceeds will be invested prior to the end of such period. See "Prior Performance Information" for a summary description of the investment experience of Affiliates and the Advisor in prior CNL programs, which is not necessarily indicative of the rate at which the proceeds of this offering will be invested.

         An extended offering period, the inability of the Advisor to find suitable Properties, or the fact that a program formed by Affiliates of the Advisor currently is in the process of acquiring fast-food and family-style restaurant properties to substantially complete its acquisition program prior to the time that the Company has funds available to invest in Properties may result in delays in investment of Company funds in Properties and in the receipt of a return from real property investments.

         Revenues received by the Company pending investment in Properties or making Mortgage Loans will be limited to the rates of return available on short-term, highly liquid investments with appropriate safety of principal. These rates of return, which affect the amount of cash available to make Distributions to the stockholders, are expected to be lower than the Company would receive under its Property leases or Mortgage Loans. Further, to the extent consistent with the Company's objective of qualifying as a REIT, any funds of the Company required to be invested in Properties and not so invested or reserved for Company purposes within the later of two years from the initial date of this Prospectus, or one year after the termination of this offering, will be distributed pro rata to the then stockholders of the Company in accordance with the Articles of Incorporation.

         Lack of Control Over Properties Under Construction. The Company intends to acquire sites on which a particular restaurant to be owned by the Company is to be built as well as existing restaurants (including restaurants which require renovation). To the extent that the Company acquires a Property on which improvements are to be constructed or completed or renovations are to be made, the Company may be subject to certain risks in connection with the developer's ability to control construction costs, and the timing of completion of construction, or to build in conformity with plans, specifications, and timetables. The Company's agreements with the developer will provide certain safeguards designed to minimize these risks. Further, in the event of a default by a developer, the Company generally will have the right to require the tenant to repurchase the Property that is under development at a pre-established price designed to reimburse the Company for all costs incurred by the Company in connection with the acquisition and development of the Property. There can be no assurance, however, that under such circumstances, the tenant will have sufficient funds to fulfill its obligations. See "Business -- Site Selection and Acquisition Properties."

         Ground Lease Property Risks. If the Company invests in ground lease Properties, the Company will not own or, except to the extent of rights set forth in any assignment of lease or tripartite agreement that the Company may enter into, have a leasehold interest in the underlying land. Thus, with respect to ground lease Properties, the Company will have no economic interest in the land or building at the expiration of the lease on the underlying land, although it generally will retain partial ownership of, and will have the right to remove, any equipment that the Company may own in the building. The Company will not share in any appreciation of the land associated with any ground lease Property. The Company, however, will share in appreciation of the income stream derived from the lease.

         Impasse or Conflicts with Joint Venture Partner.

                  Impasse with Joint Venture Partner. In the event that the Company enters into a Joint Venture with another program formed by Affiliates of the Advisor, there will be a potential risk of impasse in certain joint venture decisions since the approval of the Company and of each co-venturer is required for certain decisions. In any Joint Venture with an affiliated program, however, the Company will have the right to buy the other co-venturer's interest or to sell its own interest on specified terms and conditions in the event of an impasse regarding a Sale. Under such circumstances, it is possible that neither party will have the funds necessary to consummate the transaction. See "Business -- Joint Venture Arrangements." In addition, the Company may experience difficulty in locating a third party purchaser for its Joint Venture interest and in obtaining a favorable sale price for such Joint Venture interest.

                  Interests of Joint Venture Partner. Investments in Joint Ventures may involve the risk that the Company's co-venturer may have economic or business interests or goals which, at a particular time, are inconsistent with the interests or goals of the Company, that such co-venturer may be in a position to take action contrary to the Company's instructions, requests, policies or objectives, or that such co-venturer may experience financial difficulties. Among other things, actions by a co-venturer might subject property owned by the Joint Venture to liabilities in excess of those contemplated by the terms of the joint venture agreement or to other adverse consequences.

         Limitations on the Ability of the Company to Liquidate. For the first two to seven years after commencement of this offering, the Company intends to use any proceeds from the Sale of Properties or Mortgage Loans that are not required to be distributed to stockholders in order to preserve the Company's status as a REIT for federal income tax purposes to acquire additional Properties, make additional Mortgage Loans and repay outstanding indebtedness on the Line of Credit. The proceeds from the Sale of Secured Equipment Leases will be used to fund additional Secured Equipment Leases, or to reduce the Company's outstanding indebtedness on the Line of Credit. If Listing occurs, the proceeds from Sales may be reinvested in other Properties, Mortgage Loans, or Secured Equipment Leases for an indefinite period of time. Unless Listing occurs by December 31, 2005, the Company will undertake, to the extent consistent with the Company's objective of qualifying as a REIT, the orderly Sale of the Company's assets, the distribution of the Net Sales Proceeds of such Sales to stockholders, and will engage only in activities related to its orderly liquidation unless the stockholders elect otherwise. Neither the Advisor nor the Board of Directors may be able to control the timing of Sales due to market conditions, and there can be no assurance that the Company will be able to sell its assets so as to return stockholders' aggregate Invested Capital, to generate a profit for the stockholders, or to fully satisfy its debt obligations.
Invested Capital, in the aggregate, will be returned to stockholders upon disposition of the Properties only if the Properties are sold for more than their original purchase price, although return of capital, for federal income tax purposes, is not necessarily limited to stockholder distributions following Sales of Properties. See "Federal Income Tax Considerations." In the event that a purchase money obligation is taken in partial payment of the sales price of a Property, the proceeds of the Sale will be realized over a period of years. Further, entering into Mortgage Loans with terms of 15 to 20 years and Secured Equipment Leases with terms of seven years may cause any intended liquidation of the Company to be delayed beyond the time of disposition of the Properties and until such time as the Mortgage Loans and Secured Equipment Leases expire or are sold.

         Inability to Control the Sale of Certain Properties. Certain tenants are expected to have the right to purchase the Property from the Company, commencing a specified number of years after the date of the lease, which may lessen the ability of the Advisor and the Board of Directors to freely control the Sale of the Property. The leases also generally provide the tenant with a right of first refusal on any proposed sale provisions. See "Business -- Description of Leases -- Right of Tenant to Purchase." A tenant will have no obligation to purchase the restaurant it leases.

         Real Property Investments.

                  Lack of Control Over Market and Business Conditions. The value of Properties such as those to be acquired by the Company, the ability of the tenants to pay rent on a timely basis, and the amount of the rent, and the ability of borrowers to make Mortgage Loan payments on a timely basis may be adversely affected by certain changes in general or local economic or market conditions, increased costs of energy or food products, increased costs and shortages of labor, competitive factors, fuel shortages, quality of restaurant management, the ability of a Restaurant Chain to fulfill any obligations to operators of its restaurants, limited alternative uses for the building, changing consumer habits, condemnation or uninsured losses, changing demographics, changing traffic patterns, inability to remodel outmoded restaurants as required by the franchise or lease agreement, voluntary termination by a tenant of its obligations under a lease, and other factors. Neither the Company nor the Board of Directors can control these factors.

                  Multiple Property Leases or Mortgage Loans with Individual Tenants or Borrowers. Tenants may lease more than one Property and borrowers may enter into more than one Mortgage Loan. Events such as the default or financial failure of a tenant or borrower therefore could cause one or more Properties to become vacant under certain circumstances. Vacancies would reduce the cash receipts of the Company and, at least until the Company is able to re-lease any such Properties, could decrease their ultimate resale value. The value of the Company's Properties will depend principally upon the value of the leases of the Properties. Minor defaults by a tenant or borrower may continue for some time before the Advisor or Board of Directors determines that it is in the interest of the Company to evict that tenant or foreclose on the property of the borrower.

                  Re-leasing of Properties.  If a Property  becomes vacant,  the
Company may be unable either to release the Property for the rent due under the prior lease or to re-lease the Property without incurring additional expenditures relating to the Property. The Company could experience delays in enforcing its rights against, and collecting rents (and, under certain circumstances, real estate taxes and insurance costs) due from, a defaulting tenant.

                  Third Party Franchise Agreements. The Company will not be a party to any franchise agreement between a Restaurant Chain and a tenant, and such agreement could therefore be modified or canceled without notice to, or the prior consent of, the Company. In that event, the tenant could be required to cease its operations at a Property, although the tenant's obligation to pay rent to the Company would continue. Before operations at the Property could resume, however, the Company would be required to locate a new tenant acceptable to a Restaurant Chain.

                  Lack of Adequate Insurance. If the Company, as lessor, incurs any liability which is not fully covered by insurance, the Company would be liable for such amounts, and returns to the stockholders could be reduced. See "Business -- Description of Leases - Insurance, Taxes, Maintenance, and Repairs" for a description of the types of insurance that the leases of the Properties will require the tenant to obtain.

         The inability of tenants to make lease payments or of borrowers to make Mortgage Loan payments as a result of any of these factors could result in a decrease in the amount of cash available to make Distributions to the stockholders.

         Impact of Adverse Trends. The success of the future operations of fast-food, family-style, and casual dining segments will depend largely on their ability to adapt to dominant trends in the restaurant industry, including greater competitive pressures, increased consolidation of the leading fast-food chains, industry overbuilding, dependence on consumer spending and dining patterns and changing demographics, the introduction of new concepts and menu items, availability of labor, levels of food prices, and general economic conditions. See "Business -- General" for a description of the size and nature of the restaurant industry and current trends in the industry. The success of a particular Restaurant Chain concept, the Restaurant Chain's ability to fulfill any obligations to operators of its restaurants, and trends in the fast-food, family-style, and casual dining segments of the restaurant industry will affect the income that the Company derives from restaurants which are part of such Restaurant Chain.

         Competition. The Company will compete with other entities, including Affiliates, for the acquisition of restaurant sites and completed restaurants. See "Conflicts of Interest -- Prior and Future Programs." In addition, the restaurant business is highly competitive, and it is anticipated that any restaurant Property acquired by the Company will compete with other restaurants in the vicinity. The extent to which the Company will be entitled to receive rent, in the form of percentage rent, in excess of the base rent (including automatic increases in the base rent) for the Properties will depend in part on the ability of the tenants to compete successfully with other restaurants in the vicinity. In addition, the Company will compete with other financing sources for suitable tenants and properties.

         Possible Environmental Liabilities. Under various federal and state environmental laws and regulations, a current or previous owner or operator of real estate may be required to investigate and clean up certain hazardous or toxic substances, asbestos-containing materials, or petroleum product releases at the property, and may be held liable to a governmental entity or to third parties for property damage and for investigation and cleanup costs incurred by such parties in connection with the contamination. In addition, some environmental laws create a lien on the contaminated site in favor of the government for damages and costs it incurs in connection with the contamination. The presence of contamination or the failure to remediate contaminations may adversely affect the owner's ability to sell or lease real estate or to borrow using the real estate as collateral. The owner or operator of a site may be liable under common law to third parties for damages and injuries resulting from environmental contamination emanating from the site.

         All of the  Properties  will be  acquired  by the  Company  subject  to satisfactory Phase I environmental assessments or satisfactory Phase II environmental assessments. A Phase I or Phase II environmental assessment may be determined by the Board of Directors or the Advisor to be satisfactory if a problem exists and has not been resolved at the time the Property is acquired provided that the seller has agreed in writing to indemnify the Company. There can be no assurance, however, that any seller will be able to pay under an indemnity obtained by the Company. Further, no assurances can be given that all environmental liabilities have been identified or that no prior owner, operator or current occupant has created an environmental condition not known to the Company. Moreover, no assurances can be given that (i) future laws, ordinances or regulations will not impose any material environmental liability or (ii) the current environmental condition of the Properties will not be affected by tenants and occupants of the Properties, by the condition of land or operations in the vicinity of the Properties (such as the presence of underground storage tanks), or by third parties unrelated to the Company.

         Unspecified Secured Equipment Leases. Prospective stockholders have no information to assist them in evaluating the merits of any Secured Equipment Lease entered into after the date of this Prospectus. No assurance can be given that the Company will be successful in identifying additional operators or negotiating additional Secured Equipment Leases on financially attractive terms or that lessees will fulfill their obligations under Secured Equipment Leases.

TAX RISKS

         REIT Qualification. The Company operates as a REIT for federal income tax purposes. A qualified REIT generally is not taxed at the corporate level on income it currently distributes to its stockholders, so long as it distributes at least 95% of its real estate investment trust taxable income. See "Federal Income Tax Considerations -- Taxation of the Company." The Company expects to have qualified as a REIT in its taxable years ending through December 31, 1997, but no assurance can be given that it did so qualify or that it will continue to qualify in the future. In this regard, based on certain representations and assumptions, the Company has received an opinion of tax counsel to the Company ("Counsel") to the effect that the Company qualified as a REIT for the taxable years ending through December 31, 1997, that the Company is organized in conformity with the requirements for qualification as a REIT, and that the Company's proposed method of operation will enable it to meet the requirements for qualification as a REIT for federal income tax purposes. Qualification as a REIT, however, involves the application of highly technical and complex Code provisions as to which there are only limited judicial and administrative interpretations. Certain facts and circumstances which may be wholly or partially beyond the Company's control may affect its ability to qualify on an ongoing basis as a REIT. In addition, no assurance can be given that future legislation, new regulations, administrative interpretations or court decisions will not significantly change the tax laws (or the application thereof) with respect to qualification as a REIT for federal income tax purposes or the federal income tax consequences of such qualification. The opinion of Counsel is not binding on the Internal Revenue Service ("IRS") or the courts.

         Property Lease Treatment. Counsel is of the opinion, based upon certain assumptions, that the leases of Properties where the Company owns the underlying land constitute leases for federal income tax purposes. However, with respect to the Properties where the Company does not own the underlying land, Counsel is unable to render this opinion. If the lease of a Property does not constitute a lease for federal income tax purposes, it would be treated as a financing arrangement. In the opinion of Counsel, the income derived from such a financing arrangement would satisfy the 75% and the 95% gross income tests for REIT qualification because it would be considered to be interest on an obligation secured by an interest in real property. Nevertheless, the recharacterization of a lease in this fashion may have adverse tax consequences for the Company, in particular that the Company would not be entitled to claim depreciation deductions with respect to such Property (although the Company would be entitled to treat part of the payments it would receive under the arrangement as the repayment of principal). In such event, in certain taxable years the Company's taxable income, and the corresponding obligation to distribute 95% of such income, would be increased.

         Secured Equipment Lease Treatment. In order to qualify as a REIT for federal income tax purposes, not more than 25% of the Company's total assets may be represented by personal property, or loans secured by personal property on certain testing dates. In addition, loans secured by personal property made to each borrower must represent less than 5% of the Company's total assets on such testing dates. Counsel is of the opinion, based on certain assumptions, that the Secured Equipment Leases will be treated as loans secured by personal property for federal income tax purposes. The Company believes that the value of the Secured Equipment Leases together with any personal property owned by the Company, will in the aggregate represent less than 25% of the Company's total assets and that the value of the Secured Equipment Leases entered into with any particular lessee will represent less than 5% of the Company's total assets. Counsel has relied on the representations of the Company regarding such values in rendering its opinion as to the qualification of the Company as a REIT. If the Company fails to satisfy the 25% test or the 5% test either at the time of the offering or on any subsequent testing date, the Company will fail to qualify (or cease to qualify, as the case may be) as a REIT for federal income tax purposes. In addition, if, contrary to the opinion of Counsel, the Secured Equipment Leases are not treated as loans, but are instead treated as leases for federal income tax purposes, income from the Secured Equipment Leases will generally not satisfy either the 95% or the 75% gross income tests for REIT qualification. See "Federal Income Tax Considerations -- Taxation of the Company,"and "-- Characterization of the Secured Equipment Leases."

         Effect of REIT Disqualification. If, in any taxable year, the Company were to fail to qualify as a REIT for federal income tax purposes, it would not be allowed a deduction for dividends to stockholders in computing taxable income and would be subject to federal income tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates. In addition, unless entitled to relief under certain statutory provisions, the Company would be disqualified from treatment as a REIT for federal income tax purposes for the four taxable years following the year during which REIT qualification is lost. The additional tax liability resulting from the failure to so qualify would significantly reduce the amount of funds available to make Distributions to stockholders. Distributions to stockholders generally would be taxable as ordinary income to the extent of current and accumulated earnings and profits and, subject to certain limitations, would be eligible for the corporate dividends received deduction. Although the Company intends to operate in a manner designed to permit it to qualify as a REIT for federal income tax purposes, it is possible that future economic, market, legal, tax, or other events or circumstances could cause it to fail to so qualify. See "Federal Income Tax Considerations -- Taxation of the Company."

         Effect of Distribution Requirements. The Company may be required, under certain circumstances, to accrue as income for tax purposes interest, rent and other items treated as earned for tax purposes but not yet received. In addition, the Company may be required not to accrue as expenses for tax purposes certain items which actually have been paid or certain of the Company's deductions might be disallowed by the Service. In any such event, the Company could have taxable income in excess of cash available for distribution. If the Company has taxable income in excess of cash available for distribution, the Company could be required to borrow funds or liquidate investments on unfavorable terms in order to meet the distribution requirement applicable to a REIT. See "Federal Income Tax Considerations -- Taxation of the Company -- Distribution Requirements."

         Restrictions on Maximum Share Ownership. In order for the Company to qualify as a REIT, no more than 50% of the value of the outstanding equity securities may be owned, directly or indirectly (applying certain attribution rules), by five or fewer individuals (or certain entities) at any time during the last half of the Company's taxable year. To ensure that the Company will not fail to qualify as a REIT under this test, the Company's Articles of Incorporation include certain provisions restricting the accumulation of Shares. These restrictions may (i) discourage a change of control of the Company; (ii) deter individuals and entities from making tender offers for

Shares, which offers may be attractive to stockholders; or (iii) limit the opportunity for stockholders to receive a premium for their Shares in the event a stockholder is making purchases of Shares in order to acquire a block of Shares.

         Other Tax Liabilities. Even if the Company qualifies as a REIT for federal income tax purposes, it may be subject to certain federal, state and local taxes on its income and property. See "Federal Income Tax Considerations -- State and Local Taxes."

         Changes in Tax Laws. The discussions of the federal income tax aspects of the offering are based on current law, including the Code, the Regulations issued thereunder, certain administrative interpretations thereof, and court decisions. Consequently, future events that modify or otherwise affect those provisions may result in treatment for federal income tax purposes of the Company and the stockholders that is materially and adversely different from that described in this Prospectus, both for taxable years arising before and after such events. There is no assurance that future legislation and administrative interpretations will not be retroactive in effect.

                   SUITABILITY STANDARDS AND HOW TO SUBSCRIBE

SUITABILITY STANDARDS

         The Shares offered hereby are suitable only as a long-term investment for persons of adequate financial means who have no need for liquidity in this investment. Initially, there is not expected to be any public market for the Shares, which means that it may be difficult to sell Shares. See "Summary of the Articles of Incorporation and Bylaws -- Restrictions on Ownership" for a description of the transfer requirements. As a result, the Company has established suitability standards which require investors to have either (i) a net worth (exclusive of home, furnishings, and personal automobiles) of at least $45,000 and an annual gross income of at least $45,000, or (ii) a net worth (exclusive of home, furnishings, and personal automobiles) of at least $150,000.

         Iowa, Maine, Massachusetts, Missouri, New Hampshire, North Carolina, Ohio, Pennsylvania and Tennessee have established suitability standards different from those established by the Company, and Shares will be sold only to investors in those states who meet the special suitability standards set forth below.

         IOWA, MASSACHUSETTS, MISSOURI, NORTH CAROLINA AND TENNESSEE -- The investor has either (i) a net worth (exclusive of home, furnishings, and personal automobiles) of at least $60,000 and an annual gross income of at least $60,000, or (ii) a net worth (exclusive of home, furnishings, and personal automobiles) of at least $225,000.

         MAINE -- The investor has either (i) a net worth (exclusive of home, furnishings, and personal automobiles) of at least $50,000 and an annual gross income of at least $50,000, or (ii) a net worth (exclusive of home, furnishings, and personal automobiles) of at least $200,000.

         NEW HAMPSHIRE -- The investor has either (i) a net worth (exclusive of home, furnishings, and personal automobiles) of at least $125,000 and an annual gross income of at least $50,000, or (ii) a net worth (exclusive of home, furnishings, and personal automobiles) of at least $250,000.

         OHIO -- The investor's investment in the Shares shall not exceed 10% of
the  investor's  net  worth  (exclusive  of  home,  furnishings,   and  personal
automobiles).

         PENNSYLVANIA -- The investor has (i) a net worth (exclusive of home, furnishings, and personal automobiles) of at least ten times the investor's investment in the Company, and (ii) either (a) a net worth (exclusive of home, furnishings, and personal automobiles) of at least $45,000 and an annual gross income of at least $45,000, or (b) a net worth (exclusive of home, furnishings, and personal automobiles) of at least $150,000.

         The foregoing suitability standards must be met by the investor who purchases the Shares. If the investment is being made for a fiduciary account (such as an IRA, Keogh Plan, or corporate pension or profit-sharing plan), the beneficiary, the fiduciary account, or any donor or grantor that is the fiduciary of the account who directly or indirectly supplies the investment funds must meet such suitability standards.

         In addition, under the laws of certain states, investors may transfer their Shares only to persons who meet similar standards, and the Company may require certain assurances that such standards are met. Investors should read carefully the requirements in connection with resales of Shares as set forth in the Articles of Incorporation and as summarized under "Summary of the Articles of Incorporation and Bylaws -- Restrictions of Ownership."

         In purchasing Shares, custodians or trustees of employee pension benefit plans or IRAs may be subject to the fiduciary duties imposed by the Employee Retirement Income Security Act of 1974 ("ERISA") or other applicable laws and to the prohibited transaction rules prescribed by ERISA and related provisions of the Code. See "Federal Income Tax Considerations -- Retirement Plan Stockholders." In addition, prior to purchasing Shares, the trustee or custodian of an employee pension benefit plan or an IRA should determine that such an investment would be permissible under the governing instruments of such plan or account and applicable law. For information regarding "unrelated business taxable income," see "Federal Income Tax Considerations -- Taxation of Stockholders -- Tax-Exempt Stockholders."

         In order to insure adherence to the suitability standards described above, requisite suitability standards must be met, as set forth in the Subscription Agreement in one of the forms attached hereto as Exhibit D. In addition, Soliciting Dealers who sell Shares have the responsibility to make every reasonable effort to determine that the purchase of Shares is a suitable and appropriate investment for an investor. In making this determination, the Soliciting Dealers will rely on relevant information provided by the investor, including information as to the investor's age, investment objectives, investment experience, income, net worth, financial situation, other investments, and any other pertinent information. See "The Offering -- Subscription Procedures." Executed Subscription Agreements will be maintained in the Company's records for six years.

HOW TO SUBSCRIBE

         An investor who meets the suitability standards described above may subscribe for Shares by completing and executing the Subscription Agreement and delivering it to a Soliciting Dealer, together with a check for the full purchase price of the Shares subscribed for, payable to "SouthTrust Asset Management Company of Florida, N.A., Escrow Agent." See "The Offering -- Subscription Procedures." Certain Soliciting Dealers who have "net capital," as defined in the applicable federal securities regulations, of $250,000 or more may instruct their customers to make their checks for Shares subscribed for payable directly to the Soliciting Dealer. Care should be taken to ensure that the Subscription Agreement is filled out correctly and completely. Partnerships, individual fiduciaries signing on behalf of trusts, estates, and in other capacities, and persons signing on behalf of corporations and corporate trustees may be required to obtain additional documents from Soliciting Dealers. Any subscription may be rejected by the Company in whole or in part, regardless of whether the subscriber meets the minimum suitability standards.

         Certain Soliciting Dealers may permit investors who meet the suitability standards described above to subscribe for Shares by telephonic order to the Soliciting Dealer. This procedure may not be available in certain states. See "The Offering -- Subscription Procedures" and "The Offering -- Plan of Distribution."

         A minimum investment of 250 Shares ($2,500) is required, except for Nebraska, New York, and North Carolina investors who must make a minimum investment of 500 Shares ($5,000). IRAs, Keogh plans, and pension plans must make a minimum investment of at least 100 Shares ($1,000), except for Iowa tax-exempt investors who must make a minimum investment of 250 Shares ($2,500). For Minnesota investors only, IRAs and qualified plans must make a minimum investment of 200 Shares ($2,000). Following an initial subscription for at least the required minimum investment, any investor may make additional purchases in increments of one Share. Maine investors, however, may not make additional purchases in amounts less than the applicable minimum investment except with respect to Shares purchased pursuant to the Reinvestment Plan. See "The Offering -- General," "The Offering -- Subscription Procedures," and "Summary of Reinvestment Plan."

                            ESTIMATED USE OF PROCEEDS

         The table set forth below summarizes certain information relating to the anticipated use of offering proceeds by the Company, assuming that 34,500,000 Shares are sold. The Company estimates that 84% of Gross Proceeds will be available for the purchase of Properties and the making of Mortgage Loans, and approximately 9% of Gross Proceeds will be paid in fees and expenses to Affiliates of the Company for their services and as reimbursement for Offering Expenses incurred on behalf of the Company. While the estimated use of proceeds set forth in the table below is believed to be reasonable, this table should be viewed only as an estimate of the use of proceeds that may be achieved.

                                                                                                Maximum of
                                                                                          34,500,000 Shares (1)
                                                                                          ---------------------
                                                                                          Amount        Percent
                                                                                          ------        -------
GROSS PROCEEDS TO THE COMPANY (2)...............................................         $345,000,000     100.0%
Less:
   Selling Commissions to CNL
      Securities Corp. (2)......................................................           25,875,000       7.5%
   Marketing Support and Due Diligence
      Expense Reimbursement Fee to
      CNL Securities Corp. (2)..................................................            1,725,000       0.5%
   Offering Expenses (3)........................................................           10,350,000       3.0%
                                                                                         ------------     ------

NET PROCEEDS TO THE COMPANY.....................................................          307,050,000      89.0%
Less:
   Acquisition Fees to the Advisor (4)..........................................           15,525,000       4.5%
   Acquisition Expenses (5).....................................................            1,725,000       0.5%
   Initial Working Capital Reserve..............................................               (6)
                                                                                         ------------     ------

CASH PAYMENT FOR PURCHASE OF PROPERTIES
   AND THE MAKING OF MORTGAGE LOANS
   BY THE COMPANY (7)...........................................................         $289,800,000      84.0%
                                                                                         ============     ======


--------------------------------------------

FOOTNOTES:

(1) Includes 2,000,000 Shares that may be sold only pursuant to the Reinvestment Plan.
(2) Gross Proceeds of the offering are calculated as if all Shares are sold at $10.00 per Share and do not take into account any reduction in Selling Commissions. See "The Offering -- Plan of Distribution" for a description of the circumstances under which Selling Commissions may be reduced, including commission discounts available for purchases by registered representatives or principals of the Managing Dealer or Soliciting Dealers, certain Directors and officers and certain investment advisers. Selling Commissions are calculated assuming that reduced commissions are not paid in connection with the purchase of any Shares. The Shares are being offered to the public through CNL Securities Corp., which will receive Selling Commissions of 7.5% on all sales of Shares and will act as Managing Dealer. The Managing Dealer is an Affiliate of the Advisor. Other broker-dealers may be engaged as Soliciting Dealers to sell Shares and reallowed Selling Commissions of up to 7% with respect to Shares which they sell. In addition, all or a portion of the marketing support and due diligence expense reimbursement fee may be reallowed to certain Soliciting Dealers for expenses incurred by them in selling the Shares, including reimbursement for bona fide expenses incurred in connection with due diligence activities, in the Managing Dealer's sole discretion. See "The Offering -- Plan of Distribution" for a more complete description of this fee.
(3) Offering Expenses include legal, accounting, printing, escrow, filing, registration, qualification, and other expenses of the organization of the Company and the offering of the Shares, but exclude Selling Commissions and the marketing support and due diligence expense reimbursement fee. The Advisor will pay all Offering Expenses which exceed 3% of Gross Proceeds.
(4) Acquisition Fees include all fees and commissions paid by the Company to any person or entity in connection with the purchase, development or construction of any Property or investing in any Mortgage Loan, including to Affiliates or nonaffiliates. Acquisition Fees do not include Acquisition Expenses.
(5) Represents Acquisition Expenses that are neither reimbursed to the Company nor included in the purchase price of the Properties, and on which rent is not received, but does not include certain expenses associated with Property acquisitions that are part of the purchase price of the Properties, that are included in the basis of the Properties, and on which rent is received. Acquisition Expenses include any and all expenses incurred by the Company, the Advisor, or any Affiliate of the Advisor in connection with the selection or acquisition of any Property or the making of any Mortgage Loan, whether or not acquired or made, including, without limitation, legal fees and expenses, travel and communication expenses, costs of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses, taxes, and title insurance, but exclude Acquisition Fees. The expenses that are attributable to the seller of the Properties and part of the purchase price of the Properties is anticipated to range between 1% and 2% of Gross Proceeds.
(6) Because leases will be on a "triple-net" basis, it is not anticipated that a permanent reserve for maintenance and repairs will be established. However, to the extent that the Company has insufficient funds for such purposes, the Advisor may, but is not required to, contribute to the Company an aggregate amount of up to 1% of the net offering proceeds available to the Company for maintenance and repairs. The Advisor also may, but is not required to, establish reserves from offering proceeds, operating funds, and the available proceeds of any Sales.
(7) Offering proceeds designated for investment in Properties or the making of Mortgage Loans temporarily may be invested in short-term, highly liquid investments with appropriate safety of principal.

                             MANAGEMENT COMPENSATION

         The table below summarizes the types, recipients, methods of computation, and estimated amounts of all compensation, fees, reimbursements, and distributions to be paid directly or indirectly by the Company to the Advisor and its Affiliates, exclusive of any distributions to which the Advisor or its Affiliates may be entitled by reason of their purchase and ownership of Shares. See "The Advisor and the Advisory Agreement." For information concerning compensation and fees paid to the Advisor and its Affiliates since the date of inception of the Company, see "Certain Transactions." For information concerning compensation to the Directors, see "Management."

         A maximum of 34,500,000 Shares ($345,000,000) may be sold. This amount includes 2,000,000 Shares that may be sold only pursuant to the Reinvestment Plan.

         The following arrangements for compensation and fees to the Advisor and its Affiliates were not determined by arm's-length negotiations. See "Conflicts of Interest." There is no item of compensation and no fee that can be paid to the Advisor or its Affiliates under more than one category.

         Capitalized terms used but not defined in this section are defined at the end of this Prospectus under "Definitions."


------------------------------------------------------------------------------------------------------------------------------------
      Type of
   Compensation                                                                                                    Estimated
   and Recipient                                 Method of Computation                                          Maximum Amount
------------------------------------------------------------------------------------------------------------------------------------
                                                    Offering Stage
------------------------------------------------------------------------------------------------------------------------------------
Selling Com-       Selling Commissions of 7.5% per Share on all Shares sold, subject to reduction         $25,875,000  if 34,500,000
missions to        under certain circumstances as described in "The Offering -- Plan of Distribution."    Shares are sold.
Managing Dealer    Soliciting Dealers may be reallowed Selling Commissions of up to 7% with respect
and Soliciting     to Shares they sell.
Dealers
------------------------------------------------------------------------------------------------------------------------------------
Marketing          Expense allowance of 0.5% of Gross Proceeds to the Managing Dealer, all or a           $1,725,000  if  34,500,000
support and due    portion of which may be reallowed to Soliciting Dealers in the Managing Dealer's       Shares are sold.
diligence expense  sole discretion.  The Managing Dealer will pay all sums attributable to bona fide due
reimbursement      diligence expenses from this fee.
fee to Managing
Dealer and
Soliciting Dealers
------------------------------------------------------------------------------------------------------------------------------------
Reimbursement to   Actual expenses incurred, except that the Advisor will pay all such expenses in      Amount is  not  determinable
the Advisor and    excess of 3% of Gross Proceeds.                                                      at  this  time  but will not
its Affiliates for                                                                                      exceed 3% of Gross Proceeds,
Offering Expenses                                                                                       $6,900,000   of   34,500,000
                                                                                                        Shares are sold.
------------------------------------------------------------------------------------------------------------------------------------
                                                   Acquisition Stage
------------------------------------------------------------------------------------------------------------------------------------
Acquisition Fee    4.5% of Gross Proceeds payable to the Advisor as Acquisition Fees.                   $15,525,000   if  34,500,000
to the Advisor                                                                                          Shares are sold.
------------------------------------------------------------------------------------------------------------------------------------

Other  Acquisition Any fees paid to Affiliates of the Advisor in connection with financing,             Amount is not determinable
Fees to Affiliates development, construction or renovation of a Property.  Such fees are in             at this time.
of the Advisor     addition to 4.5% of Gross Proceeds payable to the Advisor as Acquisition
                   Fees, and payment of such fees will be subject to approval by the Board of Directors, including a majority of the Independent Directors, not otherwise interested in the transaction.
------------------------------------------------------------------------------------------------------------------------------------

Reimbursement of   Reimbursement to the Advisor and its Affiliates for expenses actually incurred.   Acquisition Expenses, which are
Acquisition                                                                                          based on  a number of factors,
Expenses to the                                                                                      including the purchase price of
Advisor and its                                                                                      the Properties, are not
Affiliates                                                                                           determinable at this time.

                      The  total of all  Acquisition  Fees  and any  Acquisition
                      Expenses  payable to the Advisor and its Affiliates  shall be  reasonable  and shall not exceed an amount equal to 6%
                      of the Real Estate  Asset  Value of a Property,  or in the
                      case of a Mortgage Loan, 6% of the funds advanced,  unless a majority of the Board of Directors, including a majority of the Independent  Directors not otherwise  interested in the  transaction,  approves  fees in excess of this  limit
                      subject  to  a  determination   that  the  transaction  is
                      commercially  competitive,  fair  and  reasonable  to  the
                      Company.  Acquisition  Fees shall be reduced to the extent that,  and if necessary to limit,  the total  compensation paid to all  persons  involved in the  acquisition  of any
                      Property to the amount customarily  charged in arms-length
                      transactions  by  other  persons  or  entities   rendering
                      similar services as an ongoing public activity in the same
                      geographical   location  and  for   comparable   types  of
                      Properties, and to the extent that other acquisition fees, finder's fees, real estate  commissions,  or other similar fees or  commissions  are paid by any person in connection with the transaction.  "Real Estate Asset Value" means the
                      amount   actually  paid  or  allocated  to  the  purchase,
                      development,  construction,  or improvement of a Property, exclusive of Acquisition Fees and Acquisition Expenses.


                                   -22-





------------------------------------------------------------------------------------------------------------------------------------
                                                   Operational Stage
------------------------------------------------------------------------------------------------------------------------------------
Asset Manage-       A monthly Asset  Management  Fee in an amount equal to one-twelfth                    Amount is not determinable
ment Fee to         of .60% of the Company's Real Estate Asset Value and the outstanding                  at this time.  The amount
the Advisor         principal amount of the Mortgage Loans as of the end of the preceding                 of the Asset Management
                    month.  Specifically,  Real Estate Asset Value equals the amount invested             Fee will depend upon,
                    in the Properties wholly owned by the Company, determined on the basis of             among other things, the
                    cost, plus, in the case of Properties owned by any Joint Venture or                   cost of the Properties and
                    partnership in which the Company is a co-venturer or partner, the portion             the amount invested in
                    of the cost of such Properties paid by the Company, exclusive of Acquisition          Mortgage Loans.
                    Fees and Expenses.  The Asset Management Fee, which will not exceed fees which are competitive for similar services in the same geographic area, may or may not be taken, in whole or in part as to any year, in the sole discretion of the
                    Advisor.  All or any portion of the Asset Management Fee not taken as to any fiscal year shall be deferred  without  interest and may be taken in such other fiscal year as the Advisor shall determine.
------------------------------------------------------------------------------------------------------------------------------------
Reimbursement to    Operating Expenses (which, in general, are those expenses relating to                 Amount is not determinable
the Advisor and     administration of the  Company on an ongoing  basis) will be reimbursed by            at this time.
Affiliates for      the Company.  To the extent that Operating Expenses payable or reimbursable operating expenses  by the Company,  in any four consecutive fiscal quarters (the "Expense
                    Year"), exceed (the "Excess Amount") the greater of 2% of Average Invested
                    Assets or 25% of Net Income (the "2%/25% Guidelines") and the Independent
                    Directors determine that the Excess Amount was justified  based on unusual nonrecurring factors which they deem sufficient, the Excess Amount may be carried over and included in Operating Expenses in subsequent Expense Years, and reimbursed to the Advisor in one or more of such  years, but only to the extent such reimbursement would not cause the Company's Operating Expenses to exceed the 2%/25% Guidelines in any Expense Year.  Within 60 days after the end of any fiscal  quarter of the  Company for which total Operating  Expenses
                    (for the  Expense  Year)  exceed  the 2%/25% Guidelines and the Independent
                    Directors determine that the Excess Amount was justified,  there shall be sent to the  stockholders  a written  disclosure  of such fact, together with an explanation of the factors the Independent Directors considered in determining that such Excess Amount was justified.  In the event the Independent Directors do not determine that such Excess Amount was justified, the Advisor shall reimburse the Company at the end of the Expense Year the amount by which the total Operating  Expenses paid or incurred by the Company exceed the limitations herein provided.
------------------------------------------------------------------------------------------------------------------------------------
Soliciting  Dealer  An annual fee of .20% of Invested Capital on December 31 of each year, commencing     Amount is not determinable
Servicing Fee to    on December 31 of the year following the year in which the related offering           at this time. Until such
Managing Dealer     terminates, generally payable to the Managing Dealer, which in turn may reallow       time as assets are sold,
                    all or a portion of such fee to Soliciting Dealers whose clients hold Shares on       the estimated amounts
                    such date. In general, Invested Capital is the amount of cash paid by the             payable to the Managing
                    stockholders to the Company for their Shares, reduced by certain prior Distributions  Dealer for each of the
                    to the stockholders from the Sale of one or more Properties,  Mortgage Loans or       years following the year
                    Secured Equipment Leases.  The Soliciting Dealer Servicing Fee will terminate as of   of termination of the
                    the beginning of any year in which the Company is liquidated or in which Listing      offering are expected to
                    occurs, provided, however, that any previously accrued but unpaid portion of the      be $690,000 if 34,500,000
                    Soliciting Dealer Servicing Fee may be paid in such year or any subsequent year.      Shares are sold.  The
                                                                                                          maximum total amount
                                                                                                          payable to the Managing
                                                                                                          Dealer through December
                                                                                                          31, 2005 if $4,140,000 if
                                                                                                          34,500,000 Shares are
                                                                                                          sold.
                                      -23-





------------------------------------------------------------------------------------------------------------------------------------
Deferred, sub-        A deferred, subordinated real estate disposition fee, payable upon Sale of one      Amount is not determinable
ordinated real        or more Properties, in an amount equal to the lesser of (i) one-half of a           at this time.  The amount
estate disposition    Competitive Real Estate Commission, or (ii) 3% of the sales price of such           of this fee, if it becomes
fee payable to        Property or Properties. Payment of such fee shall be made only if the Advisor       payable, will depend upon
the Advisor from      provides a substantial amount of services in connection with the Sale of a          the  price  at  which
a Sale or Sales       Property or Properties and shall be subordinated to receipt by the stockholders     Properties are sold.
of a Property not     of Distributions equal to the sum of (i) their aggregate Stockholders' 8% Return
in liquidation of     and (ii) their aggregate Invested Capital.  If, at the time of a Sale, payment of
the Company           the disposition fee is deferred because the subordination conditions have not been satisfied, then the disposition fee shall be paid at such later time as the subordination conditions are satisfied.  Upon Listing, if the Advisor has accrued but not been paid such real estate disposition fee, then for purposes of determining whether the subordination conditions have been satisfied, stockholders will be deemed to have received a Distribution in the amount equal to the product of the total number of Shares outstanding and the average closing price of the Shares over a period, beginning 180 days after Listing, of 30 days during which the Shares are traded.  "Stockholders' 8% Return," as of each date, means an aggregate amount equal to an 8% cumulative, noncompounded, annual return on Invested Capital.
------------------------------------------------------------------------------------------------------------------------------------
Subordinated          At such time, if any, as Listing occurs,  the Advisor shall be paid                Amount is not determinable
Incentive Fee         the Subordinated Incentive Fee in an amount  equal to 10% of the                   at this time.
payable to the        amount by which (i) the market value of the Company (as defined
Advisor at such       below) plus the total  Distributions  made to stockholders from the
time, if any, as      Company's inception until the date of Listing exceeds (ii) the sum
Listing occurs        of (A) 100% of Invested Capital and (B) the total Distributions required to be made to the stockholders in order to pay the
                      Stockholders' 8% Return from inception through the date the market value is determined. For purposes of calculating the Subordinated
                      Incentive Fee, the market value of the Company shall be the average closing  price or average of bid and asked  price,  as the case may be,  over a period  of 30 days  during  which the
                      Shares  are traded  with such  period  beginning  180 days after  Listing.  The  Subordinated  Incentive  Fee will be reduced by the amount of any prior  payment to the Advisor of a deferred,  subordinated  share of Net Sales  Proceeds from Sales of assets of the Company.
------------------------------------------------------------------------------------------------------------------------------------
Deferred, sub-        A deferred, subordinated share equal to 10% of Net Sales Proceeds from Sales       Amount is not determinable
ordinated share       of assets of the Company payable after receipt by the stockholders of              at this time.
of Net Sales          Distributions equal to the sum of (i) the Stockholders' 8% Return and (ii)
Proceeds from         100% of Invested Capital.  Following Listing, no share of Net Sales Proceeds
Sales of assets       will be paid to the Advisor.
of the Company
not in liquidation
of the Company
payable to the
Advisor
------------------------------------------------------------------------------------------------------------------------------------
Secured Equip-        A fee paid to the Advisor out of the proceeds of the Line of Credit for            Amount is not determinable
ment Lease Ser-       negotiating Secured Equipment Leases and supervising the Secured Equipment         at this time.
vicing Fee to the     Lease program equal to 2% of the purchase price of the Equipment subject to
Advisor               each Secured Equipment Lease and paid upon entering into such lease.  No other fees will be payable in connection with the Secured Equipment Lease program.
------------------------------------------------------------------------------------------------------------------------------------
Reimbursement to      Repayment by the Company of actual expenses incurred.  The total of such           Amount is not determinable
the Advisor and       expenses will not exceed an amount equal to 0.5% of the purchase price of the      at this time.
Affiliates for        Equipment subject to each Secured Equipment Lease.
Secured Equip-
ment Lease
servicing ex-
penses


                                      -24-





------------------------------------------------------------------------------------------------------------------------------------
                                                   Liquidation Stage
------------------------------------------------------------------------------------------------------------------------------------
Deferred, sub-        A deferred, subordinated real estate disposition fee, payable upon Sale of one      Amount is not determinable
ordinated real        or more Properties, in an amount equal to the lesser of (i) one-half of a           at this time.  The amount
estate disposition    Competitive Real Estate Commission, or (ii) 3% of the sales price of such           of this fee, if it becomes
fee payable to        Property or Properties.  Payment of such fee shall be made only if the Advisor      payable, will depend upon
the Advisor from      provides a substantial amount of services in connection with the Sale of a          the  price  at  which
a Sale or Sales       Property or Properties and shall be subordinated to receipt by the stockholders     Properties are sold.
in liquidation of     of Distributions equal to the sum of (i) their aggregate Stockholders' 8% Return
the Company           and (ii) their aggregate Invested Capital.  If, at the time of a Sale, payment of the disposition fee is deferred because the subordination conditions have not been satisfied, then the disposition fee shall be paid at such  later  time as the subordination conditions are satisfied.
------------------------------------------------------------------------------------------------------------------------------------
Deferred, sub-        A deferred, subordinated share equal to 10% of Net Sales Proceeds from Sales        Amount is not determinable
ordinated share       of assets of the Company payable after receipt by the stockholders of Distributions at this time.
of Net Sales          equal to the sum of (i) the Stockholders' 8% Return and (ii) 100% of Invested
Proceeds from         Capital.  Following Listing, no share of Net Sales Proceeds will be paid to the
Sales of assets       Advisor.
of the Company
in liquidation of
the Company
payable to the
Advisor
------------------------------------------------------------------------------------------------------------------------------------

                              CONFLICTS OF INTEREST

         The Company will be subject to various conflicts of interest arising out of its relationship to the Advisor and its Affiliates, as described below.

         The following chart indicates the relationship between the Advisor and those Affiliates that will provide services to the Company.




--------------------------------              ----------------------------
|    CNL AMERICAN PROPERTIES   |              |                          |
|         FUND, INC.           |              |    CNL GROUP, INC. (1)   |
|       (the Company)          |              |                          |
--------------------------------              ----------------------------
                    |                                  |
                    |                                  |
            (Advisory Agreement)                       |  100%
                    |                                  |
                    |                                  |
                    |            |-------------------------------|
                    |            |                               |
            -------------------------------        ---------------------------
            |    CNL FUND ADVISORS, INC.  |        |    CNL SECURITIES CORP. |
            |     (Advisor to Company)    |        |     (Managing Dealer)   |
            -------------------------------        ---------------------------


---------------

(1) James M. Seneff, Jr., Chairman of the Board and Chief Executive Officer of the Company, shares ownership and voting control of CNL Group, Inc. with Dayle L. Seneff, his wife.

PRIOR AND FUTURE PROGRAMS

         In the past, Affiliates of the Advisor have organized over 100 other real estate investments, currently have other real estate holdings, and in the future expect to form, offer interests in, and manage other real estate programs in addition to the Company, and make additional real estate investments. Some of these (including 18 public partnerships, one unlisted public REIT and one listed public REIT) involve and will involve Affiliates of the Advisor in the ownership, operation, leasing, and management of fast-food, family-style, and casual dining, including restaurants that may be suitable for the Company.

         Certain of these affiliated public or private real estate programs invest or may invest solely in fast-food, family-style, and casual dining restaurants, may purchase properties concurrently with the Company and may lease fast-food, family-style, and casual dining restaurant properties to operators who also lease or operate certain of the Company's Properties. These properties, if located in the vicinity of, or adjacent to, Properties acquired by the Company may affect the Properties' gross revenues. Additionally, such other programs may offer mortgage or equipment financing to the same or similar entities as those targeted by the Company, thereby affecting the Company's Mortgage Loan and Secured Equipment Lease programs. Such conflicts between the Company and affiliated programs may affect the value of the Company's investments as well as its Net Income. The Company believes that the Advisor has established guidelines to minimize such conflicts. See "Certain Conflict Resolution Procedures" below.

         An Affiliate of the Advisor currently is purchasing properties for a private program that was organized to purchase, lease and/or finance fast-food, family-style and casual dining restaurant facilities, including furniture, fixtures, equipment and start-up costs associated therewith. Such program generally will purchase restaurant properties or an interest therein only when furniture, fixtures, equipment and start-up costs also will be supplied by the program. It is not expected that the financing offered by such program will be segregable and, therefore, the program will not compete with the Company for lessees. If the equipment arrangement offered by such program becomes segregable, a conflict could arise between such program and the Company for lessees.

ACQUISITION OF PROPERTIES

         Affiliates of the Advisor regularly have opportunities to acquire restaurant properties of a type suitable for acquisition by the Company as a result of their existing relationships and past experience with various fast-food, family-style and casual dining restaurant chains and their franchisees. See "Business -- General." A purchaser who wishes to acquire one or more of these properties must do so within a relatively short period of time, occasionally at a time when the Company (due to insufficient funds, for example) may be unable to make the acquisition.

         In an effort to address these situations and preserve the acquisition opportunities for the Company (and other entities with which the Advisor or its Affiliates are affiliated), Affiliates of the Advisor maintain lines of credit which enable them to acquire restaurant properties on an interim basis. Typically, no more than ten to 15 restaurant properties are temporarily owned by Affiliates of the Advisor on this interim basis at any particular time. These restaurant properties generally will be purchased from Affiliates of the Advisor, at their cost, by one or more existing or future public or private programs formed by Affiliates of the Advisor.

         The Advisor could experience potential conflicts of interest in connection with the negotiation of the purchase price and other terms of the acquisition of a Property, as well as the terms of the lease of a Property, due to its relationship with its Affiliates and the ongoing business relationship of its Affiliates with operators of Restaurant Chains.

         The Advisor or its Affiliates also may be subject to potential conflicts of interest at such time as the Company wishes to acquire a property, make a mortgage loan or enter into a secured equipment lease that also would be a suitable investment for an Affiliate of CNL. Affiliates of the Advisor serve as Directors of the Company and, in this capacity, have a fiduciary obligation to act in the best interest of the stockholders of the Company and, as general partners or directors of CNL Affiliates, to act in the best interests of the stockholders in other programs with investments that may be similar to those of the Company and will use their best efforts to assure that the Company will be treated as favorably as any such other program. See "Management -- Fiduciary Responsibility of the Board of Directors." In addition, the Company has developed procedures to resolve potential conflicts of interest in the allocation of properties between the Company and certain of its Affiliates. See "Certain Conflict Resolution Procedures" below.

SALES OF PROPERTIES

         A conflict also could arise in connection with the Advisor's determination as to whether or not to sell a Property, since the interests of the Advisor and the stockholders may differ as a result of their distinct financial and tax positions and the compensation to which the Advisor or its Affiliates may be entitled upon the Sale of a Property. See "Compensation of the Advisor," below for a description of these compensation arrangements. In order to resolve this potential conflict, the Board of Directors will be required to approve each Sale of a Property. In the unlikely event that the Company and another CNL program attempted to sell similar properties at the same time, a conflict could arise since the two programs potentially could compete with each other for a suitable purchaser. In order to resolve this potential conflict, the Advisor has agreed not to approve the sale of any of the Company's Properties contemporaneously with the sale of a property owned by another CNL program if the two properties are part of the same Restaurant Chain and are within a three-mile radius of each other, unless the Advisor and the principals of the other CNL program are able to locate a suitable purchaser for each property.

JOINT INVESTMENT WITH AN AFFILIATED PROGRAM

         The Company may invest in Joint Ventures with another program sponsored by the Advisor or its Affiliates if a majority of the Directors, including a majority of the Independent Directors, not otherwise interested in the transaction, determine that the investment in the Joint Venture is fair and reasonable to the Company and on substantially the same terms and conditions as those to be received by the co-venturer or co-venturers.

COMPETITION FOR MANAGEMENT TIME

         The officers and directors of the Advisor and the officers and Directors of the Company currently are engaged, and in the future will engage, in the management of other business entities and properties and in other business activities. They will devote only as much of their time to the business of the Company as they, in their judgment, determine is reasonably required, which will be substantially less than their full time. These officers and Directors of the Company and officers and directors of the Advisor may experience conflicts of interest in allocating management time, services, and functions among the Company and the various entities, investor programs (public or private), and any other business ventures in which any of them are or may become involved.

COMPENSATION OF THE ADVISOR

         The Advisor has been and will be engaged to perform various services for the Company and has and will receive fees and compensation for such services. None of the agreements for such services were the result of arm's-length negotiations. All such agreements, including the Advisory Agreement, require approval by a majority of the Board of Directors, including a majority of the Independent Directors, not otherwise interested in such transactions, as being fair and reasonable to the Company and on terms and conditions no less favorable than those which could be obtained from unaffiliated entities. The timing and nature of fees and compensation to the Advisor could create a conflict between the interests of the Advisor and those of the stockholders. A transaction involving the purchase, lease, and sale of any Property, or the entering into or sale of a Mortgage Loan or a Secured Equipment Lease by the Company may result in the immediate realization by the Advisor and its
Affiliates of substantial commissions, fees, compensation, and other income. Although the Advisory Agreement authorizes the Advisor to take primary responsibility for all decisions relating to any such transaction, the Board of Directors must approve all of the Company's acquisitions and Sales of Properties and the entering into and Sales of Mortgage Loans or Secured Equipment Leases. Potential conflicts may arise in connection with the determination by the Advisor on behalf of the Company of whether to hold or sell a Property, Mortgage Loan, or Secured Equipment Lease as such determination could impact the timing and amount of fees payable to the Advisor. See "The Advisor and the Advisory Agreement."

RELATIONSHIP WITH MANAGING DEALER

         The Managing Dealer is CNL Securities Corp., an Affiliate of the Company. Certain of the officers and Directors of the Company are also officers, directors, and registered principals of the Managing Dealer. This relationship may create conflicts in connection with the fulfillment by the Managing Dealer of its due diligence obligations under the federal securities laws. Although the Managing Dealer will examine the information in the Prospectus for accuracy and completeness, the Managing Dealer is an Affiliate of the Company and will not make an independent review of the Company and the offering. Accordingly, the investors do not have the benefit of such independent review. Certain of the Soliciting Dealers have made, or are expected to make, their own independent due diligence investigations. The Managing Dealer is not prohibited from acting in any capacity in connection with the offer and sale of securities offered by entities that may have some or all investment objectives similar to those of the Company and is expected to participate in other offerings sponsored by one or more of the officers or Directors of the Company.

LEGAL REPRESENTATION

         Shaw Pittman Potts & Trowbridge, which serves as securities and tax counsel to the Company in this offering, also serves as securities and tax counsel for certain of its Affiliates, including other real estate programs, in connection with other matters. In addition, certain members of the firm of Shaw Pittman Potts & Trowbridge have invested as limited partners in prior programs sponsored by Affiliates of the Advisor in aggregate amounts which do not exceed one percent of the amounts sold by any of these programs, and members of the firm also may invest in the Company. Neither the Company nor the stockholders will have separate counsel. In the event any controversy arises following the termination of this offering in which the interests of the Company appear to be in conflict with those of the Advisor or its Affiliates, other counsel may be retained for one or both parties.

CERTAIN CONFLICT RESOLUTION PROCEDURES

         In order to reduce or eliminate certain potential conflicts of interest, the Articles of Incorporation contain a number of restrictions relating to (i) transactions between the Company and the Advisor or its Affiliates, (ii) certain future offerings, and (iii) allocation of restaurant properties, mortgage loans and secured equipment leases among certain affiliated entities. These restrictions include the following:

         1. No goods or services will be provided by the Advisor or its Affiliates to the Company except for transactions in which the Advisor or its Affiliates provide goods or services to the Company in accordance with the Articles of Incorporation which provides that a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in such transactions must approve such transactions as fair and reasonable to the Company and on terms and conditions not less favorable to the Company than those available from unaffiliated third parties and not less favorable than those available from the Advisor or its Affiliates in transactions with unaffiliated third parties.

         2. The  Company  will not  purchase  or lease  Properties  in which the
Advisor or its Affiliates has an interest without the determination, by a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in such transaction, that such transaction is competitive and commercially reasonable to the Company and at a price to the Company no greater than the cost of the asset to the Advisor or its Affiliate unless there is substantial justification for any amount that exceeds such cost and such excess amount is determined to be reasonable. In no event shall the Company acquire any such asset at an amount in excess of its appraised value. The Company will not sell or lease Properties to the Advisor or its Affiliates unless a majority of the Directors (including a majority of the Independent Directors) not interested in the transaction determine the transaction is fair and reasonable to the Company.

         3. The Company will not make any loans to Affiliates. The Advisor and its Affiliates will not make loans to the Company, or to Joint Ventures in which the Company is a co-venturer, for the purchase of Properties. Any loans to the Company by the Advisor or its Affiliates for other purposes must be approved by a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in such transaction as fair, competitive, and commercially reasonable, and no less favorable to the Company than comparable loans between unaffiliated parties. It is anticipated that the Advisor or its Affiliates shall be entitled to reimbursement, at cost, for actual expenses incurred by the Advisor or its Affiliates on behalf of the Company or Joint Ventures in which the Company is a co-venturer, subject to the 2%/25% Guidelines (2% of Average Invested Assets or 25% of Net Income) described under "The Advisor and the Advisory Agreement -- The Advisory Agreement."

         4. Until completion of this offering, the Advisor and its Affiliates will not offer or sell interests in any subsequently formed public program that has investment objectives and structure similar to those of the Company and that intends to (i) invest, on a cash and/or leveraged basis, in a diversified portfolio of solely restaurant properties (either existing properties or properties upon which restaurants are to be constructed) to be leased on a "triple-net" basis to operators of national and regional fast-food, family-style, and casual dining Restaurant Chains, and (ii) offer Secured Equipment Leases. The Advisor and its Affiliates also will not purchase property or offer a mortgage loan or secured equipment lease for any such subsequently formed public program that has investment objectives and structure similar to the Company and that intends to invest on a cash and/or leveraged basis primarily in a diversified portfolio of solely restaurant properties (either existing properties or properties upon which restaurants are to be constructed) to be leased on a "triple-net" basis to operators of national and regional fast-food, family-style, and casual dining Restaurant Chains until substantially all (generally, 80%) of the funds available for investment (Net Offering Proceeds) by the Company have been invested or committed to investment. (For purposes of the preceding sentence only, funds are deemed to have been committed to investment to the extent written agreements in principle or letters of understanding are executed and in effect at any time, whether or not any such investment is consummated, and also to the extent any funds have been reserved to make contingent payments in connection with any Property, whether or not any such payments are made.) Affiliates of the Advisor are currently purchasing restaurant properties, including furniture, fixtures and equipment, and incurring related costs for public and private programs, which have investment objectives that are not identical, and/or a structure not similar to, those of the Company, but which make investments that include "triple-net" leases of fast-food, family-style, and casual dining restaurant properties. The Advisor or its Affiliates currently and/or in the future may offer interests in one or more public or private programs organized to purchase and lease fast-food, family-style, and casual dining restaurants on a "triple-net" basis.

         5. The Board of Directors and the Advisor have agreed that, in the event that an investment opportunity becomes available which is suitable for both the Company and a public or private entity with which the Advisor or its Affiliates are affiliated, for which both entities have sufficient uninvested funds, then the entity which has had the longest period of time elapse since it was offered an investment opportunity will first be offered the investment opportunity. An investment opportunity will not be considered suitable for a program if the requirements of Item 4 above could not be satisfied if the program were to make the investment. In determining whether or not an investment opportunity is suitable for more than one program, the Advisor and its Affiliates will examine such factors, among others, as the cash requirements of each program, the effect of the acquisition both on diversification of each program's investments by types of restaurants and geographic area, and on diversification of the tenants of its properties (which also may affect the need for one of the programs to prepare or produce audited financial statements for a property or a tenant), the anticipated cash flow of each program, the size of the investment, the amount of funds available to each program, and the length of time such funds have been available for investment. If a subsequent development, such as a delay in the closing of a property or a delay in the construction of a property, causes any such investment, in the opinion of the Advisor and its Affiliates, to be more appropriate for an entity other than the entity which committed to make the investment, however, the Advisor has the right to agree that the other entity affiliated with the Advisor or its Affiliates may make the investment. The Advisor and certain other Affiliates of the Company are affiliated with CNL American Realty Fund, Inc., a public program, and CNL Income & Growth Fund VIII, Ltd., a private program, offerings of securities of which are ongoing. As of March 2, 1998, CNL American Realty Fund, Inc. and CNL Income & Growth Fund VIII, Ltd. had approximately $12,475,000 and $2,254,000, respectively, available for investment. In the future, other public and private programs affiliated with the Advisor and other Affiliates of the Company are expected to engage in offerings of securities and have offering proceeds available for investment.

         6. With respect to Shares owned by the Advisor, the Directors, or any Affiliate, neither the Advisor, nor the Directors may vote or consent on matters submitted to the stockholders regarding the removal of the Advisor, Directors, or any Affiliate or any transaction between the Company and any of them. In determining the requisite percentage in interest of Shares necessary to approve a matter on which the Advisor, Directors, and any Affiliate may not vote or consent, any Shares owned by any of them shall not be included.

         Additional conflict resolution procedures are identified under "--Sale of Properties," "-- Joint Investment With An Affiliated Program," and "-- Legal Representation."


                          SUMMARY OF REINVESTMENT PLAN

         The Company has adopted the Reinvestment Plan pursuant to which stockholders may elect to have the full amount of their cash Distributions from the Company reinvested in additional Shares of the Company. Each prospective investor who wishes to participate in the Reinvestment Plan should consult with such investor's Soliciting Dealer as to the Soliciting Dealer's position regarding participation in the Reinvestment Plan. The following discussion summarizes the principal terms of the Reinvestment Plan. The Reinvestment Plan is attached hereto as Exhibit A.

GENERAL

         An independent agent (the "Reinvestment Agent"), which currently is MMS Escrow and Transfer Agency, Inc., will act on behalf of the participants in the Reinvestment Plan (the "Participants"). For any period during which the Company is making a public offering of Shares, the Reinvestment Agent will invest all Distributions attributable to Shares owned by Participants in Shares of the Company at the public offering price per Share, which during the term of this offering is $10.00 per Share. If no public offering is ongoing, and until
Listing, the price per Share will be determined by (i) quarterly appraisal updates performed by the Company based on a review of the existing appraisal and lease of each Property, focusing on a re-examination of the capitalization rate applied to the rental stream to be derived from that Property; and (ii) a review of the outstanding Mortgage Loans and Secured Equipment Leases focusing on a determination of present value by a re-examination of the capitalization rate applied to the stream of payments due under the terms of each Mortgage Loan and Secured Equipment Lease. The capitalization rate used by the Company and, as a result, the price per Share paid by Participants in the Reinvestment Plan prior to Listing will be determined by the Advisor in its sole discretion. The factors that the Advisor will use to determine the capitalization rate include (i) its experience in selecting, acquiring and managing restaurant properties similar to the Properties; (ii) an examination of the conditions in the market; and (iii) capitalization rates in use by private appraisers, to the extent that the Advisor deems such factors appropriate, as well as any other factors that the Advisor deems relevant or appropriate in making its determination. The Company's internal accountants then convert the most recent quarterly balance sheet of the Company from a "GAAP" balance sheet to a "fair market value" balance sheet. Based on the "fair market value" balance sheet, the internal accountants then assume a sale of the Company's assets and the liquidation of the Company in accordance with its constitutive documents and applicable law and compute the appropriate method of distributing the cash available after payment of reasonable liquidation expenses, including closing costs typically associated with the sale of assets and shared by the buyer and seller, and the creation of reasonable reserves to provide for the payment of any contingent liabilities. All Shares available for purchase under the Reinvestment Plan either are registered pursuant to this Prospectus or will be registered under the Securities Act of 1933 through a separate prospectus relating solely to the Reinvestment Plan. Until this offering has terminated, Shares will be available for purchase out of the additional
2,000,000 Shares registered with the Securities and Exchange Commission (the "Commission") in connection with this offering. See "The Offering -- Plan of Distribution" and "Summary of the Articles of Incorporation and Bylaws -- Description of Capital Stock." After the offering has terminated, Shares will be available from any additional Shares which the Company elects to register with the Commission for the Reinvestment Plan. The Reinvestment Plan may be amended or supplemented by an agreement between the Reinvestment Agent and the Company at any time, including but not limited to an amendment to the Reinvestment Plan to add a voluntary cash contribution feature or to substitute a new Reinvestment Agent to act as agent for the Participants or to increase the administrative charge payable to the Reinvestment Agent, by mailing an appropriate notice at least 30 days prior to the effective date thereof to each Participant at his or her last address of record; provided, that any such amendment must be approved by a majority of the Independent Directors of the Company. Such amendment or supplement shall be deemed conclusively accepted by each Participant except those Participants from whom the Company receives written notice of termination prior to the effective date thereof.

         Stockholders who have received a copy of this Prospectus and participate in this offering or one of the Prior Offerings can elect to participate in and purchase Shares through the Reinvestment Plan at any time and would not need to receive a separate prospectus relating solely to the Reinvestment Plan. A person who becomes a stockholder otherwise than by participating in this offering may purchase Shares through the Reinvestment Plan only after receipt of a separate prospectus relating solely to the Reinvestment Plan.

         At any time that the Company is not engaged in an offering, the price per Share purchased pursuant to the Reinvestment Plan shall be the fair market value of the Shares based on quarterly appraisal updates of the Company's assets until such time, if any, as Listing occurs. Upon Listing, the Shares to be acquired for the Reinvestment Plan may be acquired either through such market or directly from the Company pursuant to a registration statement relating to the Reinvestment Plan, in either case at a per-Share price equal to the then-prevailing market price on the national securities exchange or over-the-counter market on which the Shares are listed at the date of purchase. The Company is unable to predict the effect which such a proposed listing would have on the price of the Shares acquired through the Reinvestment Plan.

INVESTMENT OF DISTRIBUTIONS

         Distributions will be used by the Reinvestment Agent, promptly following the payment date with respect to such Distributions, to purchase Shares on behalf of the Participants from the Company. All such Distributions shall be invested in Shares within 30 days after such payment date. Any Distributions not so invested will be returned to Participants.

         At this time, Participants will not have the option to make voluntary contributions to the Reinvestment Plan to purchase Shares in excess of the amount of Shares that can be purchased with their Distributions. The Board of Directors reserves the right, however, to amend the Reinvestment Plan in the future to permit voluntary contributions to the Reinvestment Plan by
Participants, to the extent consistent with the Company's objective of qualifying as a REIT.

PARTICIPANT ACCOUNTS, FEES, AND ALLOCATION OF SHARES

         For each Participant, the Reinvestment Agent will maintain a record which shall reflect for each fiscal quarter the Distributions received by the Reinvestment Agent on behalf of such Participant. The Company shall be responsible for all administrative charges and expenses charged by the Reinvestment Agent. Any interest earned on such Distributions will be paid to the Company to defray certain costs relating to the Reinvestment Plan. The administrative charge for each fiscal quarter will be the lesser of 5% of the amount reinvested for the Participant or $2.50, with a minimum charge of $0.50. The maximum annual charge is $10.00.

         The Reinvestment Agent will use the aggregate amount of Distributions to all Participants for each fiscal quarter to purchase Shares for the Participants. If the aggregate amount of Distributions to Participants exceeds the amount required to purchase all Shares then available for purchase, the Reinvestment Agent will purchase all available Shares and will return all remaining Distributions to the Participants within 30 days after the date such Distributions are made. The purchased Shares will be allocated among the Participants based on the portion of the aggregate Distributions received by the Reinvestment Agent on behalf of each Participant, as reflected in the records maintained by the Reinvestment Agent. The ownership of the Shares purchased pursuant to the Reinvestment Plan shall be reflected on the books of the Company.

         Subject to the provisions of the Articles of Incorporation relating to certain restrictions on and the effective dates of transfer, Shares acquired pursuant to the Reinvestment Plan will entitle the Participant to the same rights and to be treated in the same manner as those purchased by the Participants in the offering. Accordingly, the Company will pay the Managing Dealer Selling Commissions of 7.5% (subject to reduction under the circumstances provided under "The Offering -- Plan of Distribution") and a marketing support and due diligence fee of .5%. The Company will also pay the Advisor Acquisition Fees of 4.5% of the purchase price of the Shares sold pursuant to the Reinvestment Plan until the termination of the offering. Thereafter, Acquisition Fees will be paid by the Company only in the event that proceeds of the sale of Shares are used to acquire Properties or to invest in Mortgage Loans. As a result, aggregate fees payable to Affiliates of the Company will total between 8.0% and 12.5% of the proceeds of reinvested Distributions, up to 7.5% of which may be reallowed to Soliciting Dealers.

         The allocation of Shares among Participants may result in the ownership of fractional Shares, computed to four decimal places.

REPORTS TO PARTICIPANTS

         Within 60 days after the end of each fiscal quarter, the Reinvestment Agent will mail to each Participant a statement of account describing, as to such Participant, the Distributions reinvested during the quarter, the number of Shares purchased during the quarter, the per Share purchase price for such Shares, the total administrative charge paid by the Company on behalf of each Participant (see "Participant Accounts, Fees, and Allocation of Shares" above), and the total number of Shares purchased on behalf of the Participant pursuant to the Reinvestment Plan. Until such time, if any, as Listing occurs, the statement of account also will report the most recent fair market value of the Shares, determined as described above. See "General" above.

         Tax information for income earned on Shares under the Reinvestment Plan will be sent to each participant by the Company or the Reinvestment Agent at least annually.

ELECTION TO PARTICIPATE OR TERMINATE PARTICIPATION

         Stockholders of the Company who purchase Shares in this offering may become Participants in the Reinvestment Plan by making a written election to participate on their Subscription Agreements at the time they subscribe for Shares. Any other stockholder who receives a copy of this Prospectus or a separate prospectus relating solely to the Reinvestment Plan and who has not previously elected to participate in the Reinvestment Plan may so elect at any time by written notice to the Board of Directors of such stockholder's desire to participate in the Reinvestment Plan. Participation in the Reinvestment Plan will commence with the next Distribution made after receipt of the Participant's notice, provided it is received at least ten days prior to the record date for such Distribution. Subject to the preceding sentence, the election to participate in the Reinvestment Plan will apply to all Distributions attributable to the fiscal quarter in which the stockholder made such written election to participate in the Reinvestment Plan and to all fiscal quarters thereafter, whether made (i) upon subscription or subsequently for stockholders who participate in this offering, or (ii) upon receipt of a separate prospectus relating solely to the Reinvestment Plan for stockholders who do not participate in this offering. Participants will be able to terminate their participation in the Reinvestment Plan at any time without penalty by delivering written notice to the Board of Directors ten business days before the end of a fiscal quarter.

         A Participant who chooses to terminate participation in the Reinvestment Plan must terminate his or her entire participation in the Reinvestment Plan and will not be allowed to terminate in part. If a Participant terminates his or her participation the Reinvestment Agent will send him or her a check in payment for any fractional Shares in his or her account based on the then market price of the Shares and the record books of the Company will be revised to reflect the ownership of records of his or her whole Shares. There are no fees associated with a Participant's terminating his or her interest in the Reinvestment Plan. A Participant in the Reinvestment Plan who terminates his or her interest in the Reinvestment Plan will be allowed to participate in the Reinvestment Plan again by notifying the Reinvestment Agent and completing any required forms.

         The Board of Directors reserves the right to prohibit Qualified Plans from participating in the Reinvestment Plan if such participation would cause the underlying assets of the Company to constitute "plan assets" of Qualified Plans. See "The Offering -- ERISA Considerations."

FEDERAL INCOME TAX CONSIDERATIONS

         Stockholders subject to federal taxation who elect to participate in the Reinvestment Plan will incur a tax liability for Distributions allocated to them even though they have elected not to receive their Distributions in cash but rather to have their Distributions held pursuant to the Reinvestment Plan. Specifically, stockholders will be treated as if they have received the Distribution from the Company and then applied such Distribution to purchase Shares in the Reinvestment Plan. A stockholder designating a Distribution for reinvestment will be taxed on the amount of such Distribution as ordinary income to the extent such Distribution is from current or accumulated earnings and profits, unless the Company has designated all or a portion of the Distribution as a capital gain dividend. In such case, such designated portion of the Distribution will be taxed as long-term capital gain.

AMENDMENTS AND TERMINATION

         The Company reserves the right to renew, extend, or amend any aspect of the Reinvestment Plan without the consent of stockholders, provided that notice of the amendment is sent to Participants at least 30 days prior to the effective date thereof. The Company also reserves the right to terminate the Reinvestment Plan for any reason at any time by ten days' prior written notice of termination to all Participants.


                              REDEMPTION OF SHARES

         At any time during which the Company is not engaged in a public offering and prior to such time, if any, as Listing occurs, any stockholder who purchases Shares in this offering or otherwise from the Company or who has held Shares for not less than one year (other than the Advisor) may present all or any portion equal to at least 25% of such stockholder's Shares to the Company for redemption at any time, in accordance with the procedures outlined herein. At such time, the Company may, at its option, subject to the conditions described below, redeem such Shares presented for redemption for cash to the extent it has sufficient net proceeds ("Reinvestment Proceeds") from the sale of Shares under the Reinvestment Plan. There is no assurance that there will be Reinvestment Proceeds available for redemption and, accordingly, a stockholder's Shares may not be redeemed. The full amount of Reinvestment Proceeds attributable to any quarter will be used to redeem Shares presented for redemption during such quarter. If the full amount of Reinvestment Proceeds available for any given quarter exceeds the amount necessary for such redemptions, the remaining amount shall be held for subsequent redemptions unless such amount is sufficient to acquire an additional Property (directly or through a Joint Venture). In that event, the Company may use all or a portion of such amount to acquire one or more additional Properties, or to make one or more additional Mortgage Loans, provided that the Company (or, if applicable, the Joint Venture) enters into a binding contract to purchase such Property or Properties, or enter into such Mortgage Loan or Mortgage Loans, prior to payment of the next Distribution and the Company's receipt of requests for redemption of Shares. If the full amount of Reinvestment Proceeds for any given quarter is insufficient to fund all of the requested redemptions, the Company will redeem the Shares presented for redemption in order of receipt.

         A stockholder (other than a resident of Nebraska) who wishes to have his or her Shares redeemed must mail or deliver a written request on a form provided by the Company and executed by the stockholder, its trustee or authorized agent, to the Company. Nebraska stockholders must deliver the same type of request to a broker-dealer registered in Nebraska and must have his or her Shares redeemed through such broker-dealer, who will communicate directly with the Company. Within 30 days following the Company's receipt of the stockholder's request, the Company will forward to such stockholder the documents necessary to effect the redemption, including any signature guarantee the Company may require. The Company will effect such redemption for the calendar quarter provided that the Company receives the properly completed redemption documents relating to the Shares to be redeemed from the stockholder at least one calendar month prior to the last day of the current calendar quarter and has sufficient Reinvestment Proceeds to redeem such Shares. The effective date of any redemption will be the last date during a quarter during which the Company receives the properly completed redemption documents. As a result, the Company anticipates that, assuming sufficient Reinvestment Proceeds, the effective date of redemptions will be no later than thirty days after the quarterly determination of the availability of Reinvestment Proceeds.

         Upon the Company's receipt of notice for redemption of Shares, the redemption price will be on such other terms as the Reinvestment Agent shall determine. It is not anticipated that there will be a market for the Shares before Listing occurs (although liquidity is not assured thereby). The redemption plan will terminate, and the Company no longer shall accept Shares for redemption, if and when Listing occurs. See "Risk Factors -- Investment Risks -- Lack of Liquidity of Shares." Accordingly, in determining the "market price" of the Shares for this purpose, it is expected that the purchase price for Shares purchased from stockholders will be determined by reference to the following factors, as well as any others deemed relevant or appropriate by the Reinvestment Agent: (i) the price at which Shares have been purchased from stockholders, either pursuant to the Reinvestment Plan or outside of the Reinvestment Plan (to the extent the Company has information regarding the prices paid for Shares purchased outside the Reinvestment Plan), (ii) the annual statement of Share valuation provided to certain stockholders (see "Reports to Stockholders"), and (iii) the price at which stockholders are willing to sell their Shares. Shares purchased during any particular period of time therefore may be purchased at varying prices. The Board of Directors will announce any price adjustment and the time period of its effectiveness as part of its regular communications with stockholders. Any Shares acquired pursuant to a redemption will be retired and no longer available for issuance by the Company.

         A stockholder may present fewer than all his or her Shares to the Company for redemption, provided, however, that (i) the minimum number of Shares which must be presented for redemption shall be at least 25% of his or her Shares, and (ii) if such stockholder retains any Shares, he or she must retain at least 250 Shares (100 Shares for an IRA, Keogh Plan or pension plan).

         The Directors, in their sole discretion, may amend or suspend the redemption plan at any time they determine that such amendment or suspension is in the best interest of the Company. The Directors may suspend the redemption of Shares if (i) they determine, in their sole discretion, that such redemption impairs the capital or the operations of the Company; (ii) they determine, in their sole discretion, that an emergency makes such redemption not reasonably practical; (iii) any governmental or regulatory agency with jurisdiction over the Company so demands for the protection of the stockholders; (iv) they determine, in their sole discretion, that such redemption would be unlawful; (v) they determine, in their sole discretion, that such redemption, when considered with all other redemptions, sales, assignments, transfers and exchanges of Shares in the Company, could cause direct or indirect ownership of Shares of the Company to become concentrated to an extent which would prevent the Company from qualifying as a REIT under the Code; or (vi) such other reasons as the Directors, in their sole discretion, deem to be in the best interest of the Company. For a discussion of the tax treatment of such redemptions, see "Federal Income Tax Considerations -- Taxation of Stockholders."


                                    BUSINESS

GENERAL

         The Company acquires Properties which are leased on a long-term (generally, 15 to 20 years, plus renewal options for an additional 10 to 20 years), "triple-net" basis. With proceeds of this offering, the Company intends to purchase fast-food, family-style, and casual dining restaurant Properties. "Triple-net" means that the tenant will be responsible for repairs, maintenance, property taxes, utilities and insurance. The Properties may consist of land and building, the land underlying the restaurant building with the building owned by the tenant or a third party, and the building only with the land owned by a third party. The Company also provides Mortgage Loans for the purchase of buildings, generally by tenants that lease the underlying land from the Company. To a lesser extent, the Company offers Secured Equipment Leases to operators of Restaurant Chains pursuant to which the Company will finance, through direct financing leases or loans, the Equipment.

         Upon completion of its Initial Offering on February 6, 1997, the Company had received subscription proceeds of $150,591,765 (15,059,177 shares), including 59,177 shares ($591,765) issued pursuant to the Reinvestment Plan. Following the completion of its Initial Offering, the Company commenced its 1997 Offering of up to 27,500,000 shares and upon completion of such offering on March 2, 1998, had received aggregate subscription proceeds of $251,872,648 (25,187,265 shares), including 187,265 shares ($1,872,648) issued pursuant to the Reinvestment Plan. Net offering proceeds to the Company from the Prior Offerings, after deduction of selling commissions, marketing support and due diligence expense reimbursement fees and offering expenses, totalled approximately $361,100,000. As of March 2, 1998, the Company had invested or committed for investment approximately $282,900,000 of aggregate net proceeds in 250 Properties, in providing mortgage financing through

Mortgage Loans, and in paying acquisition fees and certain acquisition expenses, leaving approximately $78,200,000 in aggregate net offering proceeds available for investment in Properties and Mortgage Loans. It is anticipated that the Company will acquire a total of 670 to 730 Properties if the maximum number of Shares is sold in this offering (including approximately 320 to 360 Properties to be acquired with the proceeds of this offering and an additional approximately 100 to 120 Properties to be acquired with the remaining proceeds of the 1997 Offering).

         The Properties, which typically are freestanding and are located across the United States, are leased to operators of the Restaurant Chains selected by the Advisor and approved by the Board of Directors. Each Property acquisition and Mortgage Loan commitment by the Company is subject to the approval of the Board of Directors. Properties purchased by the Company are leased under arrangements requiring base annual rent equal to a specified percentage of the Company's cost of purchasing a particular Property, with automatic rent increases, and/or percentage rent based on gross sales. See "Description of Leases -- Computation of Lease Payments," below.

         The Company invests in Properties of selected Restaurant Chains that are national and regional restaurant chains, primarily fast-food, family-style, and casual dining chains. Fast-food restaurants feature quality food and quick service, which often includes drive-through service, and offer a variety of menu items such as hamburgers, steaks, seafood, chili, pizza, pasta dishes, chicken, hot and cold sandwiches, and salads. Family-style restaurants feature services that generally are associated with full-service restaurants, such as full table service and cooked-to-order food, but at more moderate prices. The casual dining (or dinner house) concept features a variety of popular contemporary foods, full table service, moderate prices, and surroundings that are appealing to families. The casual dining segment of the restaurant industry, like the family-style segment, features services that generally are associated with the full-service restaurant category. According to forecasts appearing in the January 1, 1997 issue of Restaurants and Institutions, it is projected that the casual dining segment of full-service restaurants sales will experience 3.8% real growth in sales this year, with sales predicted to reach $49 billion. The top 15 casual dining chains by sales have a total of 2,977 restaurants throughout the United States.

         The restaurant industry is one of the largest industries in the United States in volume of sales and number of employees (more than 9 million persons) and includes fast-food outlets, cafeterias, lunchrooms, convenience stores, family-style restaurants, casual dining facilities, full-service restaurants, and contract and industrial feeders. By the year 2000, food service sales are expected to exceed $392 billion. Industry publications project that restaurant industry sales will increase from $173.7 billion in 1985 to $336 billion in 1998. Restaurant industry sales for 1997 are projected to be $321.3 billion. Nominal growth, which is comprised of real growth and inflationary growth, is estimated to be 4.7% in 1998. Real growth of the restaurant industry in 1997 was 1.7%, and industry analysts currently estimate that the restaurant industry will achieve 1.8% real growth in 1998; however, according to the National Restaurant Association, fast-food restaurants should outpace the industry average for real growth, with a projected 2.1% increase over 1997. Sales in this segment of the restaurant industry are projected to be $105.7 billion for 1998.

         The Company invests in the fast-food, family-style, and casual dining segments of the restaurant industry, the most rapidly growing segments in recent years. According to the National Restaurant Association, 51% of adults eat at a quick-service restaurant and 42% of adults patronize a moderately-priced family restaurant at least once each week. In addition, the National Restaurant Association indicates that Americans spend approximately 44 cents of every food dollar on dining away from home. Surveys published in Restaurant Business indicate that families with children choose quick-service restaurants four out of every five times they dine out. Additionally, according to The Wall Street Journal (May 11, 1992), the average American spends $19,791 on fast-food in a lifetime. Further, according to Nation's Restaurant News, the 100 largest restaurant chains posted an average of 4.59% growth in their systemwide sales figures for 1996. Casual-theme dining concepts are the chains showing the strongest growth. In 1996, the family-style segment experienced sales growth of 3.61% over 1995 figures, and, the casual dining segment experienced systemwide sales growth in 1996 of 12.37%, compared to 12.99% in 1995. Management believes that the Company will have the opportunity to participate in this growth through the ownership of Properties leased to operators of the Restaurant Chains.

         The fast-food, family-style and casual dining segments of the restaurant industry have demonstrated their ability to adapt to changes in consumer preferences, such as health and dietary issues, decreases in the disposable income of consumers and environmental awareness, through various innovative techniques, including special value pricing and promotions, increased advertising, menu changes featuring low-calorie, low-cholesterol menu items, and new packaging and energy conservation techniques.

         The table set forth below provides information with respect to certain Restaurant Chains in which the Company and Affiliates of the Company (consisting of 18 public partnerships and 8 private partnerships) and a listed public REIT (which was managed by an Affiliate through December 31, 1997, at which time such Affiliate merged with the REIT) had invested, as of December 31, 1997:


                                           Approximate             Aggregate
                                        Dollars Invested         Percentage of              Number of
Restaurant Chain                          by Affiliates        Dollars Invested          Prior Programs
----------------                          -------------        ----------------          --------------
Golden Corral                             $158,221,000                16.4%                    26
Burger King                                105,659,000                11.0%                    25
Jack in the Box                             97,713,000                10.1%                    15
Denny's                                     91,365,000                 9.5%                    20
Hardee's                                    58,599,000                 6.1%                    13
Boston Market                               53,732,000                 5.6%                    11
IHOP                                        37,970,000                 3.9%                     8
Shoney's                                    37,240,000                 3.9%                    13
Long John Silver's                          32,029,000                 3.3%                     6
Wendy's                                     31,499,000                 3.3%                    16
TGI Friday's                                30,228,000                 3.1%                     9
Darryl's                                    22,296,000                 2.3%                     4
Checkers                                    21,263,000                 2.2%                     7
Chevy's Fresh Mex                           16,313,000                 1.7%                     6
Perkins                                     16,311,000                 1.7%                     9
Ground Round                                15,751,000                 1.6%                     3
Pizza Hut                                   15,578,000                 1.6%                     8
Black-eyed Pea                              15,211,000                 1.6%                     4
KFC                                         14,436,000                 1.5%                    11
Popeyes                                     10,589,000                 1.1%                     9
Arby's                                      10,493,000                 1.1%                     6
Taco Bell                                    7,435,000                 0.8%                     8
Tumbleweed Southwest
   Mesquite Grill & Bar                      6,402,000                 0.7%                     1
Houlihan's                                   4,741,000                 0.5%                     1


         Management   structures  the  Company's  investments  to  allow  it  to participate, to the maximum extent possible, in any sales growth in these industry segments, as reflected in the Properties that it owns. The Company therefore generally structures its leases with percentage rent requirements which are based on gross sales of the particular restaurant. Gross sales may increase even absent real growth because increases in the restaurant's costs typically are passed on to the consumers through increased prices, and increased prices are reflected in gross sales. In an effort to provide regular cash flow to the Company, the Company generally structures its leases to provide a minimum level of rent, with automatic increases in the minimum rent, which is payable regardless of the amount of gross sales at a particular Property. The Company also endeavors to maximize growth and minimize risks associated with ownership and leasing of real estate that operates in these industry segments through careful selection and screening of its tenants (as described in "Standards for Investment" below) in order to reduce risks of default; monitoring statistics relating to restaurant chains and continuing to develop relationships in the industry in order to reduce certain risks associated with investment in real estate; and acquisition of properties which will not be encumbered prior to Listing. See "Standards for Investment" below for a description of the standards which the Board of Directors employs in selecting Restaurant Chains and particular restaurant Properties within a Restaurant Chain for investment.

         Management acquires Properties in part with a view to diversification among Restaurant Chains and the geographic location of the Properties. There are no restrictions on the geographic area or areas within the United States in which Properties acquired by the Company may be located.

         Management believes that freestanding, "triple-net" leased restaurant properties of the type in which the Company invests are attractive to tenants because freestanding properties typically offer high visibility to passing traffic, ease of access from a busy thoroughfare, tenant control over the site to set hours of operation and maintenance standards and distinctive building designs conductive to customer name recognition.

COMPLETED INVESTMENTS

         As of March 2, 1998, the Company had invested or committed for investment approximately $282,900,000 of the net proceeds from the Prior Offerings in 250 Properties (185 Properties which consist of land and building, 44 Properties which consist of land only and 21 Properties which consist of building only), in providing mortgage financing to the tenants of the 44 Properties consisting of land only to purchase the buildings on these Properties and the buildings on two additional properties through Mortgage Loans, and to pay related acquisition fees and acquisition expenses. See "Certain Transactions." All of the Properties are owned directly by the Company, except for one Property which is owned through a joint venture arrangement. All of the Properties were acquired since the Company commenced operations on June 1, 1995 and have leases expiring from 5 to 25 years after the date on which each lease commenced.

         The following tables set forth information for the Properties owned by the Company as of March 2, 1998, including the number of Properties by Restaurant Chain and the number of Properties by state.

         Restaurant                                       Number of Properties
         ----------                                       --------------------

         Applebee's                                                  2
         Arby's                                                     10
         Bennigan's                                                  1
         Black-eyed Pea                                             18
         Boston Market                                              32
         Burger King                                                 9
         Charley's Place                                             2
         Chevy's Fresh Mex                                           4
         Darryl's                                                   15
         Denny's                                                     4
         Einstein Bros. Bagels                                       2
         Golden Corral                                              30
         Ground Round                                               13
         Houlihan's                                                  3
         IHOP                                                        8
         Jack in the Box                                            30
         KFC                                                         1
         Mr. Fable's                                                 1
         On The Border                                               1
         Pizza Hut                                                  44
         Popeyes                                                     1
         Ruby Tuesday's                                              1
         Ruth's Chris Steak House                                    1
         Ryan's Family Steak House                                   1
         Shoney's                                                    3
         TGI Friday's                                                1
         Tumbleweed Southwest Mesquite Grill & Bar                   7
         Wendy's                                                     5
                                                                  ----

              Total                                                250
                                                                  ====

         State                                          Number of Properties
         -----                                          --------------------

         Alabama                                                  5
         Arizona                                                  8
         California                                              23
         Colorado                                                 5
         Connecticut                                              1
         Delaware                                                 1
         Florida                                                 14
         Georgia                                                  2
         Idaho                                                    1
         Illinois                                                 5
         Indiana                                                  5
         Iowa                                                     5
         Kansas                                                   3
         Kentucky                                                 4
         Maryland                                                 7
         Michigan                                                 8
         Minnesota                                                3
         Missouri                                                 7
         Nebraska                                                 1
         Nevada                                                   2
         New Jersey                                               2
         New Mexico                                               3
         New York                                                 1
         North Carolina                                           9
         Ohio                                                    37
         Oklahoma                                                 6
         Oregon                                                   3
         Pennsylvania                                             6
         Tennessee                                               15
         Texas                                                   35
         Utah                                                     1
         Virginia                                                 8
         Washington                                               2
         West Virginia                                           10
         Wisconsin                                                2
                                                               ----

              Total                                             250
                                                               ====

PROPERTY ACQUISITIONS

         Between January 1, 1998 and March 2, 1998, the Company acquired six Properties consisting of land and building. These Properties are two Golden Corral Properties (one in each of Dubuque, Iowa; and Edmond, Oklahoma), two Tumbleweed Southwest Mesquite Grill & Bar Properties (one in each of Clarksville and Hermitage, Tennessee), one Arby's Property (in Jacksonville, Florida) and one Jack in the Box Property (in Los Angeles, California).

         In connection with the purchase of these six Properties, the Company, as lessor, entered into long-term lease agreements with unaffiliated lessees. The general terms of the lease agreements are described in "Business - Description of Property Leases." In addition, in connection with the purchase of these Properties, which are to be constructed, the Company has entered into development and indemnification and put agreements with the lessee. The general terms of these agreements are described in "Business - Site Selection and Acquisition of Properties - Construction and Renovation."

         The following table sets forth the location of the six Properties consisting of land and building, acquired by the Company from January 1, 1998 through March 2, 1998, a description of the competition, and a summary of the principal terms of the acquisition and lease of each Property. For information regarding the Properties acquired by the Company prior to January 1, 1998, see Exhibit B, Schedule III - Real Estate and Accumulated Depreciation attached.

                              PROPERTY ACQUISITIONS
                   From January 1, 1998 through March 2, 1998


                                                          Lease Expira-
Property Location and       Purchase         Date           tion and               Minimum                              Option
Competition                 Price (1)      Acquired      Renewal Options       Annual Rent (2)     Percentage Rent   To Purchase
---------------------     ------------     --------      ---------------       ---------------     ---------------   -----------
Golden Corral (6)        $520,186         01/20/98      07/2013; four       10.75% of Total        for each lease    during the
(the  "Dubuque #2        (excluding                     five-year           Cost (4)               year, 5% of       first through
Property ")              development                    renewal options                            the amount by     seventh
Restaurant to be         costs) (3)                                                                which annual      lease years
constructed                                                                                        gross sales       and the
                                                                                                   exceed            tenth
The Dubuque #2                                                                                     $2,833,105 (5)    through
Property is located on                                                                                               fifteenth
the northeast corner of                                                                                              lease years
the intersection of                                                                                                  only
Northwest Arterial and
Chavenelle Road, in
Dubuque, Dubuque
County, Iowa, in an
area of mixed retail,
commercial, and
residential
development.



                                      -40-






Golden Corral (6)        $546,484         01/20/98      07/2013; four       10.75% of Total        for each lease    during the
(the  "Edmond            (excluding                     five-year           Cost (4)               year, 5% of       first through
Property ")              development                    renewal options                            the amount by     seventh
Restaurant to be         costs) (3)                                                                which annual      lease years
constructed                                                                                        gross sales       and the
                                                                                                   exceed            tenth
The Edmond Property                                                                                $2,776,470 (5)    through
is located on the                                                                                                    fifteenth
northwest corner of                                                                                                  lease years
Broadway Extension                                                                                                   only
and Comfort Drive, in
Edmond, Oklahoma
County, Oklahoma, in
an  area  of  mixed
retail,  commercial,
and  residential
development.  Other
fast-food,family-style
and casual dining
restaurants located in
proximity to the Edmond
Property include an
Applebee's, a Chili's,
an Outback Steak House, a
Perkins, a Chick-Fil-A, a
Taco Bell, a McDonald's,
a Burger King, a Hardee's,
and several local restaurants.



                                                                -41-





                                                          Lease Expira-
Property Location and       Purchase         Date           tion and               Minimum                              Option
Competition                 Price (1)      Acquired      Renewal Options       Annual Rent (2)     Percentage Rent    To Purchase
---------------------     ------------     --------      ---------------       ---------------     ---------------    -----------

Tumbleweed               $565,440         02/10/98      02/2018; two        11% of Total Cost      for each lease    at any time
Southwest Mesquite       (excluding                     five-year           (4); increases by      year, (i) 5% of   after the
   Grill & Bar (7)       development                    renewal options     10% after the fifth    annual gross      seventh
(the  "Clarksville       costs) (3)                                         lease year and after   sales  minus      lease year
Property ")                                                                 every five years       (ii) the minimum
Restaurant to be                                                            thereafter during the  annual rent for
constructed                                                                 lease term             such lease year

The Clarksville Property
is located on the northwest
corner of Wilma-Rudolph
Boulevard and SR 374, in
Clarksville, Montgomery
County, Tennessee, in an area
of mixed retail, commercial,
and residential development.

Tumbleweed               $511,103         02/10/98      02/2018; two        11% of Total Cost      for each lease    at any time
Southwest Mesquite       (excluding                     five-year           (4); increases by      year, (i) 5% of   after the
   Grill & Bar (7)       development                    renewal options     10% after the fifth    annual gross      seventh
(the  "Hermitage         costs) (3)                                         lease year and after   sales minus (ii)  lease year
Property ")                                                                 every five years       the minimum
Restaurant to be                                                            thereafter during the  annual rent for
constructed                                                                 lease term             such lease year

The Hermitage Property
is located on the east
side of Old Hickory
Boulevard,  in Hermitage,
Davidson County,
Tennessee, in an area of
mixed retail, commercial,
and residential development.
Other fast-food, family-
style and casual dining
restaurants located in
proximity to the
Hermitage Property include
an Applebee's and a
Schlotzsky's Deli.



                                                                -42-





                                                          Lease Expira-
Property Location and       Purchase         Date           tion and               Minimum                             Option
Competition                 Price (1)      Acquired      Renewal Options       Annual Rent (2)    Percentage Rent   To Purchase
---------------------     ------------     --------      ---------------       ---------------    ---------------   -----------

Arby's                   $424,738         02/20/98      02/2018; two                 (8)                None         at any time
(the "Jacksonville      (excluding                      five-year                                                    after the
Property")              development                     renewal options                                              seventh
Restaurant to be        costs) (3)                                                                                   lease year
constructed

The Jacksonville Property
is    located    on   the
northwest    corner    of
DeBarry  Avenue and Wells
Road,  in   Jacksonville,
Clay County,  Florida, in
an area of mixed  retail,
commercial,           and
residential  development.
Other          fast-food,
family-style  and  casual
dining        restaurants
located in  proximity  to
the Jacksonville Property
include a Steak-n- Shake,
a  Chili's,   an  Outback
Steak  House,   a  Burger
King, a Ruby  Tuesday,  a
Tony Roma's,  and several
local restaurants.


    -43-






Jack in the Box          $1,380,250       02/23/98      02/2016; four       $134,574 (9);               None         at any time
(the  "Los Angeles #4    (3) (9)                        five-year           increases by 8%                          after the
Property ")                                             renewal options     after the fifth lease                    seventh
Restaurant to be                                                            year and after every                     lease year
constructed                                                                 five years thereafter
                                                                            during the lease
The Los Angeles #4                                                          term
Property is located on
the southeast corner of
Pico Boulevard and
Hoover Street, in Los
Angeles, Los Angeles
County, California, in
an area of mixed retail,
commercial, and residential
development. Other fast-
food, family-style and
casual dining restaurants
located in proximity to
the Los Angeles #4 Property
include a Wendy's, a Domino's
Pizza and several local
restaurants.


----------------------
FOOTNOTES:

(1) The estimated federal income tax basis of the depreciable portion (the building portion) of each of the construction Properties acquired, once the buildings are constructed, is set forth below:

         Property                                Federal Tax Basis
         --------                                -----------------

         Dubuque #2 Property                            $1,074,000
         Edmond Property                                 1,012,000
         Clarksville Property                              926,000
         Hermitage Property                                926,000
         Jacksonville Property                             599,000
         Los Angeles #4 Property                           620,000

(2) For the Dubuque #2, Edmond, Clarksville, Hermitage and Jacksonville Properties, minimum annual rent will become due and payable on the earlier of (i) 180 days after execution of the lease, (ii) the date the certificate of occupancy for the restaurant is issued, or (iii) the date the restaurant opens for business to the public or (for the Clarksville, Hermitage and Jacksonville Properties), (iv) the date the tenant receives from the landlord its final funding of the construction costs. During the period commencing with the effective date of the lease to the date minimum annual rent becomes payable for the Dubuque #2 and Edmond Properties, as described above, interim rent equal to ten percent per annum of the amount funded by the Company in connection with the purchase and construction of the Properties shall accrue and be payable in a single lump sum at the time of final funding of the construction costs. During the period commencing with the effective date of the lease to the date minimum annual rent becomes payable for the Clarksville and Hermitage Properties, as described above, the tenant shall pay monthly interim rent equal to 11% per annum of the amount funded by the Company in connection with the purchase and construction of the Properties. During the period commencing with the effective date of the lease to the date minimum annual rent becomes payable for the Jacksonville Property, as described above, the tenant shall pay interim rent equal to the product of 325 basis points over the "Applicable Treasury Rate" (US Treasuries with a maturity date of 20 years) multiplied by the amounts funded by the Company in connection with the purchase and construction of the Property.

(3) The development agreements for the Properties which are to be constructed, provides that construction must be completed no later than the dates set forth below. The maximum cost to the Company, (including the purchase price of the land, development costs, and closing and acquisition costs) is not expected to, but may, exceed the amount set forth below:


         Property                           Estimated Maximum Cost                  Estimated Final Completion Date
         --------                           ----------------------                  -------------------------------
         Dubuque #2 Property                        $1,647,329                             July 19, 1998
         Edmond Property                             1,616,169                             July 19, 1998
         Clarksville Property                        1,488,802                             August 9, 1998
         Hermitage Property                          1,432,291                             August 9, 1998
         Jacksonville Property                       1,025,168                             August 19, 1998
         Los Angeles #4 Property                     1,380,250                             August 22, 1998

(4) The "Total Cost" is equal to the sum of (i) the purchase price of the property, (ii) closing costs, and (iii) actual development costs incurred under the development agreement.

(5) Percentage rent shall be calculated on a calendar year basis (January 1 to December 31).

(6) The lessee of the Dubuque #2 and Edmond Properties is the same unaffiliated lessee.

(7) The lessee of the Clarksville and Hermitage Properties is the same unaffiliated lessee.

(8) Initial minimum annual rent shall equal the rate which is in effect 15 business days prior to the commencement of the annual rent (2), multiplied by the amounts funded by the Company in connection with the purchase and construction of the Property. Minimum annual rent shall be adjusted upward at the end of each 36 month period after the Company's closing on the property by the lower of (i) 4.14% of the minimum annual rent or (ii) an amount equal to the product obtained by multiplying the Consumer Price Index by three.

(9) The Company paid for all construction costs in advance at closing; therefore, minimum annual rent was determined on the date acquired and is not expected to change.

PENDING INVESTMENTS

         As of March 2, 1998, the Company had initial commitments to acquire ten properties, including eight properties consisting of land and building and two properties consisting of building only. The acquisition of each of these properties is subject to the fulfillment of certain conditions, including, but not limited to, a satisfactory environmental survey and property appraisal. There can be no assurance that any or all of the conditions will be satisfied or, if satisfied, that one or more of these properties will be acquired by the Company. If acquired, the leases of all ten of these properties are expected to be entered into on substantially the same terms described in "Business - Description of Property Leases."

         In connection with the IHOP property in Saugus, Massachusetts, and one of the Shoney's properties in Phoenix, Arizona, the Company anticipates owning only the building and not the underlying land. However, for the Saugus property, the Company anticipates entering into a landlord estoppel agreement with the landlord of the land and a collateral assignment of the ground lease with the lessee, and for the Phoenix property, the Company anticipates entering into a tri-party agreement with the lessee and the landlord of the land, in order to provide the Company with certain rights with respect to the land on which the buildings are located.

         Set forth below are summarized terms expected to apply to the leases for each of the properties.

                                Lease Term and
Property                        Renewal Options            Minimum Annual Rent               Percentage Rent     Option to Purchase
--------                        ---------------            -------------------               ---------------     ------------------
Boston Market              15 years; five five-year  10.38% of the Company's total    for each lease year after   at any time after
Colorado Springs, CO       renewal options           cost to purchase the property;   the fifth lease year, (i)   the fifth lease
Existing restaurant                                  increases by 10% after the fifth 4% of annual gross sales    year
                                                     lease year and after every five  minus (ii) the minimum
                                                     years thereafter during the      annual rent for such lease
                                                     lease term                       year

Ground  Round              20 years; five five-year  10.25% of the Company's total              (2)               at any time after
Maple Shade, NJ            renewal options           cost to purchase the property                                the seventh lease
Existing restaurant                                                                                               year

IHOP (3)                                 (4)         11.78% of the Company's total    for each lease year, (i)    at any time after
Saugus, MA                                           cost to purchase the building;   3% of annual gross sales    the fifth lease
Existing restaurant                                  increases by 5.81% after the     minus (ii) the minimum      year
                                                     fifth lease year, 4.66% after    annual rent for such
                                                     the tenth lease year, and 2.83%  lease year
                                                     after the fifteenth lease year

Jack in the Box            18 years; four five-year  9.75% of Total Cost (1);                   None              at any time after
Pflugerville, TX           renewal options           increases by 8% after the fifth                              the seventh lease
Restaurant to be constructed                         lease year and after every five                              year (5)
                                                     years thereafter during the lease
                                                     term

Jack in the Box            18 years; four five-year  9.75% of Total Cost (1);                   None              at any time after
St. Louis, MO              renewal options           increases by 8% after the fifth                              the seventh lease
Restaurant to be constructed                         lease year and after every five                              year (5)
                                                     years thereafter during the lease
                                                     term

Jack in the Box            18 years; four five-year  9.75% of Total Cost (1); increases         None              at any time after
Waxahachie, TX             renewal options           by 8% after the fifth lease year and                         the seventh lease
Restaurant to be constructed                         after every five years thereafter                            year (5)
                                                     during the lease term

Ruby Tuesday               20 years; two five-year   11% of Total Cost (1);            for each lease year, (i)   at any time after
Georgetown, KY             renewal options           increases by 10% after the fifth  6% of annual gross sales   the seventh lease
Restaurant to be constructed                         lease year and after every five   minus (ii) the minimum     year
                                                     years thereafter during the lease annual rent for such lease
                                                     term                              year

Ruby Tuesday               20 years; two five-year   11% of Total Cost (1);            for each lease year, (i)   at any time after
Somerset, KY               renewal options           increases by 10% after the fifth  6% of annual gross sales   the seventh lease
Restaurant to be constructed                         lease year and after every five   minus (ii) the minimum     year
                                                     years thereafter during the lease annual rent for such lease
                                                     term                              year



                                                                -48-





                            Lease Term and
Property                    Renewal Options         Minimum Annual Rent            Percentage Rent       Option to Purchase
--------                    ---------------         -------------------            ---------------       ------------------

Shoney's                 20 years;  two five-     11% of Total Cost (1);        for each lease year, (i)  at any time after
Phoenix, AZ (#4)         year renewal options     increases by 10% after the    6% of annual gross sales  the seventh lease
Restaurant to be                                  fifth lease year and after    minus (ii) the minimum    year
renovated                                         every five years thereafter   annual rent for such
                                                  during the lease term         lease year



Shoney's (6)                      (7)           11% of Total Cost (1);       for each lease year, (i) 2.5% at any time after
Phoenix, AZ (#5)                                increases by 10% after the   of annual gross sales minus   the seventh lease
Restaurant to be                                fifth lease year and after   (ii) the minimum annual rent  year
constructed                                     every five years thereafter  for such lease year
                                                during the lease term





-----------------------
FOOTNOTES:

(1) The "Total Cost" is equal to the sum of (i) the purchase price of the property, (ii) closing costs, and (iii) actual development costs incurred under the development agreement.

(2) For each lease year, percentage rent shall be calculated upon the amount by which gross sales exceed a to be determined breakpoint (base sales) as follows; 6% for an increase of 0% to 33.33% above base sales, 5.5% for an increase of 33.34% to 66.7% above base sales, and 5% for an increase of 66.8% to 100% above base sales. For increases in gross sales in excess of 100%, percentage rent shall decrease by .5% for every additional 33.33% increase above base sales.

(3) The Company anticipates owning the building only for this property. The Company will not own the underlying land; although, the Company anticipates entering into a landlord estoppel agreement with the landlord of the land and a collateral assignment of the ground lease with the lessee in order to provide the Company with certain rights with respect to the land on which the building is located.

(4) The lease term shall expire upon the earlier of (i) the date 20 years from the date of closing, (ii) the expiration of the original term of the ground lease, or (iii) the earlier termination of the ground lease.

(5) In the event the Company purchases the property directly from the lessee, the lessee will have no option to purchase the property.

(6) The Company anticipates owning the building only for this property. The Company will not own the underlying land; although, the Company anticipates entering into a tri-party agreement with the lessee and the landlord of the land in order to provide the Company with certain rights with respect to the land on which the building is located.

(7) The lease term shall expire upon the earlier of (i) the expiration of the original term of the ground lease, or (ii) the earlier termination of the ground lease.

INVESTMENT OF OFFERING PROCEEDS

         Acquisition of a restaurant Property generally involves an investment in land and building of approximately $400,000 to $1,250,000, although higher or lower figures for individual Properties are possible. The Company estimates that it will acquire 320 to 360 additional Properties, based on an estimated average purchase price of $800,000 to $900,000 per Property, if the maximum of 34,500,000 Shares is sold. Management has estimated the average purchase price of a Property based on its past experience in acquiring similar properties and in light of current market conditions. In certain cases, the Company may become a co-venturer in a Joint Venture that will own the Property. In each such case, the Company's cost to purchase an interest in such Property will be less than the total purchase price and the Company therefore will be able to acquire interests in a greater number of Properties. Management estimates that approximately 30% to 50% of the Company's investment in a Property generally is for the cost of land, and 50% to 70% generally is for the cost of the building. See "Joint Venture Arrangements" below and "Risk Factors -- Investment Risks -- Possible Inability to Further Diversify Investments."

         Although management cannot estimate the number of additional Mortgage Loans that may be entered into, management currently expects to invest approximately 5% to 10% of Gross Proceeds of this offering, assuming the maximum of 34,500,000 Shares is sold, in Mortgage Loans.

         Additional Secured Equipment Leases will be funded with the proceeds of the Line of Credit. No portion of Gross Proceeds of this offering will be used to fund Secured Equipment Leases. Although management cannot estimate the number of additional Secured Equipment Leases that may be entered into, the aggregate outstanding principal amount of Secured Equipment Leases will not exceed 10% of the gross proceeds of this offering, the Prior Offerings and any subsequent offerings, including the approximately $23,388,700 of Secured Equipment Leases funded as of March 2, 1998. The Board of Directors may determine to obtain additional financing to be used by the Company to fund Secured Equipment Leases, provided that the amount of such additional financing may not exceed 10% of gross proceeds of this offering, the Prior Offerings and any subsequent offering. Management has undertaken, consistent with its objective of qualifying as a REIT for federal income tax purposes, to ensure that the total value of all Secured Equipment Leases will not exceed 25% of the Company's total assets, and that Secured Equipment Leases to a single lessee, in the aggregate, will not exceed 5% of total assets.

SITE SELECTION AND ACQUISITION OF PROPERTIES

         General. The Restaurant Chains selected by the Advisor, and as approved by the Board of Directors, have full-time staffs engaged in site selection and evaluation. All new sites must be approved by the Restaurant Chains. The Restaurant Chains generally conduct or require the submission of studies which typically include such factors as traffic patterns, population trends, commercial and industrial development, office and institutional development, residential development, per capita or household median income, per capita or household median age, and other factors. The Restaurant Chains also review and approve all proposed tenants and restaurant sites. The Restaurant Chains or the operators generally make their site evaluations and analyses, as well as financial information regarding proposed tenants, available to the Company.

         The Board of Directors, on behalf of the Company, elects to purchase and lease Properties based principally on an examination and evaluation by the Advisor of the potential value of the site, the financial condition and business history of the proposed tenant, the demographics of the area in which the restaurant Property is located or to be located, the proposed purchase price and proposed lease terms, geographic and market diversification, and potential sales expected to be generated by the restaurant. In addition, the potential tenant must meet at least the minimum standards established by a Restaurant Chain for its operators. The Advisor also performs an independent break-even analysis of the potential profitability of a restaurant property using historical data and other data developed by the Company and provided by the Restaurant Chains.

         Although the Restaurant Chains that are selected by the Advisor approve each tenant and each Property, the Board of Directors will exercise its own judgment as to, and will be solely responsible for, the ultimate selection of both tenants and Properties. Therefore, some of the properties approved by a Restaurant Chain may not be purchased by the Company.

         In each Property acquisition, the Advisor negotiates the lease agreement with the tenant. In certain instances, the Advisor may negotiate an assignment of an existing lease, in which case the terms of the lease may vary substantially from the Company's standard lease terms, if the Board of Directors, based on the recommendation of the Advisor, determines that the terms of an acquisition and lease of a Property, taken as a whole, are favorable to the Company. It is expected that the structure of the long-term "triple-net" lease agreements, which provide for monthly rental payments and automatic increases in base rent at specified times during the lease terms and/or a percentage of gross restaurant sales over specified levels, will increase the value of the Properties and provide an inflation hedge. See "Description of Leases" below for a discussion of the terms of the Company's leases. In connection with a Property acquisition, in the event the tenant does not enter into a Secured Equipment Lease with the Company, the tenant provides at its own expense all Equipment (such as deep fryers, grills, refrigerators, and freezers) necessary to operate the Company's Property as a restaurant. Generally, a tenant either pays cash or obtains a loan from a third party to purchase such items. If the tenant obtains such a loan, the tenant will own this personal property subject to the tenant's obligations under its loan. In the experience of the Affiliates of the Company and the Advisor, there may be rare circumstances in which a tenant defaults under such a loan, in which event the lender may attempt to remove the personal property from the building, resulting in the Property becoming inoperable as a restaurant until new Equipment can be purchased and installed. In order to prevent repossession of this personal property by the lender, and only on an interim basis in order to preserve the value of a Property, the Company may elect (but only to the extent consistent with the Company's objective of qualifying as a REIT) to use Company reserves to purchase this personal property from the lender, generally at a discount for the remaining unpaid balance under the tenant's loan. The Company then would expect, consistent with the Company's objective of qualifying as a REIT, to resell the personal property to a new tenant in connection with the transfer of the lease to that tenant.

         Some lease agreements provide the tenant with the opportunity to purchase the Property under certain conditions, generally either at a price not less than fair market value (determined by appraisal or otherwise) or through a right of first refusal to purchase the Property. In either case, the lease agreements provide that the tenant may exercise these rights only to the extent consistent with the Company's objective of qualifying as a REIT. See "Sale of Properties, Mortgage Loans, and Secured Equipment Leases" below and "Federal Income Tax Considerations -- Characterization of Leases."

         The purchase of each Property is supported by an appraisal of the real estate prepared by an independent appraiser. The Advisor, however, relies on its own independent analysis and not on such appraisals in determining whether or not to recommend the Company to acquire a particular Property. The purchase price of each such Property, plus any Acquisition Fees paid by the Company in connection with such purchase, may not exceed the Property's appraised value. (In connection with the acquisition of a Property which is to be constructed or renovated, the comparison of the purchase price and the appraised value of such Property ordinarily will be based on the "when constructed" price and value of such Property.) It should be noted that appraisals are estimates of value and should not be relied upon as measures of true worth or realizable value. Each appraisal will be maintained in the Company's records for at least five years and will be available for inspection and duplication by any stockholder.

         The titles to Properties purchased by the Company will be insured by appropriate title insurance policies and/or abstract opinions consistent with normal practices in the jurisdictions in which the Properties are located.

         Construction and Renovation. In some cases, construction or renovation is required after the purchase contract has been entered into, but before the total purchase price has been paid. In connection with the acquisition of Properties that are to be constructed or renovated and as to which the Company will own both the land and the building or building only, the Company generally advances funds for construction or renovation costs, as they are incurred, pursuant to a development agreement with the developer. The developer may be the tenant or an Affiliate of the Company. An Affiliate may serve as a developer and enter into the development agreement with the Company if the transaction is approved by a majority of the Directors, including a majority of the Independent Directors. The Company believes that the ability to have an Affiliate capable of serving as the developer provides the Company an advantage by enhancing its relationship with key tenants and by giving it access to tenant opportunities at an earlier stage of the development cycle. As a result, the Company believes it has a greater number of opportunities for investment presented to it than it might otherwise have and it is able to obtain better terms by negotiating the terms of its investment at an earlier stage in the development cycle when there are fewer competitive alternatives to the tenant.

         The developer will enter into all construction contracts and will arrange for and coordinate all aspects of the construction or renovation of the restaurant improvements. The developer is responsible for the construction or renovation of the restaurant improvements, although it may employ co-developers or sub-agents in fulfilling its responsibilities under the development agreement. All general contractors performing work in connection with such restaurant improvements must provide a payment and performance bond or other satisfactory form of guarantee of performance. All construction and renovation must be performed or supervised by persons or entities acceptable to the Advisor. The Company is obligated, as construction or renovation costs are incurred, to make the remaining payments due as part of the purchase price for the Properties, provided that the construction or renovation conforms to definitive plans, specifications, and costs approved by the Advisor and the Board of Directors and embodied in the construction contract.

         Under the terms of the development agreement, the Company generally advances its funds on a monthly basis to meet construction draw requests of the developer. The Company, in general, only advances its funds to meet the developer's draw requests upon receipt of an inspection report and a certification of draw requests from an inspecting architect or engineer suitable to the Company, and the Company may retain a portion of any advance until satisfactory completion of the project. The certification generally must be supported by color photographs showing the construction work completed as of the date of inspection. The total amount of the funds advanced to the developer (including the purchase price of the land plus closing costs and certain other costs) generally does not exceed the maximum amount specified in the development agreement. Such maximum amount is based on the Company's estimate of the costs of such construction or renovation.

         In some cases, construction or renovation is required before the Company acquires the Property. In this situation, the Company may have made a deposit on the Property in cash or by means of a letter of credit. The renovation or construction may be made by an Affiliate or a third party. The Company may permit the proposed developer to arrange for a bank or another lender, including an Affiliate, to provide construction financing to the developer. In such cases, the lender may seek assurance from the Company that it has sufficient funds to pay to the developer the full purchase price of the Property upon completion of the construction or renovation. In the event that the Company segregates funds as assurance to the lender of its ability to purchase the Property, the funds will remain the property of the Company, and the lender will have no rights with respect to such funds upon any default by the developer under the development agreement or under the loan agreement with such lender, or if the closing of the purchase of the Property by the Company does not occur for any reason, unless the transaction is supported by a letter of credit in favor of the lender.

         Under the development agreement, the developer generally is obligated to complete the construction or renovation of the restaurant improvements within 120 to 180 days from the date of the development agreement. If the construction or renovation is not completed within that time and the developer fails to remedy this default within 10 days after notice from the Company, the Company has the option to grant the developer additional time to complete the construction, to take over construction or renovation of the restaurant improvements, or to terminate the development agreement and require the developer to purchase the Property at a price equal to the sum of (i) the Company's purchase price of the land, including all fees, costs, and expenses paid by the Company in connection with its purchase of the land, (ii) all fees, costs, and expenses disbursed by the Company pursuant to the development agreement for construction of the restaurant improvements, and (iii) the Company's "construction financing costs." The "construction financing costs" of the Company is an amount equal to a return, at the annual percentage rate used in calculating the minimum annual rent under the lease, on all Company payments and disbursements described in clauses (i) and (ii) above.

         The Company also generally enters into an indemnification and put agreement (the "Indemnity Agreement") with the developer and any guarantor of the obligations of the tenant under the lease in connection with the acquisition of Properties to be constructed or renovated. The Indemnity Agreement will provide for certain additional rights to the Company unless certain conditions are met. In general, these conditions are (i) the developer's acquisition of all permits, approvals, and consents necessary to permit commencement of construction or renovation of the restaurant within a specified period of time after the date of the Indemnity Agreement (normally, 60 days), or (ii) the completion of construction or renovation of the restaurant as evidenced by the issuance of a certificate of occupancy, within a specified period of time (generally, 120 to 180 days) after the date of the Indemnity Agreement. If such conditions are not met, the Company has the right to grant the developer additional time to satisfy the conditions or to require the developer to purchase the Property from the Company at a purchase price equal to the total amount disbursed by the Company in connection with the acquisition and construction or renovation of the Property (including closing costs), plus an amount equal to the return described in item (iii) of the preceding paragraph. Failure of the developer to purchase the Property from the Company upon demand by the Company under the circumstances specified above entitles the Company to declare the developer in default under the lease and to declare each guarantor in default under any guarantee of the developer's obligations to the Company.

         In certain situations where construction or renovation is required for a restaurant Property, the Company will pay a negotiated maximum amount upon completion of construction or renovation rather than providing financing to the developer, with such amount to be based on the developer's costs and fees of such construction or renovation.

         Affiliates of the Company also may provide construction financing to the developer of a Property. In addition, the Company may purchase from an Affiliate of the Company a Property that has been developed, constructed or renovated by the Affiliate. Any fees paid to Affiliates of the Company in connection with the financing, construction or renovation of a Property acquired by the Company will be considered Acquisition Fees and will be subject to approval by a majority of the Board of Directors, including a majority of the
Independent Directors, not otherwise interested in the transaction. See "Management Compensation" and "Conflicts of Interest -- Certain Conflict Resolution Procedures." Any such fees will be included in the cost of the Property and, therefore, will be included in the calculation of base rent.

         In all situations where construction or renovation of a restaurant Property is required, the Company also has the right to review the tenant's books, records, and agreements during and following completion of construction to verify actual costs.

         Interim Acquisitions. The Affiliates of the Advisor regularly have opportunities to acquire restaurant properties of a type suitable for acquisition by the Company as a result of their existing relationships and past experience with various Restaurant Chains and restaurant operators. See "General" above. These acquisitions often must be made within a relatively short period of time, occasionally at a time when the Company may be unable to make the acquisition. In an effort to address these situations and preserve the acquisition opportunities of the Company (and other entities with which the Company is affiliated), the Advisor and its Affiliates maintain lines of credit which enable them to acquire these restaurant properties on an interim basis and temporarily own them for the purpose of facilitating their acquisition by the Company (or other entities with which the Company is affiliated). At such time as a Property acquired on an interim basis is determined to be suitable for acquisition by the Company, the interim owner of the Property will sell its interest in the Property to the Company at a price equal to the lesser of its cost (which includes carrying costs and, in instances in which an Affiliate of the Company has provided real estate brokerage services in connection with the initial purchase of the Property, indirectly includes fees paid to an Affiliate of the Company) to purchase such interest in the Property or the Property's appraised value, provided that a majority of Directors, including a majority of the Independent Directors, determine that the acquisition is fair and reasonable to the Company. See "Conflicts of Interest -- Certain Conflict Resolution Procedures." Appraisals of Properties acquired from such interim owners will be obtained in all cases.

         Acquisition Services. Acquisition services performed by the Advisor include, but are not limited to, site selection and/or approval; review and selection of tenants and negotiation of lease agreements and related documents; monitoring Property acquisitions; and the processing of all final documents and/or procedures to complete the acquisition of Properties and the commencement of tenant occupancy and lease payments.

         The Company will pay the Advisor an Acquisition Fee not to exceed 4.5% of the Gross Proceeds from the sale of Shares. See "Management Compensation." The total of all Acquisition Fees and Acquisition Expenses shall be reasonable and shall not exceed an amount equal to 6% of the Real Estate Asset Value of a Property, or in the case of a Mortgage Loan, 6% of the funds advanced, unless a majority of the Board of Directors, including a majority of the Independent Directors, not otherwise interested in the transaction approves fees in excess of these limits subject to a determination that the transaction is commercially competitive, fair and reasonable to the Company. The total of all Acquisition Fees payable to all persons or entities will not exceed the compensation customarily charged in arm's-length transactions by others rendering similar services as an ongoing activity in the same geographical location and for comparable types of properties.

         The Advisor engages counsel to perform legal services, and such counsel also may provide legal services to the Company in connection with the acquisition of Properties. The legal fees payable to such counsel by the Company will not exceed those generally charged for similar services.

STANDARDS FOR INVESTMENT IN PROPERTIES

         Selection of Restaurant Chains. The selection of Restaurant Chains by the Advisor, as approved by the Board of Directors, is based on an evaluation of the operations of restaurants in the Restaurant Chain, the number of restaurants operated throughout the Restaurant Chain's system, the relationship of average restaurant gross sales to the average capital costs of a restaurant, the Restaurant Chain's relative competitive position among the same type of restaurants offering similar types of food, name recognition, and market penetration. The Restaurant Chains may not be affiliated with the Advisor, the Company or an Affiliate.

         Selection of Properties and Tenants. In making investments in Properties, the Advisor considers relevant real property and financial factors, including the condition, use, and location of the Property, income-producing capacity, the prospects for long-term appreciation, the relative success of the Restaurant Chain in the geographic area in which the Property is located, and the management capability and financial condition of the tenant. The Company obtains an independent appraisal for each Property it purchases. In selecting tenants, the Advisor will consider the prior experience of the tenant in the restaurant industry, the net worth of the tenant, past operating results of other restaurants currently or previously operated by the tenant, and the tenant's prior experience in managing restaurants within a particular Restaurant Chain.

         In selecting specific Properties within a particular Restaurant Chain and in selecting lessees for the Company's Properties, the Advisor, as approved by the Board of Directors, applies the following minimum standards.

         1. Each Property will be in what the Advisor believes is a prime business location.

         2. Base (or minimum) annual rent will provide a specified minimum return on the Company's cost of purchasing and, if applicable, developing the Property, and the lease typically also will provide for automatic increases in base rent at specified times during the lease term and for payment of percentage rent based on gross restaurant sales over specified levels.

         3.   The initial lease term typically will be at least 15 to 20 years.

         4. The Company will reserve the right to approve or reject any tenant and restaurant site selected by a Restaurant Chain.

         5. In evaluating prospective tenants, the Company will examine, among other factors, the tenant's ranking in its market segment, trends in per store sales, overall changes in consumer preferences, and the tenant's ability to adapt to changes in market and competitive conditions, the tenant's historical financial performance, and its current financial condition.

         6. In general, the Company will not acquire a Property, if, as a result, more than 25% of its Gross Proceeds would be invested in Properties of a single Restaurant Chain or if more than 30% of its Gross Proceeds would be invested in Properties in a single state.

DESCRIPTION OF PROPERTIES

         The 250 Properties owned by the Company as of March 2, 1998 conform generally to the following specifications of size, cost, and type of land and buildings and based on these Properties and on past experience and knowledge of the fast-food, family-style, and casual dining restaurant industry, the Advisor expects that the Properties purchased by the Company with the remaining proceeds of the 1997 Offering and with the proceeds of this offering will also conform generally to the following specifications. These specifications may vary substantially if the Company invests in any full-service restaurant Properties.

         Land. Lot sizes generally range from 25,000 to 60,000 square feet depending upon building size and local demographic factors. Restaurants located on land within shopping centers will be freestanding and may be located on smaller parcels if sufficient common parking is available. Restaurant sites purchased by the Company are in locations zoned for commercial use which have been reviewed for traffic patterns and volume of traffic. There is substantial competition for quality sites; accordingly, land costs may be high and generally range from $150,000 to $500,000, although the cost of the land for particular Properties may be higher or lower in some cases.

         Buildings. Either before or after construction or renovation, the restaurant Properties acquired by the Company are one of a Restaurant Chain's approved designs. Prior to purchase of all restaurant Properties, other than those purchased prior to completion of construction, the Company receives a copy of the certificate of occupancy issued by the local building inspector or other governmental authority which permits the use of the Property as a restaurant, and receives a certificate from the Restaurant Chain to the effect that (i) the Property is operational and (ii) the Property and the tenant are in compliance with all of the Restaurant Chain's requirements, including, but not limited to, building plans and specifications approved by the Restaurant Chain. The Company also receives a certificate of occupancy for each restaurant for which construction has not been completed at the time of purchase, prior to the Company's payment of the final installment of the purchase price for the restaurant Property.

         The restaurant buildings generally are rectangular and constructed from various combinations of stucco, steel, wood, brick, and tile. Building sizes generally range from 2,500 to 6,000 square feet, with the larger restaurants having greater seating and equipment areas. Building and site preparation costs vary depending upon the size of the building and the site and the area in which the restaurant Property is located. It is estimated that building and site preparation costs generally range from $250,000 to $1,250,000 for each restaurant Property.

         Generally, Properties acquired by the Company consist of both land and building, although in a number of cases the Company may acquire only the land underlying the restaurant building with the building owned by the tenant or a third party, and also may acquire the building only with the land owned by a third party. In general, the Properties are freestanding and surrounded by paved parking areas. Buildings are suitable for conversion to various uses, although modifications will be required prior to use for other than restaurant operations.

         A tenant generally is required by the lease agreement to make such capital expenditures as may be reasonably necessary to refurbish restaurant buildings, premises, signs, and equipment so as to comply with the tenant's obligations under the franchise agreement to reflect the current commercial image of its Restaurant Chain. These capital expenditures are paid by the tenant during the term of the lease.

DESCRIPTION OF PROPERTY LEASES

         The terms and conditions of any lease entered into by the Company with regard to a restaurant Property may vary from those described below. The Advisor in all cases uses its best efforts to obtain terms at least as favorable as those described below. If the Board of Directors determines, based on the recommendation of the Advisor, that the terms of an acquisition and lease of a Property, taken as a whole, are favorable to the Company, the Board of Directors may, in its sole discretion, cause the Company to enter into leases with terms which are substantially different than the terms described below, but only to the extent consistent with the Company's objective of qualifying as a REIT. In making such determination, the Advisor considers such factors as the type and location of the restaurant, the creditworthiness of the tenant, the purchase price of the Property, the prior performance of the tenant, and the prior business experience of management of the Company and the Company's Affiliates with a Restaurant Chain or restaurant operator.

         General. In general, the leases are "triple-net" leases, which means that the tenants are required to pay for all repairs, maintenance, property taxes, utilities, and insurance. The tenants also are required to pay for special assessments, sales and use taxes, and the cost of any renovations permitted under the leases. The Company will be the lessor under each lease except in certain circumstances in which it may be a party to a Joint Venture which will own the Property. In those cases, the Joint Venture, rather than the Company, will be the lessor, and all references in this section to the Company as lessor therefore should be read accordingly.
See "Joint Venture Arrangements" below.

         Term of Leases. Properties are generally leased on a "triple-net" basis for an initial term of either 15 or 20 years with up to five, five-year renewal options. The minimum rental payment under the renewal option generally is greater than that due for the final lease year of the initial term of the lease. Upon termination of the lease, the tenant will surrender possession of the Property to the Company, together with any improvements made to the Property during the term of the lease, except that for Properties in which the Company owns only the land underlying the building, the tenant may in certain cases retain ownership of the building.

         The following table sets forth the number of Property leases expiring in each year for the Properties owned by the Company as of March 2, 1998. Since lease renewal options are exercisable at the option of the tenant, the table below only presents the year in which the initial lease term expires.

                  Year of Initial Lease
                     Term Expiration                Number of Properties
                     ---------------                --------------------

                           2002                                 1
                           2006                                 1
                           2008                                 2
                           2009                                 1
                           2010                                10
                           2011                                22
                           2012                                39
                           2013                                 8
                           2014                                 4
                           2015                                31
                           2016                                54
                           2017                                72
                           2018                                 4
                           2022                                 1
                                                             ----

                                   Total                      250
                                                             ====

         Computation of Lease Payments. During the initial term of the lease, the tenant pays the Company, as lessor, minimum annual rent equal to a specified percentage of the Company's cost of purchasing the Property. Typically, the leases provide for automatic increases in the minimum annual rent at predetermined intervals during the term of the lease. In the case of Properties that are to be constructed or renovated pursuant to a development agreement, the Company's costs of purchasing the Property include the purchase price of the land, including all fees, costs, and expenses paid by the Company in connection with its purchase of the land, and all fees, costs, and expenses disbursed by the Company for construction of restaurant improvements. See "Site Selection and Acquisition of Properties -- Construction and Renovation" above.

         In addition to minimum annual rent, the tenant pays the Company "percentage rent." Percentage rent is computed as a percentage of the restaurant gross sales at a particular Property. The leases generally provide that percentage rent will commence in the first lease year in which gross sales exceed a specified amount. Certain leases, however, provide that percentage rent is to be paid quarterly beginning at the end of the first two years of the lease and each succeeding quarter thereafter to the extent the restaurant gross sales in that quarter exceed the average quarterly gross sales during the first two lease years. The leases also generally provide that the tenant will receive a credit against percentage rent for the amount of the escalations in the minimum annual rent due under the lease. Gross sales include sales of all products and services of the restaurant, excluding sales taxes, tips paid to serving people, and sales from vending machines.

         In the case of Properties in which the Company owns only the building, the Company will structure its leases to have recovered its investment in the building by the expiration of the lease.

         Assignment and Sublease. In general, leases may not be assigned or subleased without the Company's prior written consent (which may not be unreasonably withheld) except to a tenant's corporate franchisor, corporate affiliate or subsidiary, a successor by merger or acquisition, or, in certain cases, another franchisee, if such assignee or subtenant agrees to operate the same type of restaurant on the premises, but only to the extent consistent with the Company's objective of qualifying as a REIT. The leases set forth certain factors (such as the financial condition of the proposed tenant or subtenant) that are deemed to be a reasonable basis for the Company's refusal to consent to an assignment or sublease. In addition, the Company may refuse to permit any assignment or sublease that would jeopardize the Company's continued qualification as a REIT. The original tenant generally will remain fully liable, however, for the performance of all tenant obligations under the lease following any such assignment or sublease unless the Company agrees in writing to release the original tenant from its lease obligations.

         Alterations to Premises. A tenant generally has the right, without the prior consent of the Company and at the tenant's own expense, to make certain immaterial structural modifications to the restaurant building and improvements (with a cost of up to $10,000) or, with the Company's prior written consent and at the tenant's own expense, to make material structural modifications that may include demolishing and rebuilding the restaurant. Under certain leases, the tenant, at its own expense, may make any type of alterations to the leased premises without the Company's consent but must provide the Company with plans of any proposed structural modifications at least 30 days before construction of the alterations commences. Certain leases may require the tenant to post a payment and performance bond for any structural alterations with a cost in excess of a certain amount.

         Right of Tenant to Purchase. Generally, if the Company wishes at any time to sell a Property pursuant to a bona fide offer from a third party, the tenant of that Property has the right to purchase the Property for the same price, and on the same terms and conditions, as contained in the offer. In certain cases, the tenant also has a right to purchase the Property seven to 20 years after commencement of the lease at a purchase price equal to the greater of (i) the Property's appraised value at the time of the tenant's purchase, or
(ii) a specified amount, generally equal to the Company's purchase price of the Property, plus a predetermined percentage (generally, 15% to 20%) of such purchase price.

         Substitution of Properties. Under certain leases, the tenant, at its own expense, is entitled to operate another form of approved restaurant on the Property as long as such approved restaurant has an operating history which reflects an ability to generate gross sales and potential sales growth equal to or greater than that experienced by the tenant in operating the original restaurant.

         In addition, certain leases provide the tenant with the right, to the extent consistent with the Company's objective of qualifying as a REIT, to offer the substitution of another national or regional fast-food, family-style, or casual dining restaurant property selected by the tenant in the event that (i) the Property that is the subject of the lease is not producing percentage rent pursuant to the terms of the lease, and (ii) the tenant determines that the Property has become uneconomic (other than as a result of an insured casualty loss or condemnation) for the tenant's continued use and occupancy in its business operation and the tenant's board of directors has determined to close and discontinue use of the Property. The tenant's determination that a Property has become uneconomic is to be made in good faith based on the tenant's reasonable business judgment after comparing the results of operations of the Property to the results of operations at the majority of other properties then operated by the tenant. If either of these events occurs, the tenant will have the right to offer the Company the opportunity to exchange the Property for another national or regional fast-food, family-style, or casual dining restaurant property (the "Substituted Property") with a total cost for land and improvements thereon (including overhead, construction interest, and other related charges) equal to or greater than the cost of the Property to the Company.

         Generally, the Company will have 30 days following receipt of the tenant's offer for exchange of the Property to accept or reject such offer. In the event that the Company requests an appraisal of the Substituted Property, it will have at least ten days following receipt of the appraisal to accept or reject the offer. If the Company accepts such offer, (i) the Substituted Property will be exchanged for the Property in a transaction designed and intended to qualify as a "like-kind exchange" within the meaning of section 1031 of the Code with respect to the Company and (ii) the lease of the Property will be amended to (a) provide for minimum rent in an amount equal to the sum determined by multiplying the cost of the Substituted Property by the Property lease rate and (b) provide for the number of five-year lease renewal options sufficient to permit the tenant, at its option, to continue its occupancy of the Substituted Property for up to 35 years from the date on which the exchange is made. The Company will pay the tenant the excess, if any, of the cost of the Substituted Property over the cost of the Property. If the substitution does not take place within a specified period of time after the tenant makes the offer to exchange the Property for the Substituted Property, either party thereafter will have the right not to proceed with the substitution. If the Company rejects the Substituted Property offered by the tenant, the tenant is generally required to offer at least three additional alternative properties for the Company's acceptance or rejection. If the Company rejects all Substituted Properties offered to it pursuant to the lease, or otherwise fails or refuses to consummate a substitution for any reason other than the tenant's failure to fulfill the conditions precedent to the exchange, then the tenant will be entitled to terminate the lease on the date scheduled for such exchange by purchasing the Property from the Company for a price equal to the then-fair market value of the Property.

         Neither the tenant nor any of its subsidiaries, licensees, concessionaires, or sublicensees or any other affiliate will be permitted to use the original Property as a restaurant of the same type and style for at least one year after the closing of the original Property. In addition, in the event the tenant or any of its affiliates sells the Property within twelve months after the Company acquires the Substituted Property, the Company will receive, to the extent consistent with its objective of qualifying as a REIT, from the proceeds of the sale the amount by which the selling price exceeds the cost of the Property to the Company.

         Special Conditions. Certain leases provide that the lessee is not permitted to own or operate, directly or indirectly, another Property of the same or similar type as the leased Property that is or will be located within a specified distance of the leased Property.

         Insurance, Taxes, Maintenance, and Repairs. All of the leases require that the tenant pay all taxes and assessments, maintenance, repair, utility, and insurance costs applicable to the real estate and permanent improvements. Tenants will be required to maintain all Properties in good order and repair.

         Tenants generally are required, under the terms of the leases, to maintain, for the benefit of the Company and the tenant, casualty insurance in an amount not less than the full replacement value of the building and other permanent improvements (or a percent of such value in the case of certain leases, but in no case less than 90%), as well as liability insurance, generally in an amount not less than $2,000,000 for each location and event. All tenants, other than those tenants with a substantial net worth, generally also will be required to obtain "rental value" or "business interruption" insurance to cover losses due to the occurrence of an insured event for a specified period, generally six to twelve months. In general, no lease is entered into unless, in the opinion of the Advisor, as approved by the Board of Directors, the insurance required by the lease adequately insures the Property.

         The tenants generally will be required to maintain the Property and repair any damage to the Property, except damage occurring during the last 24 to 48 months of the lease term (as extended), which in the opinion of the tenant renders the Property unsuitable for occupancy, in which case the tenant will have the right instead to pay the insurance proceeds to the Company and terminate the lease.

         The tenants generally are required to repair the Property in the event that less than a material portion of the Property (for example, more than 20% of the building or more than 40% of the land) is taken for public or quasi-public use. The Company's leases generally provide that, in the event of any condemnation of the Property that does not give rise to an option to terminate the lease or in the event of any condemnation which does give rise to an option to terminate the lease and the tenant elects not to terminate, the Company will remit to the tenant the award from such condemnation and the tenant will be required to repair and restore the Property. To the extent that the award exceeds the estimated costs of restoring or repairing the Property, the tenant is required to deposit such excess amount with the Company. Until a specified time (generally, ten days) after the tenant has restored the premises and all improvements thereon to the same condition as existed immediately prior to such condemnation insofar as is reasonably possible, a "just and proportionate" amount of the minimum annual rent will be abated from the date of such condemnation. In addition, the minimum annual rent will be reduced in proportion to the reduction in the then rental value of the premises or the fair market value of the premises after the condemnation in comparison with the rental value or fair market value prior to such condemnation.

         Events of Default. The leases generally provide that the following events, among others, will constitute a default under the lease: (i) the insolvency or bankruptcy of the tenant, provided that the tenant may have the right, under certain circumstances, to cure such default, (ii) the failure of the tenant to make timely payment of rent or other charges due and payable under the lease, if such failure continues for a specified period of time (generally, five to 30 days) after notice from the Company of such failure, (iii) the failure of the tenant to comply with any of its other obligations under the lease (for example, the discontinuance of operations of the leased Property) if such failure continues for a specified period of time (generally, ten to 45 days), (iv) a default under or termination of the franchise agreement between the tenant and its franchisor, (v) in cases where the Company enters into a development agreement relating to the construction or renovation of a restaurant, a default under the development agreement or the Indemnity Agreement or the failure to establish the minimum annual rent at the end of the development period, and (vi) in cases where the Company has entered into other leases with the same tenant, a default under such lease.

         Upon default by the tenant, the Company generally will have the right under the lease and under most state laws to evict the tenant, re-lease the Property to others, and hold the tenant responsible for any deficiency in the minimum lease payments. Similarly, if the Company determined not to re-lease the Property, it could sell the Property. (Unless required to do so by the lease or its investment objectives, however, the Company does not intend to sell any Property prior to five to ten years after the commencement of the lease on such Property. See "Right of Tenant to Purchase" above.) In the event that a lease requires the tenant to make a security deposit (which it is anticipated normally would be equal to two months' base rent), the Company will have the right under the lease to apply the security deposit, upon default by the tenant, towards any payments due from the defaulting tenant. In general, the tenant will remain liable for all amounts due under the lease to the extent not paid from a security deposit or by a new tenant.

         In the event that a tenant defaults under a lease with the Company, the Company either will attempt to locate a replacement restaurant operator acceptable to the Restaurant Chain involved or will discontinue operation of the restaurant. In lieu of obtaining a replacement restaurant operator, some Restaurant Chains may have the option and may elect to operate the restaurants themselves. The Company will have no obligation to operate the restaurants, and no Restaurant Chain will be obligated to permit the Company or a replacement restaurant operator to operate the restaurants.

JOINT VENTURE ARRANGEMENTS

         The Company may enter into a Joint Venture to own and operate a Property with various unaffiliated persons or entities or with another program formed by the principals of the Company or the Advisor or their Affiliates, if a majority of the Directors, including a majority of the Independent Directors, not otherwise interested in the transaction determine that the investment in the Joint Venture is fair and reasonable to the Company and on substantially the same terms and conditions as those to be received by the co-venturer or co-venturers. The Company may take more or less than a 50% interest in any Joint Venture, subject to obtaining the requisite approval of the Directors. See "Risk Factors -- Real Estate and Financing Risks -- Impasse or Conflicts of Interest with Joint Venture Partner."

         Under the terms of each Joint Venture agreement, the Company and each joint venture partner will be jointly and severally liable for all debts, obligations, and other liabilities of the Joint Venture, and the Company and each joint venture partner will have the power to bind each other with any actions they take within the scope of the Joint Venture's business. In addition, it is expected that the Advisor or its Affiliates will be entitled to reimbursement, at cost, for actual expenses incurred by the Advisor or its Affiliates on behalf of the Company. Joint Ventures entered into to purchase and hold a Property for investment generally will have an initial term of 15 to 20 years (generally the same term as the initial term of the lease for the Property in which the Joint Venture invests), and, after the expiration of the initial term, will continue in existence from year to year unless terminated at the option of either joint venturer or unless terminated by an event of dissolution. Events of dissolution will include the bankruptcy, insolvency, or termination of any co-venturer, sale of the Property owned by the Joint Venture, mutual agreement of the Company and its joint venture partner to dissolve the Joint Venture, and the expiration of the term of the Joint Venture. The Joint Venture agreement typically will restrict each venturer's ability to sell, transfer, or assign its joint venture interest without first offering it for sale to its co-venturer. In addition, in any Joint Venture with another program sponsored by the Advisor or its Affiliates, where such arrangements are entered into for the purpose of purchasing and holding Properties for investment, in the event that one party desires to sell the Property and the other party does not desire to sell, either party will have the right to trigger dissolution of the Joint Venture by sending a notice to the other party. The notice will establish the price and terms for the sale or purchase of the other party's interest in the Joint Venture to the other party. The Joint Venture agreement will grant the receiving party the right to elect either to purchase the other party's interest on the terms set forth in the notice or to sell its own interest on such terms.

         The following paragraphs describe the allocations and distributions under the expected terms of the joint venture agreement for any Joint Venture in which the Company and its co-venturer each have a 50% ownership interest. In any other case, the allocations and distributions are expected to be similar to those described below, except that allocations and distributions which are described below as being made 50% to each co-venturer will instead be made in proportion to each co-venturer's respective ownership interest.

         Under the terms of each joint venture agreement, operating profits and losses generally will be allocated 50% to each co-venturer. Profits from the sale or other disposition of Joint Venture property first will be allocated to any co-venturers with negative capital account balances in proportion to such balances until such capital accounts equal zero, and thereafter 50% to each co-venturer. Similarly, losses from the sale or other disposition of Joint Venture property first will be allocated to joint venture partners with positive capital account balances in proportion to such balances until such capital accounts equal zero, and thereafter 50% to each co-venturer. Notwithstanding any other provisions in the Joint Venture agreement, income, gain, loss, and deductions with respect to any contributed property will be shared in a manner which takes into account the variation between the basis of such property and its fair market value at the time of contribution in accordance with section 704(c) of the Code.

         Net cash flow from operations of the Joint Venture will be distributed 50% to each joint venture partner. Any liquidation proceeds, after paying joint venture debts and liabilities and funding reserves for contingent liabilities, will be distributed first to the joint venture partners with positive capital account balances in proportion to such balances until such balances equal zero, and thereafter 50% to each joint venture partner.

         In order that the allocations of Joint Venture income, gain, loss, and deduction provided in Joint Venture agreements may be respected for federal income tax purposes, it is expected that any Joint Venture agreement (i) will contain a "qualified income offset" provision, (ii) will prohibit allocations of loss or deductions to the extent such allocation would cause or increase an "Adjusted Capital Account Deficit," and (iii) will require (a) that capital accounts be maintained for each joint venture partner in a manner which complies with Treasury Regulation ss.1.704-1(b)(2)(iv) and (b) that distributions of proceeds from the liquidation of a partner's interest in the Joint Venture (whether or not in connection with the liquidation of the Joint Venture) be made in accordance with the partner's positive capital account balance. See "Federal Income Tax Considerations -- Investment in Joint Ventures."

         Prior to entering into any Joint Venture arrangement with any unaffiliated co-venturer (or the principals of any unaffiliated co-venturer), the Company will confirm that such person or entity has demonstrated to the satisfaction of the Company that requisite financial qualifications are met.

MORTGAGE LOANS

         The Company  provides  Mortgage  Loans to operators  of the  Restaurant
Chains, or their affiliates, to enable them to acquire the building and improvements on real property. Generally in these cases, the Company acquires the underlying land and enters into a long-term ground lease for the Property with the borrower as the tenant. The Mortgage Loan is secured by the building and improvements on the land. Management believes that the criteria for investing in the Mortgage Loans are substantially the same as those involved in the Company's investments in Properties consisting of buildings only; therefore, the Company uses the same underwriting criteria as described above in "Business
- Standards for Investment in Properties."

         As of March 2, 1998, the Company had provided Mortgage Loans to the tenants of 44 Properties that are land only to purchase the buildings on these Properties and the buildings on two additional properties.

         Generally, management believes the interest rate and terms of these transactions are substantially the same as those of the leases. The borrower is responsible for all of the expenses of owning the building and improvements, as with the "triple-net" leases, including expenses for insurance and repairs and maintenance. The Mortgage Loans are fully amortizing loans, generally over a period of 15 to 20 years (the same term as the initial term of the Property leases), with payments of principal and interest due monthly. In addition, the interest rates charged under the terms of the Mortgage Loans are fixed over the term of the loan and generally are comparable to, or slightly lower than, lease rates charged to tenants for the Properties.

         Management also believes that the combined leasing and financing structure provides the benefit of allowing the Company to receive, on a fixed income basis, the return of its initial investment in each financed building, which is generally a depreciating asset, plus interest. At the same time, the Company retains ownership of the underlying land, which is generally an appreciating asset, thus providing an opportunity for a capital gain on the sale of the land. In such cases in which the borrower is also the tenant under a Property lease for the underlying land, if the borrower does not elect to exercise its purchase option to acquire the Property under the terms of the lease, the building and improvements on the Property will revert to the Company at the end of term of the lease, including any renewal periods. If the borrower does elect to exercise its purchase option as the tenant of the underlying land, the Company will generally have the option of selling the Property at the greater of fair market value or cost plus a specified percentage.

         The Company will not make or invest in Mortgage Loans unless an appraisal is obtained concerning the property that secures the Mortgage Loan. Mortgage indebtedness on any property shall not exceed such property's appraised value. In cases in which the majority of the Independent Directors so determine, and in all cases in which the Mortgage Loan involves the Advisor, Directors, or Affiliates, such appraisal must be obtained from an independent expert concerning the underlying property. Such appraisal shall be maintained in the Company's records for at least five years, and shall be available for inspection and duplication by any stockholder. In addition to the appraisal, a mortgagee's or owner's title insurance policy or commitment as to the priority of the mortgage or condition of the title must be obtained.

         In addition, the Company will not make or invest in Mortgage Loans on any one property if the aggregate amount of all mortgage loans outstanding on the property, including the loans of the Company, would exceed an amount equal to 85% of the appraised value of the property as determined by appraisal unless substantial justification exists because of the presence of other underwriting criteria. For purposes of this limitation, the aggregate amount of all mortgage loans outstanding on the property, including the loans of the Company, shall include all interest (excluding contingent participation in income and/or appreciation in value of the mortgaged property), the current payment of which may be deferred pursuant to the terms of such loans, to the extent that deferred interest on each loan exceeds 5% per annum of the principal balance of the loan.

         Further, the Company will not make or invest in any Mortgage Loans that are subordinate to any mortgage, other indebtedness or equity interest of the Advisor, the Directors, or their Affiliates. The Company currently expects Mortgage Loans to constitute from 5% to 10% of the Company's total investments if the maximum number of Shares is sold in this offering.

MANAGEMENT SERVICES

         The Advisor provides management services relating to the Company, the Properties, the Mortgage Loans, and the Secured Equipment Lease program pursuant to an Advisory Agreement between it and the Company. Under this agreement, the Advisor will be responsible for assisting the Company in negotiating leases, Mortgage Loans, and Secured Equipment Leases, collecting rental, Mortgage Loan and Secured Equipment Lease payments, inspecting the Properties and the tenants' books and records, and responding to tenant inquiries and notices. The Advisor also provides information to the Company about the status of the leases, the Properties, the Mortgage Loans, the Line of Credit and the Secured Equipment Leases. In exchange for these services, the Advisor will be entitled to receive certain fees from the Company. For supervision of the Properties and Mortgage Loans, the Advisor receives the Asset Management Fee, which, generally, is payable monthly in an amount equal to one-twelfth of .60% of Real Estate Asset Value as of the end of the preceding month and the outstanding principal amount of the Mortgage Loans, as of the end of the preceding month. For negotiating Secured Equipment Leases and supervising the Secured Equipment Lease program, the Advisor receives, upon entering into each lease, a Secured Equipment Lease Servicing Fee, payable out of the proceeds of the Line of Credit, equal to 2% of the purchase price of the Equipment subject to each Secured Equipment Lease. See "Management Compensation."

BORROWING

         The Company has entered into a revolving $35,000,000 unsecured Line of Credit with a bank to enable the Company to receive advances to fund Secured Equipment Leases and to purchase and develop Properties and fund Mortgage Loans. The advances will bear interest at a rate of LIBOR plus 1.65%, or the bank's prime rate, whichever the Company selects at the time of borrowing. Interest only is repayable monthly until July 31, 1999, at which time all remaining interest and principal shall be due. The Line of Credit provides for two one-year renewal options.

         Advances used to fund Secured Equipment Leases will be repaid using payments received from Secured Equipment Leases and will be refinanced in regard to any Secured Equipment Lease not fully repaid at the end of the term of the Line of Credit. Advances used to purchase and develop Properties and to fund Mortgage Loans will be repaid using additional offering proceeds or refinanced on a long-term basis.

         As of March 2, 1998, the Company had funded $23,388,700 in Secured Equipment Leases and had used $19,000,000 of uninvested net offering proceeds from the 1997 Offering to temporarily reduce the balance outstanding under the Line of Credit pending the investment of such offering proceeds in Properties or Mortgage Loans in order to reduce interest expense incurred by the Company.

         The Company will not encumber Properties in connection with the Line of Credit. Management believes that during the offering period the Line of Credit will allow the Company to make investments that the Company otherwise would be forced to delay until it raised a sufficient amount of proceeds from the sale of Shares to allow the Company to make the investments. By eliminating this delay the Company will also eliminate the risk that these investments will no longer be available, or the terms of the investment will be less favorable, when the Company has raised sufficient offering proceeds. Alternatively, Affiliates of the Advisor could make such investments, pending receipt by the Company of sufficient offering proceeds, in order to preserve the investment opportunities for the Company. However, Properties acquired by the Company in this manner would be subject to closing costs both on the original purchase by the Affiliate and on the subsequent purchase by the Company, which would increase the amount of expenses associated with the acquisition of Properties and reduce the amount of offering proceeds available for investment in income-producing assets. Management believes that the use of the Line of Credit by the Company will enable the Company to reduce or eliminate the instances in which the Company will be required to pay duplicate closing costs.

         The Board of Directors does not anticipate that the Company will borrow funds, other than the Line of Credit and any additional financing the Board of Directors may determine to obtain to fund Secured Equipment Leases or to purchase and develop Properties and fund Mortgage Loans. However, the Company may also borrow funds for the purpose of preserving its status as a REIT. For example, the Company may borrow to the extent necessary to permit the Company to make Distributions required in order to enable the Company to qualify as a REIT for federal income tax purposes; however, the Company will not borrow for the purpose of returning capital to the stockholders unless necessary to eliminate corporate-level tax to the Company. Until Listing occurs, the Company will not encumber Properties in connection with any borrowing. If Listing occurs, however, the Board of Directors may elect to cause the Company to borrow funds in connection with the purchase of additional Properties or for other Company purposes and to encumber any or all of the Company's Properties in connection with any such borrowing. The aggregate borrowing of the Company, secured and unsecured, shall be reasonable in relation to Net Assets of the Company and shall be reviewed by the Board of Directors at least quarterly. The Board of Directors anticipates that the aggregate amount of any borrowing will not exceed 50% of Real Estate Asset Value, although the maximum amount of borrowing in relation to Net Assets, in the absence of a satisfactory showing that a higher level of borrowing is appropriate, shall not exceed 300% of Net Assets (an amount which the Company anticipates will correspond to approximately 75% of Real Estate Asset Value). Any excess in borrowing over such 300% level shall occur only with approval by a majority of the Independent Directors and will be disclosed and explained to stockholders in the first quarterly report of the Company prepared after such approval occurs. Financing obtained to fund Secured Equipment Leases may not exceed 10% of aggregate gross proceeds of the Company's Prior Offerings, this offering and any subsequent offering.

SALE OF PROPERTIES, MORTGAGE LOANS, AND SECURED EQUIPMENT LEASES

         For the first two to seven years after the commencement of this offering, the Company intends, to the extent consistent with the Company's objective of qualifying as a REIT, to reinvest in additional Properties or Mortgage Loans any proceeds of the Sale of a Property or a Mortgage Loan that are not required to be distributed to stockholders in order to preserve the Company's REIT status for federal income tax purposes. Similarly, and to the extent consistent with REIT qualification, the Company plans to use the proceeds of the Sale of a Secured Equipment Lease to fund additional Secured Equipment Leases, or to reduce its outstanding indebtedness on the Line of Credit. By December 31, 2005, the Company intends to provide stockholders of the Company with liquidity of their investment, either in whole or in part, through Listing (although liquidity cannot be assured thereby) or by commencing orderly sales of the Company's assets. If Listing occurs, the Company intends to reinvest in additional Properties, Mortgage Loans, and Secured Equipment Leases any Net Sales Proceeds not required to be distributed to stockholders in order to preserve the Company's status as a REIT. If Listing does not occur within seven years after the commencement of the offering, the Company thereafter will undertake the orderly liquidation of the Company and the Sale of the Company's assets and will distribute any Net Sales Proceeds to stockholders. In addition, the Company will not sell any assets if such Sale would not be consistent with the Company's objective of qualifying as a REIT.

         In deciding the precise timing and terms of Property Sales, the Advisor will consider factors such as national and local market conditions, potential capital appreciation, cash flows, and federal income tax considerations. The terms of certain leases, however, may require the Company to sell a Property at an earlier time if the tenant exercises its option to purchase a Property after a specified portion of the lease term has elapsed. See "Business -- Description of Leases -- Right of Tenant to Purchase." The Company will have no obligation to sell all or any portion of a Property at any particular time, except as may be required under property or joint venture purchase options granted to certain tenants. In connection with Sales of Properties by the Company, purchase money obligations may be taken by the Company as part payment of the sales price. The terms of payment will be affected by custom in the area in which the Property is located and by prevailing economic conditions. When a purchase money obligation is accepted in lieu of cash upon the Sale of a Property, the Company will continue to have a mortgage on the Property and the proceeds of the Sale will be realized over a period of years rather than at closing of the Sale.

         During 1997, the Company sold five of its Properties to tenants for a total of approximately $6,301,000. The Company reinvested the net sales proceeds from the sale of Properties in additional Properties. In addition, during 1997, the Company sold the Equipment relating to two Secured Equipment Leases to the tenants and used the proceeds therefrom to repay amounts previously advanced under its Line of Credit.

         Generally, the Company does not anticipate selling the Secured Equipment Leases prior to expiration of the lease term, except in the event that the Company undertakes orderly liquidation of its assets. In addition, the Company does not anticipate selling any Mortgage Loans prior to the expiration of the loan term, except in the event (i) the Company owns the Property (land only) underlying the building improvements which secure the Mortgage Loan and the Sale of the Property occurs, or (ii) the Company undertakes an orderly Sale of its assets.

FRANCHISE REGULATION

         Many states regulate the franchise or license relationship between a tenant/franchisee and a Restaurant Chain. The Company will not be an Affiliate of any Restaurant Chain, and is not currently aware of any states in which the relationship between the Company as lessor and the tenant will be subjected to those regulations, but it will comply with such regulations in the future, if so required. Restaurant Chains which franchise their operations are subject to regulation by the Federal Trade Commission.

COMPETITION

         The fast-food, family-style, and casual dining restaurant business is characterized by intense competition. The operators of the restaurants located on the Properties will compete with independently owned restaurants, restaurants which are part of local or regional chains, and restaurants in other well-known national chains, including those offering different types of food and service.

         Many successful fast-food, family-style, and casual dining restaurants are located in "eating islands," which are areas to which people tend to return frequently and within which they can diversify their eating habits, because in many cases local competition may enhance the restaurant's success instead of detracting from it. Fast-food, family-style, and casual dining restaurants frequently experience better operating results when there are other restaurants in the same area.

         The Company will be in competition with other persons and entities both to locate suitable Properties to acquire and to locate purchasers for its Properties. The Company also will compete with other financing sources such as banks, mortgage lenders, and sale/leaseback companies for suitable Properties, tenants, Mortgage Loan borrowers and Equipment tenants.

REGULATION OF MORTGAGE LOANS AND SECURED EQUIPMENT LEASES

         The Mortgage Loans and Secured Equipment Lease program may be subject to regulation by federal, state and local authorities and subject to various laws and judicial and administrative decisions imposing various requirements and restrictions, including among other things, regulating credit granting activities, establishing maximum interest rates and finance charges, requiring disclosures to customers, governing secured transactions and setting collection, repossession, claims handling procedures and other trade practices. In addition, certain states may have enacted legislation requiring the licensing of mortgage bankers or other lenders and these requirements may affect the Company's ability to effectuate its Mortgage Loans and Secured Equipment Lease program. Commencement of operations into these or other jurisdictions may be dependent upon a finding of financial responsibility, character and fitness of the Company. The Company may determine not to make Mortgage Loans or operate Secured Equipment Lease program in any jurisdiction in which it believes the Company has not complied in all material respects with applicable requirements.

                                              SELECTED FINANCIAL DATA

         The following table sets forth certain financial information for the Company, and should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Financial Statements included in Exhibit B to this Prospectus.

                                                                                                     May 2,
                                                                                                   1994 (Date
                                                                                                  of Inception)
                                                                                                     through
                                                                 Year Ended December 31,           December 31,
                                                1997             1996               1995              1994
                                         ---------------    ---------------    --------------    ---------------
Revenues                                   $  19,457,933      $   6,206,684      $    659,131    $          -
Net earnings                                  15,564,456          4,745,962           368,779               -
Cash distributions declared (1)               16,854,297          5,436,072           638,618               -
Funds from operations (2)                     17,348,723          5,257,040           469,097               -
Earnings per Share                                  0.66              0.59             0.19                 -
Cash distributions declared per Share               0.74               0.71              0.31               -
Gross Proceeds received from Prior
   Offerings                                 222,482,560        100,792,991        38,454,158               -
Weighted average number of Shares
   outstanding (3)                            23,423,868         8,071,670        1,898,350                 -


                                            December 31,       December 31,      December 31,       December 31,
                                               1997               1996              1995               1994
                                            ------------       ------------      ------------       ------------

Total assets                                $339,077,762       $134,825,048      $ 33,603,084       $   929,585
Total stockholders' equity                   321,638,101        122,867,427        31,980,648           200,000


(1) Approximately eight percent, 13 percent and 42 percent of cash distributions ($0.06, $0.09 and $0.13 per Share) for the years ended December 31, 1997, 1996 and 1995, respectively, represent a return of capital in accordance with generally accepted accounting principles ( "GAAP "). Cash distributions treated as a return of capital on a GAAP basis represent the amount of cash distributions in excess of accumulated net earnings on a GAAP basis. The Company has not treated such amount as a return of capital for purposes of calculating Invested Capital and the Stockholders' 8% Return.

(2) Funds from operations ("FFO"), based on the revised definition adopted by the Board of Governors of NAREIT and as used herein, means net earnings determined in accordance with GAAP, excluding gains or losses from debt restructuring and sales of property, plus depreciation and amortization of real estate assets, and after adjustments for unconsolidated partnerships and joint ventures. (Net earnings determined in accordance with GAAP include the noncash effect of straight-lining rent increases throughout the lease term and/or rental payments during the construction of a property prior to the date it is placed in service. Straight-lining rent is a GAAP convention requiring real estate companies to report rental revenue based on the average rent per year over the life of the lease. During the years ended December 31, 1997, 1996 and 1995, net earnings included $1,941,054, $517,067 and $39,142, respectively, of these amounts.) FFO was developed by NAREIT as a relative measure of performance and liquidity of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP. However, FFO (i) does not represent cash generated from operating activities determined in accordance with GAAP (which, unlike FFO, generally reflects all cash effects of transactions and other events that enter into the determination of net earnings), (ii) is not necessarily indicative of cash flow available to fund cash needs and
         (iii) should not be considered as an alternative to net earnings determined in accordance with GAAP as an indication of the Company's operating performance, or to cash flow from operating activities determined in accordance with GAAP as a measure of either liquidity or the Company's ability to make distributions. Accordingly, the Company believes that in order to facilitate a clear understanding of the consolidated historical operating results of the Company, FFO should be considered in conjunction with the Company's net earnings and cash flows as reported in the accompanying consolidated financial statements and notes thereto. See Exhibit B - Financial Information.

(3) The weighted average number of Shares outstanding is based upon the period the Company was operational.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                       FINANCIAL CONDITION OF THE COMPANY

INTRODUCTION

         The Company is a Maryland corporation that was organized on May 2, 1994, to acquire Properties, directly or indirectly through Joint Venture or co-tenancy arrangements, to be leased on a long-term, "triple-net" basis to operators of certain Restaurant Chains. In addition, the Company may provide Mortgage Loans for the purchase of buildings, generally by borrowers that lease the underlying land from the Company. To a lesser extent, the Company may offer Secured Equipment Leases to operators of Restaurant Chains.

LIQUIDITY AND CAPITAL RESOURCES

         The Company was formed in May 1994, at which time the Company received initial capital contributions of $200,000 for 20,000 shares of Common Stock from the Advisor. In April 1995, the Company commenced a public offering for the sale of up to 16,500,000 Shares ($165,000,000) of Common Stock, the net proceeds of which were used to invest in Properties and Mortgage Loans. Of the 16,500,000 Shares offered, 1,500,000 Shares ($15,000,000) were available only to stockholders who elected to participate in the Company's Reinvestment Plan. Upon completion of its Initial Offering on February 6, 1997, the Company had received subscription proceeds of $150,591,765 (15,059,177 Shares), including 59,177 Shares ($591,765) issued pursuant to the Company's Reinvestment Plan.

         Following the completion of its Initial Offering, the Company commenced the 1997 Offering of up to 27,500,000 Shares of Common Stock. Of the 27,500,000 Shares offered, 2,500,000 were available only to stockholders who elected to participate in the Company's Reinvestment Plan. As of December 31, 1997, the Company had received subscription proceeds of $361,729,707 (36,172,971 Shares) from the Initial Offering and 1997 Offering, including 246,441 Shares ($2,464,413) issued pursuant to the Reinvestment Plan.

         As of December 31, 1997, net proceeds to the Company from its Initial Offering, 1997 Offering and capital contributions from the Advisor, after deduction of selling commissions, marketing support and due diligence expense reimbursement fees, and organizational and offering expenses, totalled $323,867,890. As of December 31, 1997, approximately $272,140,000 of net offering proceeds had been used to invest, or committed for investment, in 244 Properties (including ten Properties on which restaurants were being constructed as of December 31, 1997), to provide mortgage financing of $17,047,000, to pay acquisition fees to the Advisor totalling $16,277,837 and to pay certain acquisition expenses. The Company acquired 18 of the 244 Properties from Affiliates for purchase prices totalling approximately $14,681,000. The Affiliates had purchased and temporarily held title to these Properties in order to facilitate the acquisition of the Properties by the Company. Each Property acquired from an Affiliate was purchased at a cost no greater than the lesser of the cost of the Property to the Affiliate (including carrying costs) or the Property's appraised value.

         In connection with the ten Properties under construction at December 31, 1997, the Company has entered into various development agreements with tenants which provide terms and specifications for the construction of buildings the tenants have agreed to lease. The agreements provide a maximum amount of development costs (including the purchase price of the land and closing costs) to be paid by the Company. The aggregate maximum development costs the Company has agreed to pay are approximately $14,495,000, of which approximately $10,202,000 had been incurred as of December 31, 1997. The buildings under construction as of December 31, 1997, are expected to be operational by June 1998. In connection with the purchase of each Property, the Company, as lessor, entered into a long-term lease agreement.

         During 1997, the Company sold five of its Properties and the Equipment relating to two Secured Equipment Leases to tenants. The Company received net proceeds of approximately $7,252,000, which was equal to the carrying value of the Properties and the Equipment at the time of the sales. As a result, no gain or loss was recognized for financial reporting purposes. The Company used the net sales proceeds relating to the sale of the Equipment to repay amounts previously advanced under its Line of Credit. The Company reinvested the proceeds from the sale of Properties in additional Properties.

         In connection with the $17,047,000 of mortgage financing provided by the Company as of December 31, 1997, the Company entered into four Mortgage Loans collateralized by mortgages on the buildings relating to 44 Pizza Hut Properties and two additional Pizza Hut buildings. The Mortgage Loans bear interest at rates ranging from 10.5% to 10.75% per annum and are being collected in 240 equal installments totalling $172,369. Mortgage notes receivable at December 31, 1997 and 1996 of $17,622,010 and $13,389,607, respectively, include accrued interest of $118,887 and $35,285, respectively.

         In March 1996, the Company entered into a line of credit and security agreement with a bank, the proceeds of which were to be used by the Company to fund Secured Equipment Leases. The line of credit provided that the Company would be able to receive advances of up to $15,000,000 until March 4, 1998. Generally, all advances under the line of credit bore interest at either (i) a rate per annum equal to 215 basis points above the Reserve Adjusted LIBOR Rate (as defined in the line of credit) or (ii) a rate per annum equal to the bank's prime rate, whichever the Company selected at the time advances were made. As a condition of obtaining the line of credit, the Company agreed to grant to the bank a first security interest in the Secured Equipment Leases.

         In August 1997, the Company's $15,000,000 line of credit was amended and restated to enable the Company to receive advances on a revolving $35,000,000 uncollateralized Line of Credit to provide equipment financing, to purchase and develop Properties and to fund Mortgage Loans. The advances bear interest at a rate of LIBOR plus 1.65% or the bank's prime rate, whichever the Company selects at the time of borrowing. Interest only is repayable monthly until July 31, 1999, at which time all remaining interest and principal shall be due. The Line of Credit provides for two one-year renewal options.

         In addition, during 1996, the Company entered into interest rate swap agreements with a commercial bank to reduce the impact of changes in interest rates on its floating rate long-term debt. These agreements effectively change the Company's interest rate exposure on notional amounts totalling approximately $2,110,000 of the outstanding floating rate notes to fixed rates ranging from 8.75% to nine percent per annum. The notional amounts of the interest rate swap agreements amortize over the period of the agreements which approximate the term of the related notes. As of December 31, 1997, the notional balances were approximately $1,750,000. The Company is exposed to credit loss in the event of nonperformance by the other party to the interest rate swap agreements; however, the Company does not anticipate nonperformance by the counterparty.

         The Company will not encumber Properties in connection with the Line of Credit. Management believes that during the offering period the Line of Credit will allow the Company to make investments in Properties and Mortgage Loans that the Company otherwise would be forced to delay until it raised a sufficient amount of proceeds from the sale of Shares to allow the Company to make the investments. By eliminating this delay the Company will also eliminate the risk that these investments will no longer be available, or the terms of the investments will be less favorable, when the Company has raised sufficient offering proceeds. Alternatively, Affiliates of the Advisor could make such investments, pending receipt by the Company of sufficient offering proceeds, in order to preserve the investment opportunities for the Company. However, Properties acquired by the Company in this manner would be subject to closing costs both on the original purchase by the Affiliate and on the subsequent purchase by the Company, which would increase the amount of expenses associated with the acquisition of Properties and reduce the amount of offering proceeds available for investment in income-producing assets. Management believes that the use of the Line of Credit by the Company will enable the Company to reduce or eliminate the instances in which the Company will be required to pay duplicate closing costs.

         During the years ended December 31, 1997 and 1996, the Company obtained advances totalling $19,721,804 and $3,666,896, respectively, under the lines of credit, the proceeds of which were used to fund Secured Equipment Leases and to pay loan costs. During the year ended December 31, 1997, the Company used proceeds relating to the sale of Equipment, as described above, and uninvested net offering proceeds, to repay $20,784,577 of amounts advanced under the Line of Credit. During the year ended December 31, 1996, the Company used amounts collected under the terms of the Secured Equipment Leases to repay $145,080 of amounts advanced under the line of credit. The Company expects to obtain additional advances under the Line of Credit to fund future Equipment financings and to purchase Properties and to invest in Mortgage Loans.

         Advances used to fund Secured Equipment Leases will be repaid using payments received from Secured Equipment Leases and will be refinanced in regard to any Secured Equipment Lease not fully repaid at the end of the term of the Line of Credit. The Company, from time to time, may use uninvested net offering proceeds to repay a portion of or all of the balance outstanding under the Line of Credit pending the investment of such offering proceeds in Properties or Mortgage Loans in order to reduce the Company's interest cost during such period.

Advances used to purchase and develop Properties and to fund Mortgage Loans will be repaid using additional offering proceeds or refinanced on a long-term basis.

         During the period January 1, 1998 through March 2, 1998, the Company acquired six additional Properties (all on which restaurants are being constructed) for cash at a total cost of approximately $3,948,200, excluding development and closing costs. The development costs (including the purchase of the land and closing costs) to be paid by the Company relating to the six Properties under construction are estimated to be approximately $8,590,000. In connection with the purchase of each of the six Properties, the Company, as lessor, entered into a long-term lease agreement. The buildings under construction are expected to be operational by August 1998. The Company currently is negotiating to acquire additional Properties, but as of March 2, 1998, had not acquired any such Properties.

         The Company completed its 1997 Offering on March 2, 1998, at which time the Company had received subscription proceeds of $402,464,413 (40,246,441 Shares) from its Initial Offering and 1997 Offering, including 246,441 Shares ($2,464,413) issued pursuant to the Company's Reinvestment Plan. As of March 2, 1998, the Company had invested, or committed for investment, a total of approximately $282,900,000 of such proceeds in 250 Properties, in providing mortgage financing totalling $17,047,000 for Mortgage Loans relating to 44 Properties consisting of land only and the buildings on two additional properties, and to pay acquisition fees totalling $18,110,899 to the Advisor, leaving approximately $78,200,000 in aggregate net offering proceeds from the Prior Offerings available for investment in Properties and Mortgage Loans.

         Following the completion of its 1997 Offering, the Company commenced the sale of up to 34,500,000 Shares. Of the 34,500,000 Shares being offered, 2,000,000 Shares are available only to stockholders purchasing Shares through the Reinvestment Plan. Management believes that the increase in the amount of assets of the Company that will result from this offering will increase the diversification of the Company's assets and the likelihood of Listing the Company's Shares on a national securities exchange or over-the-counter market, although there is no assurance that Listing will occur. If the Shares are not listed on a national securities exchange or over-the-counter market by December 31, 2005, as to which there can be no assurance, the Company will commence orderly sale of its assets and the distribution of the proceeds. Listing does not assure liquidity.

         The Company expects to use uninvested net offering proceeds from the Prior Offerings, plus any Net Offering Proceeds from the sale of Shares in this offering, to purchase additional Properties, to fund construction costs relating to the Properties under construction and to make Mortgage Loans. The Company does not intend to use net offering proceeds to fund Secured Equipment Leases; however, from time to time the Company may use uninvested net offering proceeds to repay all or a portion of the balance outstanding under the Line of Credit pending the investment of such offering proceeds in Properties or Mortgage Loans in order to reduce the Company's interest cost during such period. The Company expects to fund the Secured Equipment Leases with proceeds from the Line of Credit. The number of Properties to be acquired and Mortgage Loans to be entered into will depend upon the amount of net offering proceeds available to the Company, although the Company is expected to have a total portfolio of approximately 670 to 730 Properties if the maximum number of Shares is sold in this offering. The Company intends to limit equipment financing to ten percent of the aggregate gross offering proceeds from its offerings.

         Properties are and will be leased on a long-term, triple-net basis, meaning that tenants are generally required to pay all repairs and maintenance, property taxes, insurance and utilities. Rental payments under the leases are expected to exceed the Company's Operating Expenses. For these reasons, no short-term or long-term liquidity problems currently are anticipated by management.

         Until Properties are acquired, or Mortgage Loans are entered into, net offering proceeds are held in short-term, highly liquid investments which management believes to have appropriate safety of principal. This investment strategy provides high liquidity in order to facilitate the Company's use of these funds to acquire Properties at such time as Properties suitable for acquisition are located or to fund Mortgage Loans. At December 31, 1997, the Company had $49,595,001 invested in such short-term investments (including a certificate of deposit in the amount of $2,000,000) as compared to $42,450,088 at December 31, 1996. The increase in the amount invested in short-term investments reflects subscription proceeds derived from the sale of Shares during the year ended December 31, 1997, net of the repayment of amounts advanced under the Line of Credit, as described above. These funds will be used primarily to purchase and develop or renovate Properties (directly or indirectly through joint venture arrangements), to make Mortgage Loans, to pay offering and acquisition costs, to pay Distributions to stockholders, to temporarily reduce amounts outstanding under the Company's Line of Credit pending the investment of net offering proceeds, to meet Company expenses and, in management's discretion, to create cash reserves.

         During the years ended December 31, 1997, 1996 and 1995, Affiliates of the Company incurred on behalf of the Company $2,351,244, $804,617 and $2,084,145, respectively, for certain organizational and offering expenses, $514,908, $206,103 and $131,629, respectively, for certain acquisition expenses and $368,516, $243,402 and $54,234, respectively, for certain operating expenses. As of December 31, 1997, the Company owed the Advisor and its Affiliates $1,524,294 for such amounts, unpaid fees and accounting and administrative expenses. As of March 2, 1998, the Company had reimbursed all such amounts. The Advisor has agreed to pay or reimburse to the Company all organizational and offering expenses in excess of three percent of gross offering proceeds from each of the Initial Offering, 1997 Offering and this offering.

         During the years ended December 31, 1997, 1996 and 1995, the Company generated cash from operations (which includes cash received from tenants and interest and other income received, less cash paid for operating expenses) of $17,076,214, $5,482,540 and $498,459, respectively. Based on current and anticipated future cash from operations, the Company declared Distributions to the stockholders of $16,854,297, $5,436,072 and $638,618 during 1997, 1996 and
1995, respectively. In addition, in January, February and March 1998, the Company declared Distributions to its stockholders totalling $2,298,433, $2,421,992 and $2,556,539, respectively, payable in March 1998. For the years ended December 31, 1997, 1996 and 1995, 93.33%, 90.25% and 59.82%, respectively, of the Distributions received by stockholders were considered to be ordinary income and 6.67%, 9.75% and 40.18%, respectively, were considered a return of capital for federal income tax purposes. However, no amounts distributed or to be distributed to the stockholders as of March 2, 1998, are required to be or have been treated by the Company as a return of capital for purposes of calculating the Stockholders' 8% Return on their Invested Capital.

         Management believes that the Properties are adequately covered by insurance. In addition, the Advisor has obtained contingent liability and property coverage for the Company. This insurance policy is intended to reduce the Company's exposure in the unlikely event a tenant's insurance policy lapses or is insufficient to cover a claim relating to the Property. The Company's investment strategy of acquiring Properties for cash and leasing them under triple-net leases to operators who meet specified financial standards is expected to minimize the Company's Operating Expenses.

         Due to the fact that the Properties are leased on a long-term, triple-net basis, management does not believe that working capital reserves are necessary at this time. Management has the right to cause the Company to maintain reserves if, in their discretion, they determine such reserves are required to meet the Company's working capital needs.

         Management expects that the cash generated from operations will be adequate to pay Operating Expenses.

RESULTS OF OPERATIONS

         No significant operations commenced until the Company received the minimum offering proceeds of $1,500,000 on June 1, 1995.

         As of December 31, 1997, the Company and its consolidated joint venture, CNL/Corral South Joint Venture, had purchased and entered into long-term, triple-net leases for 244 Properties. The leases provide for minimum, annual, base rental payments (payable in monthly installments) ranging from approximately $61,900 to $467,500. In addition, certain leases provide for percentage rent based on sales in excess of a specified amount. The majority of the leases also provide that, commencing in generally the sixth lease year, the annual base rent required under the terms of the leases will increase. In connection therewith, during the years ended December 31, 1997, 1996, and 1995, the Company earned a total of $15,490,615, $4,357,298 and $539,776, respectively, in rental income from operating leases, earned income from the direct financing leases and contingent rental income from 244 Properties and 27 Secured Equipment Leases in 1997, from 85 Properties and six Secured Equipment Leases in 1996 and from 16 Properties in 1995, respectively. Because the Company did not commence significant operations until it received the minimum offering proceeds on June 1, 1995, and intends to make additional investments in Properties, Mortgage Loans and Secured Equipment Leases, revenues for the years ended December 31, 1997, 1996 and 1995, represent only a portion of revenues which the Company is expected to earn during future years in which the Company has completed additional investments and the Company's Properties are operational (and other investments in place) for the full period.

         During the years ended December 31, 1997 and 1996, the Company earned $1,687,456 and $1,069,349, respectively, in mortgage interest income relating to the Mortgage Loans collateralized by Pizza Hut Properties, as described above in "Liquidity and Capital Resources." The increase during the year ended December 31, 1997, is attributable to investing in an additional Mortgage Loan during 1997.

         During  1997,  three  of  the  Company's  lessees  and  borrowers,   or
affiliated groups of lessees and borrowers, Castle Hill Holdings V, L.L.C., Castle Hill Holdings VI, L.L.C. and Castle Hill Holdings VII, L.L.C. (collectively, "Castle Hill"), Foodmaker, Inc. and Houlihan's Restaurants Inc., each contributed more than ten percent of the Company's total rental, earned and interest income relating to its Properties, Mortgage Loans and Secured Equipment Leases. Castle Hill is the lessee under leases relating to the land portion of 44 restaurants and is the borrower on Mortgage Loans relating to the buildings on such Properties, as well as two additional properties. Foodmaker, Inc. is the lessee under leases relating to 29 restaurants and Houlihan's Restaurants, Inc. is the lessee under leases relating to 20 restaurants. In addition, four Restaurant Chains, Pizza Hut, Golden Corral Family Steakhouse, Jack in the Box and Boston Market, each accounted for more than ten percent of the Company's total rental, earned and interest income relating to its Properties, Mortgage Loans and Secured Equipment Leases during 1997. Because the Company has not completed its investment in Properties, Mortgage Loans and Secured Equipment Leases as yet, it is not possible to determine which lessees, borrowers or Restaurant Chains will contribute more than ten percent of the Company's rental, earned and interest income during 1998 and subsequent years. In the event that certain lessees, borrowers or Restaurant Chains contribute more than ten percent of the Company's rental, earned income and interest income in future years, any failure of such lessees, borrowers or Restaurant Chains could materially affect the Company's income.

         During the years ended December 31, 1997, 1996 and 1995, the Company also earned $2,254,375, $773,404 and $118,859, respectively, in interest income from Secured Equipment Leases, as described above in "Liquidity and Capital Resources," and from investments in money market accounts or other short-term, highly liquid investments and other income. Interest income is expected to increase as the Company invests subscription proceeds received in the future relating to this offering in highly liquid investments pending investment in Properties and Mortgage Loans. However, as net offering proceeds are invested in Properties and used to make Mortgage Loans, interest income from investments in money market accounts or other short-term, highly liquid investments is expected to decrease.

         Operating expenses, including depreciation and amortization expense, were $3,862,024, $1,430,795 and $290,276 for the years ended December 31, 1997,
1996 and 1995, respectively. Total operating expenses increased during each of the years ended December 31, 1997 and 1996, as compared to the prior year, primarily as a result of the Company having invested in additional Properties and Mortgage Loans during each year. General and administrative expenses as a percentage of total revenues is expected to decrease as the Company acquires additional Properties, invests in additional Mortgage Loans and the Properties under construction become operational. However, asset management fees and depreciation and amortization expense are expected to increase as the Company invests in additional Properties and Mortgage Loans.

         The Company has made an election under Section 856(c) of the Internal Revenue Code of 1986, as amended (the "Code"), to be taxed as a REIT under the Code beginning with its taxable year ended December 31, 1995. As a REIT, for federal income tax purposes, the Company generally will not be subject to federal income tax on income that it distributes to its stockholders. If the Company fails to qualify as a REIT in any taxable year, it will be subject to federal income tax on its taxable income at regular corporate rates and will not be permitted to qualify for treatment as a REIT for federal income tax purposes for four years following the year during which qualification is lost. Such an event could materially affect the Company's net income. However, the Company believes that it is organized and operates in such a manner as to qualify for treatment as a REIT for the years ended December 31, 1997, 1996 and 1995. In addition, the Company intends to continue to operate the Company so as to remain qualified as a REIT for federal income tax purposes.

         In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 128, "Earnings Per Share." The statement, which is effective for fiscal years ending after December 15, 1997, provides for a revised computation of earnings per share. The Company adopted this standard during the year ended December 31, 1997. Adoption of this standard had no material effect on the Company's financial position or results of operations.

         In June 1997, the Financial Accounting Standards Board issued Statement No. 130 "Reporting Comprehensive Income." The statement, which is effective for fiscal years beginning after December 15, 1997, requires the reporting of net earnings and all other changes to equity during the period, except those resulting from investments by owners and distributions to owners, in a separate statement that begins with net earnings. Currently, the Company's only component of comprehensive income is net earnings. The Company does not believe that adoption of this standard will have a material effect on the Company's financial position or results of operations.

         The Advisor of the Company is in the process of assessing and addressing the impact of the year 2000 on its computer package software. The hardware and built-in software used by the Advisor are believed to be year 2000 compliant. Accordingly, the Company does not expect this matter to materially impact how it conducts business nor its future results of operations or financial position.

         All of the Company's leases as of December 31, 1997, are triple-net leases and generally contain provisions that management believes will mitigate the adverse effect of inflation. Such provisions include clauses requiring the payment of percentage rent based on certain restaurant sales above a specified level and/or automatic increases in base rent at specified times during the term of the lease. Management expects that increases in restaurant sales volumes due to inflation and real sales growth should result in an increase in rental income over time. Continued inflation also may cause capital appreciation of the Company's Properties. Inflation and changing prices, however, also may have an adverse impact on the sales of the restaurants and on potential capital appreciation of the Properties.

         This information contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, the Company's actual results could differ materially from those set forth in the forward-looking statements. Certain factors that might cause such a difference include the following: changes in general economic conditions, changes in real estate conditions, continued availability of proceeds from this offering, the ability of the Company to invest the remaining proceeds of the 1997 Offering and the proceeds of this offering, the ability of the Company to locate suitable tenants for its Properties and borrowers for its Mortgage Loans, and the ability of such tenants and borrowers to make payments under their respective leases, Secured Equipment Leases or Mortgage Loans.

                                   MANAGEMENT

GENERAL

         The Company will operate under the direction of the Board of Directors, the members of which are accountable to the Company as fiduciaries. As required by applicable regulations, a majority of the Independent Directors and a majority of the Directors have reviewed and ratified the Articles of Incorporation and have adopted the Bylaws.

         The Company currently has five Directors; it may have no fewer than three Directors and no more than 15. Directors will be elected annually, and each Director will hold office until the next annual meeting of stockholders or until his successor has been duly elected and qualified. There is no limit on the number of times that a Director may be elected to office. Although the number of Directors may be increased or decreased as discussed above, a decrease shall not have the effect of shortening the term of any incumbent Director.

         Any Director may resign at any time and may be removed with or without cause by the stockholders upon the affirmative vote of at least a majority of all the Shares outstanding and entitled to vote at a meeting called for this purpose. The notice of such meeting shall indicate that the purpose, or one of the purposes, of such meeting is to determine if a Director shall be removed.

FIDUCIARY RESPONSIBILITY OF THE BOARD OF DIRECTORS

         The Board of Directors will be responsible for the management and control of the affairs of the Company; however, the Board of Directors will retain the Advisor to manage the Company's day-to-day affairs and the acquisition and disposition of investments, subject to the supervision of the Board of Directors.

         The Directors are not required to devote all of their time to the Company and are only required to devote such of their time to the affairs of the Company as their duties require. The Board of Directors will meet quarterly in person or by telephone, or more frequently if necessary. It is not expected that the Directors will be required to devote a substantial portion of their time to discharge their duties as directors. Consequently, in the exercise of their fiduciary responsibilities, the Directors will rely heavily on the Advisor. In this regard, the Advisor, in addition to the Directors, will have a fiduciary duty to the Company.

         The Directors will monitor the administrative procedures, investment operations, and performance of the Company and the Advisor to assure that such policies are in the best interest of the stockholders and are fulfilled. Until modified by the Directors, the Company will follow the policies on investments set forth in this Prospectus. See "Investment Objectives and Policies."

         The Independent Directors are responsible for reviewing the fees and expenses of the Company at least annually or with sufficient frequency to determine that the total fees and expenses of the Company are reasonable in light of the Company's investment performance, Net Assets, Net Income, and the fees and expenses of other comparable unaffiliated real estate investment trusts. This determination shall be reflected in the minutes of the meetings of the Board of Directors. For purposes of this determination, Net Assets are the Company's total assets (other than intangibles), calculated at cost before deducting depreciation or other non-cash reserves, less total liabilities, and computed at least quarterly on a basis consistently applied. Such determination will be reflected in the minutes of the meetings of the Board of Directors. In addition, a majority of the Independent Directors and a majority of Directors not otherwise interested in the transaction must approve each transaction with the Advisor or its Affiliates. The Board of Directors also will be responsible for reviewing and evaluating the performance of the Advisor before entering into or renewing an advisory agreement. The Independent Directors shall determine from time to time and at least annually that compensation to be paid to the Advisor is reasonable in relation to the nature and quality of services to be performed and shall supervise the performance of the Advisor and the compensation paid to it by the Company to determine that the provisions of the Advisory Agreement are being carried out. Specifically, the Independent Directors will consider factors such as the amount of the fee paid to the Advisor in relation to the size, composition and performance of the Company's investments, the success of the Advisor in generating appropriate investment opportunities, rates charged to other comparable REITs and other investors by advisors performing similar services, additional revenues realized by the Advisor and its Affiliates through their relationship with the Company, whether paid by the Company or by others with whom the Company does business, the quality and extent of service and advice furnished by the Advisor, the performance of the investment portfolio of the Company and the quality of the portfolio of the Company relative to the investments generated by the Advisor, if any, for its own account. Such review and evaluation will be reflected in the minutes of the meetings of the Board of Directors. The Board of Directors shall determine that any successor Advisor possesses sufficient qualifications to (i) perform the advisory function for the Company and (ii) justify the compensation provided for in its contract with the Company.

         The liability of the officers and Directors while serving in such capacity is limited in accordance with the Articles of Incorporation and applicable law. See "Summary of the Articles of Incorporation and Bylaws -- Limitation of Director and Officer Liability."

DIRECTORS AND EXECUTIVE OFFICERS

         The Directors and executive officers of the Company are listed below:

         Name                Age        Position with the Company
         ----                ---        -------------------------

James M. Seneff, Jr.         51         Director, Chairman of the Board, and
                                        Chief Executive Officer
Robert A. Bourne             51         Director and President
G. Richard Hostetter         58         Independent Director
J. Joseph Kruse              65         Independent Director
Richard C. Huseman           59         Independent Director
Curtis B. McWilliams         42         Executive Vice President
John T. Walker               39         Chief Operating Officer and Executive
                                        Vice President
Jeanne A. Wall               39         Executive Vice President
Steven D. Shackelford        34         Chief Financial Officer
Lynn E. Rose                 49         Secretary and Treasurer

         James M. Seneff, Jr. Director, Chairman of the Board, and Chief Executive Officer. Mr. Seneff currently holds the position of Chairman of the Board, Chief Executive Officer and director of CNL Fund Advisors, Inc., the Advisor to the Company. Mr. Seneff also has served as Chairman of the Board, Chief Executive Officer and a director of CNL American Realty Fund, Inc. since 1996 and of CNL Real Estate Advisors, Inc. since January 1997. Mr. Seneff is a principal stockholder of CNL Group, Inc., a diversified real estate company, and has served as its Chairman of the Board of Directors, director, and Chief Executive Officer since its formation in 1980. CNL Group, Inc. is the parent company of CNL Securities Corp., which is acting as the Managing Dealer in this offering, CNL Investment Company, CNL Fund Advisors, Inc. and CNL Real Estate Advisors, Inc. Mr. Seneff has been Chairman of the Board, Chief Executive Officer and a director of CNL Securities Corp. since its formation in 1979. Mr. Seneff also has held the position of Chairman of the Board, Chief Executive Officer, President and a director of CNL Management Company, a registered investment advisor, since its formation in 1976, has served as Chief Executive Officer, Chairman of the Board and a director of CNL Investment Company, and Chief Executive Officer and Chairman of the Board of Commercial Net Lease Realty, Inc. since 1992, served as Chief Executive Officer and Chairman of the Board of CNL Realty Advisors, Inc. from its inception in 1991 through 1997, at which time such company merged with Commercial Net Lease Realty, Inc., and has held the position of Chief Executive Officer, Chairman of the Board and a director of CNL Institutional Advisors, Inc., a registered investment advisor, since its inception in 1990. Mr. Seneff previously served on the Florida State Commission on Ethics and is a former member and past Chairman of the State of Florida Investment Advisory Council, which recommends to the Florida Board of Administration investments for various Florida employee retirement funds. The Florida Board of Administration, Florida's principal investment advisory and money management agency, oversees the investment of more than $60 billion of retirement funds. Since 1971, Mr. Seneff has been active in the acquisition, development, and management of real estate projects and, directly or through an affiliated entity, has served as a general partner or joint venturer in over 100 real estate ventures involved in the financing, acquisition, construction, and rental of restaurants, office buildings, apartment complexes, hotels, and other real estate. Included in these real estate ventures are approximately 65 privately offered real estate limited partnerships with investment objectives similar to one or more of the Company's investment objectives, in which Mr.
Seneff, directly or through an affiliated entity, serves or has served as a general partner. Mr. Seneff received his degree in Business Administration from Florida State University in 1968.

         Robert A. Bourne. Director and President. Mr. Bourne currently holds the position of Vice Chairman of the Board of Directors, director and Treasurer of CNL Fund Advisors, Inc., the Advisor to the Company. Mr. Bourne served as President of CNL Fund Advisors, Inc. from the date of its inception through October 1997. Mr. Bourne also has served as President and a director of CNL American Realty Fund, Inc. since 1996 and of CNL Real Estate Advisors, Inc. since January 1997. Mr. Bourne is President and Treasurer of CNL Group, Inc., President, Treasurer, a director, and a registered principal of CNL Securities Corp. (the Managing Dealer of this offering), President, Treasurer, a director and a registered principal of CNL Investment Company, and Chief Investment Officer, a director and Treasurer of CNL Institutional Advisors, Inc., a registered investment advisor. Mr. Bourne served as President of CNL Institutional Advisors, Inc. from the date of its inception through June 30, 1997. Mr. Bourne served as President and a director from July 1992 to February 1996, served as Secretary and Treasurer from February 1996 through December 1997, and has served as Vice Chairman of the Board of Directors since February 1996, of Commercial Net Lease Realty, Inc. In addition, Mr. Bourne served as President of CNL Realty Advisors, Inc. from 1991 to February 1996, and served as a director of CNL Realty Advisors, Inc. from 1991 through December 1997, and as Treasurer and Vice Chairman from February 1996 through December 1997, at which time such company merged with Commercial Net Lease Realty, Inc. Upon graduation from Florida State University in 1970, where he received a B.A. in Accounting, with honors, Mr. Bourne worked as a certified public accountant and, from September 1971 through December 1978 was employed by Coopers & Lybrand, Certified Public Accountants, where he held the position of tax manager beginning in 1975. From January 1979 until June 1982, Mr. Bourne was a partner in the accounting firm of Cross & Bourne and from July 1982 through January 1987 he was a partner in the accounting firm of Bourne & Rose, P.A., Certified Public Accountants. Mr. Bourne, who joined CNL Securities Corp. in 1979, has participated as a general partner or joint venturer in over 100 real estate ventures involved in the financing, acquisition, construction, and rental of restaurants, office buildings, apartment complexes, hotels, and other real estate. Included in these real estate ventures are approximately 64 privately offered real estate limited partnerships with investment objectives similar to one or more of the Company's investment objectives, in which Mr. Bourne, directly or through an affiliated entity, serves or has served as a general partner. Mr. Bourne oversaw the acquisition and oversees the management of over 1,500 properties located across 47 states with a total value in excess of $2 billion.

         G. Richard Hostetter, Esq. Independent Director. Mr. Hostetter also serves as a director of CNL American Realty Fund, Inc. Mr. Hostetter was associated with the law firm of Miller and Martin from 1966 through 1989, the last ten years of such association as a senior partner. As a lawyer, he served for more than 20 years as counsel for various corporate real estate groups, fast-food companies and public companies, including The Krystal Company, resulting in his extensive participation in transactions involving the sale, lease, and sale/leaseback of approximately 250 restaurant units. Mr. Hostetter graduated from the University of Georgia and received his J.D. from Emory Law School in 1966. He is licensed to practice law in Tennessee and Georgia. From 1989 to date, Mr. Hostetter has served as President and General Counsel of Mills, Ragland & Hostetter, Inc., the corporate general partner of MRH, L.P., a holding company involved in corporate acquisitions, in which he also is a general and limited partner.

         J. Joseph Kruse. Independent Director. Mr. Kruse also serves as a director of CNL American Realty Fund, Inc. From 1993 to the present, Mr. Kruse has been President and Chief Executive Officer of Kruse & Co., Inc., a merchant banking company engaged in real estate. Formerly, Mr. Kruse was a Senior Vice President with Textron, Inc. for twenty years, and then served as Senior Vice President at G. William Miller & Co., a firm founded by the former Chairman of the Federal Reserve Board and the Treasury Secretary. Mr. Kruse was responsible for evaluations of commercial real estate and retail shopping mall projects and continues to serve of counsel to the firm. Mr. Kruse received a Bachelors of Science in Education degree from the University of Florida in 1957 and a Masters of Science in Administration in 1958 from Florida State University. He also graduated from the Advanced Management Program of the Harvard Graduate School of Business.

         Richard C. Huseman. Independent Director. Mr. Huseman also serves as a director of CNL American Realty Fund, Inc. Mr. Huseman is presently a professor in the College of Business Administration, and from 1990 through 1995, served as the Dean of the College of Business Administration of the University of Central Florida. He has served as a consultant in the area of managerial strategies to a number of Fortune 500 corporations, including IBM, AT&T, and 3M, as well as to several branches of the U.S. government, including the U.S. Department of Health and Human Services, the U.S. Department of Justice, and the Internal Revenue Service. Mr. Huseman received a B.A. from Greenville College in 1961 and an M.A. and a Ph.D. from the University of Illinois in 1963 and 1965, respectively.

         Curtis B. McWilliams. Executive Vice President. Mr. McWilliams joined CNL Group, Inc. in April 1997 and currently serves as an Executive Vice President. In addition, Mr. McWilliams serves as President of CNL Fund Advisors, Inc. (the Advisor to the Company), CNL Financial Services, Inc. and certain other subsidiaries of CNL Group, Inc. From September 1983 through March 1997, Mr. McWilliams was employed by Merrill Lynch. From January 1991 to August 1996, Mr. McWilliams was a managing director in the corporate banking group of Merrill Lynch's investment banking division. During this time, he was a senior relationship manager with Merrill Lynch and as such was responsible for a number of the firm's larger corporate relationships. In addition, from February 1990 to February 1993, he served as co-head of one of the Industrial Banking Groups within Merrill Lynch's investment banking division and had administrative responsibility for a group of bankers and client relationships, including the firm's transportation group. In addition, from September 1996 to March 1997, Mr. McWilliams served as Chairman of Merrill Lynch's Private Advisory Services. Mr. McWilliams received a B.S.E. in Chemical Engineering from Princeton University in 1977 and a Masters of Business Administration with a concentration in finance from the University of Chicago in 1983.

         John T. Walker. Chief Operating Officer and Executive Vice President. Mr. Walker joined CNL Fund Advisors, Inc. in September 1994, as Senior Vice President, responsible for Research and Development. He currently serves as the Chief Operating Officer and Executive Vice President of CNL Fund Advisors, Inc., the Advisor to the Company. Mr. Walker is also Executive Vice President of CNL American Realty Fund, Inc. and CNL Real Estate Advisors, Inc. From May 1992 to May 1994, he was Executive Vice President for Finance and Administration and Chief Financial Officer of Z Music, Inc., a cable television network which was subsequently acquired by Gaylord Entertainment, where he was responsible for overall financial and administrative management and planning. From January 1990 through April 1992, Mr. Walker was Chief Financial Officer of the First Baptist Church in Orlando, Florida. From April 1984 through December 1989, he was a partner in the accounting firm of Chastang, Ferrell & Walker, P.A., where he was the partner in charge of audit and consulting services, and from 1981 to 1984, Mr. Walker was a Senior Consultant/Audit Senior at Price Waterhouse. Mr. Walker is a Cum Laude graduate of Wake Forest University with a B.S. in Accountancy and is a certified public accountant.

         Jeanne A. Wall. Executive Vice President. Ms. Wall serves as Executive Vice President of CNL Fund Advisors, Inc., the Advisor to the Company. Ms. Wall is also Executive Vice President of CNL American Realty Fund, Inc. and CNL Real Estate Advisors, Inc. Ms. Wall has served as Chief Operating Officer of CNL Investment Company and of CNL Securities Corp. since November 1994 and has served as Executive Vice President of CNL Investment Company since January 1991. In 1984, Ms. Wall joined CNL Securities Corp. In 1985, Ms. Wall became Vice President of CNL Securities Corp., in 1987 she became a Senior Vice President and in July 1997, she became Executive Vice President of CNL Securities Corp. In this capacity, Ms. Wall serves as national marketing and sales director and oversees the national marketing plan for the CNL investment programs. In addition, Ms. Wall oversees product development, partnership administration and investor services for programs offered through participating brokers and corporate communications for CNL Group, Inc. and its Affiliates. Ms. Wall also has served as Senior Vice President of CNL Institutional Advisors, Inc., a registered investment advisor, from 1990 to 1993, as Vice President of CNL Realty Advisors, Inc. since its inception in 1991 through 1997, and as Vice President of Commercial Net Lease Realty, Inc. since 1992 through 1997. Ms. Wall holds a B.A. in Business Administration from Linfield College and is a registered principal of CNL Securities Corp. Ms. Wall currently serves as a trustee on the Board of the Investment Program Association and on the Direct Participation Program committee for the National Association of Securities Dealers.

         Steven D. Shackelford. Chief Financial Officer. Mr. Shackelford joined CNL Fund Advisors, Inc., the Advisor to the Company, in September 1996 as the Chief Financial Officer. From March 1995 to July 1996, he was a senior manager in the national office of Price Waterhouse where he was responsible for advising foreign clients seeking to raise capital and a public listing in the United
States. From August 1992 to March 1995, he served as a manager in the Price Waterhouse, Paris, France office serving several multinational clients. Mr. Shackelford was an audit staff and senior from 1986 to 1992 in the Orlando, Florida office of Price Waterhouse. Mr. Shackelford received a B.A. in Accounting, with honors, and a Masters of Business Administration from Florida State University and is a certified public accountant.

         Lynn E. Rose. Secretary and Treasurer. Ms. Rose is also Secretary and Treasurer of CNL American Realty Fund, Inc. Ms. Rose serves as Secretary and a director of CNL Fund Advisors, Inc., the Advisor to the Company, and serves as Secretary, Treasurer and a director of CNL Real Estate Advisors, Inc. Ms. Rose served as Treasurer of CNL Fund Advisors, Inc. from the date of its inception through June 30, 1997. Ms. Rose, a certified public accountant, has served as Secretary of CNL Group, Inc. since 1987, as Chief Financial Officer of CNL Group, Inc. since December 1993, and served as Controller of CNL Group, Inc. from 1987 until December 1993. In addition, Ms. Rose has served as Chief Financial Officer and Secretary of CNL Securities Corp. since July 1994. She has served as Chief Operating Officer, Vice President and Secretary of CNL Corporate Services, Inc. since November 1994. Ms. Rose also has served as Chief Financial Officer and Secretary of CNL Institutional Advisors, Inc. since its inception in 1990, as Secretary and a director of CNL Realty Advisors, Inc. from its inception in 1991 through 1997, and as a Treasurer of CNL Realty Advisors, Inc. from 1991 to February 1996. In addition, Ms. Rose served as Secretary and Treasurer of Commercial Net Lease Realty, Inc. from 1992 to February 1996. Ms. Rose also currently serves as Secretary for approximately 50 additional corporations. Ms. Rose oversees the management information services, administration, legal compliance, accounting, tenant compliance, and reporting for over 250 corporations, partnerships and joint ventures. Prior to joining CNL, Ms. Rose was a partner with Robert A. Bourne in the accounting firm of Bourne & Rose, P.A., Certified Public Accountants. Ms. Rose holds a B.A. in Sociology from the University of Central Florida and is a registered financial and operations principal of CNL Securities Corp. She was licensed as a certified public accountant in 1979.

INDEPENDENT DIRECTORS

         Under the Articles of Incorporation, a majority of the Board of Directors must consist of Independent Directors, except for a period of 90 days after the death, removal or resignation of an Independent Director. The Independent Directors shall nominate replacements for vacancies amongst the Independent Director positions. An Independent Director may not, directly or indirectly (including through a member of his immediately family), own any interest in, be employed by, have any present business or professional relationship with, serve as an officer or director of the Advisor or its Affiliates, or serve as a director of more than three REITs organized by the Advisor or its Affiliates. Except to carry out the responsibilities of a Director, an Independent Director may not perform material services for the Company.

COMMITTEES OF THE BOARD OF DIRECTORS

         The Company has a standing Audit Committee, the members of which are selected by the full Board of Directors each year. The Audit Committee makes recommendations to the Board of Directors in accordance with those of the independent accountants of the Company. The Board of Directors shall review with such accounting firm the scope of the audit and the results of the audit upon its completion.

         At such time, if any, as the Shares are listed on a national securities exchange or over-the-counter market, the Company will form a Compensation Committee, the members of which will be selected by the full Board of Directors each year.

         At least a majority of the members of each committee of the Company's Board of Directors must be Independent Directors.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

         Each Director is entitled to receive $6,000 annually for serving on the Board of Directors, as well as fees of $750 per meeting attended ($375 for each telephonic meeting in which the Director participates), including committee meetings. No executive officer or Director of the Company has received a bonus from the Company. The Company will not pay any compensation to the officers and Directors of the Company who also serve as officers and directors of the Advisor.

MANAGEMENT COMPENSATION

         For a description of the types, recipients, methods of computation, and estimated amounts of all compensation, fees, and distributions to be paid directly or indirectly by the Company to the Advisor, Managing Dealer, and their Affiliates, see "Management Compensation."


                     THE ADVISOR AND THE ADVISORY AGREEMENT

THE ADVISOR

         CNL Fund Advisors, Inc. is a Florida corporation organized in March 1994 to provide management, advisory and administrative services. The Company originally entered into the Advisory Agreement with the Advisor effective April 19, 1995. CNL Fund Advisors, Inc., as Advisor, has a fiduciary responsibility to the Company and the stockholders.


         The directors and officers of the Advisor are as follows:
James M. Seneff, Jr. ..................   Chairman of the Board, Chief Executive Officer and Director
Robert A. Bourne ......................   Vice Chairman of the Board, Treasurer and Director
Curtis B. McWilliams...................   President
John T. Walker ........................   Chief Operating Officer and Executive Vice President
Steven D. Shackelford..................   Chief Financial Officer
Lynn E. Rose ..........................   Secretary and Director
Jeanne A. Wall ........................   Executive Vice President

         The Advisor employs personnel, in addition to the directors and executive officers listed above, who have extensive experience in selecting and managing restaurant properties similar to the Properties.

         The Advisor currently owns 20,000 Shares. The Advisor may not sell these Shares while the Advisory Agreement is in effect, although the Advisor may transfer such Shares to Affiliates. Neither the Advisor, a Director, or any Affiliate may vote or consent on matters submitted to the stockholders regarding removal of, or any transaction between the Company and the Advisor, Directors, or an Affiliate. In determining the requisite percentage in interest of Shares necessary to approve a matter on which the Advisor, Directors, and any Affiliate may not vote or consent, any Shares owned by any of them will not be included.

THE ADVISORY AGREEMENT

         Under  the  terms  of  the   Advisory   Agreement,   the   Advisor  has
responsibility for the day-to-day operations of the Company, administers the Company's bookkeeping and accounting functions, serves as the Company's consultant in connection with policy decisions to be made by the Board of Directors, manages the Company's Properties and Mortgage Loans, administers the Company's Secured Equipment Lease program and renders other services as the Board of Directors deems appropriate. The Advisor is subject to the supervision of the Company's Board of Directors and has only such functions as are delegated to it.

         The Company will reimburse the Advisor for all of the costs it incurs in connection with the services it provides to the Company, including, but not limited to: (i) Offering Expenses, which are defined to include expenses attributable to preparing the documents relating to this offering, qualification of the Shares for sale in the states, escrow arrangements, filing fees and expenses attributable to selling the Shares, (ii) Selling Commissions, advertising expenses, expense reimbursements, and legal and accounting fees,
(iii) the actual cost of goods and materials used by the Company and obtained from entities not affiliated with the Advisor, including brokerage fees paid in connection with the purchase and sale of securities, (iv) administrative services (including personnel costs; provided, however that no reimbursement shall be made for costs of personnel to the extent that such personnel perform services in transactions for which the Advisor receives a separate fee), (v) Acquisition Expenses, which are defined to include expenses related to the selection and acquisition of Properties, at the lesser of actual cost or 90% of the competitive rate charged by unaffiliated persons providing similar goods and services in the same geographic location, and (vi) expenses related to negotiating and servicing the Mortgage Loans and Secured Equipment Leases.

         The Company shall not reimburse the Advisor at the end of any fiscal quarter Operating Expenses that, in the four consecutive fiscal quarters then ended (the "Expense Year") exceed (the "Excess Amount") the greater of 2% of Average Invested Assets or 25% of Net Income (the "2%/25% Guidelines") for such year. Any Excess Amount paid to the Advisor during a fiscal quarter shall be repaid to the Company. If there is an Excess Amount in any Expense Year and the Independent Directors determine that such excess was justified, based on unusual and nonrecurring factors which they deem sufficient, the Excess Amount may be carried over and included in Operating Expenses in subsequent Expense Years, and reimbursed to the Advisor in one or more of such years, provided that Operating Expenses in any Expense Year, including any Excess Amount to be paid to the Advisor, shall not exceed the 2%/25% Guidelines. Within 60 days after the end of any fiscal quarter of the Company for which total Operating Expenses for the Expense Year exceed the 2%/25% Guidelines, there shall be sent to the stockholders a written disclosure of such fact, together with an explanation of the factors the Independent Directors considered in determining that such excess expenses were justified. Such determination shall be reflected in the minutes of the meetings of the Board of Directors. In the event the Independent Directors do not determine that such Excess Amount was justified, the Advisor shall reimburse the Company at the end of the Expense Year the amount by which the total Operating Expenses paid or incurred by the Company exceed the limitations herein provided.

         The Company will not reimburse the Advisor or its Affiliates for services for which the Advisor or its Affiliates are entitled to compensation in the form of a separate fee.

         Pursuant to the Advisory Agreement, the Advisor is entitled to receive certain fees and reimbursements, as listed in "Management -- Management Compensation." The Subordinated Incentive Fee payable to the Advisor under certain circumstances if Listing occurs may be paid, at the option of the Company, in cash, in Shares, by delivery of a promissory note payable to the Advisor, or by any combination thereof. In the event the Subordinated Incentive Fee is paid to the Advisor following Listing, no Performance Fee, as described below, will be paid to the Advisor under the Advisory Agreement nor will any additional share of Net Sales Proceeds be paid to the Advisor. The total of all Acquisition Fees and any Acquisition Expenses payable to the Advisor and its Affiliates shall be reasonable and shall not exceed an amount equal to 6% of the Real Estate Asset Value of a Property, or in the case of a Mortgage Loan, 6% of the funds advanced, unless a majority of the Board of Directors, including a majority of the Independent Directors not otherwise interested in the transaction, approves fees in excess of this limit subject to a determination that the transaction is commercially competitive, fair and reasonable to the Company. The Acquisition Fees payable in connection with the selection or acquisition of any Property shall be reduced to the extent that, and if necessary to limit, the total compensation paid to all persons involved in the acquisition of such Property to the amount customarily charged in arm's-length transactions by other persons or entities rendering similar services as an ongoing public activity in the same geographical location and for comparable types of Properties, and to the extent that other acquisition fees, finder's fees, real estate commissions, or other similar fees or commissions are paid by any person in connection with the transaction.

         If the Advisor or a CNL Affiliate performs services that are outside of the scope of the Advisory Agreement, compensation is at such rates and in such amounts as are agreed to by the Advisor and the Independent Directors of the Company.

         Further, if Listing occurs, the Company automatically will become a perpetual life entity. At such time, the Company and the Advisor will negotiate in good faith a fee structure appropriate for an entity with a perpetual life, subject to approval by a majority of the Independent Directors. In negotiating a new fee structure, the Independent Directors shall consider all of the factors they deem relevant. These are expected to include, but will not necessarily be limited to: (i) the amount of the advisory fee in relation to the asset value, composition, and profitability of the Company's portfolio; (ii) the success of the Advisor in generating opportunities that meet the investment objectives of the Company; (iii) the rates charged to other REITs and to investors other than REITs by advisors that perform the same or similar services; (iv) additional revenues realized by the Advisor and its Affiliates through their relationship with the Company, including loan administration, underwriting or broker commissions, servicing, engineering, inspection and other fees, whether paid by the Company or by others with whom the Company does business; (v) the quality and extent of service and advice furnished by the Advisor; (vi) the performance of the investment portfolio of the Company, including income, conservation or appreciation of capital, and number and frequency of problem investments; and
(vii) the quality of the Property, Mortgage Loan, and Secured Equipment Lease portfolio of the Company in relationship to the investments generated by the Advisor for its own account. The Board of Directors, including a majority of the Independent Directors, may not approve a new fee structure that, in its judgment, is more favorable to the Advisor than the current fee structure.

         The Advisory Agreement, which was entered into by the Company with the unanimous approval of the Board of Directors, including the Independent Directors, expires one year after the date of execution, subject to successive one-year renewals upon mutual consent of the parties. The current Advisory Agreement expires on April 19, 1999. In the event that a new Advisor is retained, the previous Advisor will cooperate with the Company and the Directors in effecting an orderly transition of the advisory functions. The Board of Directors (including a majority of the Independent Directors) shall approve a successor Advisor only upon a determination that the Advisor possesses sufficient qualifications to perform the advisory functions for the Company and that the compensation to be received by the new Advisor pursuant to the new Advisory Agreement is justified.

         The Advisory Agreement may be terminated without cause or penalty by either party, or by the mutual consent of the parties (by a majority of the Independent Directors of the Company or a majority of the directors of the Advisor, as the case may be), upon 60 days' prior written notice. At that time, the Advisor shall be entitled to receive the Performance Fee if performance standards satisfactory to a majority of the Board of Directors, including a majority of the Independent Directors, when compared to (a) the performance of the Advisor in comparison with its performance for other entities, and (b) the performance of other advisors for similar entities, have been met. If Listing has not occurred, the Performance Fee, if any, shall equal 10% of the amount, if any, by which (i) the appraised value of the assets of the Company on the date of termination of the Advisory Agreement (the "Termination Date"), less the amount of all indebtedness secured by the assets of the Company, plus the total Distributions made to stockholders from the Company's inception through the Termination Date, exceeds (ii) Invested Capital plus an amount equal to the Stockholders' 8% Return from inception through the Termination Date. The Advisor shall be entitled to receive all accrued but unpaid compensation and expense reimbursements in cash within 30 days of the Termination Date. All other amounts payable to the Advisor in the event of a termination shall be evidenced by a promissory note and shall be payable from time to time. The Performance Fee shall be paid in 12 equal quarterly installments without interest on the unpaid balance, provided, however, that no payment will be made in any quarter in which such payment would jeopardize the Company's REIT status, in which case any such payment or payments will be delayed until the next quarter in which payment would not jeopardize REIT status. Notwithstanding the preceding sentence, any amounts which may be deemed payable at the date the obligation to pay the Performance Fee is incurred which relate to the appreciation of the Company's assets shall be an amount which provides compensation to the terminated Advisor only for that portion of the holding period for the respective assets during which such terminated Advisor provided services to the Company. If Listing occurs, the Performance Fee, if any, payable thereafter will be as negotiated between the Company and the Advisor. The Advisor shall not be entitled to payment of the Performance Fee in the event the Advisory Agreement is terminated because of failure of the Company and the Advisor to establish a fee structure appropriate for a perpetual-life entity at such time, if any, as the Shares become listed on a national securities exchange or over-the-counter market. The Performance Fee, to the extent payable at the time of Listing, will not be paid in the event that the Subordinated Incentive Fee is paid.

         The Advisor has the right to assign the Advisory Agreement to an Affiliate subject to approval by the Independent Directors of the Company. The Company has the right to assign the Advisory Agreement to any successor to all of its assets, rights, and obligations.

         The Advisor will not be liable to the Company or its stockholders or others, except by reason of acts constituting bad faith, fraud, misconduct, or negligence, and will not be responsible for any action of the Board of Directors in following or declining to follow any advice or recommendation given by it. The Company has agreed to indemnify the Advisor with respect to acts or omissions of the Advisor undertaken in good faith, in accordance with the foregoing standards and pursuant to the authority set forth in the Advisory Agreement. Any indemnification made to the Advisor may be made only out of the net assets of the Company and not from stockholders.

                              CERTAIN TRANSACTIONS

         The Managing Dealer is entitled to receive Selling Commissions amounting to 7.5% of the total amount raised from the sale of Shares of Common Stock for services in connection with the offering of Shares, a substantial portion of which has been or will be paid as commissions to other broker-dealers. For the period January 1, 1998 through March 2, 1998, and the years ended December 31, 1997, 1996 and 1995, the Company incurred $3,055,103, $16,686,192, $7,559,474 and $2,884,062, respectively, of such fees in connection with the Prior Offerings, of which approximately $2,900,400, $15,563,500, $7,059,000 and $2,682,000, respectively, was paid by the Managing Dealer as commissions to other broker-dealers.

         In addition, the Managing Dealer is entitled to receive a marketing support and due diligence expense reimbursement fee equal to 0.5% of the total amount raised from the sale of Shares, a portion of which may be reallowed to other broker-dealers. For the period January 1, 1998 through March 2, 1998, and the years ended December 31, 1997, 1996 and 1995, the Company incurred $203,673, $1,112,413, $503,965 and $192,271, respectively, of such fees in connection with the Prior Offerings, substantially all of which were reallowed to other broker-dealers and from which all bona fide due diligence expenses were paid.

         The Advisor is entitled to receive Acquisition Fees for services in identifying the Properties and structuring the terms of the acquisition and leases of the Properties and structuring the terms of the Mortgage Loans equal to 4.5% of the total amount raised from the sale of Shares. For the period January 1, 1998 through March 2, 1998, and the years ended December 31, 1997, 1996 and 1995, the Company incurred $1,833,062, $10,011,715, $4,535,685 and
$1,730,437, respectively, of such fees in connection with the Prior Offerings.

         For negotiating Secured Equipment Leases and supervising the Secured Equipment Lease program, the Advisor is entitled to receive from the Company a one-time Secured Equipment Lease Servicing Fee of two percent of the purchase price of the Equipment that is the subject of a Secured Equipment Lease. For the years ended December 31, 1997 and 1996, the Company incurred $366,865 and $70,070, respectively, in such fees. No such amounts were incurred for the period January 1, 1998 through March 2, 1998 or for the year ended December 31, 1995.

         The Company and the Advisor have entered into an Advisory Agreement pursuant to which the Advisor will receive a monthly asset management fee of one-twelfth of 0.60% of the Company's Real Estate Asset Value, plus one-twelfth of 0.60% of the total principal amount of the Company's Mortgage Loans, as of the end of the preceding month. The management fee, which will not exceed fees which are competitive for similar services in the same geographic area, may or may not be taken, in whole or in part as to any year, in the sole discretion of the Advisor. All or any portion of the management fee not taken as to any fiscal year shall be deferred without interest and may be taken in such other fiscal year as the Advisor shall determine. For January and February 1998, the Company incurred $120,115 and $121,152, respectively, of such fees, $3,309 and $6,465, respectively, of which has been capitalized as part of the cost of the buildings for Properties that have been or are being constructed. For the years ended December 31, 1997, 1996 and 1995, the Company incurred $881,668, $278,902 and $27,950, respectively, of such fees, $76,789, $27,702 and $4,872, respectively, of which has been capitalized as part of the cost of the buildings for Properties that have been or are being constructed.

         The Advisor and its Affiliates provide accounting and administrative services to the Company (including accounting and administrative services in connection with the offering of Shares) on a day-to-day basis. For the years ended December 31, 1997, 1996 and 1995, the Company incurred a total of $2,232,466, $1,103,828 and $782,690, respectively, for these services,
$1,676,226, $769,225 and $714,674, respectively, of such costs representing stock issuance costs and $556,240, $334,603 and $68,016, respectively, representing general operating and administrative expenses, including costs related to preparing and distributing reports required by the Securities and Exchange Commission.

         During the years ended December 31, 1997, 1996 and 1995, the Company acquired five, four and nine Properties, respectively, for approximately $5,450,000, $2,610,000 and $6,621,000, respectively, from Affiliates of the Company. The Affiliates had purchased and temporarily held title to these Properties in order to facilitate the acquisition of the Properties by the Company. Each Property was acquired at a cost no greater than the lesser of the cost of the Property to the Affiliate (including carrying costs) or the Property's appraised value.

         In connection with the acquisition of six Properties in 1997 and three Properties in 1996 that were constructed or renovated by Affiliates, the Company incurred development/construction management fees totalling $369,570 and
$159,350, respectively. Such fees were included in the purchase price of Properties and therefore included in the basis on which the Company charges rent on the Properties. No such amounts were incurred for the period January 1, 1998 through March 2, 1998 or for the year ended December 31, 1995.

         The Advisor and the Managing Dealer are wholly owned subsidiaries of CNL Group, Inc., of which James M. Seneff, Jr., Chairman of the Board and Chief Executive Officer of the Company, and his spouse are the sole stockholders.

         All of these fees were paid in accordance with the provisions of the Company's Articles of Incorporation.


                          PRIOR PERFORMANCE INFORMATION

         The information presented in this section represents the historical experience of certain real estate programs organized by certain officers and directors of the Advisor. INVESTORS IN THE COMPANY SHOULD NOT ASSUME THAT THEY WILL EXPERIENCE RETURNS, IF ANY, COMPARABLE TO THOSE EXPERIENCED BY INVESTORS IN SUCH PRIOR REAL ESTATE PROGRAMS. INVESTORS WHO PURCHASE SHARES IN THE COMPANY WILL NOT THEREBY ACQUIRE ANY OWNERSHIP INTEREST IN ANY PARTNERSHIPS TO WHICH THE FOLLOWING INFORMATION RELATES.

         Two Directors of the Company, Robert A. Bourne and James M. Seneff, Jr., individually or with others have served as general partners of 88 and 89 real estate limited partnerships, respectively, including the 18 publicly offered CNL Income Fund partnerships, which purchased properties similar to those to be acquired by the Company, listed in the table below. None of these limited partnerships has been audited by the IRS. Of course, there is no guarantee that the Company will not be audited. Based on an analysis of the operating results of the prior partnerships, the general partners of these partnerships believe that each of such partnerships has met or is meeting its principal investment objectives in a timely manner.

         CNL Realty Corporation, which was organized as a Florida corporation in November 1985 and whose sole stockholders are Messrs. Bourne and Seneff, currently serves as the corporate general partner with Messrs. Bourne and Seneff as individual general partners of 18 CNL Income Fund limited partnerships, all of which were organized to invest in fast-food, family-style and, in the case of two of the partnerships, casual dining restaurant properties and have investment objectives similar to those of the Company. As of December 31, 1997, the 18 partnerships had raised a total of $614,145,759 from a total of 48,907 investors, and had invested in 708 fast-food, family-style or casual dining restaurant properties. Certain additional information relating to the offerings and investment history of the 18 public partnerships is set forth below.

                                                                                                        Date 90% of Net
                                                                               Number of                Proceeds Fully
                            Maximum                                            Limited                  Invested or
Name of                     Offering                                           Partnership              Committed to
Partnership                 Amount (1)            Date Closed                  Units Sold               Investment (2)
-----------                 ----------            -----------                  ----------               --------------
CNL Income                  $15,000,000           December 31, 1986                30,000               December 1986
Fund, Ltd.                  (30,000 units)

CNL Income                  $25,000,000           August 21, 1987                  50,000               November 1987
Fund II, Ltd.               (50,000 units)

CNL Income                  $25,000,000           April 29, 1988                   50,000               June 1988
Fund III, Ltd.              (50,000 units)

CNL Income                  $30,000,000           December 6, 1988                 60,000               February 1989
Fund IV, Ltd.               (60,000 units)

CNL Income                  $25,000,000           June 7, 1989                     50,000               December 1989
Fund V, Ltd.                (50,000 units)

CNL Income                  $35,000,000           January 19, 1990                 70,000               May 1990
Fund VI, Ltd.               (70,000 units)

CNL Income                  $30,000,000           August 1, 1990               30,000,000               January 1991
Fund VII, Ltd.              (30,000,000 units)

CNL Income                  $35,000,000           March 7, 1991                35,000,000               September 1991
Fund VIII, Ltd.             (35,000,000 units)

CNL Income                  $35,000,000           September 6, 1991             3,500,000               November 1991
Fund IX, Ltd.               (3,500,000 units)

CNL Income                  $40,000,000           March 18, 1992                4,000,000               June 1992
Fund X, Ltd.                (4,000,000 units)

CNL Income                  $40,000,000           September 28, 1992            4,000,000               September 1992
Fund XI, Ltd.               (4,000,000 units)

CNL Income                  $45,000,000           March 15, 1993                4,500,000               July 1993
Fund XII, Ltd.              (4,500,000 units)

CNL Income                  $40,000,000           August 26, 1993               4,000,000               August 1993
Fund XIII, Ltd.             (4,000,000 units)

CNL Income                  $45,000,000           February 22, 1994             4,500,000               May 1994
Fund XIV, Ltd.              (4,500,000 units)

CNL Income                  $40,000,000           September 1, 1994             4,000,000               December 1994
Fund XV, Ltd.               (4,000,000 units)

CNL Income                  $45,000,000           June 12, 1995                 4,500,000               August 1995
Fund XVI, Ltd.              (4,500,000 units)

CNL Income                  $30,000,000           September 19, 1996            3,000,000               December 1996
Fund XVII, Ltd.             (3,000,000 units)


                                      -80-






CNL Income                  $35,000,000                  (3)                     (3)                           (3)
Fund XVIII, Ltd.            (3,500,000 units)


----------------

(1) The amount stated includes the exercise by the general partners of each partnership of their option to increase by $5,000,000 the maximum size of the offering of CNL Income Fund, Ltd., CNL Income Fund II, Ltd., CNL Income Fund III, Ltd., CNL Income Fund IV, Ltd., CNL Income Fund VI, Ltd., CNL Income Fund VIII, Ltd., CNL Income Fund X, Ltd., CNL Income Fund XII, Ltd., CNL Income Fund XIV, Ltd., CNL Income Fund XVI, Ltd, and CNL Income Fund XVIII, Ltd.

(2)  For  a  description   of  the  property   acquisitions   by  these  limited
     partnerships, see the table set forth on the following page.

(3) As of December 31, 1997, CNL Income Fund XVIII, Ltd., which is offering a maximum of 3,500,000 limited partnership units ($35,000,000), had accepted subscriptions for $35,000,000 and had received subscriptions totalling $34,145,759 (3,414,576 units). As of such date, CNL Income Fund XVIII, Ltd. had purchased 22 properties. On February 6, 1998, CNL Income Fund XVIII, Ltd.'s offering terminated upon receipt of the remaining proceeds of $854.241, representing the remaining 85,424 units.

         As of December 31, 1997, Mr. Seneff and Mr. Bourne, directly or through affiliated entities, also had served as joint general partners of 69 nonpublic real estate limited partnerships. The offerings of 68 of these 69 nonpublic limited partnerships had terminated as of December 31, 1997. These 68 partnerships raised a total of $170,327,353 from approximately 4,241 investors, and purchased, directly or through participation in a joint venture or limited partnership, interests in a total of 206 projects as of December 31, 1997. These 206 projects consist of 19 apartment projects (comprising 10% of the total amount raised by all 68 partnerships), 13 office buildings (comprising 5% of the total amount raised by all 68 partnerships), 159 fast-food, family-style or casual dining restaurant property and business investments (comprising 68% of the total amount raised by all 68 partnerships), one condominium development (comprising .5% of the total amount raised by all 68 partnerships), four hotels/motels (comprising 5% of the total amount raised by all 68 partnerships), eight commercial/retail properties (comprising 11% of the total amount raised by all 68 partnerships), and two tracts of undeveloped land (comprising .5% of the total amount raised by all 68 partnerships). The offering of the one remaining nonpublic limited partnership (offering totalling $15,000,000) had raised $9,962,500 from 152 investors (approximately 66.42% of the total offering amount) as of December 31, 1997.

         Mr. Bourne also has served, without Mr. Seneff, as a general partner of one additional nonpublic real estate limited partnership program which raised a total of $600,000 from 13 investors and purchased, through participation in a limited partnership, one apartment building located in Georgia with a purchase price of $1,712,000.

         Mr. Seneff also has served, without Mr. Bourne, as a general partner of two additional nonpublic real estate limited partnerships which raised a total of $240,000 from 12 investors and purchased two office buildings with an aggregate purchase price of $928,390. Both of the office buildings are located in Florida.

         Of the 88 real estate limited partnerships whose offerings had closed as of December 31, 1997 (including 17 CNL Income Fund limited partnerships) in which Mr. Seneff and/or Mr. Bourne serve or have served as general partners in the past, 37 invested in restaurant properties leased on a "triple-net" basis, including seven which also invested in franchised restaurant businesses (accounting for approximately 93% of the total amount raised by all 88 real estate limited partnerships).

         The following table sets forth summary information, as of December 31, 1997, regarding property acquisitions by the 18 limited partnerships that, either individually or through a joint venture or partnership arrangement, acquired restaurant properties and that have investment objectives similar to those of the Company.


Name of                  Type of                                                Method of                 Type of
Partnership              Property                  Location                     Financing                 Program
-----------              --------                  --------                     ---------                 -------
CNL Income               22 fast-food or         AL, AZ, CA, FL,                All cash                  Public
Fund, Ltd.               family-style            GA, LA, MD, OK,
                         restaurants             PA, TX, VA, WA

CNL Income               47 fast-food or         AL, AZ, CO, FL,                All cash                  Public
Fund II, Ltd.            family-style            GA, IL, IN, LA, MI,
                         restaurants             MN, MO, NC, NM,
                                                 OH, TX, WA, WY

CNL Income               35 fast-food or         AZ, CA, CO, FL,                All cash                  Public
Fund III, Ltd.           family-style            GA, IA, IL, IN, KS,
                         restaurants             KY, MD, MI, MN,
                                                 MO, NC, NE, OK,
                                                 TX

CNL Income               45 fast-food or         AL, DC, FL, GA,                All cash                  Public
Fund IV, Ltd.            family-style            IL, IN, KS, MA,
                         restaurants             MD, MI, MS, NC,
                                                 OH, PA, TN, TX,
                                                 VA

CNL Income               34 fast-food or         AZ, FL, GA, IL, IN,            All cash                  Public
Fund V, Ltd.             family-style            MI, NH, NY, OH,
                         restaurants             SC, TN, TX, UT,
                                                 WA

CNL Income               51 fast-food or         AR, AZ, FL, GA,                All cash                  Public
Fund VI, Ltd.            family-style            IL, IN, MA, MI,
                         restaurants             MN, NC, NE, NM,
                                                 NY, OH, OK, PA,
                                                 TN, TX, VA, WA,
                                                 WY

CNL Income               49 fast-food or         AZ, CO, FL, GA,                All cash                  Public
Fund VII, Ltd.           family-style            IN, LA, MI, MN,
                         restaurants             NC, OH, SC, TN,
                                                 TX, UT, WA

CNL Income               42 fast-food or         AZ, FL, IN, LA,                All cash                  Public
Fund VIII, Ltd.          family-style            MI, MN, NC, NY,
                         restaurants             OH, TN, TX, VA

CNL Income               43 fast-food or         AL, CO, FL, GA,                All cash                  Public
Fund IX, Ltd.            family-style            IL, IN, LA, MI,
                         restaurants             MN, MS, NC, NH,
                                                 NY, OH, SC, TN,
                                                 TX

CNL Income               51 fast-food or         AL, CA, CO, FL,                All cash                  Public
Fund X, Ltd.             family-style            ID, IL, LA, MI,
                         restaurants             MO, MT, NC, NH,
                                                 NM, NY, OH, PA,
                                                 SC, TN, TX


         -81-






CNL Income               40 fast-food or         AL, AZ, CA, CO,                All cash                  Public
Fund XI, Ltd.            family-style            CT, FL, KS, LA,
                         restaurants             MA, MI, MS, NC,
                                                 NH, NM, OH, OK,
                                                 PA, SC, TX, VA,
                                                 WA

CNL Income               49 fast-food or         AL, AZ, CA, FL,                All cash                  Public
Fund XII, Ltd.           family-style            GA, LA, MO, MS,
                         restaurants             NC, NM, OH, SC,
                                                 TN, TX, WA

CNL Income               50 fast-food or         AL, AR, AZ, CA,                All cash                  Public
Fund XIII, Ltd.          family-style            CO, FL, GA, IN,
                         restaurants             KS, LA, MD, NC,
                                                 OH, PA, SC, TN,
                                                 TX, VA

CNL Income               63 fast-food or         AL, AZ, CO, FL,                All cash                  Public
Fund XIV, Ltd.           family-style            GA, KS, LA, MN,
                         restaurants             MO, MS, NC, NJ,
                                                 NV, OH, SC, TN,
                                                 TX, VA

CNL Income               54 fast-food or         AL, CA, FL, GA,                All cash                  Public
Fund XV, Ltd.            family-style            KS, KY, MN, MO,
                         restaurants             MS, NC, NJ, NM,
                                                 OH, OK, PA, SC,
                                                 TN, TX, VA

CNL Income               44 fast-food or         AZ, CA, CO, DC,                All cash                  Public
Fund XVI, Ltd.           family-style            FL, GA, ID, IN, KS,
                         restaurants             MN, MO, NC, NM,
                                                 NV, OH, TN, TX,
                                                 UT, WI

CNL Income               28 fast-food,           CA, FL, GA, IL, IN,            All cash                  Public
Fund XVII, Ltd.          family-style or         MI, NC, NV, OH,
                         casual dining           SC, TN, TX
                         restaurants

CNL Income               22 fast-food,           AZ, CA, FL, GA,                All cash                  Public
Fund XVIII, Ltd.         family-style or         IL, KY, MD, MN,
                         casual dining           NC, NV, NY, OH,
                         restaurants             TN, TX



                                   --------------------------------------------



         A more detailed description of the acquisitions by real estate limited partnerships sponsored by Messrs. Bourne and Seneff is set forth in prior performance Table VI, included in Part II of the registration statement filed with the Securities and Exchange Commission for this offering. A copy of Table VI is available to stockholders from the Company upon request, free of charge. In addition, upon request to the Company, the Company will provide, without charge, a copy of the most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission for CNL Income Fund, Ltd., CNL Income Fund II, Ltd., CNL Income Fund III, Ltd., CNL Income Fund IV, Ltd., CNL Income Fund V, Ltd., CNL Income Fund VI, Ltd., CNL Income Fund VII, Ltd., CNL Income Fund VIII, Ltd., CNL Income Fund IX, Ltd., CNL Income Fund X, Ltd., CNL Income Fund XI, Ltd., CNL

Income Fund XII, Ltd., CNL Income Fund XIII, Ltd., CNL Income Fund XIV, Ltd., CNL Income Fund XV, Ltd., CNL Income Fund XVI, Ltd., CNL Income Fund XVII, Ltd., and CNL Income Fund XVIII, Ltd., as well as a copy, for a reasonable fee, of the exhibits filed with such reports.

         In order to provide potential purchasers of Shares in the Company with information to enable them to evaluate the prior experience of the Messrs. Seneff and Bourne as general partners of real estate limited partnerships, including those set forth in the foregoing table, certain financial and other information concerning those limited partnerships with investment objectives similar to one or more of the Company's investment objectives in which Messrs. Seneff and Bourne are general partners is provided in the Prior Performance Tables included as Exhibit C. Information about the previous public partnerships, the offerings of which became fully subscribed between January 1993 and December 1997, is included therein. Potential stockholders are encouraged to examine the Prior Performance Tables attached as Exhibit C (in Table III), which include information as to the operating results of these prior partnerships, for more detailed information concerning the experience of Messrs. Seneff and Bourne.


                       INVESTMENT OBJECTIVES AND POLICIES

GENERAL

         The Company's primary investment objectives are to preserve, protect, and enhance the Company's assets while (i) making quarterly Distributions; (ii) obtaining fixed income through the receipt of base rent, and increasing the Company's income (and Distributions) and providing protection against inflation through automatic increases in base rent and receipt of percentage rent, and obtaining fixed income through the receipt of payments on Mortgage Loans and Secured Equipment Leases; (iii) qualifying and remaining qualified as a REIT for federal income tax purposes; and (iv) providing stockholders of the Company with liquidity of their investment, either in whole or in part, within two to seven years after commencement of this offering, through (a) the Listing of the Shares of the Company, or, (b) if Listing does not occur by December 31, 2005, the commencement of orderly Sales of the Company's assets, outside the ordinary course of business and consistent with its objective of qualifying as a REIT, and distribution of the proceeds thereof. The sheltering from tax of income from other sources is not an objective of the Company. If the Company is successful in achieving its investment and operating objectives, the stockholders (other than tax-exempt entities) are likely to recognize taxable income in each year. While there is no order of priority intended in the listing of the Company's objectives, stockholders should realize that the ability of the Company to meet these objectives may be severely handicapped by any lack of diversification of the Company's investments and the terms of the leases.

         The Company intends to meet its objectives through its investment policies of (i) purchasing carefully selected, well-located Properties and leasing them on a "triple-net" basis (which means that the tenant will be responsible for paying the cost of all repairs, maintenance, property taxes, and insurance) to operators of Restaurant Chains under leases requiring the tenant to pay both base annual rental (including automatic increases in base rent) and percentage rent based on gross restaurant sales, and (ii) offering Mortgage Loans and Secured Equipment Leases to operators of Restaurant Chains.

         In accordance with its investment policies, the Company intends to invest in Properties whose tenants are franchisors or franchisees of one of the Restaurant Chains to be selected by the Company, based upon recommendations by the Advisor. Although there is no limit on the number of restaurants of a particular Restaurant Chain which the Company may acquire, the Company currently does not expect to invest more than 25% of the Gross Proceeds in Properties of any one Restaurant Chain or to invest more than 30% of the Gross Proceeds in Properties located in any one state. Potential Mortgage Loan borrowers and Secured Equipment Lease lessees or borrowers will similarly be operators of Restaurant Chains selected by the Company, following the Advisor's recommendations. The Company has undertaken, consistent with its objective of qualifying as a REIT for federal income tax purposes, to ensure that the value of all Secured Equipment Leases, in the aggregate, will not exceed 25% of the Company's total assets, while Secured Equipment Leases to any single lessee or borrower, in the aggregate, will not exceed 5% of the Company's total assets. It is intended that investments will be made in Properties, Mortgage Loans, and Secured Equipment Leases in various locations in an attempt to achieve diversification and thereby minimize the effect of changes in local economic conditions and certain other risks. The extent of such diversification, however, depends in part upon the amount raised in the offering. See "Estimated Use of Proceeds" and "Risk Factors -- Investment Risks -- Possible Inability to Further Diversify Investments." For a more complete description of the manner in which the structure of the Company's business, including its investment policies, will facilitate the Company's ability to meet its investment objectives, See "Business."

         The investment objectives of the Company may not be changed without the approval of stockholders owning a majority of the shares of outstanding Common Stock. The Bylaws of the Company require the Independent Directors to review the Company's investment policies at least annually to determine that the policies are in the best interests of the stockholders. The determination shall be set forth in the minutes of the Board of Directors along with the basis for such determination. The Directors (including a majority of the Independent Directors) have the right, without a stockholder vote, to alter the Company's investment policies but only to the extent consistent with the Company's investment objectives and investment limitations. See "Certain Investment Limitations," below.

CERTAIN INVESTMENT LIMITATIONS

         In addition to other investment restrictions imposed by the Directors from time to time, consistent with the Company's objective of qualifying as a REIT, the Articles of Incorporation or the Bylaws provide for the following limitations on the Company's investments.

         1. Not more than 10% of the Company's total assets shall be invested in unimproved real property or mortgage loans on unimproved real property. For purposes of this paragraph, "unimproved real property" does not include any Property under construction, under contract for development or planned for development within one year.

         2. The Company shall not invest in commodities or commodity future contracts. This limitation is not intended to apply to interest rate futures, when used solely for hedging purposes.

         3. The Company shall not invest in or make mortgage loans unless an appraisal is obtained concerning the underlying property. Mortgage indebtedness on any property shall not exceed such property's appraised value. In cases in which the majority of Independent Directors so determine, and in all cases in which the mortgage loan involves the Advisor, Directors, or Affiliates, such appraisal must be obtained from an independent expert concerning the underlying property. Such appraisal shall be maintained in the Company's records for at least five years, and shall be available for inspection and duplication by any stockholder. In addition to the appraisal, a mortgagee's or owner's title insurance policy or commitment as to the priority of the mortgage or condition of the title must be obtained. The Company may not invest in real estate contracts of sale otherwise known as land sale contracts.

         4. The Company may not make or invest in mortgage loans, including construction loans, on any one Property if the aggregate amount of all mortgage loans outstanding on the Property, including the loans of the Company, would exceed an amount equal to 85% of the appraised value of the Property as determined by appraisal unless substantial justification exists because of the presence of other underwriting criteria. For purposes of this subsection, the "aggregate amount of all mortgage loans outstanding on the Property, including the loans of the Company" shall include all interest (excluding contingent participation in income and/or appreciation in value of the mortgaged property), the current payment of which may be deferred pursuant to the terms of such loans, to the extent that deferred interest on each loan exceeds 5% per annum of the principal balance of the loan.

         5. The Company may not make or invest in any mortgage loans that are subordinate to any mortgage, other indebtedness or equity interest of the Advisor, the Directors, or their Affiliates.

         6. The Company will not invest in equity securities unless a majority of the Directors (including a majority of Independent Directors) not otherwise interested in such transaction approve the transaction as being fair, competitive, and commercially reasonable and determine that the transaction will not jeopardize the Company's ability to qualify and remain qualified as a REIT. Investments in entities affiliated with the Advisor, a Director, the Company, or Affiliates thereof are subject to the restrictions on joint venture investments. In addition, the Company shall not invest in any security of any entity holding investments or engage in activities prohibited by the Company's Articles of Incorporation.

         7. The Company will not issue (i) equity securities redeemable solely at the option of the holder (except that stockholders may offer their Shares to the Company as described under "Redemption of Shares,"; (ii) debt securities unless the historical debt service coverage (in the most recently completed fiscal year), as adjusted for known charges, is sufficient to service that higher level of debt properly; (iii) Shares on a deferred payment basis or under similar arrangements; (iv) non-voting or assessable securities; or (v) options, warrants, or similar evidences of a right to buy its securities (collectively, "Options") unless (1) issued to all of its stockholders ratably, (2) as part of a financing arrangement, or (3) as part of a stock option plan available to Directors, officers, or employees of the Company or the Advisor. Options may not be issued to the Advisor, Directors or any Affiliate thereof except on the same terms as such Options are sold to the general public. Options may be issued to persons other than the Advisor, Directors or any Affiliate thereof but not at exercise prices less than the fair market value of the underlying securities on the date of grant and not for consideration that in the judgment of the Independent Directors has a market value less than the value of such Option on the date of grant. Options issuable to the Advisor, Directors or any Affiliate thereof shall not exceed 10% of the outstanding Shares on the date of grant.

         8. A majority of the Directors shall authorize the consideration to be paid for each Property, based on the fair market value of the Property. If a majority of the Independent Directors determine, or if the Property is acquired from the Advisor, a Director, or Affiliates thereof, such fair market value shall be determined by a qualified independent real estate appraiser selected by the Independent Directors.

         9.  The  Company  will  not  engage  in   underwriting  or  the  agency
distribution of securities issued by others or in trading, as compared to investment activities.

         10. The Company will not invest in any foreign currency or bullion or engage in short sales.

         11. The Company will not issue senior securities except notes to banks and other lenders and preferred shares.

         12. The Company will not make loans to the Advisor, Directors or their Affiliates.

         13. The Company will not operate so as to be classified as an "investment company" under the Investment Company Act of 1940, as amended.

         14. The Company will not make any investment that the Company believes will be inconsistent with its objective of qualifying as a REIT.

         The foregoing limitations may not be modified or eliminated without the approval of a majority of the shares of outstanding Common Stock.


                               DISTRIBUTION POLICY

GENERAL

         In order to qualify as a REIT for federal income tax purposes, among other things, the Company must make distributions each taxable year (not including any return of capital for federal income tax purposes) equal to at least 95% of its real estate investment trust taxable income, although the Board of Directors, in its discretion, may increase that percentage as it deems appropriate. See "Federal Income Tax Considerations -- Taxation of the Company -- Distribution Requirements." The declaration of Distributions is within the discretion of the Board of Directors and depends upon the Company's distributable funds, current and projected cash requirements, tax considerations and other factors.

DISTRIBUTIONS

         The following table reflects the total Distributions and Distributions per Share declared by the Company for each month since the Company commenced operations.




                              1995                             1996                               1997
                              ----                             ----                               ----
Month                Total         Per Share           Total        Per Share            Total         Per Share
-----             -----------      ---------        ----------      ---------         -----------      ---------
January           $        -      $       -            $225,354     $0.058300           $  827,978     $0.059375
February                   -              -             255,649      0.058300              884,806      0.059375
March                      -              -             287,805      0.058300              980,573      0.060416
April                      -              -             323,721      0.058300            1,091,142      0.061458
May                        -              -             368,155      0.058300            1,202,718      0.062500
June                    15,148      0.030000            407,803      0.058300            1,295,253      0.062500
July                    30,682      0.030000            458,586      0.059375            1,403,187      0.062500
August                  57,739      0.035000            517,960      0.059375            1,516,980      0.062500
September               84,467      0.050000            558,394      0.059375            1,677,332      0.063540
October                104,733      0.050000            615,914      0.059375            1,844,923      0.063540
November               155,665      0.058300            683,907      0.059375            1,991,289      0.063540
December               190,184      0.058300            732,824      0.059375            2,138,116      0.063540


         The Company intends to make regular Distributions to stockholders. The payment of Distributions commenced in July 1995. Distributions will be made to those stockholders who are stockholders as of the record date selected by the Directors. Distributions will be declared monthly and paid on a quarterly basis during the offering period and declared and paid quarterly thereafter. The
Company is required to distribute annually at least 95% of its real estate investment trust taxable income to maintain its objective of qualifying as a REIT. Generally, income distributed will not be taxable to the Company under federal income tax laws if the Company complies with the provisions relating to qualification as a REIT. If the cash available to the Company is insufficient to pay such Distributions, the Company may obtain the necessary funds by borrowing, issuing new securities, or selling assets. These methods of obtaining funds could affect future Distributions by increasing operating costs. To the extent that Distributions to stockholders exceed earnings and profits, such amounts constitute a return capital for federal income tax purposes, although such Distributions will not reduce stockholders' aggregate Invested Capital. For the years ended December 31, 1997, 1996 and 1995, the Company declared and made Distributions totalling $16,854,297, $5,436,072 and $638,618, respectively, of which 93.33%, 90.25% and 59.82%, respectively, of such amounts were characterized as ordinary income and 6.67%, 9.75% and 40.18%, respectively, were characterized as return of capital for federal income tax purposes. In addition, in January, February and March 1998, the Company declared distributions to its stockholders totalling $2,298,433, $2,421,992 and $2,556,539, respectively, payable in March 1998. However, no amounts distributed to stockholders as of March 2, 1998, are required to be or have been treated by the Company as a return of capital for purposes of calculating the stockholders' return on their Invested Capital. Due to the fact that the Company had not acquired all of its Properties and was still in its offering period as of December 31, 1997, the characterization of Distributions for federal income tax purposes is not necessarily considered by management to be representative of the characterization of Distributions in future years. Distributions in kind shall not be permitted, except for distributions of readily marketable securities; distributions of beneficial interests in a liquidating trust established for the dissolution of the Company and the liquidation of its assets in accordance with the terms of the Articles of Incorporation; or distributions of in-kind property as long as the Directors (i) advise each stockholder of the risks associated with direct ownership of the property; (ii) offer each stockholder the election of receiving in-kind property distributions; and (iii) distribute in-kind property only to those stockholders who accept the Directors' offer.

         Distributions will be made at the discretion of the Directors, depending primarily on net cash from operations (which includes cash received from tenants except to the extent that such cash represents a return of principal in regard to the lease of a Property consisting of building only, distributions from joint ventures, and interest income from lessees of Equipment and borrowers under Mortgage Loans, less expenses paid) and the general financial condition of the Company, subject to the obligation of the Directors to cause the Company to qualify and remain qualified as a REIT for federal income tax purposes. The Company intends to increase Distributions in accordance with increases in net cash from operations.

                                 SUMMARY OF THE
                      ARTICLES OF INCORPORATION AND BYLAWS

GENERAL

         The Company is organized as a corporation under the laws of the State of Maryland. As a Maryland corporation, the Company is governed by the Maryland General Corporation Law. Maryland corporate law deals with a variety of matters regarding Maryland corporations, including liabilities of the Company, stockholders, directors, and officers, the amendment of the Articles of Incorporation, and mergers of a Maryland corporation with other entities. Since many matters are not addressed by Maryland corporate law, it is customary for a Maryland corporation to address these matters through provisions in its Articles of Incorporation.

         The Articles of Incorporation and the Bylaws of the Company contain certain provisions that could make it more difficult to acquire control of the Company by means of a tender offer, a proxy contest, or otherwise. These provisions are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of the Company to negotiate first with its Board of Directors. The Company believes that these provisions increase the likelihood that proposals initially will be on more attractive terms than would be the case in their absence and facilitate negotiations which may result in improvement of the terms of an initial offer.

         The Articles of Incorporation also permit Listing by the Board of Directors after completion or termination of the offering.

         The discussion below sets forth material provisions of governing laws, instruments and guidelines applicable to the Company. For more complete provisions, reference is made to the Maryland General Corporation Law, the guidelines for REITs published by the North American Securities Administrators Association and the Company's Articles of Incorporation and Bylaws.

DESCRIPTION OF CAPITAL STOCK

         The Company has authorized a total of 156,000,000 shares of capital stock, consisting of 75,000,000 shares of Common Stock, $.01 par value per share, 3,000,000 shares of Preferred Stock ("Preferred Stock"), and 78,000,000 additional shares of excess stock ("Excess Shares"), $.01 par value per share. Of the 78,000,000 Excess Shares, 75,000,000 are issuable in exchange for Common Stock and 3,000,000 are issuable in exchange for Preferred Stock as described below at "-- Restriction of Ownership." As of March 2, 1998, the Company had 40,266,441 shares of Common Stock outstanding (including 20,000 issued to the Advisor prior to the commencement of the Initial Offering and 246,441 issued pursuant to the Reinvestment Plan) and no Preferred Stock or Excess Shares outstanding.

         The Company's annual meeting of stockholders is scheduled to be held on May 4, 1998, at which time the stockholders will vote regarding an amendment to the Company's Amended and Restated Articles of Incorporation to increase the number of authorized shares of capital stock to 206,000,000 shares (consisting of 125,000,000 shares of Common Stock, 3,000,000 shares of Preferred Stock and 78,000,000 Excess Shares). The Board of Directors may determine to engage in future offerings of Common Stock of up to the number of unissued authorized shares of Common Stock available.

         The Company will not issue share certificates except to stockholders who make a written request to the Company. Each stockholder's investment will be recorded on the books of the Company, and information concerning the restrictions and rights attributable to Shares (whether in connection with an initial issuance or a transfer) will be sent to the stockholder receiving Shares in connection with an issuance or transfer. A stockholder wishing to transfer his or her Shares will be required to send only an executed form to the Company, and the Company will provide the required form upon a stockholder's request. The executed form and any other required documentation must be received by the Company at least one calendar month prior to the last date of the current quarter. Subject to restrictions in the Articles of Incorporation, transfers of Shares shall be effective, and the transferee of the Shares will be recognized as the holder of such Shares as of the first day of the following quarter on which the Company receives properly executed documentation. Stockholders who are residents of New York may not transfer fewer than 250 shares at any time.

         Stockholders have no preemptive rights to purchase or subscribe for securities that the Company may issue subsequently. Each Share is entitled to one vote per Share, and Shares do not have cumulative voting rights. The stockholders are entitled to Distributions in such amounts as may be declared by the Board of Directors from time to time out of funds legally available for such payments and, in the event of liquidation, to share ratably in any assets of the Company remaining after payment in full of all creditors.

         All of the Shares offered hereby will be fully paid and nonassessable when issued.

         The Articles of Incorporation authorize the Board of Directors to designate and issue from time to time one or more classes or series of Preferred Shares without stockholder approval. The Board of Directors may determine the relative rights, preferences, and privileges of each class or series of Preferred Stock so issued. Because the Board of Directors has the power to establish the preferences and rights of each class or series of Preferred Stock, it may afford the holders of any series or class of Preferred Stock preferences, powers, and rights senior to the rights of holders of Common Stock; however, the voting rights for each share of Preferred Stock shall not exceed voting rights which bear the same relationship to the voting rights of the Shares as the consideration paid to the Company for each share of Preferred Stock bears to the book value of the Shares on the date that such Preferred Stock is issued. The issuance of Preferred Stock could have the effect of delaying or preventing a change in control of the Company. The Board of Directors has no present plans to issue any Preferred Stock.

         Similarly, the voting rights per share of equity securities of the Company (other than the publicly held equity securities of the Company) sold in a private offering shall not exceed the voting rights which bear the same relationship to the voting rights of the publicly held equity securities as the consideration paid to the Company for each privately offered Company share bears to the book value of each outstanding publicly held equity security. The Board of Directors currently has no plans to offer equity securities of the Company in a private offering.

         For a description of the characteristics of the Excess Shares, which differ from Common Stock and Preferred Stock in a number of respects, including voting and economic rights, see "Restriction of Ownership," below.

BOARD OF DIRECTORS

         The Articles of Incorporation provide that the number of Directors of the Company cannot be less than three nor more than 15. A majority of the Board of Directors will be Independent Directors. See "Management -- Independent Directors." Each Director, other than a Director elected to fill the unexpired term of another Director, will be elected at each annual meeting or at any special meeting of the stockholders called for that purpose, by a majority of the shares of Common Stock outstanding and entitled to vote. Independent Directors will nominate replacements for vacancies among the Independent Directors. Under the Articles of Incorporation, the term of office for each Director will be one year, expiring each annual meeting of stockholders;
however, nothing in the Articles of Incorporation prohibits a director from being reelected by the stockholders. The Directors may not (a) amend the Articles of Incorporation, except for amendments which do not adversely affect the rights, preferences and privileges of stockholders; (b) sell all or substantially all of the Company's assets other than in the ordinary course of business or in connection with liquidation and dissolution; (c) cause the merger or other reorganization of the Company; or (d) dissolve or liquidate the Company, other than before the initial investment in property. The Directors may establish such committees as they deem appropriate (provided that the majority of the members of each committee are Independent Directors).

STOCKHOLDER MEETINGS

         An annual meeting will be held for the purpose of electing Directors and for the transaction of such other business as may come before the meeting, and will be held not less than 30 days after delivery of the annual report. Under the Company's Bylaws, a special meeting of stockholders may be called by the chief executive officer, a majority of the Directors, or a majority of the Independent Directors. Special meetings of the stockholders also shall be called by an officer of the Company upon the written request of stockholders holding in the aggregate not less than 10% of the outstanding Common Stock entitled to vote at such meeting. Upon receipt of such a written request, either in person or by mail, stating the purpose or purposes of the meeting, the Company shall provide all stockholders, within ten days of receipt of the written request, written notice, either in person or by mail, of a meeting and its purpose. Such meeting will be held not less than fifteen nor more than sixty days after distribution of the notice, at a time and place specified in the request, or if none is specified, at a time and place convenient to stockholders.

         At any meeting of stockholders, each stockholder is entitled to one vote per share of Common Stock owned of record on the applicable record date. In general, the presence in person or by proxy of 50% of the shares of Common Stock then outstanding shall constitute a quorum, and the majority vote of the shares of Common Stock present in person or by proxy will be binding on all the stockholders of the Company.

ADVANCE NOTICE FOR STOCKHOLDER NOMINATIONS FOR
DIRECTORS AND PROPOSALS OF NEW BUSINESS

         The Bylaws of the Company require notice at least 60 days and not more than 90 days before the anniversary of the prior annual meeting of stockholders in order for a stockholder to (a) nominate a Director, or (b) propose new business other than pursuant to the notice of the meeting or by or on behalf of the Directors. The Bylaws contain a similar notice requirement in connection with nominations for Directors at a special meeting of stockholders called for the purpose of electing one or more Directors. Accordingly, failure to comply with the notice provisions will make stockholders unable to nominate Directors or propose new business.

AMENDMENTS TO THE ARTICLES OF INCORPORATION

         Pursuant to the Company's Articles of Incorporation, the Directors can amend the Articles of Incorporation by a two-thirds majority from time to time if necessary in order to qualify initially or in order to continue to qualify as a REIT. Except as set forth above, the Articles of Incorporation may be amended only by the affirmative vote of a majority, and, in some cases a two-thirds majority, of the shares of Common Stock outstanding and entitled to vote. The stockholders may vote to amend the Articles of Incorporation, terminate or dissolve the Company or remove one or more Directors without necessity for concurrence by the Board of Directors.

MERGERS, COMBINATIONS, AND SALE OF ASSETS

         A merger, combination, sale, or other disposition of all or substantially all of the Company's assets other than in the ordinary course of business must be approved by the Directors and a majority of the shares of Common Stock outstanding and entitled to vote. In addition, any such transaction involving an Affiliate of the Company or the Advisor also must be approved by a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in such transaction as fair and reasonable to the Company and on terms and conditions not less favorable to the Company than those available from unaffiliated third parties.

TERMINATION OF THE COMPANY AND REIT STATUS

         The Articles of Incorporation provide for the voluntary termination and dissolution of the Company by the affirmative vote of a majority of the shares of Common Stock outstanding and entitled to vote at a meeting called for that purpose. In addition, the Articles of Incorporation permit the stockholders to terminate the status of the Company as a REIT under the Code only by the affirmative vote of the holders of a majority of the shares of Common Stock outstanding and entitled to vote.

         Under the Articles of Incorporation, the Company automatically will terminate and dissolve on December 31, 2005, unless Listing occurs, in which event the Company automatically will become a perpetual life entity.

RESTRICTION OF OWNERSHIP

         To qualify as a REIT under the Code (i) not more than 50% of the value of the REIT's outstanding stock may be owned, directly or indirectly (applying certain attribution rules), by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year, (ii) the REIT's stock must be beneficially owned (without reference to any attribution rules) by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year; and (iii) certain other requirements must be satisfied. See "Federal Income Tax Considerations -- Taxation of the Company."

         To ensure that the Company satisfies these requirements, the Articles of Incorporation restrict the direct or indirect ownership (applying certain attribution rules) of shares of Common Stock and Preferred Stock by any Person (as defined in the Articles of Incorporation) to no more than 9.8% of the outstanding shares of such Common Stock or 9.8% of any series of Preferred Shares (the "Ownership Limit"). However, the Articles of Incorporation provide that this Ownership Limit may be modified, either entirely or with respect to one or more Persons, by a vote of a majority of the Directors, if such modification does not jeopardize the Company's status as a REIT. As a condition of such modification, the Board of Directors may require opinions of counsel satisfactory to it and/or an undertaking from the applicant with respect to preserving the status of the Company as a REIT.

         It is the responsibility of each Person (as defined in the Articles of Incorporation) owning (or deemed to own) more than 5% of the outstanding shares of Common Stock or any series of outstanding Preferred Stock to give the Company written notice of such ownership. In addition, to the extent deemed necessary by the Directors, the Company can demand that each stockholder disclose to the Company in writing all information regarding the Beneficial and Constructive Ownership (as such terms are defined in the Articles of Incorporation) of the Common Stock and Preferred Stock.

         If the ownership, transfer or acquisition of shares of Common or Preferred Stock, or change in capital structure of the Company or other event or transaction would result in (i) any Person owning (applying certain attribution rules) Common Stock or Preferred Stock in excess of the Ownership Limit, (ii) fewer than 100 Persons owning the Common Stock and Preferred Stock, (iii) the Company being "closely held" within the meaning of section 856(h) of the Code, or (iv) the Company failing any of the gross income requirements of section 856(c) of the Code or otherwise failing to qualify as a REIT, then the ownership, transfer, or acquisition, or change in capital structure or other event or transaction that would have such effect will be void as to the purported transferee or owner, and the purported transferee or owner will not have or acquire any rights to the Common Stock and/or Preferred Stock, as the case may be, to the extent required to avoid such a result. Common Stock or Preferred Stock owned, transferred or proposed to be transferred in excess of the Ownership Limit or which would otherwise jeopardize the Company's status as a REIT will automatically be converted to Excess Shares. A holder of Excess Shares is not entitled to Distributions, voting rights, and other benefits with respect to such shares except for the right to payment of the purchase price for the shares (or, in the case of a devise or gift or similar event which results in the issuance of Excess Shares, the fair market value at the time of such devise or gift or event) and the right to certain distributions upon liquidation. Any Distribution paid to a proposed transferee or holder of Excess Shares shall be repaid to the Company upon demand. Excess Shares shall be subject to repurchase by the Company at its election. The purchase price of any Excess Shares shall be equal to the lesser of (a) the price paid in such purported transaction (or, in the case of a devise or gift or similar event resulting in the issuance of Excess Shares, the fair market value at the time of such devise or gift or event), or (b) the fair market value of such Shares on the date on which the Company or its designee determines to exercise its repurchase right. If the foregoing transfer restrictions are determined to be void or invalid by virtue of any legal decision, statute, rule or regulation, then the purported transferee of any Excess Shares may be deemed, at the option of the Company, to have acted as an agent on behalf of the Company in acquiring such Excess Shares and to hold such Excess Shares on behalf of the Company.

         For purposes of the Articles of Incorporation, the term "Person" shall mean an individual, corporation, partnership, estate, trust (including a trust qualified under Section 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside to be used exclusively for the purposes described in
Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity, or a group as that term is used for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended; but does not include (i) CNL Fund Advisors, Inc., during the period ending on December 31, 1995, or (ii) an underwriter which participated in a public offering of Shares for a period of sixty (60) days following the purchase by such underwriter of Shares therein, provided that the foregoing exclusions shall apply only if the ownership of such Shares by CNL Fund Advisors, Inc. or an underwriter would not cause the Company to fail to qualify as a REIT by reason of being "closely held" within the meaning of Section 856(a) of the code or otherwise cause the Company to fail to qualify as a REIT.

RESPONSIBILITY OF DIRECTORS

         Directors serve in a fiduciary capacity and shall have a fiduciary duty to the stockholders of the Company, which duty shall include a duty to supervise the relationship of the Company with the Advisor. See "Management -- Fiduciary Responsibilities of the Board of Directors."

LIMITATION OF LIABILITY AND INDEMNIFICATION

         Pursuant to Maryland corporate law and the Company's Articles of Incorporation, the Company is required to indemnify and hold harmless a present or former Director, officer, Advisor, or Affiliate and may indemnify and hold harmless a present or former employee or agent of the Company (the "Indemnitee") against any or all losses or liabilities reasonably incurred by the Indemnitee in connection with or by reason of any act or omission performed or omitted to be performed on behalf of the Company while a Director, officer, Advisor, Affiliate, employee, or agent and in such capacity, provided, that the Indemnitee has determined, in good faith, that the act or omission which caused the loss or liability was in the best interests of the Company. The Company will not indemnify or hold harmless the Indemnitee if: (i) the loss or liability was the result of negligence or misconduct, or if the Indemnitee is an Independent Director, the loss or liability was the result of gross negligence or willful misconduct, (ii) the act or omission was material to the loss or liability and was committed in bad faith or was the result of active or deliberate dishonesty,
(iii) the Indemnitee  actually  received an improper  personal benefit in money, property,  or  services,  (iv)  in the  case  of any  criminal  proceeding,  the
Indemnitee  had  reasonable  cause  to  believe  that  the act or  omission  was unlawful, or (v) in a proceeding by or in the right of the Company, the Indemnitee shall have been adjudged to be liable to the Company. In addition, the Company will not provide indemnification for any loss or liability arising from an alleged violation of federal or state securities laws unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular Indemnitee; (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular Indemnitee; or (iii) a court of competent jurisdiction approves a settlement of the claims against a particular Indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the published position of any state securities regulatory authority in which securities of the Company were offered or sold as to indemnification for violations of securities laws. Pursuant to its Articles of Incorporation, the Company is required to pay or reimburse reasonable expenses incurred by a present or former Director, officer, Advisor or Affiliate and may pay or reimburse reasonable expenses incurred by any other Indemnitee in advance of final disposition of a proceeding if the following are satisfied: (i) the Indemnitee was made a party to the proceeding by reasons of his or her service as a Director, officer, Advisor, Affiliate, employee or agent of the Company, (ii) the Indemnitee provides the Company with written affirmation of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the Company as authorized by the Articles of Incorporation, (iii) the Indemnitee provides the Company with a written agreement to repay the amount paid or reimbursed by the Company, together with the applicable legal rate of interest thereon, if it is ultimately determined that the Indemnitee did not comply with the requisite standard of conduct, and (iv) the legal proceeding was initiated by a third party who is not a stockholder or, if by a stockholder of the Company acting in his or her capacity as such, a court of competent jurisdiction approves such advancement. The Company's Articles of Incorporation further provide that any indemnification, payment, or reimbursement of the expenses permitted by the Articles of Incorporation will be furnished in accordance with the procedures in
Section 2-418 of the Maryland General Corporation Law.

         Any indemnification may be paid only out of Net Assets of the Company, and no portion may be recoverable from the stockholders.

         There are certain defenses under Maryland law available to the Directors, officers and the Advisor in the event of a stockholder action against them. One such defense is the "business judgment rule." A Director, officer or the Advisor can argue that he or she performed the action giving rise to the stockholder's action in good faith and in a manner he or she reasonably believed to be in the best interests of the Company, and with such care as an ordinarily prudent person in a like position would have used under similar circumstances. The Directors, officers and the Advisor are also entitled to rely on information, opinions, reports or records prepared by experts (including accountants, consultants, counsel, etc.) who were selected with reasonable care. However, the Directors, officers and the Advisor may not invoke the business judgment rule to further limit the rights of the stockholders to access records as provided in the Articles of Incorporation.

         The Company has entered into indemnification agreements with each of the Company's officers and Directors. The indemnification agreements require, among other things, that the Company indemnify its officers and Directors to the fullest extent permitted by law, and advance to the officers and Directors all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. In accordance with this agreement, the Company must indemnify and advance all expenses reasonably incurred by officers and Directors seeking to enforce their rights under the indemnification agreements. The Company also must cover officers and Directors under the Company's directors' and officers' liability insurance. Although these indemnification agreements offer substantially the same scope of coverage afforded by the indemnification provisions in the Articles of Incorporation and the Bylaws, it provides greater assurance to Directors and officers that indemnification will be available because these contracts cannot be modified unilaterally by the Board of Directors or by the stockholders.

REMOVAL OF DIRECTORS

         Under the Articles of Incorporation, a Director may resign or be removed with or without cause by the affirmative vote of a majority of the capital stock of the Company outstanding and entitled to vote.

INSPECTION OF BOOKS AND RECORDS

         The Advisor will keep, or cause to be kept, on behalf of the Company, full and true books of account on an accrual basis of accounting, in accordance with generally accepted accounting principles. All of such books of account, together with all other records of the Company, including a copy of the Articles of Incorporation and any amendments thereto, will at all times be maintained at the principal office of the Company, and will be open to inspection, examination, and, for a reasonable charge, duplication upon reasonable notice and during normal business hours by a stockholder or his agent.

         As a part of its books and records, the Company will maintain at its principal office an alphabetical list of names of stockholders, along with their addresses and telephone numbers and the number of Shares held by each stockholder. Such list shall be updated at least quarterly and shall be available for inspection at the Company's home office by a stockholder or his or her designated agent upon such stockholder's request. Such list also shall be mailed to any stockholder requesting the list within 10 days of a request. The Company may require the stockholder requesting the stockholder list to represent that he or she will not make any commercial distribution of such list or the information disclosed through such inspection. The Company may impose a reasonable charge for expenses incurred in reproducing such list. The list may not be sold or used for commercial purposes.

RESTRICTIONS ON "ROLL-UP" TRANSACTIONS

         In connection with a proposed Roll-Up Transaction, which, in general terms, is any transaction involving the acquisition, merger, conversion, or consolidation, directly or indirectly, of the Company and the issuance of securities of a Roll-Up Entity that would be created or would survive after the successful completion of the Roll-Up Transaction, an appraisal of all Properties shall be obtained from an Independent Expert. In order to qualify as an Independent Expert for this purpose(s), the person or entity shall have no material current or prior business or personal relationship with the Advisor or Directors and shall be engaged to a substantial extent in the business of rendering opinions regarding the value of assets of the type held by the Company. The Properties shall be appraised on a consistent basis, and the appraisal shall be based on the evaluation of all relevant information and shall indicate the value of the Properties as of a date immediately prior to the announcement of the proposed Roll-Up Transaction. The appraisal shall assume an orderly liquidation of Properties over a 12-month period. The terms of the engagement of such Independent Expert shall clearly state that the engagement is for the benefit of the Company and the stockholders. A summary of the independent appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to stockholders in connection with a proposed Roll-Up Transaction. In connection with a proposed Roll-Up Transaction, the person sponsoring the Roll-Up Transaction shall offer to stockholders who vote against the proposal the choice of:

         (i) accepting the securities of the Roll-Up Entity offered in the proposed Roll-Up Transaction; or

         (ii)  one of the following:

                  (A) remaining stockholders of the Company and preserving their
         interests   therein  on  the  same  terms  and  conditions  as  existed previously; or

                  (B) receiving cash in an amount equal to the stockholder's pro rata share of the appraised value of the net assets of the Company.

         The Company is prohibited from  participating  in any proposed  Roll-Up
Transaction:

         (i) which would result in the stockholders having democracy rights in the Roll-Up Entity that are less than those provided in the Company's Articles of Incorporation, Sections 8.1, 8.2, 8.4, 8.5, 8.6 and 9.1 and described elsewhere in this Prospectus, including rights with respect to the election and removal of Directors, annual reports, annual and special meetings, amendment of the Articles of Incorporation, and dissolution of the Company. (See "Description of Capital Stock" and "Stockholder Meetings," above);

         (ii) which includes provisions that would operate as a material impediment to, or frustration of, the accumulation of shares by any purchaser of the securities of the Roll-Up Entity (except to the minimum extent necessary to preserve the tax status of the Roll-Up Entity), or which would limit the ability of an investor to exercise the voting rights of its securities of the Roll-Up Entity on the basis of the number of shares held by that investor;

         (iii) in which investor's rights to access of records of the Roll-Up Entity will be less than those provided in Sections 8.4 and 8.5 of the Company's Articles of Incorporation and described in "Inspection of Books and Records," above; or

         (iv) in which any of the costs of the Roll-Up Transaction would be borne by the Company if the Roll-Up Transaction is not approved by the stockholders.


                        FEDERAL INCOME TAX CONSIDERATIONS

INTRODUCTION

         The following is a summary of the material federal income tax consequences of the ownership of Shares of the Company, prepared by Shaw Pittman Potts & Trowbridge, as Counsel. This discussion is based upon the laws, regulations, and reported judicial and administrative rulings and decisions in effect as of the date of this Prospectus, all of which are subject to change, retroactively or prospectively, and to possibly differing interpretations. This discussion does not purport to deal with the federal income or other tax consequences applicable to all investors in light of their particular investment or other circumstances, or to all categories of investors, some of whom may be subject to special rules (including, for example, insurance companies, tax-exempt organizations, financial institutions, broker-dealers, foreign corporations and persons who are not citizens or residents of the United States). No ruling on the federal, state or local tax considerations relevant to the operation of the Company, or to the purchase, ownership or disposition of the Shares, has been requested from the Internal Revenue Service (the "IRS" or the "Service") or other tax authority. Counsel has rendered certain opinions discussed herein and believes that if the Service were to challenge the conclusions of Counsel, such conclusions should prevail in court. However, opinions of counsel are not binding on the Service or on the courts, and no assurance can be given that the conclusions reached by Counsel would be sustained in court. Prospective investors should consult their own tax advisors in determining the federal, state, local, foreign and other tax consequences to them of the purchase, ownership and disposition of the Shares of the Company, the tax treatment of a REIT and the effect of potential changes in applicable tax laws.

TAXATION OF THE COMPANY

         General. The Company has elected to be taxed as a REIT for federal income tax purposes, as defined in Sections 856 through 860 of the Code, commencing with its taxable year ending December 31, 1995. The Company believes that it is organized and will operate in such a manner as to qualify as a REIT, and the Company intends to continue to operate in such a manner, but no assurance can be given that it will operate in a manner so as to qualify or remain qualified as a REIT. The provisions of the Code pertaining to REITs are highly technical and complex. Accordingly, this summary is qualified in its entirety by the applicable Code sections, rules and regulations issued thereunder, and administrative and judicial interpretations thereof.

         If the Company qualifies for taxation as a REIT, it generally will not be subject to federal corporate income tax on its net income that is currently distributed to holders of Shares. This treatment substantially eliminates the "double taxation" (at the corporate and stockholder levels) that generally results from investment in a corporation. However, the Company will be subject to federal income tax in the following circumstances. First, the Company will be taxed at regular corporate rates on any undistributed real estate investment trust taxable income, including undistributed net capital gains. Second, under certain circumstances, the Company may be subject to the alternative minimum tax on its items of tax preference. Third, if the Company has net income from foreclosure property, it will be subject to tax on such income at the highest corporate rate. Foreclosure property generally means real property (and any personal property incident to such real property) which is acquired as a result of a default either on a lease of such property or on indebtedness which such property secured and with respect to which an appropriate election is made. Fourth, if the Company has net income derived from prohibited transactions, such income will be subject to a 100% tax. A prohibited transaction generally includes a sale or other disposition of property (other than foreclosure property) that is held primarily for sale to customers in the ordinary course of business. Fifth, if the Company should fail to satisfy the 75% gross income test or the 95% gross income test (as discussed below), but has nonetheless maintained its qualification as a REIT because certain other requirements have been met, it will be subject to a 100% tax on the net income attributable to the greater of the amount by which the Company fails the 75% or 95% test. Sixth, if, during each calendar year, the Company fails to distribute at least the sum of
(i) 85% of its real estate investment trust ordinary income for such year; (ii) 95% of its real estate investment trust capital gain net income for such year; and (iii) any undistributed taxable income from prior periods, the Company will be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed.

         If the Company fails to qualify as a REIT for any taxable year and certain relief provisions do not apply, the Company will be subject to federal income tax (including alternative minimum tax) as an ordinary corporation on its taxable income at regular corporate rates without any deduction or adjustment for distributions to holders of Shares. To the extent that the Company would, as a consequence, be subject to tax liability for any such taxable year, the amount of cash available for satisfaction of its liabilities and for distribution to holders of Shares would be reduced. Distributions made to holders of Shares generally would be taxable as ordinary income to the extent of current and accumulated earnings and profits and, subject to certain limitations, would be eligible for the corporate dividends received deduction, but there can be no assurance that any such Distributions would be made. The Company would not be eligible to elect REIT status for the four taxable years after the taxable year it failed to qualify as a REIT, unless its failure to qualify was due to reasonable cause and not willful neglect and certain other requirements were satisfied.

         Opinion of Counsel. Based upon representations made by officers of the Company with respect to relevant factual matters, upon the existing Code provisions, rules and regulations promulgated thereunder and reported administrative and judicial interpretations thereof, upon Counsel's independent review of such documents as Counsel deemed relevant in the circumstances and upon the assumption that the Company will operate in the manner described in this Prospectus, Counsel has advised the Company that, in its opinion, the Company qualified as a REIT under the Code for the taxable years ending through December 31, 1997, the Company is organized in conformity with the requirements for qualification as a REIT, and the Company's proposed method of operation will enable it to meet the requirements for qualification as a REIT. It must be emphasized, however, that the Company's ability to qualify and remain qualified as a REIT is dependent upon actual operating results and future actions by and events involving the Company and others, and no assurance can be given that the actual results of the Company's operations and future actions and events will enable the Company to satisfy in any given year the requirements for qualification and taxation as a REIT.

         Requirements for Qualification as a REIT. As discussed more fully below, the Code defines a REIT as a corporation, trust or association (i) which is managed by one or more trustees or directors; (ii) the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest; (iii) which would be taxable, but for Sections 856 through 860 of the Code, as a domestic corporation; (iv) which is neither a financial institution nor an insurance company; (v) the beneficial ownership of which is held (without reference to any rules of attribution) by 100 or more persons;
(vi) which is not  closely  held as defined in section  856(h) of the Code;  and
(vii) which meets certain other tests regarding the nature of its assets and income and the amount of its distributions.

         In the case of a REIT which is a partner in a partnership, Treasury Regulations provide that the REIT will be deemed to own its proportionate share of the assets of the partnership and will be deemed to be entitled to the income of the partnership attributable to such share. In addition, the assets and gross income (as defined in the Code) of the partnership attributed to the REIT shall retain the same character as in the hands of the partnership for purposes of
Section 856 of the Code, including satisfying the gross income tests and the asset tests described below. Thus, the Company's proportionate share of the assets, liabilities and items of income of any Joint Venture, as described in "Business -- Joint Venture Arrangements," will be treated as assets, liabilities and items of income of the Company for purposes of applying the asset and gross income tests described herein.

         Ownership Tests. The ownership requirements for qualification as a REIT are that (i) during the last half of each taxable year not more than 50% in value of the REIT's outstanding shares may be owned, directly or indirectly (applying certain attribution rules), by five or fewer individuals (or certain entities as defined in the Code) and (ii) there must be at least 100 stockholders (without reference to any attribution rules) on at least 335 days of such 12-month taxable year (or a proportionate number of days of a short taxable year). These two requirements do not apply to the first taxable year for which an election is made to be treated as a REIT. In order to meet these requirements for subsequent taxable years, or to otherwise obtain, maintain, or reestablish REIT status, the Articles of Incorporation generally prohibit any person or entity from actually, constructively or beneficially acquiring or owning (applying certain attribution rules) more than 9.8% of the outstanding Common Stock or 9.8% of any series of outstanding Preferred Stock. Among other provisions, the Articles of Incorporation empower the Board of Directors to redeem, at its option, a sufficient number of Shares to bring the ownership of Shares of the Company in conformity with these requirements or to assure continued conformity with such requirements.

         Under the Articles of Incorporation, each holder of Shares is required, upon demand, to disclose to the Board of Directors in writing such information with respect to actual, constructive or beneficial ownership of Shares of the Company as the Board of Directors deems necessary to comply with provisions of the Code applicable to the Company or the provisions of the Articles of Incorporation, or the requirements of any other appropriate taxing authority. Certain Treasury regulations govern the method by which the Company is required to demonstrate compliance with these stock ownership requirements and the failure to satisfy such regulations could cause the Company to fail to qualify as a REIT. The Company has represented that it expects to meet these stock ownership requirements for each taxable year and it will be able to demonstrate its compliance with these requirements.

         Asset Tests. At the end of each quarter of a REIT's taxable year, at least 75% of the value of its total assets must consist of "real estate assets," cash and cash items (including receivables) and certain government securities. The balance of a REIT's assets generally may be invested without restriction, except that holdings of securities not within the 75% class of assets generally must not, with respect to any issuer, exceed 5% of the value of the REIT's assets or 10% of the issuer's outstanding voting securities. The term "real estate assets" includes real property, interests in real property, leaseholds of land or improvements thereon, and mortgages on the foregoing and any property attributable to the temporary investment of new capital (but only if such property is stock or a debt instrument and only for the one-year period beginning on the date the REIT receives such capital). When a mortgage is secured by both real property and other property, it is considered to constitute a mortgage on real property to the extent of the fair market value of the real property when the REIT is committed to make the loan (or, in the case of a construction loan, the reasonably estimated cost of construction). Initially, the bulk of the Company's assets will be real property. However, the Company will also hold the Secured Equipment Leases. Counsel is of the opinion, based on certain assumptions, that the Secured Equipment Leases will be treated as loans secured by personal property for federal income tax purposes. See "Federal Income Tax Considerations -- Characterization of the Secured Equipment Leases." Therefore, the Secured Equipment Leases will not qualify as "real estate assets." However, the Company has represented that at the end of each quarter the value of the Secured Equipment

Leases, together with any personal property owned by the Company, has in the aggregate represented and will represent less than 25% of the Company's total assets and that the value of the Secured Equipment Leases entered into with any particular tenant or borrower has represented and will represent less than 5% of the Company's total assets. No independent appraisals will be acquired to support this representation, and Counsel, in rendering its opinion as to the qualification of the Company as a REIT, is relying on the conclusions of the Company and its senior management as to the relative values of its assets. There can be no assurance however, that the IRS may not contend that either (i) the value of the Secured Equipment Leases entered into with any particular tenant or borrower represents more than 5% of the Company's total assets, or (ii) the value of the Secured Equipment Leases, together with any personal property owned by the Company, exceeds 25% of the Company's total assets.

         As indicated in "Business -- Joint Venture Arrangements," the Company may participate in Joint Ventures. If a Joint Venture were classified, for federal income tax purposes, as an association taxable as a corporation rather than as a partnership, the Company's ownership of a 10% or greater interest in the Joint Venture would cause the Company to fail to meet the requirement that it not own 10% or more of an issuer's voting securities. However, Counsel is of the opinion, based on certain assumptions, that any Joint Ventures will constitute partnerships for federal income tax purposes. See "Federal Income Tax Considerations -- Investment in Joint Ventures."

         Income Tests. A REIT also must meet two separate tests with respect to its sources of gross income for each taxable year.

         (a) The 75 Percent and 95 Percent Tests. In general, at least 75% of a REIT's gross income for each taxable year must be from "rents from real property," interest on obligations secured by mortgages on real property, gains from the sale or other disposition of real property and certain other sources, including "qualified temporary investment income." For these purposes, "qualified temporary investment income" means any income (i) attributable to a stock or debt instrument purchased with the proceeds received by the REIT in exchange for stock (or certificates of beneficial interest) in such REIT (other than amounts received pursuant to a dividend reinvestment plan) or in a public offering of debt obligations with a maturity of at least five years and (ii) received or accrued during the one-year period beginning on the date the REIT receives such capital. In addition, a REIT must derive at least 95% of its gross income for each taxable year from any combination of the items of income which qualify under the 75% test, from dividends and interest, and from gains from the sale, exchange or other disposition of certain stock and securities.

         Initially, the bulk of the Company's income will be derived from rents with respect to the Properties. Rents from Properties received by the Company qualify as "rents from real property" in satisfying these two tests only if several conditions are met. First, the rent must not be based in whole or in part, directly or indirectly, on the income or profits of any person. An amount received or accrued generally will not be excluded from the term "rents from real property" solely by reason of being based on a fixed percentage or percentages of receipts or sales. Second, the Code provides that rents received from a tenant will not qualify as "rents from real property" if the REIT, or a direct or indirect owner of 10% or more of the REIT owns, directly or constructively, 10% or more of such tenant (a "Related Party Tenant"). Third, if rent attributable to personal property leased in connection with a lease of real property is greater than 15% of the total rent received under the lease, then the portion of rent attributable to such personal property will not qualify as "rents from real property." Finally, for rents to qualify as "rents from real property," a REIT generally must not operate or manage the property or furnish or render services to the tenants of such property, other than through an independent contractor from whom the REIT derives no revenue, except that a REIT may directly perform services which are "usually or customarily rendered" in connection with the rental of space for occupancy, other than services which are considered to be rendered to the occupant of the property. However, a REIT is currently permitted to earn up to one percent of its gross income from tenants, determined on a property-by-property basis, by furnishing services that are noncustomary or provided directly to the tenants, without causing the rental income to fail to qualify as rents from real property.

         The Company has represented that it will not (i) charge rent for any Property that is based in whole or in part on the income or profits of any person  (except  by reason of being  based on a  percentage  or  percentages  of receipts or sales, as described above); (ii) charge rent that will be attributable to personal property in an amount greater than 15% of the total rent received under the applicable lease; (iii) directly perform services considered to be rendered to the occupant of a Property or which are not usually or customarily furnished or rendered in connection with the rental of real property; or (iv) enter into any lease with a Related Party Tenant. Specifically, the Company expects that virtually all of its income will be derived from leases of the type described in "Business -- Description of Leases," and it does not expect such leases to generate income that would not qualify as rents from real property for purposes of the 75% and 95% income tests.

         In addition, the Company will be paid interest on the Mortgage Loans. All interest income qualifies under the 95% gross income test. If a Mortgage Loan is secured by both real property and other property, all the interest on it will qualify under the 75% gross income test if the amount of the loan did not exceed the fair market value of the real property at the time of the loan commitment. The Company anticipates this will always be the case.

         The Company will also receive payments under the terms of the Secured Equipment Leases. Although the Secured Equipment Leases will be structured as leases or loans, Counsel is of the opinion that, subject to certain assumptions, they will be treated as loans secured by personal property for federal income tax purposes. See "Federal Income Tax Considerations -- Characterization of the Secured Equipment Leases." If the Secured Equipment Leases are treated as loans secured by personal property for federal income tax purposes then, the portion of the payments under the terms of the Secured Equipment Leases that represent interest, rather than a return of capital for federal income tax purposes, will not satisfy the 75% gross income test (although it will satisfy the 95% gross income test). The Company believes, however, that the aggregate amount of such non-qualifying income will not cause the Company to exceed the limits on non-qualifying income under the 75% gross income test.

         If, contrary to the opinion of Counsel, the Secured Equipment Leases are treated as true leases, rather than as loans secured by personal property for federal income tax purposes, the payments under the terms of the Secured Equipment Leases would be treated as rents from personal property. Rents from personal property will satisfy either the 75% or 95% gross income tests if they are received in connection with a lease of real property and the rent attributable to the personal property does not exceed 15% of the total rent received from the tenant in connection with the lease. However, if rents attributable to personal property exceed 15% of the total rent received from a particular tenant, then the portion of the total rent attributable to personal property will not satisfy either the 75% or 95% gross income tests.

         If, notwithstanding the above, the Company fails to satisfy one or both of the 75% or 95% tests for any taxable year, it may still qualify as a REIT if
(i) such failure is due to reasonable cause and not willful neglect; (ii) it reports the nature and amount of each item of its income on a schedule attached to its tax return for such year; and (iii) the reporting of any incorrect information is not due to fraud with intent to evade tax. However, even if these three requirements are met and the Company is not disqualified as a REIT, a penalty tax would be imposed by reference to the amount by which the Company failed the 75% or 95% test (whichever amount is greater).

         (b) The Impact of Default Under the Secured Equipment Leases. In applying the gross income tests to the Company, it is necessary to consider the impact that a default under one or more of the Secured Equipment Leases would have on the Company's ability to satisfy such tests. A default under one or more of the Secured Equipment Leases would result in the Company directly holding the Equipment securing such leases for federal income tax purposes. In the event of a default, the Company may choose to either lease or sell such Equipment.

         However, any income resulting from a rental or sale of Equipment not incidental to the rental or sale of real property would not qualify under the 75% and 95% gross income tests. In addition, in certain circumstances, income derived from a sale or other disposition of Equipment could be considered "net income from prohibited transactions," subject to a 100% tax. The Company does not, however, anticipate that its income from the rental or sale of Equipment would be material in any taxable year.

         Distribution Requirements. A REIT must distribute to its stockholders for each taxable year ordinary income dividends in an amount equal to at least
(a) 95% of the sum of (i) its "real estate investment trust taxable income" (before deduction of dividends paid and excluding any net capital gains) and
(ii) the excess of net income from foreclosure property over the tax on such income, minus (b) certain excess non-cash income. Real estate investment trust taxable income generally is the taxable income of a REIT computed as if it were an ordinary corporation, with certain adjustments. Distributions must be made in the taxable year to which they relate or, if declared before the timely filing of the REIT's tax return for such year and paid not later than the first regular dividend payment after such declaration, in the following taxable year.

         The Company has represented that it intends to make Distributions to stockholders that will be sufficient to meet the 95% distribution requirement. Under some circumstances, however, it is possible that the Company may not have sufficient funds from its operations to make cash Distributions to satisfy the 95% distribution requirement. For example, in the event of the default or financial failure of one or more tenants or lessees, the Company might be required to continue to accrue rent for some period of time under federal income tax principles even though the Company would not currently be receiving the corresponding amounts of cash. Similarly, under federal income tax principles, the Company might not be entitled to deduct certain expenses at the time those expenses are incurred. In either case, the Company's cash available for making Distributions might not be sufficient to satisfy the 95% distribution requirement. If the cash available to the Company is insufficient, the Company might raise cash in order to make the Distributions by borrowing funds, issuing new securities or selling assets. If the Company ultimately were unable to satisfy the 95% distribution requirement, it would fail to qualify as a REIT and, as a result, would be subject to federal income tax as an ordinary corporation without any deduction or adjustment for dividends paid to holders of the Shares. If the Company fails to satisfy the 95% distribution requirement, as a result of an adjustment to its tax returns by the Service, under certain circumstances, it may be able to rectify its failure by paying a "deficiency dividend" (plus a penalty and interest) within 90 days after such adjustment. This deficiency dividend will be included in the Company's deductions for dividends paid for the taxable year affected by such adjustment. However, the deduction for a deficiency dividend will be denied, if any part of the adjustment resulting in the deficiency is attributable to fraud with intent to evade tax or to willful failure to timely file an income tax return.

TAXATION OF STOCKHOLDERS

         Taxable Domestic Stockholders. For any taxable year in which the Company qualifies as a REIT for federal income tax purposes, Distributions made by the Company to its stockholders that are United States persons (generally, any person other than a nonresident alien individual, a foreign trust or estate or a foreign partnership or corporation) generally will be taxed as ordinary income. Amounts received by such United States persons that are properly designated as capital gain dividends by the Company generally will be taxed as long-term capital gain, without regard to the period for which such person has held its Shares, to the extent that they do not exceed the Company's actual net capital gain for the taxable year. Corporate stockholders may be required to treat up to 20% of certain capital gains dividends as ordinary income. Such ordinary income and capital gain are not eligible for the dividends received deduction allowed to corporations. In addition, the Company may elect to retain and pay income tax on its net long-term capital gains. If the Company so elects, each stockholder will take into income the stockholder's share of the retained capital gain as long-term capital gain and will receive a credit or refund for that stockholder's share of the tax paid by the Company. The stockholder will increase the basis of such stockholder's shares by an amount equal to the excess of the retained capital gain included in the stockholder's income over the tax deemed paid by such stockholder. Distributions to such United States persons in excess of the Company's current or accumulated earnings and profits will be considered first a tax-free return of capital for federal income tax purposes, reducing the tax basis of each stockholder's Shares, and then, to the extent the Distribution exceeds each stockholder's basis, a gain realized from the sale of Shares. The Company will notify each stockholder as to the portions of each Distribution which, in its judgment, constitute ordinary income, capital gain or return of capital for federal income tax purposes. Any Distribution that is (i) declared by the Company in October, November or December of any calendar year and payable to stockholders of record on a specified date in such months and
(ii) actually paid by the Company in January of the following year, shall be deemed to have been received by each stockholder on December 31 of such calendar year and, as a result, will be includable in gross income of the stockholder for the taxable year which includes such December 31. Stockholders who elect to participate in the Reinvestment Plan will be treated as if they received a cash Distribution from the Company and then applied such Distribution to purchase Shares in the Reinvestment Plan. Stockholders may not deduct on their income tax returns any net operating or net capital losses of the Company.

         Upon the sale or other disposition of the Company's Shares, a stockholder generally will recognize capital gain or loss equal to the difference between the amount realized on the sale or other disposition and the adjusted basis of the Shares involved in the transaction. Such gain or loss will be long-term capital gain or loss if, at the time of sale or other disposition, the Shares involved have been held for more than one year. In addition, if a stockholder receives a capital gain dividend with respect to Shares which he has held for six months or less at the time of sale or other disposition, any loss recognized by the stockholder will be treated as long-term capital loss to the extent of the amount of the capital gain dividend that was treated as long-term capital gain.

         Generally, the redemption of Shares by the Company will result in recognition of ordinary income by the stockholder unless the stockholder completely terminates or substantially reduces his or her interest in the Company. A redemption of Shares for cash will be treated as a distribution that is taxable as a dividend to the extent of the Company's current or accumulated earnings and profits at the time of the redemption under Section 302 of the Code unless the redemption (a) results in a "complete termination" of the stockholder's interest in the Company under Section 302(b)(3) of the Code, (b) is "substantially disproportionate" with respect to the stockholder under
Section 302(b)(2) of the Code, or (c) is "not essentially equivalent to a dividend" with respect to the stockholder under Section 302(b)(1) of the Code. Under Code Section 302(b)(2) a redemption is considered "substantially disproportionate" if the percentage of the voting stock of the corporation owned by a stockholder immediately after the redemption is less than eighty percent of the percentage of the voting stock of the corporation owned by such stockholder immediately before the redemption. In determining whether the redemption is not treated as a dividend, Shares considered to be owned by a stockholder by reason of certain constructive ownership rules set forth in Section 318 of the Code, as well as Shares actually owned, must generally be taken into account. A distribution to a stockholder will be "not essentially equivalent to a dividend" if it results in a "meaningful reduction" in the stockholder's interest in the Company. The Service has published a ruling indicating that a redemption which results in a reduction in the proportionate interest in a corporation (taking into account the Section 318 constructive ownership rules) of a stockholder whose relative stock interest is minimal (an interest of less than 1% should satisfy this requirement) and who exercises no control over the corporation's affairs should be treated as being "not essentially equivalent to a dividend."

         If the redemption is not treated as a dividend, the redemption of the Shares for cash will result in taxable gain or loss equal to the difference between the amount of cash received and the stockholder's tax basis in the Shares redeemed. Such gain or loss would be capital gain or loss if the Shares were held as a capital asset and would be long-term capital gain or loss if the holding period for the Shares exceeds one year.

         The Company will report to its U.S. stockholders and the Service the amount of dividends paid or treated as paid during each calendar year, and the amount of tax withheld, if any. Under the backup withholding rules, a stockholder may be subject to backup withholding at the rate of 31% with respect to dividends paid unless such holder (a) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact or
(b) provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. A stockholder that does not provide the Company with a correct taxpayer identification number may also be subject to penalties imposed by the Service. Any amount paid to the Service as backup withholding will be creditable against the stockholder's income tax liability. In addition, the Company may be required to withhold a portion of capital gain dividends to any stockholders who fail to certify their non-foreign status to the Company. See "Foreign Stockholders" below.

         The state and local income tax treatment of the Company and its stockholders may not conform to the federal income tax treatment described above. As a result, stockholders should consult their own tax advisors for an explanation of how other state and local tax laws would affect their investment in Shares.

         Tax-Exempt Stockholders. Dividends paid by the Company to a stockholder that is a tax-exempt entity generally will not constitute "unrelated business taxable income" ("UBTI") as defined in Section 512(a) of the Code, provided that the tax-exempt entity has not financed the acquisition of its Shares with "acquisition indebtedness" within the meaning of Section 524(c) of the Code and the Shares are not otherwise used in an unrelated trade or business of the tax-exempt entity.

         Notwithstanding the foregoing, qualified trusts that hold more than 10% (by value) of the shares of certain REITs may be required to treat a certain percentage of such REIT's distributions as UBTI. This requirement will apply only if (i) treating qualified trusts holding REIT shares as individuals would result in a determination that the REIT is "closely held" within the meaning of
Section 856(h)(1) of the Code and (ii) the REIT is "predominantly held" by qualified trusts. A REIT is predominantly held if either (i) a single qualified trust holds more than 25% by value of the REIT interests or (ii) one or more qualified trusts, each owning more than 10% by value of the REIT interests, hold in the aggregate more than 50% of the REIT interests. The percentage of any REIT dividend treated as UBTI is equal to the ratio of (a) the UBTI earned by the REIT (treating the REIT as if it were a qualified trust and therefore subject to tax on UBTI) to (b) the total gross income (less certain associated expenses) of the REIT. A de minimis exception applies where the ratio set forth in the preceding sentence is less than 5% for any year. For these purposes, a qualified trust is any trust described in Section 401(a) of the Code and exempt from tax under Section 501(a) of the Code. The restrictions on ownership of Shares in the Articles of Incorporation will prevent application of the provisions treating a portion of REIT distributions as UBTI to tax-exempt entities purchasing Shares in the Company, absent a waiver of the restrictions by the Board of Directors. See "Summary of the Articles of Incorporation and Bylaws -- Restriction of Ownership."

         Assuming that there is no waiver of the restrictions on ownership of Shares in the Articles of Incorporation and that a tax-exempt stockholder does not finance the acquisition of its Shares with "acquisition indebtedness" within the meaning of Section 524(c) of the Code or otherwise use its Shares in an unrelated trade or business, in the opinion of Counsel the distributions of the Company with respect to such tax-exempt stockholder will not constitute UBTI.

         The tax discussion of distributions by qualified retirement plans, IRAs, Keogh plans and other tax-exempt entities is beyond the scope of this discussion, and such entities should consult their tax adviser regarding such questions.

         Foreign Stockholders. The rules governing United States federal income taxation of nonresident alien individuals, foreign corporations, foreign participants and other foreign stockholders (collectively, "Non-U.S. Stockholders") are complex, and no attempt will be made herein to provide more than a summary of such rules. The following discussion assumes that the income from investment in the Shares will not be effectively connected with the Non-U.S. Stockholders' conduct of a United States trade or business. Prospective Non-U.S. Stockholders should consult with their own tax advisors to determine the impact of federal, state and local laws with regard to an investment in Shares, including any reporting requirements. Non-U.S. Stockholders will be admitted as stockholders with the approval of the Advisor.

         Distributions that are not attributable to gain from sales or exchanges by the Company of United States real property interests and not designated by the Company as capital gain dividends will be treated as dividends of ordinary income to the extent that they are made out of current and accumulated earnings and profits of the Company. Such dividends ordinarily will be subject to a withholding tax equal to 30% of the gross amount of the dividend, unless an applicable tax treaty reduces or eliminates that tax. A number of U.S. tax treaties that reduce the rate of withholding tax on corporate dividends do not reduce, or reduce to a lesser extent, the rate of withholding applied to dividends from a REIT. The Company expects to withhold U.S. income tax at the rate of 30% on the gross amount of any such distributions paid to a Non-U.S. Stockholder unless (i) a lower treaty rate applies (and, with regard to payments on or after January 1, 1999, the Non-U.S. Stockholder files IRS Form W-8 with the Company and, if the Shares are not traded on an established securities market, acquires a taxpayer identification number from the IRS) or (ii) the Non-U.S. Stockholder files an IRS Form 4224 (or, with respect to payments on or after January 1, 1999, files IRS Form W-8 with the Company) with the Company claiming that the distribution is effectively connected income. Distributions in excess of the Company's current and accumulated earnings and profits will not be taxable to a stockholder to the extent that such distributions do not exceed the adjusted basis of the stockholder's Shares, but rather will reduce the adjusted basis of such Shares. To the extent that distributions in excess of current and accumulated earnings and profits exceed the adjusted basis of a Non-U.S. Stockholders' Shares, such distributions will give rise to tax liability if the Non-U.S. Stockholder would otherwise be subject to tax on any gain from the sale or disposition of the Shares, as described below. If it cannot be determined at the time a distribution is paid whether or not such distribution will be in excess of current and accumulated earnings and profits, the distribution will be subject to withholding at the rate of 30%. However, a Non-U.S. Stockholder may seek a refund of such amounts from the IRS if it is subsequently determined that such distribution was, in fact, in excess of the Company's current and accumulated earnings and profits. Beginning with payments made on or after January 1, 1999, the Company will be permitted, but not required, to make reasonable estimates of the extent to which distributions exceed current or accumulated earnings and profits. Such distributions will generally be subject to a 10% withholding tax, which may be refunded to the extent it exceeds the shareholder's actual U.S. tax liability, provided the required information is furnished to the IRS.

         For any year in which the Company qualifies as a REIT, distributions that are attributable to gain from sales or exchanges by the Company of United States real property interests will be taxed to a Non-U.S. Stockholder under the provisions of the Foreign Investment in Real Property Tax Act of 1980, as amended ("FIRPTA"). Under FIRPTA, distributions attributable to gain from sales of United States real property interests are taxed to a Non-U.S.

Stockholder as if such gain were effectively connected with a United States business. Non-U.S. Stockholders would thus be taxed at the normal capital gain rates applicable to U.S. Stockholders (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). Also, distributions subject to FIRPTA may be subject to a 30% branch profits tax in the hands of a foreign corporate stockholder not entitled to treaty exemption or rate reduction. The Company is required by applicable Treasury Regulations to withhold 35% of any distribution that could be designated by the Company as a capital gain dividend. This amount is creditable against the Non-U.S. Stockholder's FIRPTA tax liability.

         Gain recognized by a Non-U.S. Stockholder upon a sale of Shares generally will not be taxed under FIRPTA if the Company is a "domestically controlled REIT," defined generally as a REIT in which at all times during a specified testing period less than 50% in value of the stock was held directly or indirectly by foreign persons. The Company currently believes that it is, and expects to continue to be, a "domestically controlled REIT," and in such case the sale of Shares would not be subject to taxation under FIRPTA. However, gain not subject to FIRPTA nonetheless will be taxable to a Non-U.S. Stockholder if
(i) investment in the Shares is treated as "effectively connected" with the Non-U.S. Stockholders' U.S. trade or business, or (ii) the Non-U.S. Stockholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and certain other conditions are met. Effectively connected gain realized by a foreign corporate shareholder may be subject to an additional 30% branch profits tax, subject to possible exemption or rate reduction under an applicable tax treaty. If the gain on the sale of Shares were to be subject to taxation under FIRPTA, the Non-U.S. Stockholder would be subject to the same treatment as U.S. Stockholders with respect to such gain (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals), and the purchaser of the Shares would be required to withhold and remit to the Service 10% of the purchase price.

STATE AND LOCAL TAXES

         The Company and its shareholders may be subject to state and local taxes in various states and localities in which it or they transact business, own property, or reside. The tax treatment of the Company and the shareholders in such jurisdictions may differ from the federal income tax treatment described above. Consequently, prospective shareholders should consult their own tax advisors regarding the effect of state and local tax laws upon an investment in the Common Stock of the Company.

CHARACTERIZATION OF PROPERTY LEASES

         The Company will purchase both new and existing Properties and lease them to franchisees or corporate franchisors pursuant to leases of the type described in "Business -- Description of Property Leases." The ability of the Company to claim certain tax benefits associated with ownership of the Properties, such as depreciation, depends on a determination that the lease transactions engaged in by the Company are true leases, under which the Company is the owner of the leased Property for federal income tax purposes, rather than a conditional sale of the Property or a financing transaction. A determination by the Service that the Company is not the owner of the Properties for federal income tax purposes may have adverse consequences to the Company, such as the denying of the Company's depreciation deductions. Moreover, a denial of the Company's depreciation deductions could result in a determination that the Company's Distributions to stockholders were insufficient to satisfy the 95% distribution requirement for qualification as a REIT. However, as discussed above, if the Company has sufficient cash, it may be able to remedy any past failure to satisfy the distribution requirements by paying a "deficiency dividend" (plus a penalty and interest). See "Distribution Requirements," above. Furthermore, in the event that the Company were determined not to be the owner of a particular Property, in the opinion of Counsel the income that the Company would receive pursuant to the recharacterized lease would constitute interest qualifying under the 95% and 75% gross income tests by reason of being interest on an obligation secured by a mortgage on an interest in real property, because the legal ownership structure of such Property will have the effect of making the building serve as collateral for the debt obligation.

         The characterization of transactions as leases, conditional sales, or financings has been addressed in numerous cases. The courts have not identified any one factor as being determinative of whether the lessor or the lessee of property is to be treated as the owner. Judicial decisions and pronouncements of the Service with respect to the characterization of transactions as either leases, conditional sales, or financing transactions have made it clear that the characterization of leases for tax purposes is a question which must be decided on the basis of a weighing of many factors, and courts have reached different conclusions even where characteristics of two lease transactions were substantially similar.

         While certain characteristics of the leases anticipated to be entered into by the Company suggest the Company might not be the owner of the Properties, such as the fact that such leases are "triple-net" leases, a substantial number of other characteristics indicate the bona fide nature of such leases and that the Company will be the owner of the Properties. For example, under the types of leases described in "Business -- Description of Property Leases," the Company will bear the risk of substantial loss in the value of the Properties, since the Company will acquire its interests in the Properties with an equity investment, rather than with nonrecourse indebtedness. Further, the Company, rather than the tenant, will benefit from any appreciation in the Properties, since the Company will have the right at any time to sell or transfer its Properties, subject to the tenant's right to purchase the property at a price not less than the Property's fair market value (determined by appraisal or otherwise).

         Other factors that are consistent with the ownership of the Properties by the Company are (i) the tenants are liable for repairs and to return the Properties in reasonably good condition; (ii) insurance proceeds generally are to be used to restore the Properties and, to the extent not so used, belong to the Company; (iii) the tenants agree to subordinate their interests in the Properties to the lien of any first mortgage upon delivery of a nondisturbance agreement and agree to attorn to the purchaser upon any foreclosure sale; and
(iv) based on the Company's representation that the Properties can reasonably be expected to have at the end of their lease terms (generally a maximum of 30 to 40 years) a fair market value of at least 20% of the Company's cost and a remaining useful life of at least 20% of their useful lives at the beginning of the leases, the Company has not relinquished the Properties to the tenants for their entire useful lives, but has retained a significant residual interest in them. Moreover, the Company will not be primarily dependent upon tax benefits in order to realize a reasonable return on its investments.

         Concerning the Properties for which the Company owns the buildings and the underlying land, on the basis of the foregoing, assuming (i) the Company leases the Properties on substantially the same terms and conditions described in "Business -- Description of Leases," and (ii) as is represented by the Company, the residual value of the Properties remaining after the end of their lease terms (including all renewal periods) may reasonably be expected to be at least 20% of the Company's cost of such Properties, and the remaining useful lives of the Properties after the end of their lease terms (including all renewal periods) may reasonably be expected to be at least 20% of the Properties' useful lives at the beginning of their lease terms, it is the opinion of Counsel that the Company will be treated as the owner of the Properties for federal income tax purposes and will be entitled to claim depreciation and other tax benefits associated with such ownership. In the case of the Properties for which the Company does not own the underlying land, Counsel cannot opine that such transactions will be characterized as leases.

CHARACTERIZATION OF SECURED EQUIPMENT LEASES

         The Company will purchase Equipment and lease it to franchisees or corporate franchisors pursuant to leases of the type described in "Business -- General." The ability of the Company to qualify as a REIT depends on a determination that the Secured Equipment Leases are financing arrangements, under which the lessees acquire ownership of the Equipment for federal income tax purposes. If the Secured Equipment Leases are instead treated as true leases, the Company may be unable to satisfy the income tests for REIT qualification. See "Federal Income Tax Considerations -- Taxation of the Company -- Income Tests."

         While certain characteristics of the Secured Equipment Leases to be entered into by the Company suggest that the Company retains ownership of the Equipment, such as the fact that the Secured Equipment Leases are structured as leases, with the Company retaining title to the Equipment, a substantial number of other characteristics indicate that the Secured Equipment Leases are financing arrangements and that the lessees are the owners of the Equipment for federal income tax purposes. For example, under the types of Secured Equipment Leases described in "Business -- General," the lease term will equal or exceed the useful life of the Equipment, and the lessee will have the option to purchase the Equipment at the end of the lease term for a nominal sum. Moreover, under the terms of the Secured Equipment Leases, the Company and the lessees will each agree to treat the Secured Equipment Leases as loans secured by personal property, rather than leases, for tax purposes.

         On the basis of the foregoing, assuming (i) the Secured Equipment Leases are made on substantially the same terms and conditions described in "Business -- General," and (ii) as represented by the Company, each of the Secured Equipment Leases will have a term that equals or exceeds the useful life of the Equipment subject to the lease, it is the opinion of Counsel that the Company will not be treated as the owner of the Equipment that is subject to the Secured Equipment Leases for federal income tax purposes and that the Company will be able to treat the Secured Equipment Leases as loans secured by personal property. Counsel's opinion that the Company will be organized in conformity with the requirements for qualification as a REIT is based, in part, on the assumption that each of the Secured Equipment Leases will conform to the conditions outlined in clauses (i) and (ii) of the preceding sentence.

INVESTMENT IN JOINT VENTURES

         As indicated in "Business -- Joint Venture Arrangements," the Company may participate in Joint Ventures which own and lease Properties. Assuming that the Joint Ventures have the characteristics described in "Business -- Joint Venture Arrangements," and are operated in the same manner that the Company operates with respect to Properties that it owns directly, it is the opinion of Counsel that (i) the Joint Ventures will be treated as partnerships, as defined in Sections 7701(a)(2) and 761(a) of the Code and not as associations taxable as corporations, and that the Company will be subject to tax as a partner pursuant to Sections 701-761 of the Code and (ii) all material allocations to the Company of income, gain, loss and deduction as provided in the Joint Venture agreements and as discussed in the Prospectus will be respected under Section 704(b) of the Code. The Company has represented that it will not become a participant in any Joint Venture unless the Company has first obtained advice of Counsel that the Joint Venture will constitute a partnership for federal income tax purposes and that the allocations to the Company contained in the Joint Venture agreement will be respected.

         If, contrary to the opinion of Counsel, a Joint Venture were to be treated as an association taxable as a corporation, the Company would be treated as a stockholder for tax purposes and would not be treated as owning a pro rata share of the Joint Venture's assets. In addition, the items of income and deduction of the Joint Venture would not pass through to the Company. Instead, the Joint Venture would be required to pay income tax at regular corporate tax rates on its net income, and distributions to partners would constitute dividends that would not be deductible in computing the Joint Venture's taxable income. Moreover, a determination that a Joint Venture is taxable as a corporation could cause the Company to fail to satisfy the asset tests for qualification as a REIT. See "Asset Tests" and "Income Tests," above.


                             REPORTS TO STOCKHOLDERS

         The Company will furnish each stockholder with its audited annual report within 120 days following the close of each fiscal year. These annual reports will contain the following: (i) financial statements, including a balance sheet, statement of operations, statement of stockholders' equity, and statement of cash flows, prepared in accordance with generally accepted accounting principles which are audited and reported on by independent certified public accountants; (ii) the ratio of the costs of raising capital during the period to the capital raised; (iii) the aggregate amount of advisory fees and the aggregate amount of other fees paid to the Advisor and any Affiliate of the Advisor by the Company and including fees or charges paid to the Advisor and any Affiliate of the Advisor by third parties doing business with the Company; (iv) the Operating Expenses of the Company, stated as a percentage of the Average Invested Assets (the average of the aggregate book value of the assets of the Company, for a specified period, invested, directly or indirectly, in equity interests in and loans secured by real estate, before reserves for depreciation or bad debts or other similar non-cash reserves, computed by taking the average of such values at the end of each month during such period) and as a percentage of its Net Income; (v) a report from the Independent Directors that the policies being followed by the Company are in the best interest of its stockholders and the basis for such determination; (vi) separately stated, full disclosure of all material terms, factors and circumstances surrounding any and all transactions involving the Company, Directors, Advisor and any Affiliate thereof occurring in the year for which the annual report is made, and the Independent Directors shall be specifically charged with a duty to examine and comment in the report on the fairness of such transactions; and (vii) Distributions to the stockholders for the period, identifying the source of such Distributions and if such information is not available at
the  time  of  the   distribution,   a  written   explanation  of  the  relevant
circumstances will accompany the Distributions (with the statement as to the source of Distributions to be sent to stockholders not later than 60 days after the end of the fiscal year in which the distribution was made).

         Within 75 days following the close of each Company fiscal year, each stockholder that is a Qualified Plan will be furnished with an annual statement of Share valuation to enable it to file annual reports required by ERISA as they relate to its investment in the Company. The statement will report an estimated value of each Share, prior to the termination of the offering, of $10 per Share and, after the termination of the offering, based on (i) appraisal updates performed by the Company based on a review of the existing appraisal and lease of each Property, focusing on a re-examination of the capitalization rate applied to the rental stream to be derived from that Property; and (ii) a review of the outstanding Mortgage Loans and Secured Equipment Leases focusing on a determination of present value by a re-examination of the capitalization rate applied to the stream of payments due under the terms of each Mortgage Loan and Secured Equipment Lease. The Company may elect to deliver such reports to all stockholders. Stockholders will not be forwarded copies of appraisals or updates. In providing such reports to stockholders, neither the Company nor its Affiliates thereby make any warranty, guarantee, or representation that (i) the stockholders or the Company, upon liquidation, will actually realize the estimated value per Share, or (ii) the stockholders will realize the estimated net asset value if they attempt to sell their Shares.

         If the Company is required by the Securities Exchange Act of 1934, as amended, to file quarterly reports with the Securities and Exchange Commission on Form 10-Q, stockholders will be furnished with a summary of the information contained in each such report within 60 days after the end of each fiscal quarter. Such summary information generally will include a balance sheet, a quarterly statement of income, and a statement of cash flows, and any other pertinent information regarding the Company and its activities during the quarter. Stockholders also may receive a copy of any Form 10-Q upon request to the Company. If the Company is not subject to this filing requirement, stockholders will be furnished with a semi-annual report within 60 days after each six-month period containing information similar to that contained in the quarterly report but applicable to such six-month period.

         Stockholders and their duly authorized representatives are entitled to inspect and copy, at their expense, the books and records of the Company at all times during regular business hours, upon reasonable prior notice to the
Company,   at  the  location  where  such  reports  are  kept  by  the  Company.
Stockholders, upon request and at their expense, may obtain full information regarding the financial condition of the Company, a copy of the Company's federal, state, and local income tax returns for each fiscal year of the Company, and, subject to certain confidentiality requirements, a list containing the name, address, and Shares held by each stockholder.

         The fiscal year of the Company will be the calendar year.

         The Company's federal tax return (and any applicable state income tax returns) will be prepared by the accountants regularly retained by the Company. Appropriate tax information will be submitted to the stockholders within 30 days following the end of each fiscal year of the Company. A specific reconciliation between GAAP and income tax information will not be provided to the stockholders; however, such reconciling information will be available in the office of the Company for inspection and review by any interested stockholder.


                                  THE OFFERING

GENERAL

         A maximum of 34,500,000 Shares ($345,000,000) are being offered at a purchase price of $10.00 per Share. Of the 34,500,000 Shares offered hereby, 2,000,000 Shares ($20,000,000) will be available only to stockholders who elect to participate in the Reinvestment Plan and who purchase Shares in this offering and receive a copy of this Prospectus, or who purchased Shares in one of the Prior Offerings of the Company and received a copy of this Prospectus. Any participation in such plan by a person who becomes a stockholder otherwise than by participating in this offering will require solicitation under a separate prospectus. See "Summary of Reinvestment Plan."

         A minimum investment of 250 Shares ($2,500) is required, except for Nebraska, New York, and North Carolina investors who must make a minimum investment of 500 Shares ($5,000). IRAs, Keogh plans, and pension plans must make a minimum investment of at least 100 Shares ($1,000), except for Iowa tax-exempt investors who must make a minimum investment of 250 Shares ($2,500). For Minnesota investors only, IRAs and qualified plans must make a minimum investment of 200 Shares ($2,000). Any investor who makes the required minimum investment may purchase additional Shares in increments of one Share. Maine investors, however, may not purchase additional Shares in amounts less than the applicable minimum investment except at the time of the initial subscription or with respect to Shares purchased pursuant to the Reinvestment Plan. See "The Offering -- General," "The Offering -- Subscription Procedures," and "Summary of Reinvestment Plan."

PLAN OF DISTRIBUTION

         The Shares are being offered to the public on a "best efforts" basis (which means that no one is guaranteeing that any minimum amount will be sold) through the Soliciting Dealers, who are members of the National Association of Securities Dealers, Inc. (the "NASD") or investment advisers exempt from broker-dealer registration, and the Managing Dealer. The Soliciting Dealers will use their best efforts during the offering period to find eligible persons who desire to subscribe for the purchase of Shares from the Company. Both James M. Seneff, Jr. and Robert A. Bourne are Affiliates and licensed principals of the Managing Dealer, and the Advisor is an Affiliate of the Managing Dealer.

         Prior to a subscriber's admission to the Company as a stockholder, funds paid by such subscriber will be deposited in an interest-bearing escrow account with SouthTrust Asset Management Company of Florida, N.A. The Company, within 30 days after the date a subscriber is admitted to the Company, will pay to such subscriber the interest (generally calculated on a daily basis) actually earned on the funds of those subscribers whose funds have been held in escrow by such bank for at least 20 days. Stockholders otherwise are not entitled to interest earned on Company funds or to receive interest on their Invested Capital. See "Escrow Arrangements" below.

         Subject to the provisions for reduced Selling Commissions described below, the Company will pay the Managing Dealer an aggregate of 7.5% of the Gross Proceeds as Selling Commissions. The Managing Dealer shall reallow fees of up to 7% to the Soliciting Dealers with respect to Shares sold by them. In addition, the Company will pay the Managing Dealer, as an expense allowance, a marketing support and due diligence expense reimbursement fee equal to 0.5% of Gross Proceeds. The Managing Dealer, in its sole discretion, may reallow to any Soliciting Dealer all or any portion of this fee based on such factors as the number of Shares sold by such Soliciting Dealer, the assistance, if any, of such Soliciting Dealer in marketing the offering, and bona fide due diligence expenses incurred. Stockholders who elect to participate in the Reinvestment Plan will be charged Selling Commissions and the marketing support and due diligence fee on Shares purchased for their accounts on the same basis as investors who purchase Shares in the offering. See "Summary of Reinvestment Plan."

         A registered principal or representative of the Managing Dealer or a Soliciting Dealer, employees, officers, and Directors of the Company, or employees, officers, and directors of the Advisor, any of their Affiliates and any Plan established exclusively for the benefit of such persons or entities may purchase Shares net of 7% commissions, at a per Share purchase price of $9.30. Clients of an investment adviser registered under the Investment Advisers Act of 1940, as amended, who have been advised by such adviser on an ongoing basis regarding investments other than in the Company, and who are not being charged by such adviser or its Affiliates, through the payment of commissions or otherwise, for the advice rendered by such adviser in connection with the purchase of the Shares, may purchase the Shares net of 7% commissions. In addition, Soliciting Dealers that have a contractual arrangement with their clients for the payment of fees which is consistent with accepting Selling Commissions, in their sole discretion, may elect not to accept any Selling Commissions offered by the Company for Shares that they sell. In that event, such Shares shall be sold to the investor net of all Selling Commissions, at a per Share purchase price of $9.30. In connection with the purchases of certain minimum numbers of Shares, the amount of Selling Commissions otherwise payable to the Managing Dealer or a Soliciting Dealer shall be reduced in accordance with the following schedule:


        Dollar Amount
          of Shares                       Purchase Price               Reallowed Commissions on Sales Per Share
         Purchased                           Per Share                 Percent                        Dollar Amount
         ---------                           ---------                 -------                        -------------
        $10  --      $249,990                $10.00                     7.0%                             $0.70
   $250,000  --      $499,990                 $9.90                     6.0%                             $0.60
   $500,000  --      $999,990                 $9.70                     4.0%                             $0.40
 $1,000,000  --    $1,499,990                 $9.60                     3.0%                             $0.30
 $1,500,000   or more                         $9.50                     2.0%                             $0.20

         For example, if an investor purchases 100,000 Shares, the investor could pay as little as $960,000 rather than $1,000,000 for the Shares, in which event the Selling Commissions on the sale of such Shares would be $35,000 ($0.35 per Share). The net proceeds to the Company will not be affected by such discounts.

         Subscriptions may be combined for the purpose of determining the volume discounts in the case of subscriptions made by any "purchaser," provided all such Shares are purchased through the same Soliciting Dealer or through the Managing Dealer. The volume discount will be prorated among the separate subscribers considered to be a single "purchaser." Shares purchased pursuant to the Reinvestment Plan on behalf of a Participant in the Reinvestment Plan will not be combined with other subscriptions for Shares by the investor in determining the volume discount to which such investor may be entitled. See "Summary of Reinvestment Plan." Further subscriptions for Shares will not be combined for purposes of the volume discount in the case of subscriptions by any "purchaser" who subscribes for additional Shares subsequent to the purchaser's initial purchase of Shares.

         Any request to combine more than one subscription must be made in writing in a form satisfactory to the Company and must set forth the basis for such request. Any such request will be subject to verification by the Managing Dealer that all of such subscriptions were made by a single "purchaser." If a "purchaser" does not reduce the per Share purchase price, the excess purchase price over the discounted purchase price will be returned to the actual separate subscribers for Shares.

         For purposes of such volume discounts, "purchaser" includes (i) an individual, his or her spouse, and their children under the age of 21, who purchase the Shares for his or her or their own accounts, and all pension or trust funds established by each such individual; (ii) a corporation, partnership, association, joint-stock company, trust fund, or any organized group of persons, whether incorporated or not (provided that the entities described in this clause (ii) must have been in existence for at least six months before purchasing the Shares and must have formed such group for a purpose other than to purchase the Shares at a discount); (iii) an employee's trust, pension, profit-sharing, or other employee benefit plan qualified under
Section 401 of the Code; and (iv) all pension, trust, or other funds maintained by a given bank. In addition, the Company, in its sole discretion, may aggregate and combine separate subscriptions for Shares received during the offering period from (i) the Managing Dealer or the same Soliciting Dealer, (ii) investors whose accounts are managed by a single investment adviser registered under the Investment Advisers Act of 1940, (iii) investors over whose accounts a designated bank, insurance company, trust company, or other entity exercises discretionary investment responsibility, or (iv) a single corporation, partnership, trust association, or other organized group of persons, whether incorporated or not, and whether such subscriptions are by or for the benefit of such corporation, partnership, trust association, or group. Except as provided in this paragraph, subscriptions will not be cumulated, combined, or aggregated.

         Any reduction in commissions will reduce the effective purchase price per Share to the investor involved but will not alter the net proceeds payable to the Company as a result of such sale. All investors will be deemed to have contributed the same amount per Share to the Company whether or not the investor receives a discount. Accordingly, for purposes of Distributions, investors who pay reduced commissions will receive higher returns on their investments in the Company as compared to investors who do not pay reduced commissions.

         In connection with the sale of Shares, certain registered principals or representatives of the Managing Dealer may perform wholesaling functions for which they will receive compensation payable by the Managing Dealer in an aggregate amount not in excess of one percent of Gross Proceeds. The first 0.5% of Gross Proceeds of any such fee will be paid from the 7.5% of Gross Proceeds payable to the Managing Dealer as Selling Commissions. In addition, the Advisor and its Affiliates, including the Managing Dealer and its registered principals or representatives, may incur due diligence fees and other expenses, including expenses related to sales seminars and wholesaling activities, a portion of which may be paid by the Company.

         The Company or its Affiliates also may provide incentive items for registered representatives of the Managing Dealer and the Soliciting Dealers, which in no event shall exceed an aggregate of $100 per annum per participating salesperson. In the event other incentives are provided to registered representatives of the Managing Dealer or the Soliciting Dealers, they will be paid only in cash, and such payments will be made only to the Managing Dealer or the Soliciting Dealers rather than to their registered representatives. Any such sales incentive program must first have been submitted for review by the NASD, and must comply with Rule 2710(c)(6)(B)(xii). Costs incurred in connection with such sales incentive programs, if any, will be considered underwriting compensation. See "Estimated Use of Proceeds."

         The Company will also reimburse the Managing Dealer and the Soliciting Dealers for bona fide due diligence expenses and certain expenses incurred in connection with the offering.

         The total amount of underwriting compensation, including commissions and reimbursement of expenses, paid in connection with the offering will not exceed 10.5% of Gross Proceeds.

         The Managing Dealer and the Soliciting Dealers severally will indemnify the Company and its officers and Directors, the Advisor and its officers and directors and their Affiliates, against certain liabilities, including liabilities under the Securities Act of 1933.

SUBSCRIPTION PROCEDURES

         Procedures Applicable to All Subscriptions. In order to purchase Shares, the subscriber must complete and execute the Subscription Agreement. Any subscription for Shares must be accompanied by cash or check payable to "SouthTrust Asset Management Company of Florida, N.A., Escrow Agent" or to the Company, in the amount of $10.00 per Share. See "Escrow Arrangements" below. Certain Soliciting Dealers who have "net capital," as defined in the applicable federal securities regulations, of $250,000 or more may instruct their customers to make their checks for Shares for which they have subscribed payable directly to the Soliciting Dealer. In such case, the Soliciting Dealer will issue a check made payable to the order of the Escrow Agent for the aggregate amount of the subscription proceeds.

         Each subscription will be accepted or rejected by the Company within 30 days after its receipt, and no sale of Shares shall be completed until at least five business days after the date on which the subscriber receives a copy of this Prospectus. If a subscription is rejected, the funds will be returned to the subscriber within ten business days after the date of such rejection, without interest and without deduction. A form of the Subscription Agreement is set forth as Exhibit D to this Prospectus. The subscription price of each Share is payable in full upon execution of the Subscription Agreement. A subscriber whose subscription is accepted shall be sent a confirmation of his or her purchase.

         The Advisor and each Soliciting Dealer who sells Shares on behalf of the Company have the responsibility to make every reasonable effort to determine that the purchase of Shares is appropriate for an investor and that the requisite suitability standards are met. See "Suitability Standards and How to Subscribe -- Suitability Standards," In making this determination, the Soliciting Dealers will rely on relevant information provided by the investor, including information as to the investor's age, investment objectives, investment experience, income, net worth, financial situation, other investments, and any other pertinent information. Each investor should be aware that determining suitability is the responsibility of the Soliciting Dealer.

         The Advisor and each Soliciting Dealer shall maintain records of the information used to determine that an investment in the Shares is suitable and appropriate for an investor. The Advisor and each Soliciting Dealer shall maintain these records for at least six years.

         Subscribers will be admitted as stockholders not later than the last day of the calendar month following acceptance of their subscriptions.

         Procedures Applicable to Non-Telephonic Orders. Each Soliciting Dealer receiving a subscriber's check made payable solely to the bank escrow agent (where, pursuant to such Soliciting Dealer's internal supervisory procedures, internal supervisory review must be conducted at the same location at which subscription documents and checks are received from subscribers), will deliver such checks to the Managing Dealer no later than the close of business of the first business day after receipt of the subscription documents by the Soliciting Dealer except that, in any case in which the Soliciting Dealer maintains a branch office, and, pursuant to a Soliciting Dealer's internal supervisory procedures, final internal supervisory review is conducted at a different location, the branch office shall transmit the subscription documents and check to the Soliciting Dealer conducting such internal supervisory review by the close of business on the first business day following their receipt by the branch office and the Soliciting Dealer shall review the subscription documents and subscriber's check to ensure their proper execution and form and, if they are acceptable, transmit the check to the Managing Dealer by the close of business on the first business day after the check is received by the Soliciting Dealer. The Managing Dealer will transmit the check to the Escrow Agent by no later than the close of business on the first business day after the check is received from the Soliciting Dealer.

         Procedures Applicable to Telephonic Orders. Certain Soliciting Dealers may permit investors to subscribe for Shares by telephonic order to the Soliciting Dealer. There are no additional fees associated with telephonic orders. Subscribers who wish to subscribe for Shares by telephonic order to the Soliciting Dealer may complete the telephonic order either by delivering a check in the amount necessary to purchase the Shares to be covered by the subscription agreement to the Soliciting Dealer or by authorizing the Soliciting Dealer to pay the purchase price for the Shares to be covered by the subscription agreement from funds available in an account maintained by the Soliciting Dealer on behalf of the subscriber. A subscriber must specifically authorize the registered representative and branch manager to execute the subscription agreement on behalf of the subscriber and must already have made or agreed to make payment for the Shares covered by the subscription agreement.

         To the extent that customers of any Soliciting Dealer wish to subscribe and pay for Shares with funds held by or to be deposited with those firms, then such firms shall, subject to Rule 15c2-4 promulgated under the Securities Exchange Act of 1934, either (i) upon receipt of an executed subscription agreement or direction to execute a subscription agreement on behalf of a customer, to forward the offering price for the Shares covered by the subscription agreement on or before the close of business of the first business day following receipt or execution of a subscription agreement by such firms to the Managing Dealer (except that, in any case in which the Soliciting Dealer maintains a branch office, and, pursuant to a Soliciting Dealer's internal supervisory procedures, final internal supervisory review is conducted at a different location, the branch office shall transmit the subscription documents and subscriber's check to the Soliciting Dealer conducting such internal supervisory review by the close of business on the first business day following their receipt by the branch office and the Soliciting Dealer shall review the subscription documents and subscriber's check to ensure their proper execution and form and, if they are acceptable, transmit the check to the Managing Dealer by the close of business on the first business day after the check is received by the Soliciting Dealer), or (ii) to solicit indications of interest in which event (a) such Soliciting Dealers must subsequently contact the customer indicating interest to confirm the interest and give instructions to execute and return a subscription agreement or to receive authorization to execute the subscription agreement on the customer's behalf, (b) such Soliciting Dealers must mail acknowledgments of receipt of orders to each customer confirming interest on the business day following such confirmation, (c) such Soliciting Dealers must debit accounts of such customers on the fifth business day (the "debit date") following receipt of the confirmation referred to in (a), and (d) such Soliciting Dealers must forward funds to the Managing Dealer in accordance with the procedures and on the schedule set forth in clause (i) of this sentence. If the procedure in (ii) is adopted, subscribers' funds are not required to be in their accounts until the debit date. The Managing Dealer will transmit the check to the Escrow Agent by no later than the close of business on the first business day after the check is received from the Soliciting Dealer.

         Investors, however, who are residents of Florida, Iowa, Maine, Massachusetts, Michigan, Minnesota, Mississippi, Missouri, Nebraska, New Mexico, North Carolina, Ohio, Oregon, South Dakota, Tennessee, or Washington must complete and sign the Subscription Agreement in order to subscribe for Shares and, therefore, may not subscribe for Shares by telephone. Representatives of Soliciting Dealers who accept telephonic orders will execute the Subscription Agreement on behalf of investors who place such orders. All investors who telephonically subscribe for Shares will receive, with confirmation of their subscription, a second copy of the Prospectus.

         Residents of California, Oklahoma, and Texas who telephonically subscribe for Shares will have the right to rescind such subscriptions within ten days from receipt of the confirmation. Such investors who do not rescind their subscriptions within such ten-day period shall be deemed to have assented to all of the terms and conditions of the Subscription Agreement.

         Additional Subscription Procedures. Investors who have questions or who wish to place orders for Shares by telephone or to participate in the Reinvestment Plan should contact their Soliciting Dealer. Certain Soliciting Dealers do not permit telephonic subscriptions or participation in the Reinvestment Plan. See "Summary of Reinvestment Plan." The form of Subscription Agreement for certain Soliciting Dealers who do not permit telephonic subscriptions or participation in the Reinvestment Plan differs slightly from the form attached hereto as Exhibit D, primarily in that it will eliminate one or both of these options.

         Investors who wish to establish an IRA for the purpose of investing solely in Shares may do so by completing, in addition to the Subscription Agreement, the special IRA account form attached hereto as a part of Exhibit D appointing Franklin Bank, N.A., an unaffiliated bank, to act as their IRA custodian. The custodian will not have the authority to vote any of the Shares held in an IRA except in accordance with written instructions from the beneficiary of the IRA, although it will hold the Shares on behalf of the beneficiary and make distributions and, at the direction and in the discretion of the beneficiary, investments in Shares or in other securities issued by Affiliates of the Advisor. The custodian will not have authority at any time to make investments through any such IRA on behalf of the beneficiary if the investments do not constitute Shares or other securities issued by Affiliates of the Advisor. The investors will not be required to pay any initial or annual fees in connection with any such IRA. The fees for establishing and maintaining all such IRAs will be paid by the Advisor initially and annually up to an aggregate amount of $5,000, and by the Company above such amount.

ESCROW ARRANGEMENTS

         Subscription proceeds will be received in trust and deposited in a separate account with SouthTrust Asset Management Company of Florida, N.A. (the "Bank").

         The Escrow Agreement between the Company and the Bank provides that escrowed funds will be invested by the Bank in an interest-bearing account with the power of investment in short-term, highly liquid securities issued or guaranteed by the U.S. Government, other investments permitted under Rule 15c2-4 of the Securities Exchange Act of 1934, as amended, or, in other short-term, highly liquid investments with appropriate safety of principal. Such subscription funds will be released periodically (at least once per month) upon admission of stockholders to the Company.

         The interest, if any, earned on subscription proceeds will be payable only to those subscribers whose funds have been held in escrow by the Bank for at least 20 days. Stockholders will not otherwise be entitled to interest earned on Company funds or to receive interest on their Invested Capital.

ERISA CONSIDERATIONS

         The following is a summary of material considerations arising under the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and the prohibited transaction provisions of Section 4975 of the Code that may be relevant to prospective investors. This discussion does not purport to deal with all aspects of ERISA or the Code that may be relevant to particular investors in light of their particular circumstances.

         A PROSPECTIVE INVESTOR THAT IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO ERISA, A TAX-QUALIFIED RETIREMENT PLAN, AN IRA, OR A GOVERNMENTAL, CHURCH, OR OTHER PLAN THAT IS EXEMPT FROM ERISA IS ADVISED TO CONSULT ITS OWN LEGAL ADVISOR REGARDING THE SPECIFIC CONSIDERATIONS ARISING UNDER APPLICABLE PROVISIONS OF ERISA, THE CODE, AND STATE LAW WITH RESPECT TO THE PURCHASE, OWNERSHIP, OR SALE OF THE SHARES BY SUCH PLAN OR IRA.

         Fiduciary Duties and Prohibited Transactions. A fiduciary of a pension, profit-sharing, retirement or other employee benefit plan subject to ERISA (an "ERISA Plan") should consider the fiduciary standards under ERISA in the context of the ERISA Plan's particular circumstances before authorizing an investment of any portion of the ERISA Plan's assets in the Common Stock. Accordingly, such fiduciary should consider (i) whether the investment satisfies the diversification requirements of Section 404(a)(1)(C) of ERISA; (ii) whether the investment is in accordance with the documents and instruments governing the ERISA Plan as required by Section 404(a)(1)(D) of ERISA; (iii) whether the investment is prudent under Section 404(a)(1)(B) of ERISA; and (iv) whether the investment is solely in the interests of the ERISA Plan participants and beneficiaries and for the exclusive purpose of providing benefits to the ERISA Plan participants and beneficiaries and defraying reasonable administrative expenses of the ERISA Plan as required by Section 404(a)(1)(A) of ERISA.

         In addition to the imposition of fiduciary standards, ERISA and Section 4975 of the Code prohibit a wide range of transactions between an ERISA Plan, an IRA, or certain other plans (collectively, a "Plan") and persons who have certain specified relationships to the Plan ("parties in interest" within the meaning of ERISA and "disqualified persons" within the meaning of the Code). Thus, a Plan fiduciary or person making an investment decision for a Plan also should consider whether the acquisition or the continued holding of the Shares might constitute or give rise to a direct or indirect prohibited transaction.

         Plan Assets. The prohibited transaction rules of ERISA and the Code apply to transactions with a Plan and also to transactions with the "plan assets" of the Plan. The "plan assets" of a Plan include the Plan's interest in an entity in which the Plan invests and, in certain circumstances, the assets of the entity in which the Plan holds such interest. The term "plan assets" is not specifically defined in ERISA or the Code, nor, as of the date hereof, has it been interpreted definitively by the courts in litigation. On November 13, 1986, the United States Department of Labor, the governmental agency primarily responsible for administering ERISA, adopted a final regulation (the "DOL Regulation") setting out the standards it will apply in determining whether an equity investment in an entity will cause the assets of such entity to constitute "plan assets." The DOL Regulation applies for purposes of both ERISA and Section 4975 of the Code.

         Under the DOL Regulation, if a Plan acquires an equity interest in an entity, which equity interest is not a "publicly-offered security," the Plan's assets generally would include both the equity interest and an undivided interest in each of the entity's underlying assets unless certain specified exceptions apply. The DOL Regulation defines a publicly-offered security as a security that is "widely held," "freely transferable," and either part of a class of securities registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or sold pursuant to an effective registration statement under the Securities Act (provided the securities are registered under the Exchange Act within 120 days after the end of the fiscal year of the issuer during which the offering occurred). The Shares are being sold in an offering registered under the Securities Act of 1933, as amended, and will be registered within the relevant time period under Section 12(b) of the Exchange Act.

         The DOL Regulation provides that a security is "widely held" only if it is part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another. However, a class of securities will not fail to be "widely held" solely because the number of independent investors falls below 100 subsequent to the initial public offering as a result of events beyond the issuer's control. The Company expects the Shares to be "widely held" upon completion of the offering.

         The DOL Regulation provides that whether a security is "freely transferable" is a factual question to be determined on the basis of all the relevant facts and circumstances. The DOL Regulation further provides that when a security is part of an offering in which the minimum investment is $10,000 or less, as is the case with this offering, certain restrictions ordinarily will not affect, alone or in combination, the finding that such securities are freely transferable. The Company believes that the restrictions imposed under the Articles of Incorporation on the transfer of the Common Stock are limited to restrictions on transfer generally permitted under the DOL Regulation and are not likely to result in the failure of the Common Stock to be "freely transferable." See "Summary of the Articles of Incorporation and Bylaws -- Restriction on Ownership." The DOL Regulation only establishes a presumption in favor of a finding of free transferability and, therefore, no assurance can be given that the Department of Labor and the U.S. Treasury Department would not reach a contrary conclusion with respect to the Common Stock.

         Assuming that the Shares will be "widely held" and "freely transferable," the Company believes that the Shares will be publicly-offered securities for purposes of the DOL Regulation and that the assets of the Company will not be deemed to be "plan assets" of any Plan that invests in the Shares.

DETERMINATION OF OFFERING PRICE

         The offering price per Share was determined by the Company based upon the estimated costs of investing in the Properties and the Mortgage Loans, the fees to be paid to the Advisor and its Affiliates, as well as fees to third parties, and the expenses of this offering.


                           SUPPLEMENTAL SALES MATERIAL

         Shares are being offered only through this Prospectus. In addition to this Prospectus, the Company may use certain sales materials in connection with this offering, although only when accompanied or preceded by the delivery of this Prospectus. No sales material may be used unless it has first been approved in writing by the Company. As of the date of this Prospectus, it is anticipated that the following sales material will be authorized for use by the Company in connection with this offering: (i) a brochure entitled CNL American Properties Fund, Inc.; (ii) a fact sheet describing the general features of the Company;
(iii) a cover letter transmitting the Prospectus; (iv) a summary description of the offering; (v) a slide presentation; (vi) broker updates; (vii) an audio cassette presentation; (viii) a video presentation; (ix) an electronic media presentation (x) a cd-rom presentation; (xi) a script for telephonic marketing;
(xii) seminar advertisements and invitations; and (xiii) certain third-party articles. All such materials will be used only by registered broker-dealers which are members of the NASD. The Company also may respond to specific questions from Soliciting Dealers and prospective investors. Additional materials relating to the offering may be made available to Soliciting Dealers for their internal use.


                                 LEGAL OPINIONS

         The legality of the Shares being offered hereby has been passed upon for the Company by Shaw Pittman Potts & Trowbridge. Statements made under "Risk Factors -- Tax Risks" and "Federal Income Tax Considerations" have been reviewed by Shaw Pittman Potts & Trowbridge, who have given their opinion that such statements as to matters of law are correct in all material respects. Shaw Pittman Potts & Trowbridge serves as securities and tax counsel to the Company and to the Advisor and certain of their Affiliates. Shaw Pittman Potts & Trowbridge will not review any sticker supplement to the Prospectus or amendment to the registration statement. Certain members of the firm have invested in prior programs sponsored by the Affiliates of the Company in aggregate amounts which do not exceed one percent of the amounts sold by any such program, and members of the firm also may invest in the Company.


                                     EXPERTS

         The audited consolidated financial statements (including the financial statement schedules) of the Company, as of December 31, 1997 and 1996, and for the years ended December 31, 1997, 1996 and 1995, included in this Prospectus, have been included herein in reliance on the report of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

                             ADDITIONAL INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company with the Commission, may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, Seven World Trade Center, 13th Floor, New York, New York 10048 and Suite 1400, Northwestern Atrium Center, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material also can be obtained from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a Web site located at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission.

         The Company has filed with the Commission a registration statement (the "Registration Statement") (of which this Prospectus is a part) on Form S-11 under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Shares. This Prospectus does not contain all of the information set forth in the Registration Statement, including the exhibits and schedules thereto, certain parts of which are omitted as permitted by the rules and regulations of the Commission. Statements contained in this Prospectus as to the contents of any document are necessarily summaries of such documents, and in each instance reference is made to the copy of such documents filed with the Commission, each such statement being qualified in all respects by such reference. For further information regarding the Company and the Shares, reference is hereby made to the Registration Statement and to the exhibits and schedules filed or incorporated as a part thereof which may be obtained from the Commission at its principal office in Washington, D.C. upon payment of the fees prescribed by the Commission.


                                   DEFINITIONS

         "1997 Offering" means the public offering of the Company of 27,500,000 shares of Common Stock, including 2,500,000 shares available pursuant to the Reinvestment Plan, which commenced in February 1997 and terminated on March 2, 1998.

         "Acquisition Expenses" shall mean any and all expenses incurred by the Company, the Advisor, or any Affiliate of either in connection with the selection or acquisition of any Property or the making of any Mortgage Loan, whether or not acquired, including, without limitation, legal fees and expenses, travel and communication expenses, costs of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses, and title insurance.

         "Acquisition Fees" shall mean any and all fees and commissions, exclusive of Acquisition Expenses, paid by any person or entity to any other person or entity (including any fees or commissions paid by or to any Affiliate of the Company or the Advisor) in connection with making or investing in mortgage loans or the purchase, development or construction of a Property, including, without limitation, real estate commissions, acquisition fees, finder's fees, selection fees, Development Fees, Construction Fees, nonrecurring management fees, consulting fees, loan fees, points, or any other fees or commissions of a similar nature. Excluded shall be development fees and construction fees paid to any person or entity not affiliated with the Advisor in connection with the actual development and construction of any Property.

         "Advisor" shall mean CNL Fund Advisors, Inc., a Florida corporation, any successor advisor to the Company, or any person or entity to which CNL Fund Advisors, Inc. or any successor advisors subcontracts substantially all of its functions.

         "Advisory Agreement" shall mean the Advisory Agreement between the Company and the Advisor, pursuant to which the Advisor will act as the advisor to the Company and provide specified services to the Company.

         "Affiliate" shall mean (i) any person or entity directly or indirectly through one or more intermediaries controlling, controlled by, or under common control with another person or entity; (ii) any person or entity directly or indirectly owning, controlling, or holding with power to vote ten percent (10%) or more of the outstanding voting securities of another person or entity; (iii) any officer, director, partner, or trustee of such person or entity; (iv) any person ten percent (10%) or more of whose outstanding voting securities are directly or indirectly owned, controlled or held, with power to vote, by such other person; and (v) if such other person or entity is an officer, director, partner, or trustee of a person or entity, the person or entity for which such person or entity acts in any such capacity.

         "Articles of Incorporation" shall mean the Articles of Incorporation, as the same may be amended from time to time, of the Company.

         "Asset Management Fee" shall mean the fee payable to the Advisor for day-to-day professional management services in connection with the Company and its Properties pursuant to the Advisory Agreement.

         "Average Invested Assets" shall mean, for a specified period, the average of the aggregate book value of the assets of the Company invested, directly or indirectly, in Properties and loans secured by real estate before reserves for depreciation or bad debts or other similar non-cash reserves, computed by taking the average of such values at the end of each month during such period.

         "Bank" shall mean SouthTrust Asset Management Company of Florida, N.A., escrow agent for the offering.

         "Board of Directors" shall mean the Directors of the Company.

         "Bylaws" shall mean the bylaws of the Company.

         "CNL" shall mean CNL Group, Inc., the parent company of the Advisor and the Managing Dealer.

         "Code" shall mean the Internal Revenue Code of 1986, as amended.

         "Common Stock" shall mean the common stock, par value $.01 per share, of the Company.

         "Competitive Real Estate Commission" shall mean a real estate or brokerage commission for the purchase or sale of property which is reasonable, customary, and competitive in light of the size, type, and location of the property. The total of all real estate commissions paid by the Company to all persons and entities (including the subordinated real estate disposition fee payable to the Advisor) in connection with any Sale of one or more of the Company's Properties shall not exceed the lesser of (i) a Competitive Real Estate Commission or (ii) six percent of the gross sales price of the Property or Properties.

         "Construction Fee" shall mean a fee or other remuneration for acting as general contractor and/or construction manager to construct improvements, supervise and coordinate projects or to provide major repairs or rehabilitation on a Property.

         "Counsel" shall mean tax counsel to the Company.

         "Development Fee" shall mean a fee for the packaging of a Property, including negotiating and approving plans, and undertaking to assist in obtaining zoning and necessary variances and necessary financing for the specific Property, either initially or at a later date.

         "Director" shall mean a member of the Board of Directors of the Company.

         "Distributions" shall mean any distributions of money or other property by the Company to owners of Shares, including distributions that may constitute a return of capital for federal income tax purposes.

         "Equipment" shall mean the furniture, fixtures and equipment used at Restaurant Chains.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

         "ERISA Plan" shall mean a pension, profit-sharing, retirement, or other employee benefit plan subject to ERISA.

         "Excess Shares" shall mean the excess shares exchanged for shares of Common Stock or Preferred Stock, as the case may be, transferred or proposed to be transferred in excess of the Ownership Limit or which would otherwise jeopardize the Company's status as a REIT under the Code.

         "Front-End Fees" shall mean fees and expenses paid by any person or entity to any person or entity for any services rendered in connection with the organization of the Company and the acquisition of Properties, including Selling Commissions, marketing support and due diligence expense reimbursement fees, Offering Expenses, Acquisition Expenses, Acquisition Fees, and any other similar fees, however designated. During the term of the Company, Front-End Fees shall not exceed 20% of gross proceeds of the Company's offerings.

         "Gross Proceeds" shall mean the aggregate purchase price of all Shares sold for the account of the Company through the offering, without deduction for Selling Commissions, volume discounts, the marketing support and due diligence expense reimbursement fee or Organization and Offering Expenses. For the purpose of computing Gross Proceeds, the purchase price of any Share for which reduced Selling Commissions are paid to the Managing Dealer or a Soliciting Dealer (where net proceeds to the Company are not reduced) shall be deemed to be $10.00.

         "Independent Director" shall mean a Director who is not and within the last two years has not been directly or indirectly associated with the Advisor by virtue of (i) ownership of an interest in the Advisor or its Affiliates, (ii) employment by the Advisor or its Affiliates, (iii) service as an officer or director of the Advisor or its Affiliates, (iv) the performance of services, other than as a Director, for the Company, (v) service as a director or trustee of more than three real estate investment trusts advised by the Advisor, or (vi) maintenance of a material business or professional relationship with the Advisor or any of its Affiliates. An indirect relationship shall include circumstances in which a Director's spouse, parents, children, siblings, mothers- or fathers-in-law or sons- or daughters-in-law, or brothers- or sisters-in-law is or has been associated with the Advisor, any of its affiliates, or the Company. A business or professional relationship is considered material if the gross revenue derived by the Director from the Advisor and Affiliates exceeds 5% of either the Company's annual gross revenue during either of the last two years or the Director's net worth on a fair market value basis.

         "Independent Expert" shall mean a person or entity with no material current or prior business or personal relationship with the Advisor or the Directors and who is engaged to a substantial extent in the business of rendering opinions regarding the value of assets of the type held by the Company.

         "Initial Offering" means the initial public offering of the Company of 16,500,000 shares of Common Stock, including 1,500,000 shares available pursuant to the Reinvestment Plan, which commenced in April 1995 and terminated on February 6, 1997.

         "Invested Capital" shall mean the amount calculated by multiplying the total number of Shares purchased by stockholders by the issue price, reduced by the portion of any Dividend that is attributable to Net Sales Proceeds and by any amounts paid by the Company to repurchase Shares pursuant to the plan for redemption of Shares.

         "Investment in Properties" shall mean the amount of the Net Offering Proceeds actually paid or allocated by the Company, either directly or through joint venture arrangements or other partnerships, to the purchase, development, construction, or improvement (including working capital reserves of up to five percent of the Net Offering Proceeds) of Properties, and other cash payments such as interest and taxes, but excluding Front-End Fees.

         "IRA" shall mean an Individual Retirement Account.

         "IRS" shall mean the Internal Revenue Service.

         "Joint Ventures" shall mean the joint venture or general partnership arrangements in which the Company is a co-venturer or general partner which are established to acquire Properties.

         "Leverage" shall mean the aggregate amount of indebtedness of the Company for money borrowed (including purchase money mortgage loans) outstanding at any time, both secured and unsecured.

         "Line of Credit" shall mean the revolving $35,000,000 unsecured line of credit, the proceeds of which will be used to fund Secured Equipment Leases and to purchase and develop Properties and to fund Mortgage Loans.

         "Listing" shall mean the listing of the Shares of the Company on a national securities exchange or over-the-counter market.

         "Managing Dealer" shall mean CNL Securities Corp., an Affiliate of the Advisor, or such other person or entity selected by the Board of Directors to act as the managing dealer for the offering. CNL Securities Corp.
is a member of the National Association of Securities Dealers, Inc.

         "Mortgage Loans" shall mean notes or other evidences of indebtedness or
obligations   which  are  secured  or   collateralized   by  building  or  other
improvements in real property.

         "Net Assets" shall mean the total assets of the Company (other than intangibles) at cost before deducting depreciation or other non-cash reserves less total liabilities, calculated quarterly by the Company, on a basis consistently applied.

         "Net Income" shall mean for any period, the total revenues applicable to such period, less the total expenses applicable to such period excluding additions to reserves for depreciation, bad debts or other similar non-cash reserves; provided, however, Net Income for purposes of calculating total allowable Operating Expenses (as defined herein) shall exclude the gain from the sale of the Company's assets.

         "Net Offering Proceeds" shall mean Gross Proceeds less (i) Selling Commissions, (ii) Offering Expenses, and (iii) the marketing support and due diligence expense reimbursement fee.

         "Net Sales Proceeds" shall mean, in the case of a transaction described in clause (i)(A) of the definition of Sale, the proceeds of any such transaction less the amount of all real estate commissions and closing costs paid by the Company. In the case of a transaction described in clause (i)(B) of such definition, Net Sales Proceeds means the proceeds of any such transaction less the amount of any legal and other selling expenses incurred in connection with such transaction. In the case of a transaction described in clause (i)(C) of such definition, Net Sales Proceeds means the proceeds of any such transaction actually distributed to the Company from the Joint Venture. In the case of a transaction or series of transactions described in clause (i)(D) of the definition of Sale, Net Sales Proceeds means the proceeds of any such transaction less the amount of all commissions and closing costs paid by the Company. In the case of a transaction described in clause (ii) of the definition of Sale, Net Sales Proceeds means the proceeds of such transaction or series of transactions less all amounts generated thereby and reinvested in one or more Properties within 180 days thereafter and less the amount of any real estate commissions, closing costs, and legal and other selling expenses incurred by or allocated to the Company in connection with such transaction or series of transactions. Net Sales Proceeds shall also include, in the case of any lease of a Property consisting of a building only or any Secured Equipment Lease, any amounts from tenants or lessees that the Company determines, in its discretion, to be economically equivalent to proceeds of a Sale. Net Sales Proceeds shall not include any reserves established by the Company in its sole discretion.

         "Offering Expenses" shall mean any and all costs and expenses, other than Selling Commissions, the 0.5% marketing support and due diligence expense reimbursement fee, and the Soliciting Dealer Servicing Fee incurred by the Company, the Advisor or any Affiliate of either in connection with the qualification and registration of the Company and the marketing and distribution of Shares, including, without limitation, the following: legal, accounting, and escrow fees; printing, amending, supplementing, mailing, and distributing costs; filing, registration, and qualification fees and taxes; telegraph and telephone costs; and all advertising and marketing expenses, including the costs related to investor and broker-dealer sales meetings. The Offering Expenses paid by the Company in connection with the offering, together with all Selling Commissions, the 0.5% marketing support and due diligence reimbursement fee, and the Soliciting Dealer Servicing Fee incurred by the Company will not exceed fifteen percent (15%) of the proceeds raised in connection with this offering.

         "Operating Expenses" shall include all costs and expenses incurred by the Company, as determined under generally accepted accounting principles, which in any way are related to the operation of the Company or to Company business, including (a) advisory fees, (b) the Soliciting Dealer Servicing Fee, (c) the Asset Management Fee, (d) the Performance Fee, and (e) the Subordinated Incentive Fee, but excluding (i) the expenses of raising capital such as Offering Expenses, legal, audit, accounting, underwriting, brokerage, listing, registration, and other fees, printing and other such expenses, and tax incurred in connection with the issuance, distribution, transfer, registration, and Listing of the Shares, (ii) interest payments, (iii) taxes, (iv) non-cash expenditures such as depreciation, amortization, and bad debt reserves, (v) the Advisor's subordinated 10% share of Net Sales Proceeds, (vi) the Secured Equipment Lease Servicing Fee, and (vii) Acquisition Fees and Acquisition Expenses, real estate commissions on the sale of property and other expenses connected with the acquisition and ownership of real estate interests, mortgage loans, or other property (such as the costs of foreclosure, insurance premiums, legal services, maintenance, repair, and improvement of property).

         "Ownership Limit" shall mean, with respect to shares of Common Stock and Preferred Stock, the percent limitation placed on the ownership of Common Stock and Preferred Stock by any one Person (as defined in the Articles of Incorporation). As of the initial date of this Prospectus, the Ownership Limit is 9.8% of the outstanding Common Stock and 9.8% of the outstanding Preferred Stock.

         "Participants" shall mean those stockholders who elect to participate in the Reinvestment Plan.

         "Performance Fee" shall mean the fee payable to the Advisor under certain circumstances if certain performance standards have been met and the Subordinated Incentive Fee has not been paid.

         "Plan" shall mean ERISA Plans, IRAs, Keogh plans, stock bonus plans, and certain other plans.

         "Preferred Stock" shall mean any class or series of preferred stock of the Company that may be issued in accordance with the terms of the Articles of Incorporation and applicable law.

         "Prior Offerings" means the prior public offerings of the Company, the Initial Offering and the 1997 Offering.

         "Properties" shall mean (i) the real properties, including the buildings located thereon (ii) the real properties only, or (iii) the buildings only, which are acquired by the Company, either directly or through joint venture arrangements or other partnerships.

         "Prospectus" shall mean the final prospectus included in the Company's Registration Statement filed with the Securities and Exchange Commission, pursuant to which the Company will offer Shares to the public, as the same may be amended or supplemented from time to time after the effective date of such Registration Statement.

         "Qualified Plans" shall mean qualified pension, profit-sharing, and stock bonus plans, including Keogh plans and IRAs.

         "Real Estate Asset Value" shall mean the amount actually paid or allocated to the purchase, development, construction or improvement of a Property, exclusive of Acquisition Fees and Acquisition Expenses.

         "Reinvestment Agent" or "Agent" shall mean the independent agent, which currently is MMS Escrow and Transfer Agency, Inc., for Participants in the Reinvestment Plan.

         "Reinvestment Plan" shall mean the Amended Reinvestment Plan, in the form attached hereto as Exhibit A.

         "Reinvestment Proceeds" shall mean net proceeds available from the sale of Shares under the Reinvestment Plan to redeem Shares or, under certain circumstances, to purchase additional Properties.

         "REIT" shall mean real estate investment trust, as defined pursuant to Sections 856 through 860 of the Code.

         "Related Party Tenant" shall mean a related party tenant, as defined pursuant to Section 856(d)(2)(B) of the Code.

         "Restaurant Chains" shall mean the national and regional restaurant chains, primarily fast-food, family- style, and casual dining chains, to be selected by the Advisor who themselves or their franchisees will either (i) lease the Properties purchased by the Company, (ii) become borrowers under Mortgage Loans, or (iii) become lessees of Secured Equipment Leases.

         "Roll-Up Entity" shall mean a partnership, real estate investment trust, corporation, trust, or similar entity that would be created or would survive after the successful completion of a proposed Roll-Up Transaction.

         "Roll-Up Transaction" shall mean a transaction involving the acquisition, merger, conversion, or consolidation, directly or indirectly, of the Company and the issuance of securities of a Roll-Up Entity. Such term does not include: (i) a transaction involving securities of the Company that have been listed on a national securities exchange or the National Association of Securities Dealers Automated Quotation National Market System for at least 12 months; or (ii) a transaction involving the conversion to corporate, trust, or association form of only the Company if, as a consequence of the transaction, there will be no significant adverse change in stockholder voting rights, the term of existence of the Company, compensation to the Advisor, or the investment objectives of the Company.

         "Sale" (i) shall mean any transaction or series of transactions whereby: (A) the Company sells, grants, transfers, conveys, or relinquishes its ownership of any Property or portion thereof, including the lease of any Property consisting of the building only, and including any event with respect to any Property which gives rise to a significant amount of insurance proceeds or condemnation awards; (B) the Company sells, grants, transfers, conveys, or relinquishes its ownership of all or substantially all of the interest of the Company in any Joint Venture in which it is a co-venturer or partner; (C) any Joint Venture in which the Company as a co-venturer or partner sells, grants, transfers, conveys, or relinquishes its ownership of any Property or portion thereof, including any event with respect to any Property which gives rise to insurance claims or condemnation awards or, (D) the Company sells, grants, conveys or relinquishes its interest in any Mortgage Loan or Secured Equipment Lease or portion thereof, including any event with respect to any Mortgage Loan or Secured Equipment Lease which gives rise to a significant amount of insurance proceeds or similar awards, but (ii) shall not include any transaction or series of transactions specified in clause (i)(A), (i)(B), (i)(C) or (i)(D) above in which the proceeds of such transaction or series of transactions are reinvested in one or more Properties, Mortgage Loans, or Secured Equipment Leases within 180 days thereafter.

         "Secured Equipment Leases" shall mean the Equipment financing made available by the Company to operators of Restaurant Chains pursuant to which the Company will finance, through direct financing leases or loans, the Equipment.

         "Secured Equipment Lease Servicing Fee" shall mean the fee payable to the Advisor by the Company out of the proceeds of the Line of Credit for negotiating Secured Equipment Leases and supervising the Secured Equipment Lease program equal to 2% of the purchase price of the Equipment subject to each Secured Equipment Lease and paid upon entering into such lease.

         "Selling Commissions" shall mean any and all commissions payable to underwriters, managing dealers, or other broker-dealers in connection with the sale of Shares as described in the Prospectus, including, without limitation, commissions payable to CNL Securities Corp.

         "Shares" shall mean the shares of Common Stock of the Company, including the up to 34,500,000 shares to be sold in the offering.

         "Soliciting Dealers" shall mean those broker-dealers that are members of the National Association of Securities Dealers, Inc., or that are exempt from broker-dealer registration, and that, in either case, enter into participating broker or other agreements with the Managing Dealer to sell Shares.

         "Soliciting Dealer Servicing Fee" shall mean an annual fee of .20% of Invested Capital on December 31 of each year following the year in which the related offering terminates, payable to the Managing Dealer, which in turn may reallow all or a portion of such fee to the Soliciting Dealers whose clients hold Shares on such date.

         "Sponsor" means any Person directly or indirectly instrumental in organizing, wholly or in part, the Company or any person who will control, manage or participate in the management of the Company, and any Affiliate of such Person. Not included is any Person whose only relationship with the Company is that of an independent property manager of Company assets, and whose only compensation is as such. Sponsor does not include wholly independent third parties such as attorneys, accountants, and underwriters whose only compensation is for professional services. A Person may also be deemed a Sponsor of the Company by:

         a. taking the initiative, directly or indirectly, in founding or organizing the business or enterprise of the Company, either alone or in conjunction with one or more other Persons;

         b. receiving a material participation in the Company in connection with the founding or organizing of the business of the Company, in consideration of services or property, or both services and property;

         c. having a substantial number of relationships and contacts with the Company;

         d.       possessing significant rights to control Company properties;

         e. receiving fees for providing services to the Company which are paid on a basis that is not customary in the industry; or

         f. providing goods or services to the Company on a basis which was not negotiated at arms length with the Company.

         "Stockholder" shall mean a registered holder of the Company's Shares.

         "Stockholders' 8% Return," as of each date, shall mean an aggregate amount equal to an 8% cumulative, noncompounded, annual return on Invested Capital.

         "Subordinated Incentive Fee" shall mean the fee payable to the Advisor under certain circumstances if the Shares are listed on a national securities exchange or over-the-counter market.

         "Subscription Agreement" shall mean the Subscription Agreement, in one of the forms attached hereto as Exhibit D.

         "Termination Date" shall mean the date of termination of the Advisory Agreement.

         "Unimproved Real Property" shall mean Property in which the Company has an equity interest that is not acquired for the purpose of producing rental or other operating income, that has no development or construction in process and for which no development or construction is planned, in good faith, to commence within one year.

                                    EXHIBIT A

                                 FORM OF AMENDED
                                REINVESTMENT PLAN

                                 FORM OF AMENDED
                                REINVESTMENT PLAN



         CNL AMERICAN PROPERTIES FUND, INC., a Maryland corporation (the "Company"), pursuant to its Articles of Incorporation, adopted a Reinvestment Plan (the "Reinvestment Plan") on the terms and conditions set forth below.

         1. Reinvestment of Distributions. MMS Escrow and Transfer Agency, Inc., the agent (the "Reinvestment Agent") for participants (the "Participants") in the Reinvestment Plan, will receive all cash distributions made by the Company with respect to shares of common stock of the Company (the "Shares") owned by each Participant (collectively, the "Distributions"). The Reinvestment Agent will apply such Distributions as follows:

              (a) For any period during which the Company is making a public offering of Shares, the Reinvestment Agent will invest Distributions in Shares acquired from the managing dealer or participating brokers for the offering at the public offering price per Share. During such period, commissions and the marketing support and due diligence fee equal to 0.5% of the total amount raised from sale of the Shares will be reallowed to the broker who made the initial sale of Shares to the Participant at the same rate as for initial purchases.

              (b) If no public offering of Shares is ongoing, the Reinvestment Agent will purchase Shares from any additional shares which the Company elects to register with the Securities and Exchange Commission (the "SEC") for the Reinvestment Plan, at a per Share price equal to the fair market value of the Shares determined by (i) quarterly appraisal updates performed by the Company based on a review of the existing appraisal and lease of each Property, focusing on a re-examination of the capitalization rate applied to the rental stream to be derived from that Property; and (ii) a review of the outstanding Mortgage Loans and Secured Equipment Leases focusing on a determination of present value by a re-examination of the capitalization rate applied to the stream of payments due under the terms of each Mortgage Loan and Secured Equipment Lease. The capitalization rate used by the Company and, as a result, the price per Share paid by Participants in the Reinvestment Plan prior to Listing will be determined by the Advisor in its sole discretion. The factors that the Advisor will use to determine the capitalization rate include (i) its experience in selecting, acquiring and managing properties similar to the Properties; (ii) an examination of the conditions in the market; and (iii) capitalization rates in use by private appraisers, to the extent that the Advisor deems such factors appropriate, as well as any other factors that the Advisor deems relevant or appropriate in making its determination. The Company's internal accountants will then convert the most recent quarterly balance sheet of the Company from a "GAAP" balance sheet to a "fair market value" balance sheet. Based on the "fair market value" balance sheet, the internal accountants will then assume a sale of the Company's assets and the liquidation of the Company in accordance with its constitutive documents and applicable law and compute the appropriate method of distributing the cash available after payment of reasonable liquidation expenses, including closing costs typically associated with the sale of assets and shared by the buyer and seller, and the creation of reasonable reserves to provide for the payment of any contingent liabilities. Upon listing of the Shares on a national securities exchange or over-the-counter market, the Reinvestment Agent may purchase Shares either through such market or directly from the Company pursuant to a registration statement relating to the Reinvestment Plan, in either case at a per Share price equal to the then-prevailing market price on the national securities exchange or over-the-counter market on which the Shares are listed at the date of purchase by the Reinvestment Agent.

              (c) For each Participant, the Reinvestment Agent will maintain a record which shall reflect for each fiscal quarter the Distributions received by the Reinvestment Agent on behalf of such Participant. The Reinvestment Agent will use the aggregate amount of Distributions to all Participants for each fiscal quarter to purchase Shares for the Participants. If the aggregate amount of Distributions to Participants exceeds the amount required to purchase all Shares then available for purchase, the Reinvestment Agent will purchase all available Shares and will return all remaining Distributions to the Participants within 30 days after the date such Distributions are made. The purchased Shares will be allocated among the Participants based on the portion of the aggregate Distributions received by the Reinvestment Agent on behalf of each Participant, as reflected in the records maintained by the Reinvestment Agent. The ownership of the Shares purchased pursuant to the Reinvestment Plan shall be reflected on the books of the Company.

              (d) Distributions shall be invested by the Reinvestment Agent in Shares promptly following the payment date with respect to such Distributions to the extent Shares are available. If sufficient Shares are not available, Distributions shall be invested on behalf of the Participants in one or more interest-bearing accounts in Franklin Bank, N.A., Southfield, Michigan, or in another commercial bank approved by the Company which is located in the continental United States and has assets of at least $100,000,000, until Shares are available for purchase, provided that any Distributions that have not been invested in Shares within 30 days after such Distributions are made by the Company shall be returned to Participants.

              (e) The allocation of Shares among Participants may result in the ownership of fractional Shares, computed to four decimal places.

              (f) Distributions attributable to Shares purchased on behalf of the Participants pursuant to the Reinvestment Plan will be reinvested in additional Shares in accordance with the terms hereof.

              (g) No certificates will be issued to a Participant for Shares purchased on behalf of the Participant pursuant to the Reinvestment Plan. Participants in the Reinvestment Plan will receive statements of account in accordance with Paragraph 7 below.

         2. Election to Participate. Any stockholder who participates in a public offering of Shares and who has received a copy of the related final prospectus included in the Company's registration statement filed with the SEC may elect to participate in and purchase Shares through the Reinvestment Plan at any time by written notice to the Company and would not need to receive a separate prospectus relating solely to the Reinvestment Plan. A person who becomes a stockholder otherwise than by participating in a public offering of Shares may purchase Shares through the Reinvestment Plan only after receipt of a separate prospectus relating solely to the Reinvestment Plan.
 Participation in the Reinvestment Plan will commence with the next Distribution made after receipt of the Participant's notice, provided it is received more than ten days prior to the last day of the fiscal month or quarter, as the case may be, to which such Distribution relates. Subject to the preceding sentence, regardless of the date of such election, a shareholder will become a Participant in the Reinvestment Plan effective on the first day of the fiscal month (prior to termination of the offering of Shares) or fiscal quarter (after termination of the offering of Shares) following such election, and the election will apply to all Distributions attributable to the fiscal quarter or month (as the case may be) in which the shareholder makes such written election to participate in the Reinvestment Plan and to all fiscal quarters or months thereafter.

         3. Distribution of Funds. In making purchases for Participants' accounts, the Reinvestment Agent may commingle Distributions attributable to Shares owned by Participants in the Reinvestment Plan.

         4. Proxy Solicitation. The Reinvestment Agent will distribute to Participants proxy solicitation material received by it from the Company which is attributable to Shares held in the Reinvestment Plan. The Reinvestment Agent will vote any Shares that it holds for the account of a Participant in accordance with the Participant's written instructions. If a Participant gives a proxy to person(s) representing the Company covering Shares registered in the Participant's name, such proxy will be deemed to be an instruction to the Reinvestment Agent to vote the full Shares in the Participant's account in like manner. If a Participant does not direct the Reinvestment Agent as to how the Shares should be voted and does not give a proxy to person(s) representing the Company covering these Shares, the Reinvestment Agent will not vote said Shares.

         5. Absence of Liability. Neither the Company nor the Reinvestment Agent shall have any responsibility or liability as to the value of the Company's Shares, any change in the value of the Shares acquired for the Participant's account, or the rate of return earned on, or the value of, the interest-bearing accounts, in which Distributions are invested. Neither the Company nor the Reinvestment Agent shall be liable for any act done in good faith, or for any good faith omission to act, including, without limitation, any claims of liability (a) arising out of the failure to terminate a Participant's participation in the Reinvestment Plan upon such Participant's death prior to receipt of notice in writing of such death and the expiration of 15 days from the date of receipt of such notice and

(b) with respect to the time and the prices at which Shares are purchased for a Participant. Notwithstanding the foregoing, liability under the federal securities laws cannot be waived. Similarly, the Company and the Reinvestment Agent have been advised that in the opinion of certain state securities commissioners, indemnification is also considered contrary to public policy and therefore unenforceable.

         6.   Suitability.

              (a) Within 60 days prior to the end of each fiscal year, CNL Securities Corp. ("CSC"), will mail to each Participant a participation agreement (the "Participation Agreement"), in which the Participant will be required to represent that there has been no material change in the Participant's financial condition and confirm that the representations made by the Participant in the Subscription Agreement (a form of which shall be attached to the Participation Agreement) are true and correct as of the date of the Participation Agreement, except as noted in the Participation Agreement or the attached form of Subscription Agreement.

              (b) Each Participant will be required to return the executed Participation Agreement to CSC within 30 days after receipt. In the event that a Participant fails to respond to CSC or return the completed Participation Agreement on or before the fifteenth (15th) day after the beginning of the fiscal year following receipt of the Participation Agreement, the Participant's Distribution for the first fiscal quarter of that year will be sent directly to the Participant and no Shares will be purchased on behalf of the Participant for that fiscal quarter and, subject to (c) below, any fiscal quarters thereafter, until CSC receives an executed Participation Agreement from the Participant.

              (c) If a Participant fails to return the executed Participation Agreement to CSC prior to the end of the second fiscal quarter for any year of the Participant's participation in the Reinvestment Plan, the Participant's participation in the Reinvestment Plan shall be terminated in accordance with Paragraph 11 below.

              (d) Each Participant shall notify CSC in the event that, at any time during his participation in the Reinvestment Plan, there is any material change in the Participant's financial condition or inaccuracy of any representation under the Subscription Agreement.

              (e) For purposes of this Paragraph 6, a material change shall include any anticipated or actual decrease in net worth or annual gross income or any other change in circumstances that would cause the Participant to fail to meet the suitability standards set forth in the Company's Prospectus.

         7. Reports to Participants. Within 60 days after the end of each fiscal quarter, the Reinvestment Agent will mail to each Participant a statement of account describing, as to such Participant, the Distributions received during the quarter, the number of Shares purchased during the quarter, the per Share purchase price for such Shares, the total administrative charge to such Participant, and the total Shares purchased on behalf of the Participant pursuant to the Reinvestment Plan. Each statement shall also advise the Participant that, in accordance with Paragraph 6(d) hereof, he is required to notify CSC in the event that there is any material change in his financial condition or if any representation under the Subscription Agreement becomes inaccurate. Tax information for income earned on Shares under the Reinvestment Plan will be sent to each participant by the Company or the Reinvestment Agent at least annually.

         8. Administrative Charges, Commissions, and Plan Expenses. The Company shall be responsible for all administrative charges and expenses charged by the Reinvestment Agent. The administrative charge for each Participant for each fiscal quarter shall be the lesser of 5% of the amount reinvested for the Participant or $2.50, with a minimum charge of $.50. Any interest earned on Distributions will be paid to the Company to defray costs relating to the Reinvestment Plan. Additionally, in connection with any Shares purchased from the Company both prior to and after the termination of a public offering of the Shares, the Company will pay to CSC selling commissions of 7.5%, a marketing support and due diligence expense reimbursement fee of .5%, and, in the event that proceeds of the sale of Shares pursuant to the Reinvestment Plan are used to acquire Properties or to invest in Mortgage Loans, will pay to CNL Fund Advisors, Inc. acquisition fees of 4.5% of the purchase price of the Shares sold pursuant to the Reinvestment Plan.

         9. No Drawing. No Participant shall have any right to draw checks or drafts against his account or give instructions to the Company or the Reinvestment Agent except as expressly provided herein.

         10. Taxes. Taxable Participants may incur a tax liability for Distributions made with respect to such Participant's Shares, even though they have elected not to receive their Distributions in cash but rather to have their Distributions held in their account under the Reinvestment Plan.

         11.  Termination.

              (a) A Participant may terminate his participation in the Reinvestment Plan at any time by written notice to the Company. To be effective for any Distribution, such notice must be received by the Company at least ten business days prior to the last day of the fiscal month or quarter to which such Distribution relates.

              (b) The Company or the Reinvestment Agent may terminate a Participant's individual participation in the Reinvestment Plan, and the Company may terminate the Reinvestment Plan itself at any time by ten days' prior written notice mailed to a Participant, or to all Participants, as the case may be, at the address or addresses shown on their account or such more recent address as a Participant may furnish to the Company in writing.

              (c) After termination of the Reinvestment Plan or termination of a Participant's participation in the Reinvestment Plan, the Reinvestment Agent will send to each Participant (i) a statement of account in accordance with Paragraph 7 hereof, and (ii) a check for (a) the amount of any Distributions in the Participant's account that have not been reinvested in Shares, and (b) the value of any fractional Shares standing to the credit of a Participant's account based on the market price of the Shares. The record books of the Company will be revised to reflect the ownership of record of the Participant's full Shares and any future Distributions made after the effective date of the termination will be sent directly to the former Participant.

         12. Notice. Any notice or other communication required or permitted to be given by any provision of this Reinvestment Plan shall be in writing and addressed to Investor Services Department, CNL Securities Corp., 400 East South Street, Suite 500, Orlando, Florida 32801, if to the Company, or to 1845 Maxwell, Suite 101, Troy, Michigan 48084-4510, if to the Reinvestment Agent, or such other addresses as may be specified by written notice to all Participants. Notices to a Participant may be given by letter addressed to the Participant at the Participant's last address of record with the Company. Each Participant shall notify the Company promptly in writing of any change of address.

         13. Amendment. The terms and conditions of this Reinvestment Plan may be amended or supplemented by an agreement between the Reinvestment Agent and the Company at any time, including but not limited to an amendment to the Reinvestment Plan to add a voluntary cash contribution feature or to substitute a new Reinvestment Agent to act as agent for the Participants or to increase the administrative charge payable to the Reinvestment Agent, by mailing an appropriate notice at least 30 days prior to the effective date thereof to each Participant at his last address of record; provided, that any such amendment must be approved by a majority of the Independent Directors of the Company. Such amendment or supplement shall be deemed conclusively accepted by each Participant except those Participants from whom the Company receives written notice of termination prior to the effective date thereof.

         14. Governing Law. THIS REINVESTMENT PLAN AND A PARTICIPANT'S ELECTION TO PARTICIPATE IN THE REINVESTMENT PLAN SHALL BE GOVERNED BY THE LAWS OF THE STATE OF FLORIDA.

                                                    EXHIBIT B

                                               FINANCIAL INFORMATION

                                        CNL AMERICAN PROPERTIES FUND, INC.
                                                  AND SUBSIDIARY

                                       INDEX TO UPDATED FINANCIAL STATEMENTS


                                                                                                        Page
                                                                                                        ----
Pro Forma Consolidated Financial Information (unaudited):

   Pro Forma Consolidated Balance Sheet as of December 31, 1997                                         B-2

   Pro Forma Consolidated Statement of Earnings for the year ended December 31, 1997                    B-3

   Notes to Pro Forma Consolidated Financial Statements for the year ended December
      31, 1997                                                                                          B-4

Audited Consolidated Financial Statements:

   Report of Independent Accountants                                                                    B-7

   Consolidated Balance Sheets as of December 31, 1997 and 1996                                         B-8

   Consolidated Statements of Earnings for the years ended December 31, 1997,
      1996 and 1995                                                                                     B-9

   Consolidated Statements of Stockholders' Equity for the years ended
      December 31, 1997, 1996 and 1995                                                                  B-10

   Consolidated Statements of Cash Flows for the years ended December
      31, 1997, 1996 and 1995                                                                           B-11

   Notes to Consolidated Financial Statements for the years ended December
      31, 1997, 1996 and 1995                                                                           B-13

Financial Statement Schedules:

   Schedule III - Real Estate and Accumulated Depreciation as of December 31, 1997                      B-32

   Notes to Schedule III - Real Estate and Accumulated Depreciation as of December 31, 1997             B-48

   Schedule IV - Mortgage Loans on Real Estate as of December 31, 1997                                  B-50

   Notes to Schedule IV - Mortgage Loans on Real Estate as of December 31, 1997                         B-51


                  PRO FORMA CONSOLIDATED FINANCIAL INFORMATION


         The following Pro Forma Consolidated Balance Sheet of the Company gives effect to (i) property acquisition transactions from inception through December 31, 1997, including the receipt of $361,729,709 in gross offering proceeds from the sale of 36,172,971 shares of common stock and the application of such proceeds to purchase 244 properties (including 178 properties which consist of land and building, one property through a joint venture arrangement which consists of land and building, 21 properties which consist of building only and 44 properties which consist of land only), ten of which were under construction at December 31, 1997, to provide mortgage financing to the lessees of the 44 properties consisting of land only, and to pay organizational and offering expenses, acquisition fees and miscellaneous acquisition expenses, (ii) the receipt of $40,734,704 in gross offering proceeds from the sale of 4,073,470 additional shares of common stock during the period January 1, 1998 through March 2, 1998, (iii) the application of such funds to purchase six additional properties acquired during the period January 1, 1998 through March 2, 1998 (all six of which are under construction), to pay additional costs for the ten properties under construction at December 31, 1997, to pay offering expenses, acquisition fees and miscellaneous acquisition expenses, and (iv) the application of such funds to purchase ten properties, including eight properties consisting of land and building and two properties consisting of building only, for which the Company has made initial commitments to acquire as of March 2, 1998, all as reflected in the pro forma adjustments described in the related notes. The Pro Forma Consolidated Balance Sheet as of December 31, 1997, includes the transactions described in (i) above from the historical consolidated balance sheet, adjusted to give effect to the transactions in (ii),
(iii) and (iv) above, as if they had occurred on December 31, 1997.

         The Pro Forma Consolidated Statement of Earnings for the year ended December 31, 1997, includes the historical operating results of the properties described in (i) above from the dates of their acquisitions plus operating results for three of the properties that were acquired by the Company during the period January 1, 1997 through March 2, 1998, and had a previous rental history prior to the Company's acquisition of such properties, from (A) the later of (1) the date the property became operational as a rental property by the previous owner or (2) January 1, 1997, to (B) the earlier of (1) the date the property was acquired by the Company or (2) the end of the pro forma period presented. No pro forma adjustments have been made to the Pro Forma Consolidated Statement of Earnings for the remaining properties acquired by the Company during the period January 1, 1997 through March 2, 1998, or the properties for which the Company has made initial commitments to acquire as of March 2, 1998, due to the fact that these properties did not have a previous rental history.

         This pro forma consolidated financial information is presented for informational purposes only and does not purport to be indicative of the Company's financial results or condition if the various events and transactions reflected therein had occurred on the dates, or been in effect during the periods, indicated. This pro forma consolidated financial information should not be viewed as predictive of the Company's financial results or conditions in the future.

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY
                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                                DECEMBER 31, 1997


                                                                                 Pro Forma
            ASSETS                                        Historical            Adjustments           Pro Forma
                                                          ----------            -----------           ---------
Land and buildings on operating
  leases, less accumulated
  depreciation                                           $205,338,186          $ 12,897,271 (a)
                                                                                  8,697,232 (b)      $226,932,689
Net investment in direct
  financing leases (c)                                     47,613,595             2,054,464 (b)        49,668,059
Cash and cash equivalents                                  47,586,777            11,239,389 (a)
                                                                                (10,205,000)(b)        48,621,166
Certificates of deposit                                     2,008,224                                   2,008,224
Receivables, less allowance for
  doubtful accounts                                           635,796                                     635,796
Notes receivable                                           13,548,044                                  13,548,044
Mortgage notes receivable                                  17,622,010                                  17,622,010
Accrued rental income                                       1,772,261                                   1,772,261
Intangibles and other assets                                2,952,869             1,177,268 (a)
                                                                                   (546,696)(b)         3,583,441
                                                         ------------          ------------          ------------

                                                         $339,077,762          $ 25,313,928          $364,391,690
                                                         ============          ============          ============

LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
  Line of credit                                          $ 2,459,043                                $  2,459,043
  Accrued construction costs
    payable                                                10,978,211          $(10,978,211)(a)                  -
  Accounts payable and other
    accrued expenses                                        1,060,497                                   1,060,497
  Due to related parties                                    1,524,294                                   1,524,294
  Rents paid in advance                                       517,428                                     517,428
  Deferred rental income                                      557,576                38,252 (a)           595,828
  Other payables                                               56,878                                      56,878
      Total liabilities                                    17,153,927              (10,939,959)         6,213,968

Minority interest                                             285,734                                     285,734

Stockholders' equity:
  Preferred stock, without par
    value.  Authorized and unissued
    3,000,000 shares                                               -                                           -
  Excess shares, $0.01 par value per
    share.  Authorized and unissued
    78,000,000 shares                                              -                                           -
  Common stock, $0.01 par value per
    share.  Authorized 75,000,000
    shares; issued and outstanding
    36,192,971 shares; issued and
    outstanding, as adjusted,
    40,266,441 shares                                         361,930                40,734 (a)           402,664
  Capital in excess of par value                          323,525,961            36,213,153 (a)       359,739,114
  Accumulated distributions in
    excess of net earnings                                 (2,249,790)                                 (2,249,790)
                                                         ------------         ------------           ------------

                                                          321,638,101           36,253,887            357,891,988
                                                         ------------         ------------           ------------

                                                         $339,077,762         $ 25,313,928           $364,391,690
                                                         ============         ============           ============





           See accompanying notes to unaudited pro forma consolidated financial statements.

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY
             UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF EARNINGS
                          YEAR ENDED DECEMBER 31, 1997


                                                                                   Pro Forma
                                                             Historical           Adjustments          Pro Forma
                                                             ----------           -----------          ---------
Revenues:
  Rental income from
    operating leases                                        $12,457,200            $  20,249 (1)      $12,477,449
  Earned income from
    direct financing leases (6)                               3,033,415                                 3,033,415
  Interest income from
    mortgage notes receivable                                 1,687,456                                 1,687,456
  Other interest income                                       2,254,375               (9,189)(2)        2,245,186
  Other income                                                   25,487                                    25,487
                                                             ----------            ---------           ----------
                                                             19,457,933               11,060           19,468,993
                                                             ----------            ---------           ----------

Expenses:
  General operating and
    administrative                                              944,763                                   944,763
  Professional services                                          65,962                                    65,962
  Asset and mortgage management
    fees to related party                                       804,879                1,506 (3)          806,385
  State taxes                                                   251,358                                   251,358
  Depreciation and amortization                               1,795,062                4,321 (4)        1,799,383
                                                              ---------            ---------            ---------
                                                              3,862,024                5,827            3,867,851
                                                              ---------            ---------            ---------

Earnings Before Minority
  Interest in Income of
  Consolidated Joint Venture                                 15,595,909               5,233            15,601,142

Minority Interest in Income of
  Consolidated Joint Venture                                    (31,453)                                  (31,453)
                                                            -----------           ---------           -----------

Net Earnings                                                $15,564,456           $   5,233           $15,569,689
                                                            ===========           =========           ===========

Earnings Per Share of
  Common Stock (Basic
  and Diluted) (5)                                          $      0.66                               $      0.66
                                                            ===========                               ===========

Weighted Average Number of
  Shares of Common Stock
  Outstanding (5)                                            23,423,868                                23,423,868
                                                             ==========                                ==========







           See accompanying notes to unaudited pro forma consolidated financial statements.

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY
         NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                      FOR THE YEAR ENDED DECEMBER 31, 1997


Pro Forma Consolidated Balance Sheet:
-------------------------------------

(a) Represents gross proceeds of $40,734,704 from the issuance of 4,073,471 shares of common stock during the period January 1, 1998 through March 2, 1998 and the receipt of $38,252 of rental income during construction (capitalized as deferred rental income) used (i) to acquire six properties (all of which consist of land and building) for $8,166,301,
         (ii) to fund estimated construction costs of $15,053,387 ($10,978,211 of which was accrued as construction costs payable at December 31,
         1997) relating to ten wholly owned properties under construction at December 31, 1997, (iii) to pay acquisition fees of $1,833,062 ($655,794 of which was allocated to properties acquired through March 2, 1998 and $1,177,268 of which was classified as other assets and will be allocated to future properties) and (iv) to pay selling commissions and offering expenses (stock issuance costs) of $4,480,817, which have been netted against capital in excess of par value, leaving $11,239,389 in cash and cash equivalents for future investment.

         The pro forma adjustment to land and buildings on operating leases as a result of the above transactions were as follows:

                                                              Estimated purchase
                                                               price (including
                                                               construction and
                                                                closing costs)     Acquisition fees
                                                                and additional       allocated to
                                                              construction costs       property            Total
                                                              ------------------       --------            -----
         Golden Corral in Edmond, OK                            $ 1,495,908          $    80,138        $ 1,576,046
         Golden Corral in Dubuque, IA                             1,527,271               81,818          1,609,089
         Tumbleweed Southwest Mesquite
           Grill & Bar in Hermitage, TN                           1,362,770               73,006          1,435,776
         Tumbleweed Southwest Mesquite
           Grill & Bar in Clarksville, TN                         1,416,585               75,888          1,492,473
         Arby's in Jacksonville, FL                                 984,017               52,715          1,036,732
         Jack in the Box in Los Angeles, CA                       1,379,750               73,915          1,453,665
         Ten wholly owned properties under
           construction at December 31, 1997                      4,075,176              218,314          4,293,490
                                                                -----------          -----------        -----------

                                                                $12,241,477          $   655,794        $12,897,271
                                                                ===========          ===========        ===========

(b) Represents the use of the Company's net offering proceeds to acquire ten properties (including eight properties consisting of land and building and two properties consisting of building only) for which the Company had made initial commitments to purchase as of March 2, 1998, for an estimated cost of $10,205,000, and the allocation of $546,696 of acquisition fees to these ten properties. See "Business Pending
         Investments" for a detailed description of these initial commitments.

         The pro forma  adjustment to land and  buildings and net  investment in direct  financing  leases as a result of the above  commitments were as follows:
                                                              Estimated purchase
                                                               price (including
                                                               construction and
                                                                closing costs)     Acquisition fees
                                                                and additional       allocated to
                                                              construction costs       property            Total
                                                              ------------------   ----------------     -----------
         Initial commitments to acquire ten
           properties as of March 2, 1998                       $10,205,000          $   546,696        $10,751,696
                                                                ===========          ===========        ===========

         Adjustment classified as follows:
             Land and buildings on operating leases                                                     $ 8,697,232
             Net investment in direct financing leases                                                    2,054,464
                                                                                                        -----------
                                                                                                        $10,751,696
                                                                                                        ===========

(c) In accordance with generally accepted accounting principles, leases in which the present value of future minimum lease payments equals or exceeds 90 percent of the value of the related properties are treated as direct financing leases rather than as land and buildings. The categorization of the leases has no effect on rental payments received.

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY
               NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL
                             STATEMENTS - CONTINUED
                      FOR THE YEAR ENDED DECEMBER 31, 1997

Pro Forma Consolidated Statement of Earnings:
---------------------------------------------

(1) Represents rental income from operating leases and earned income from direct financing leases for three of the properties acquired during the period January 1, 1997 through March 2, 1998, which had a previous rental history prior to the acquisition of the property by the Company (the "Pro Forma Properties"), for the period commencing (A) the later of (i) the date the Pro Forma Property became operational as a rental property by the previous owner or (ii) January 1, 1997, to (B) the earlier of (i) the date the Pro Forma Property was acquired by the Company or (ii) the end of the pro forma period presented. Each of the three Pro Forma Properties was acquired from an affiliate who had purchased and temporarily held title to the property. The noncancellable leases for the Pro Forma Properties in place during the period the affiliate owned the properties were assigned to the Company at the time the Company acquired the properties. The following presents the actual date the Pro Forma Properties were acquired or placed in service by the Company as compared to the date the Pro Forma Properties were treated as becoming operational as a rental property for purposes of the Pro Forma Consolidated Statement of Earnings.

                                                                Date Pro Forma
                                             Date Placed        Property Became
                                             in Service         Operational as
                                           By the Company       Rental Property
                                           --------------       ---------------

               Burger King in Kent, OH      February 1997        December 1996
               Golden Corral in
                 Hopkinsville, KY           February 1997        February 1997
               Jack in the Box in
                 Folsom, CA                 October 1997        September 1997

         In accordance with generally accepted accounting principles, lease revenue from leases accounted for under the operating method is recognized over the terms of the leases. For operating leases providing escalating guaranteed minimum rents, income is reported on a straight-line basis over the terms of the leases. For leases accounted for as direct financing leases, future minimum lease payments are recorded as a receivable. The difference between the receivable and the estimated residual values less the cost of the properties is recorded as unearned income. The unearned income is amortized over the lease terms to provide a constant rate of return. Accordingly, pro forma rental income from operating leases and earned income from direct financing leases does not necessarily represent rental payments that would have been received if the properties had been operational for the full pro forma period.

         Generally, the leases provide for the payment of percentage rent in addition to base rental income. However, due to the fact that no percentage rent was due under the leases for the Pro Forma Properties during the portion of 1997 that the previous owners held the properties, no pro forma adjustment was made for percentage rental income for the year ended December 31, 1997.

(2) Represents adjustment to interest income due to the decrease in the amount of cash available for investment in interest bearing accounts during the periods commencing (A) on the later of (i) the dates the Pro Forma Properties became operational as rental properties by the previous owners or (ii) January 1, 1997, through (B) the earlier of (i) the actual dates of acquisition by the Company or (ii) the end of the pro forma period presented, as described in Note (1) above. The estimated pro forma adjustment is based upon the fact that interest income on interest bearing accounts was earned at a rate of approximately four percent per annum by the Company during the year ended December 31, 1997.

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY
               NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL
                             STATEMENTS - CONTINUED
                      FOR THE YEAR ENDED DECEMBER 31, 1997

Pro Forma Consolidated Statement of Earnings - Continued:

(3) Represents incremental increase in asset management fees relating to the Pro Forma Properties for the period commencing (A) on the later of
         (i) the date the Pro Forma Properties became operational as rental properties by the previous owners or (ii) January 1, 1997 through (B) the earlier of (i) the date the Pro Forma Properties were acquired by the Company or (ii) the end of the pro forma period presented, as described in Note (1) above. Asset management fees are equal to 0.60% of the Company's Real Estate Asset Value (estimated to be approximately $3,392,000 for the Pro Forma Properties for the year ended December 31,
         1997), as defined in the Company's prospectus.

(4) Represents incremental increase in depreciation expense of the building portions of the Pro Forma Properties accounted for as operating leases using the straight-line method over an estimated useful life of 30 years.

(5) Historical earnings per share were calculated based upon the weighted average number of shares of common stock outstanding during the year ended December 31, 1997.

(6) See Note (c) under "Pro Forma Consolidated Balance Sheet" for a description of direct financing leases.

                        Report of Independent Accountants



To the Board of Directors
CNL American Properties Fund, Inc.


We have audited the accompanying consolidated balance sheets of CNL American Properties Fund, Inc. (a Maryland corporation) and its subsidiary as of December 31, 1997 and 1996, and the related consolidated statements of earnings, stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1997 and the related financial statement schedules. These financial statements and financial statement schedules are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and financial statement schedules based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of CNL American Properties Fund, Inc. and its subsidiary as of December 31, 1997 and 1996, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles. In addition, in our opinion, the financial statement schedules referred to above, when considered in relation to the basic financial statements taken as a whole present fairly, in all material respects, the information required to be included therein.


/s/ Coopers & Lybrand L.L.P.


Orlando, Florida
January 22, 1998

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY

                           CONSOLIDATED BALANCE SHEETS
                           ---------------------------


                                                         December 31,
               ASSETS                               1997              1996
                                                ------------      ------------

Land and buildings on operating leases,
  less accumulated depreciation                 $205,338,186      $ 60,243,146
Net investment in direct financing leases         47,613,595        15,204,972
Cash and cash equivalents                         47,586,777        42,450,088
Certificates of deposit                            2,008,224                -
Receivables, less allowance for doubtful
  accounts of $99,964 and $2,857                     635,796           142,389
Notes receivable                                  13,548,044                -
Mortgage notes receivable                         17,622,010        13,389,607
Accrued rental income                              1,772,261           422,076
Intangibles and other assets                       2,952,869         2,972,770
                                                ------------      ------------

                                                $339,077,762      $134,825,048
                                                ============      ============

  LIABILITIES AND STOCKHOLDERS' EQUITY

Line of credit                                  $  2,459,043      $  3,521,816
Accrued construction costs payable                10,978,211         6,587,573
Accounts payable and other accrued expenses        1,060,497            79,817
Due to related parties                             1,524,294           997,084
Rents paid in advance                                517,428           118,900
Deferred rental income                               557,576           335,849
Other payables                                        56,878            28,281
                                                ------------      ------------
      Total liabilities                           17,153,927        11,669,320
                                                ------------      ------------

Minority interest                                    285,734           288,301
                                                ------------      ------------

Commitments (Note 13)

Stockholders' equity:
  Preferred stock, without par value.
    Authorized and unissued 3,000,000
    shares                                                -                 -
  Excess shares, $0.01 par value per share.
    Authorized and unissued 78,000,000
    and 23,000,000 shares, respectively                   -                 -
  Common stock, $0.01 par value per share.
    Authorized 75,000,000 and 20,000,000
    shares, respectively, issued and
    outstanding 36,192,971 and 13,944,715,
    respectively                                     361,930           139,447
  Capital in excess of par value                 323,525,961       123,687,929
  Accumulated distributions in excess of
    net earnings                                  (2,249,790)         (959,949)
                                                ------------      ------------
      Total stockholders' equity                 321,638,101       122,867,427
                                                ------------      ------------

                                                $339,077,762      $134,825,048
                                                ============      ============




                See accompanying notes to consolidated financial statements.

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY

                       CONSOLIDATED STATEMENTS OF EARNINGS
                       -----------------------------------





                                                            Year Ended December 31,
                                               1997                 1996                  1995
                                            -----------          -----------          -----------
Revenues:
  Rental income from operating
    leases                                  $12,457,200          $ 3,731,806          $   510,841
  Earned income from direct
    financing leases                          3,033,415              625,492               28,935
  Interest income from
    mortgage notes receivable                 1,687,456            1,069,349                   -
  Other interest income                       2,254,375              773,404              118,859
  Other income                                   25,487                6,633                  496
                                            -----------          -----------          -----------
                                             19,457,933            6,206,684              659,131
                                            -----------          -----------          -----------

Expenses:
  General operating and
    administrative                              944,763              542,564              134,759
  Professional services                          65,962               58,976                8,119
  Asset and mortgage manage-
    ment fees to related party                  804,879              251,200               23,078
  State taxes                                   251,358               56,184               20,189
  Depreciation and amorti-
    zation                                    1,795,062              521,871              104,131
                                            -----------          -----------          -----------
                                              3,862,024            1,430,795              290,276
                                            -----------          -----------          -----------

Earnings Before Minority
  Interest in Income of
  Consolidated Joint Venture                 15,595,909            4,775,889              368,855

Minority Interest in Income of
  Consolidated Joint Venture                    (31,453)             (29,927)                 (76)
                                            -----------          -----------          -----------

Net Earnings                                $15,564,456          $ 4,745,962          $   368,779
                                            ===========          ===========          ===========

Earnings Per Share of Common
  Stock (Basic and Diluted)                 $      0.66          $      0.59          $      0.19
                                            ===========          ===========          ===========

Weighted Average Number of
  Shares of Common Stock
  Outstanding                                23,423,868            8,071,670            1,898,350
                                            ===========          ===========          ===========








          See accompanying notes to consolidated financial statements.

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY

                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                 -----------------------------------------------

                  Years Ended December 31, 1997, 1996 and 1995


                                                                                                   Accumulated
                                                    Common stock              Capital in           distributions
                                                 Number          Par           excess of           in excess of
                                               of shares        value          par value           net earnings          Total
                                               ---------        -----          ---------           ------------          -----
Balance at December 31,
  1994                                             20,000      $    200       $    199,800        $        -          $    200,000

Subscriptions received
  for common stock
  through public offering
  and distribution
  reinvestment plan                             3,845,416        38,454         38,415,704                 -            38,454,158

Stock issuance costs                                   -             -          (6,403,671)                -            (6,403,671)

Net earnings                                           -             -                  -             368,779              368,779

Distributions declared
  ($0.31 per share)                                    -             -                  -            (638,618)            (638,618)
                                               ----------      --------       ------------        -----------         ------------

Balance at December 31,
  1995                                          3,865,416        38,654         32,211,833           (269,839)          31,980,648

Subscriptions received
  for common stock
  through public offering
  and distribution
  reinvestment plan                            10,079,299       100,793        100,692,198                 -           100,792,991

Stock issuance costs                                   -             -          (9,216,102)                -            (9,216,102)

Net earnings                                           -             -                  -           4,745,962            4,745,962

Distributions declared
  ($0.71 per share)                                    -             -                  -          (5,436,072)          (5,436,072)
                                               ----------      --------       ------------        -----------         ------------

Balance at December 31,
  1996                                         13,944,715       139,447        123,687,929           (959,949)         122,867,427

Subscriptions received
  for common stock
  through public offering
  and distribution
  reinvestment plan                            22,248,256       222,483        222,260,077                 -           222,482,560

Stock issuance costs                                   -             -         (22,422,045)                -           (22,422,045)

Net earnings                                           -             -                  -          15,564,456           15,564,456

Distributions declared
  ($0.74 per share)                                    -             -                  -         (16,854,297)         (16,854,297)
                                               ----------      --------       ------------        -----------         ------------

Balance at December 31,
  1997                                         36,192,971      $361,930       $323,525,961        $(2,249,790)        $321,638,101
                                               ==========      ========       ============        ===========         ============



          See accompanying notes to consolidated financial statements.

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                      -------------------------------------


                                                                        Year Ended December 31,
                                                           1997                 1996                 1995
                                                       ------------         ------------         --------
Increase (Decrease) in Cash and Cash
  Equivalents:

    Cash Flows From Operating Activities:
      Cash received from tenants                       $ 15,440,803         $  4,543,506         $    492,488
      Cash paid for expenses                             (1,903,876)            (928,001)            (113,384)
      Interest received                                   3,539,287            1,867,035              119,355
                                                       ------------         ------------         ------------
          Net cash provided by operating
            activities                                   17,076,214            5,482,540              498,459
                                                       ------------         ------------         ------------

    Cash Flows From Investing Activities:
      Additions to land and buildings on
        operating leases                               (143,542,667)         (36,104,148)         (18,835,969)
      Increase in net investment in direct
        financing leases                                (39,155,974)         (13,372,621)          (1,364,960)
      Proceeds from sale of buildings and
        equipment under direct financing
        leases                                            7,251,510                   -                    -
      Investment in certificates of deposit              (2,000,000)                  -                    -
      Investment in notes receivable                    (12,521,401)                  -                    -
      Investment in mortgage notes
        receivable                                       (4,401,982)         (13,547,264)                  -
      Collections on mortgage notes
        receivable                                          250,732              133,850                   -
      Increase in intangibles and other
        assets                                                   -            (1,103,896)            (628,142)
                                                       ------------         ------------         ------------
          Net cash used in investing
            activities                                 (194,119,782)         (63,994,079)         (20,829,071)
                                                       ------------         ------------         ------------

    Cash Flows From Financing Activities:
      Reimbursement of acquisition,
        organization, deferred offering and
        stock issuance costs paid by related
        parties on behalf of the Company                 (2,857,352)            (939,798)          (2,500,056)
      Proceeds from borrowing on line of
        credit                                           19,721,804            3,666,896                   -
      Payment on line of credit                         (20,784,577)            (145,080)                  -
      Contribution from minority interest
        of consolidated joint venture                              -              97,419              200,000
      Subscriptions received from
        stockholders                                    222,482,560          100,792,991           38,454,158
      Distributions to minority interest                    (34,020)             (39,121)                  -
      Distributions to stockholders                     (16,854,297)          (5,439,404)            (635,286)
      Payment of stock issuance costs                   (19,542,862)          (8,486,188)          (3,680,704)
      Other                                                  49,001              (54,533)                  -
                                                       ------------         ------------         -----------
          Net cash provided by financing
            activities                                  182,180,257           89,453,182           31,838,112
                                                       ------------         ------------         ------------

Net Increase in Cash and Cash Equivalents                 5,136,689           30,941,643           11,507,500

Cash and Cash Equivalents at Beginning of
  Year                                                   42,450,088           11,508,445                  945
                                                       ------------         ------------         ------------

Cash and Cash Equivalents at End of Year               $ 47,586,777         $ 42,450,088         $ 11,508,445
                                                       ============         ============         ============



          See accompanying notes to consolidated financial statements.

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY

                CONSOLIDATED STATEMENTS OF CASH FLOWS - CONTINUED
                -------------------------------------------------



                                                                            Year Ended December 31,
                                                                1997                 1996                 1995
                                                            ------------         ------------         ------------
Reconciliation of Net Earnings to Net Cash
  Provided by Operating Activities:

    Net earnings                                            $ 15,564,456         $  4,745,962         $    368,779
                                                            ------------         ------------         ------------
    Adjustments to reconcile net earnings
      to net cash provided by operating
      activities:
        Depreciation                                           1,784,268              511,078              100,318
        Amortization                                              10,794               69,886                3,813
        Increase in receivables                                 (905,339)            (160,984)             (44,749)
        Decrease in net investment in direct
          financing leases                                     1,130,095              259,740                1,078
        Increase in accrued rental income                     (1,350,185)            (382,934)             (39,142)
        Increase in intangibles and other
          assets                                                  (6,869)              (4,293)              (8,090)
        Increase (decrease) in accounts
          payable and other accrued expenses                     153,223               (2,896)              38,461
        Increase (decrease) in due to related
          parties, excluding reimbursement of
          acquisition, organization, deferred
          offering and stock issuance costs
          paid on behalf of the Company                           15,466              (30,929)              42,868
        Increase in rents paid in advance                        398,528               93,549               25,351
        Increase in deferred rental income                       221,727              335,849                   -
        Increase in other payables                                28,597               18,585                9,696
        Increase in minority interest                             31,453               29,927                   76
                                                            ------------         ------------         ------------
            Total adjustments                                  1,511,758              736,578              129,680
                                                            ------------         ------------         ------------

Net Cash Provided by Operating Activities                   $ 17,076,214         $  5,482,540         $    498,459
                                                            ============         ============         ============

Supplemental Schedule of Non-Cash Investing and Financing Activities:

    Related parties paid certain  acquisition,
      organization,  deferred offering
      and stock issuance costs on behalf
      of the Company as follows:
        Acquisition costs                                   $    514,908         $    206,103         $    131,629
        Organization costs                                            -                    -                20,000
        Deferred offering costs                                       -               466,405                   -
        Stock issuance costs                                   2,351,244              338,212            2,084,145
                                                            ------------         ------------         ------------

                                                            $  2,866,152         $  1,010,720         $  2,235,774
                                                            ============         ============         ============





          See accompanying notes to consolidated financial statements.

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   ------------------------------------------

                  Years Ended December 31, 1997, 1996 and 1995


1.       Significant Accounting Policies:

         Organization  and Nature of Business - CNL  American  Properties  Fund,
         Inc. (the "Company") was organized in Maryland on May 2, 1994, primarily for the purpose of acquiring, directly or indirectly through joint venture or co-tenancy arrangements, restaurant properties (the "Properties") to be leased on a long-term, triple-net basis to operators of certain national and regional fast-food, family-style and casual dining restaurant chains. The Company also provides financing (the "Mortgage Loans") for the purchase of buildings, generally by tenants that lease the underlying land from the Company. In addition, the Company offers furniture, fixtures and equipment financing through leases or loans ("Secured Equipment Leases") to operators of restaurant chains.

         The Company was a development stage enterprise from May 2, 1994 through June 1, 1995. Since operations had not begun, activities through June 1, 1995, were devoted to organization of the Company.

         Principles  of  Consolidation  - The  Company  accounts  for its 85.47%
         interest in CNL/Corral South Joint Venture using the consolidation method. Minority interest represents the minority joint venture partner's proportionate share of the equity in the Company's consolidated joint venture. All significant intercompany accounts and transactions have been eliminated.

         Real Estate and Lease Accounting - The Company records the acquisition of land, buildings and equipment at cost, including acquisition and closing costs. In addition, interest costs incurred during construction are capitalized in accordance with accounting standards. Land and buildings are leased to unrelated third parties on a triple-net basis, whereby the tenant is generally responsible for all operating expenses relating to the Property, including property taxes, insurance, maintenance and repairs. In addition, the Company offers equipment financing through leases or loans. The Property leases are accounted for using either the direct financing or the operating method. The Secured Equipment Leases are accounted for using the direct financing method. Such methods are described below:

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
             ------------------------------------------------------

                  Years Ended December 31, 1997, 1996 and 1995


1.       Significant Accounting Policies - Continued:

                  Direct  financing  method - The leases accounted for using the direct financing method are recorded at their net investment (which at the inception of the lease generally represents the cost of the asset) (Note 5). Unearned income is deferred and amortized to income over the lease terms so as to produce a constant periodic rate of return on the Company's net investment in the leases.

                  Operating method - Land and building leases accounted for using the operating method are recorded at cost, revenue is recognized as rentals are earned and depreciation is charged to operations as incurred. Buildings are depreciated on the straight-line method over their estimated useful lives of 30 years. When scheduled rentals (including rental payments, if any, required during the construction of a Property) vary during the lease term, income is recognized on a straight-line basis so as to produce a constant periodic rent over the lease term commencing on the date the Property is placed in service.

                  Accrued rental income represents the aggregate amount of income recognized on a straight-line basis in excess of scheduled rental payments to date. In contrast, deferred rental income represents the aggregate amount of scheduled rental payments to date (including rental payments due during construction and prior to the Property being placed in service) in excess of income recognized on a straight-line basis over the lease term commencing on the date the Property is placed in service.

         When the Properties or equipment are sold, the related cost and accumulated depreciation for operating leases and the net investment for direct financing leases, plus any accrued rental income or deferred rental income, will be removed from the accounts and any gains or losses from sales will be reflected in income. Management reviews its Properties for

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
             ------------------------------------------------------

                  Years Ended December 31, 1997, 1996 and 1995


1.       Significant Accounting Policies - Continued:

         impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable through operations. Management determines whether an impairment in value has occurred by comparing the estimated future undiscounted cash flows, including the residual value of the Property, with the carrying cost of the individual Property. If an impairment is indicated, the assets are adjusted to their fair value.

         Mortgage Loans - The Company accounts for loan origination fees and costs incurred in connection with Mortgage Loans in accordance with Statement of Financial Accounting Standards No. 91, "Accounting for Nonrefundable Fees and Costs Associated with Originating or Acquiring Loans and Initial Direct Costs of Leases". This statement requires the deferral of loan origination fees and the capitalization of direct loan costs. The costs capitalized, net of the fees deferred, are amortized to interest income as an adjustment of yield over the life of the loans. The unpaid principal and accrued interest on the Mortgage Loans, plus the unamortized balance of such fees and costs are included in mortgage notes receivable (see Note 7).

         Cash and Cash Equivalents - The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. Cash and cash equivalents consist of demand deposits at commercial banks, money market funds (some of which are backed by government securities) and certificates of deposit (with maturities of three months or less when purchased). Cash equivalents are stated at cost plus accrued interest, which approximates market value.

         Cash accounts maintained on behalf of the Company in demand deposits at commercial banks, money market funds and certificates of deposit may exceed federally insured levels; however, the Company has not experienced any losses in such accounts. The Company limits investment of temporary cash investments to financial institutions with high credit standing; therefore, management believes it is not exposed to any significant credit risk on cash and cash equivalents.

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
             ------------------------------------------------------

                  Years Ended December 31, 1997, 1996 and 1995


1.       Significant Accounting Policies - Continued:

         Organization Costs - Organization costs are amortized over five years using the straight-line method and are included in intangibles and other assets. For the years ended December 31, 1997 and 1996, accumulated amortization of $10,318 and $6,318, respectively, was recorded.

         Loan Costs - Loan costs incurred in connection with the Company's $35,000,000 line of credit have been capitalized and are being amortized over the term of the loan commitment using the effective interest method. Income or expense associated with interest rate swap agreements related to the line of credit is recognized on the accrual basis as earned or incurred through an adjustment to interest expense. Loan costs are included in intangibles and other assets. As of December 31, 1997 and 1996, the Company had aggregate gross loan costs of $100,634 and $54,533, respectively. For the years ended December 31, 1997 and 1996, accumulated amortization of $61,783 and $22,034, respectively, was recorded.

         Income Taxes - The Company has made an election to be taxed as a real estate investment trust ("REIT") under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended, and related regulations. The Company generally will not be subject to federal corporate income taxes on amounts distributed to stockholders, providing it distributes at least 95 percent of its REIT taxable income and meets certain other requirements for qualifying as a REIT. Accordingly, no provision for federal income taxes has been made in the accompanying consolidated financial statements. Notwithstanding the Company's qualification for taxation as a REIT, the Company is subject to certain state taxes on its income and property.

         Earnings Per Share - Basic earnings per share are calculated based upon net earnings (income available to common stockholders) divided by the weighted average number of shares of common stock outstanding during the reporting period. The Company does not have any dilutive potential common shares.

         Use of Estimates - Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
             ------------------------------------------------------

                  Years Ended December 31, 1997, 1996 and 1995

1.       Significant Accounting Policies - Continued:

         Reclassification   -  Certain  items  in  the  prior  years'  financial
         statements have been reclassified to conform with the 1997 presentation. These reclassifications had no effect on stockholders' equity or net earnings.

         New Accounting Standards - In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 128, "Earnings Per Share". The statement, which is effective for fiscal years ending after December 15, 1997, provides for a revised computation of earnings per share (see Earnings Per Share). Adoption of this standard had no material effect on the Company's financial position or results of operations.

         In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 129, "Disclosure of Information about Capital Structure". The statement, which is effective for fiscal years ending after December 15, 1997, provides for disclosure of the Company's capital structure. At this time, the Company's Board of Directors has not determined the relative rights, preferences, and privileges of each class or series of preferred stock authorized. Since the Company has not issued preferred shares, the disclosures to this standard are not applicable.

         In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 130 "Reporting Comprehensive Income". The statement, which is effective for fiscal years beginning after December 15, 1997, requires the reporting of net earnings and all other changes to equity during the period, except those resulting from investments by owners and distributions to owners, in a separate statement that begins with net earnings. Currently, the Company's only component of comprehensive income is its net earnings. The Company does not believe that adoption of this standard will have a material effect on the Company's financial position or results of operations.

2.       Public Offering:

         The Company has a currently effective registration statement on Form S-11 with the Securities and Exchange Commission for the sale of 27,500,000 shares ($275,000,000) of common stock (the "1997 Offering").
         Of the 27,500,000 shares of common

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
             ------------------------------------------------------

                  Years Ended December 31, 1997, 1996 and 1995


2.       Public Offering - Continued:

         stock, the Company has registered, 2,500,000 shares ($25,000,000) are available only to stockholders who elect to participate in the Company's reinvestment plan. The Company has adopted a reinvestment plan pursuant to which stockholders may elect to have the full amount of their cash distributions from the Company reinvested in additional shares of common stock of the Company. Prior to the 1997 Offering, the Company received proceeds from its initial offering (the "Initial Offering"), of $150,591,765 (15,059,177 shares), including $591,765
         (59,177 shares) issued pursuant to the Company's reinvestment plan. As of December 31, 1997, the Company had received aggregate subscription proceeds from its Initial Offering and 1997 Offering of $361,729,709 (36,172,971 shares), including $2,464,413 (246,441 shares) issued through the reinvestment plan.

         On October 10, 1997, the Company filed a registration statement with the Securities and Exchange Commission in connection with the proposed sale by the Company of up to 34,500,000 shares of common stock (the "1998 Offering") in an offering expected to commence immediately following the completion of the Company's 1997 Offering. Of the 34,500,000 shares of common stock to be offered, 2,000,000 will be available only to stockholders purchasing shares through the reinvestment plan. The price per share and the other terms of the 1998 Offering, including the percentage of gross proceeds payable to the managing dealer for selling commissions and expenses in connection with the offering, payable to the advisor for acquisition fees and acquisition expenses and reimbursable to the advisor for offering expenses, will be the same as those for the Company's 1997 Offering. Net proceeds from the 1998 Offering will be invested in additional Properties and Mortgage Loans.

3.       Leases:

         The Company leases its land, buildings and equipment to operators of national and regional fast-food, family-style and casual dining restaurants. The leases are accounted for under the provisions of Statement of Financial Accounting Standards No. 13, "Accounting for Leases". For Property leases classified as direct financing leases, the building portions of the majority of the leases are accounted for as direct financing leases while the land portions of these leases are

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
             ------------------------------------------------------

                  Years Ended December 31, 1997, 1996 and 1995


3.       Leases - Continued:

         accounted for as operating leases. Substantially all Property leases have initial terms of 15 to 20 years (expiring between 2006 and 2017) and provide for minimum rentals. In addition, the majority of the Property leases provide for contingent rentals and/or scheduled rent increases over the terms of the leases. Each tenant also pays all property taxes and assessments, fully maintains the interior and exterior of the building and carries insurance coverage for public liability, property damage, fire and extended coverage. The lease options for the Property leases generally allow tenants to renew the leases for two to four successive five-year periods subject to the same terms and conditions as the initial lease. Most leases also allow the tenant to purchase the Property at the greater of the Company's purchase price plus a specified percentage of such purchase price or fair market value after a specified portion of the lease has elapsed.

         The Secured Equipment Leases recorded as direct financing leases as of December 31, 1997 provide for minimum rentals payable monthly and have lease terms ranging from four to seven years. The Secured Equipment Leases generally include an option for the lessee to acquire the equipment at the end of the lease term for a nominal fee.

4.       Land and Buildings on Operating Leases:

         Land and buildings on operating leases consisted of the following at December 31:
                                              1997                   1996
                                          ------------           ------------

               Land                       $106,616,360           $ 33,850,436
               Buildings                    95,518,149             24,152,610
                                          ------------           ------------
                                           202,134,509             58,003,046
               Less accumulated
                 depreciation               (2,395,665)              (611,396)
                                          ------------           ------------
                                           199,738,844             57,391,650
               Construction in
                 progress                    5,599,342              2,851,496
                                          ------------           ------------

                                          $205,338,186           $ 60,243,146
                                          ============           ============

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
             ------------------------------------------------------

                  Years Ended December 31, 1997, 1996 and 1995


4.       Land and Buildings on Operating Leases - Continued:

         Some leases provide for scheduled rent increases throughout the lease term and/or rental payments during the construction of a Property prior to the date it is placed in service. Such amounts are recognized on a straight-line basis over the terms of the leases commencing on the date the Property is placed in service. For the years ended December 31, 1997, 1996 and 1995, the Company recognized $1,941,054, $517,067 and
         $39,142, respectively, of such rental income.

         During 1997, the Company sold five of its Properties and the equipment relating to two Secured Equipment Leases to tenants. The Company received net proceeds of approximately $7,252,000, which were equal to the carrying value of the Properties and the net investment in the direct financing leases for the equipment at the time of the sales. As a result, no gain or loss was recognized for financial reporting purposes. The Company used the net sales proceeds relating to the sale of the equipment to repay amounts previously advanced under its line of credit (see Note 8). The Company reinvested the proceeds from the sale of Properties in additional Properties.

         The following is a schedule of future minimum lease payments to be received on the noncancellable operating leases at December 31, 1997:

                  1998                                          $ 18,891,310
                  1999                                            18,931,518
                  2000                                            18,960,643
                  2001                                            19,187,537
                  2002                                            19,982,822
                  Thereafter                                     265,518,312
                                                                ------------

                                                                $361,472,142
                                                                ============

         Since lease renewal periods are exercisable at the option of the tenant, the above table only presents future minimum lease payments due during the initial lease terms. In addition, this table does not include any amounts for future contingent rentals which may be received on the leases based on a percentage of the tenant's gross sales. These amounts also do not include minimum lease payments that will become due when Properties under development are completed (see Note 13).

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
             ------------------------------------------------------

                  Years Ended December 31, 1997, 1996 and 1995


5.       Net Investment in Direct Financing Leases:

         The following lists the components of net investment in direct financing leases at December 31:

                                                   1997              1996
                                               ------------      ------------

              Minimum lease payments
                receivable                     $ 98,121,853      $ 30,162,465
              Estimated residual values           6,889,570         1,346,332
              Secured equipment lease
                interest receivable                  67,614            18,286
              Less unearned income              (57,465,442)      (16,322,111)
                                               ------------      ------------

              Net investment in direct
                financing leases               $ 47,613,595      $ 15,204,972
                                               ============      ============

         The following is a schedule of future minimum lease payments to be received on direct financing leases at December 31, 1997:

                  1998                                        6,820,081
                  1999                                        6,820,081
                  2000                                        6,872,134
                  2001                                        6,644,067
                  2002                                        6,546,936
                  Thereafter                                 64,418,554
                                                            -----------
                                                            $98,121,853
                                                            ===========

         The above table does not include future minimum lease payments for renewal periods or for contingent rental payments that may become due in future periods (see Note 4).

6.       Notes Receivable:

         In October 1997, the Company entered into two promissory notes with a borrower for equipment financing, totalling $13,225,000 which are collateralized by restaurant equipment. The promissory notes bear interest at a rate of ten percent per annum and will be collected in 84 equal monthly installments totalling $219,550 beginning January 1, 1998. At December 31, 1997, the Company had advanced $12,521,400 to the borrower and had a remaining balance to fund of $703,600 (included in accounts payable and other accrued expenses at December 31, 1997). Notes receivable at December 31, 1997, include accrued interest of $323,044.

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
             ------------------------------------------------------

                  Years Ended December 31, 1997, 1996 and 1995


6.       Notes Receivable - Continued:

         Management believes that the estimated fair value of notes receivable at December 31, 1997 approximated the outstanding principal amount based on estimated current rates at which similar loans would be made to borrowers with similar credit and for similar maturities.

7.       Mortgage Notes Receivable:

         During 1996, in connection with the acquisition of land for 35 Pizza Hut restaurants, the Company accepted three promissory notes in the aggregate principal sum of $12,847,000, collateralized by mortgages on the buildings on the 35 Pizza Hut Properties. The promissory notes bear interest at a rate of 10.75% per annum and are being collected in 240 equal monthly installments totalling $130,426.

         During 1997, in connection with the acquisition of land for nine Pizza Hut restaurants, the Company accepted a promissory note in the principal sum of $4,200,000, collateralized by a mortgage on the buildings on the nine Pizza Hut Properties and two additional Pizza Hut buildings. The promissory note bears interest at a rate of 10.5% per annum and is being collected in 240 equal monthly installments of $41,943.

         Mortgage notes receivable consisted of the following at December 31:

                                                   1997                1996
                                                -----------        -----------

              Outstanding principal             $16,662,418        $12,713,151
              Accrued interest income               118,887             35,285
              Deferred financing income             (85,448)           (46,268)
              Unamortized loan costs                926,153            687,439
                                                -----------        -----------

                                                $17,622,010        $13,389,607
                                                ===========        ===========

         Management believes that the estimated fair value of mortgage notes receivable at December 31, 1997 and 1996 approximated the outstanding principal amount based on estimated current rates at which similar loans would be made to borrowers with similar credit and for similar maturities.

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
             ------------------------------------------------------

                  Years Ended December 31, 1997, 1996 and 1995

8.       Line of Credit:

         In March 1996, the Company entered into a line of credit and security agreement with a bank, the proceeds of which were to be used by the Company to offer Secured Equipment Leases. The line of credit provided that the Company would be able to receive advances of up to $15,000,000 until March 4, 1998. Generally, all advances under the line of credit bore interest at either (i) a rate per annum equal to 215 basis points above the Reserve Adjusted LIBOR Rate (as defined in the line of credit) or (ii) a rate per annum equal to the bank's prime rate, whichever the Company selected at the time advances were made. As a condition of obtaining the line of credit, the Company agreed to grant to the bank a first security interest in the Secured Equipment Leases.

         In August 1997, the Company's $15,000,000 line of credit was amended and restated to enable the Company to receive advances on a revolving $35,000,000 uncollateralized line of credit (the "Line of Credit") to provide equipment financing, to purchase and develop Properties and to fund Mortgage Loans. The advances bear interest at a rate of LIBOR plus 1.65% or the bank's prime rate, whichever the Company selects at the time of borrowing. Interest only is repayable monthly until July 31, 1999, at which time all remaining interest and principal shall be due. The Line of Credit provides for two one-year renewal options.

         During the years ended December 31, 1997 and 1996, the Company obtained advances totalling $19,721,804 and $3,666,896, respectively, under the Line of Credit and made principal payments totalling $20,784,577 and $145,080, respectively. As of December 31, 1997 and 1996, $2,459,043 and $3,521,816, respectively, of principal was outstanding relating to the Line of Credit, plus $14,430 and $13,164, respectively, of accrued interest. As of December 31, 1997, the interest rate on amounts outstanding under the Line of Credit was 7.373% (LIBOR plus 1.65%). As of December 31, 1996, the interest rate on amounts outstanding under the Line of Credit ranged from 7.71% to 7.82% (215 basis points above the Reserve Adjusted LIBOR Rate). The Company believes, based on current terms, that the carrying value of its note payable at December 31, 1997 and 1996 approximated fair value. The terms of the Line of Credit include financial covenants which provide for the maintenance of certain financial ratios. The Company was in compliance with such covenants as of December 31, 1997.

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
             ------------------------------------------------------

                  Years Ended December 31, 1997, 1996 and 1995


8.       Line of Credit - Continued:

         During 1996, the Company entered into interest rate swap agreements with a commercial bank to reduce the impact of changes in interest rates on its floating rate long-term debt. The agreements effectively change the Company's interest rate exposure on notional amounts totalling approximately $2,110,000 of the outstanding floating rate notes to fixed rates ranging from 8.75% to nine percent per annum. The notional amounts of the interest rate swap agreements amortize over the period of the agreements which approximate the term of the related notes. As of December 31, 1997, the notional balance was approximately $1,750,000. The Company is exposed to credit loss in the event of nonperformance by the other party to the interest rate swap agreements; however, the Company does not anticipate nonperformance by the counterparty. Management does not believe the impact of any payments of a termination penalty, in the event the Company determines to terminate the swap agreements prior to the end of their respective terms, would be material to the Company's financial position or results of operations.

         Interest costs (including amortization of loan costs) incurred for the years ended December 31, 1997 and 1996, were $544,788 and $127,012, respectively, all of which were capitalized as part of the cost of buildings under construction. For the years ended December 31, 1997, and 1996, the Company paid interest of $502,680 and $91,757, respectively. No interest was paid during the year ended December 31, 1995.

9.       Stock Issuance Costs:

         The Company has incurred certain expenses in connection with the public offerings of its shares, including commissions, marketing support and due diligence expense reimbursement fees, filing fees, legal, accounting, printing and escrow fees, which have been deducted from the gross proceeds of the offerings. CNL Fund Advisors, Inc. (the "Advisor") has agreed to pay all organizational and offering expenses (excluding commissions and marketing support and due diligence expense reimbursement fees) which exceed three percent of the gross offering proceeds received from the sale of shares of the Company.

         During the years ended December 31, 1997, 1996 and 1995, the Company incurred $22,422,045, $9,216,102 and $6,423,671, respectively, in organizational and offering costs, including

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
             ------------------------------------------------------

                  Years Ended December 31, 1997, 1996 and 1995

9.       Stock Issuance Costs - Continued:

         $17,798,605,  $8,063,439 and $3,076,333,  respectively,  in commissions and marketing support and due diligence expense reimbursement fees (see
         Note 11). Of these amounts, as of December 31, 1997, 1996 and 1995, $38,041,818, $15,619,773 and $6,403,671, respectively, have been treated as stock issuance costs and $20,000 has been treated as organization costs. The stock issuance costs have been charged to stockholders' equity subject to the three percent cap described above.

10.      Distributions:

         For the years ended December 31, 1997,  1996 and 1995,  93.33%,  90.25%
         and 59.82%, respectively, of the distributions received by stockholders were considered to be ordinary income and 6.67%, 9.75% and 40.18%, respectively, were considered a return of capital for federal income tax purposes. No amounts distributed to stockholders for the years ended December 31, 1997, 1996 and 1995 are required to be or have been treated by the Company as a return of capital for purposes of calculating the stockholders' return on their invested capital.

11.      Related Party Transactions:

         Certain directors and officers of the Company hold similar positions with the Advisor and the managing dealer of the Company's common stock offerings, CNL Securities Corp.

         CNL Securities Corp. is entitled to receive selling commissions amounting to 7.5% of the total amount raised from the sale of shares for services in connection with the offering of shares, a substantial portion of which has been or will be paid as commissions to other broker dealers. During the years ended December 31, 1997, 1996 and 1995, the Company incurred $16,686,192, $7,559,474 and $2,884,062,
         respectively,   of  such  fees,  of  which  approximately  $15,563,500,
         $7,059,000 and $2,682,000, respectively, were or will be paid by CNL Securities Corp. as commissions to other broker-dealers.

         In addition, CNL Securities Corp. is entitled to receive a marketing support and due diligence expense reimbursement fee equal to 0.5% of the total amount raised from the sale of shares, a portion of which may be reallowed to other broker-dealers. During the years ended December 31, 1997, 1996 and 1995, the Company incurred $1,112,413, $503,965 and
         $192,271, respectively, of such fees, the majority of which were reallowed to other broker-dealers and from which all bona fide due diligence expenses were paid.

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
             ------------------------------------------------------

                  Years Ended December 31, 1997, 1996 and 1995

11.      Related Party Transactions - Continued:

         CNL Securities Corp. will also receive, in connection with each common stock offering, a soliciting dealer servicing fee payable annually by the Company beginning on December 31 of the year following the year in which the offering terminates in the amount of 0.20% of the stockholders' investment in the Company. CNL Securities Corp. in turn may reallow all or a portion of such fee to soliciting dealers whose clients purchased shares in such offering held shares on such date. As of December 31, 1997, no such fees had been incurred.

         The Advisor is entitled to receive acquisition fees for services in identifying the Properties and structuring the terms of the acquisition and leases of the Properties and structuring the terms of the Mortgage Loans equal to 4.5% of the total amount raised from the sale of shares. During the years ended December 31, 1997, 1996 and 1995, the Company incurred $10,011,715, $4,535,685 and $1,730,437, respectively, of such fees. Such fees are included in land and buildings on operating leases, net investment in direct financing leases, mortgage notes receivable and other assets.

         In connection with the acquisition of Properties that are being or have been constructed or renovated by affiliates, subject to approval by the Company's Board of Directors, the Company may incur development/construction management fees, payable to affiliates of the Company. Such fees are included in the purchase price of the Properties and are therefore included in the basis on which the Company charges rent on the Properties. During the years ended December 31, 1997 and 1996, the Company incurred $369,570 and $159,350, respectively, of such amounts relating to six and three Properties, respectively. No such amounts were incurred for the year ended December 31, 1995.

         For negotiating Secured Equipment Leases and supervising the Secured Equipment Lease program, the Advisor is entitled to receive a one-time secured equipment lease servicing fee of two percent of the purchase price of the equipment that is the subject of a Secured Equipment Lease. During the years ended December 31, 1997 and 1996, the Company incurred $366,865 and $70,070, respectively, in Secured Equipment Lease servicing fees. No such amounts were incurred for the year ended December 31, 1995.

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
             ------------------------------------------------------

                  Years Ended December 31, 1997, 1996 and 1995

11.      Related Party Transactions - Continued:

         The Company and the Advisor have entered into an advisory agreement pursuant to which the Advisor will receive a monthly asset and mortgage management fee of one-twelfth of 0.60% of the Company's real estate asset value and the outstanding principal balance of the Mortgage Loans as of the end of the proceeding month. The management fee, which will not exceed fees which are competitive for similar services in the same geographic area, may or may not be taken, in whole or in part as to any year, in the sole discretion of the Advisor. All or any portion of the management fee not taken as to any fiscal year shall be deferred without interest and may be taken in such other fiscal year as the Advisor shall determine. During the years ended December 31, 1997, 1996 and 1995, the Company incurred $881,668, $278,902 and $27,950 respectively, of such fees, $76,789, $27,702 and $4,872, respectively, of which has been capitalized as part of the cost of buildings for Properties that have been or are being constructed.

         Prior to such time, if any, as shares of the Company's common stock are listed on a national securities exchange or over-the-counter market, the Advisor is entitled to receive a deferred, subordinated real estate disposition fee, payable upon the sale of one or more Properties based on the lesser of one-half of a competitive real estate commission or three percent of the sales price if the Advisor provides a substantial amount of services in connection with the sale. However, if the sales proceeds are reinvested in a replacement property, no such real estate disposition fees will be incurred until such replacement property is sold and the net sales proceeds are distributed. The real estate disposition fee is payable only after the stockholders receive distributions equal to the sum of an annual, aggregate, cumulative, noncompounded eight percent return on their invested capital ("Stockholders' 8% Return") plus their aggregate invested capital. No deferred, subordinated real estate disposition fees have been incurred to date.

         A subordinated share of net sales proceeds will be paid to the Advisor upon the sale of Company assets in an amount equal to ten percent of net sales proceeds. However, if net sales proceeds are reinvested in replacement properties or replacement Secured Equipment Leases, no such share of net sales proceeds will be paid to the Advisor until such replacement property or Secured Equipment Lease is sold. This amount will be paid only after the stockholders receive distributions equal to the sum of the stockholders' aggregate

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
             ------------------------------------------------------

                  Years Ended December 31, 1997, 1996 and 1995


11.      Related Party Transactions - Continued:

         invested capital and the Stockholders' 8% Return. As of December 31, 1997, no such payments have been made to the Advisor.

         The Advisor and its affiliates provide accounting and administrative services to the Company on a day-to-day basis as well as services in connection with the offering of shares. For the years ended December 31, 1997, 1996 and 1995, expenses incurred for these services were classified as follows:

                                            1997          1996          1995
                                         ----------    ----------    ----------

           Stock issuance costs          $1,676,226    $  769,225    $  714,674
           General operating and
             administrative expenses        556,240       334,603        68,016
                                         ----------    ----------    ----------

                                         $2,232,466    $1,103,828    $  782,690
                                         ==========    ==========    ==========

         During the years ended December 31, 1997, 1996 and 1995, the Company acquired five, four and nine Properties, respectively, for approximately $5,450,000, $2,610,000 and $6,621,000, respectively, from affiliates of the Company. The affiliates had purchased and temporarily held title to these Properties in order to facilitate the acquisition of the Properties by the Company. Each Property was acquired at a cost no greater than the lesser of the cost of the Property to the affiliate, including carrying costs, or the Property's appraised value.

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
             ------------------------------------------------------

                  Years Ended December 31, 1997, 1996 and 1995


11.      Related Party Transactions - Continued:

         The due to related parties consisted of the following at December 31:

                                                      1997             1996
                                                   ----------       ----------

               Due to the Advisor:
                 Expenditures incurred on
                   behalf of the Company
                   and accounting and
                   administrative services         $  126,205       $  199,068
                 Acquisition fees                     386,972          383,210
                                                   ----------       ----------
                                                      513,177          582,278
                                                   ----------       ----------

               Due to CNL Securities Corp.:
                 Commissions                          940,520          372,227
                 Marketing support and
                   due diligence expense
                   reimbursement fees                  63,097           42,579
                                                   ----------       ----------
                                                    1,003,617          414,806
                                                   ----------       ----------

               Due to other affiliates                  7,500               -
                                                   ----------       ---------

                                                   $1,524,294       $  997,084
                                                   ==========       ==========

12.      Concentration of Credit Risk:

         The following schedule presents rental, earned and interest income from individual lessees or borrowers, or affiliated groups of lessees or borrowers, each representing more than ten percent of the Company's total rental, earned income and interest income from its Properties, Mortgage Loans and Secured Equipment Leases for at least one of the years ended December 31:
                                            1997         1996          1995
                                         ----------   ----------    ----------

           Castle Hill  Holdings  V,
             L.L.C.,  Castle Hill
             Holdings  VI, L.L.C.
             and Castle Hill Holdings
             VII, L.L.C.                 $2,636,004   $1,699,986    $       -
           Foodmaker, Inc.                1,980,338      346,179        66,813
           Houlihan's Restaurants,
             Inc.                         1,847,574           -             -
           DenAmerica Corp.               1,120,534      420,810        66,595
           Golden Corral Corporation      1,064,801      577,003       212,406
           Northstar Restaurants,
             Inc.                           328,914      329,117        73,219
           Roasters Corp.                    47,264      187,609        82,136

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
             ------------------------------------------------------

                  Years Ended December 31, 1997, 1996 and 1995


12.      Concentration of Credit Risk - Continued:

         In addition, the following schedule presents total rental, earned, and interest income from individual restaurant chains, each representing more than ten percent of the Company's total rental, earned income and interest income from its Properties, Mortgage Loans and Secured Equipment Leases and financing for at least one of the years ended December 31:

                                             1997          1996          1995
                                          ----------    ----------    ---------

             Pizza Hut                    $2,636,004    $1,699,986    $      -
             Golden Corral Family
               Steakhouse Restaurants      2,531,941     1,459,349      212,406
             Boston Market                 2,338,949       547,590       73,219
             Jack in the Box               1,980,338       346,179       66,813
             Denny's                         931,752       420,810       66,595
             Kenny Rogers' Roasters           47,264       187,609       82,136

         Although the Company's Properties are geographically diverse throughout the United States and the Company's lessees and borrowers operate a variety of restaurant concepts, failure of any one of these restaurant chains or any one of these lessees or borrowers that contributes more than ten percent of the Company's rental, earned income and interest income could significantly impact the results of operations of the Company. However, management believes that the risk of such a default is reduced due to the essential or important nature of these Properties for the on-going operations of the lessees and borrowers.

13.      Commitments:

         The Company has entered into various development agreements with tenants which provide terms and specifications for the construction of buildings the tenants have agreed to lease. The agreements provide a maximum amount of development costs (including the purchase price of the land and closing costs) to be paid by the Company. The aggregate maximum development costs the Company has agreed to pay are approximately $14,495,000, of which approximately $10,202,000 in land and other costs had been incurred as of December 31, 1997. The buildings currently under construction are expected to be operational by June 1998. In connection with the purchase of each Property, the Company, as lessor, entered into a long-term lease agreement. The general terms of the lease agreements are substantially the same as those described in Note 3.

                       CNL AMERICAN PROPERTIES FUND, INC.
                                 AND SUBSIDIARY

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
             ------------------------------------------------------

                  Years Ended December 31, 1997, 1996 and 1995


14.      Subsequent Events:

         During the period January 1, 1998 through January 22, 1998, the Company received subscription proceeds for an additional 1,231,779 shares ($12,317,791) of common stock.

         On January 1, 1998, the Company declared distributions of $2,299,701 or $.06354 per share of common stock, payable on March 23, 1998, to stockholders of record on January 1, 1998.

         During the period January 1, 1998 through January 22, 1998, the Company acquired two Properties (both on which restaurants are being constructed) for cash at a total cost of approximately $1,067,000. The buildings under construction are expected to be operational by July 1998. In connection with the purchase of each Property, the Company as lessor, has entered into a long-term, triple-net lease agreement.

                CNL AMERICAN PROPERTIES FUND, INC. AND SUBSIDIARY

             SCHEDULE III - REAL ESTATE AND ACCUMULATED DEPRECIATION
             -------------------------------------------------------

                                December 31, 1997



                                                                                                     Costs Capitalized
                                                                                                         Subsequent
                                                                      Initial Cost                     To Acquisition
                                                               ---------------------------        ----------------------
                                                                               Buildings
                                              Encum-                              and             Improve-      Carrying
                                             brances           Land           Improvements         ments         Costs
                                             -------           ----           ------------        --------      --------
Properties the Company
  has Invested in Under
  Operating Leases:

    Applebee's Restaurants:
      Montclair, California                       -         $   874,094        $        -       $        -      $     -
      Salinas, California                         -             786,475                 -                -            -

    Arby's Restaurants:
      Avon, Indiana                               -             338,486            497,282               -            -
      Greensboro, North Carolina                  -             363,478            404,650               -            -
      Greenville, North Carolina                  -             277,986            490,143               -            -
      Jonesville, North Carolina                  -             228,364            539,764               -            -
      Kendallville, Indiana                       -             276,567            505,359               -            -
      Kernersville, North Carolina                -             273,325            413,077               -            -
      Kinston, North Carolina                     -             268,545            485,160               -            -
      Lexington, North Carolina                   -             320,924            463,347               -            -

    Barb Wires Steakhouse and Saloon
      Restaurants:
        Cookeville, Tennessee                     -             511,084                 -                -            -
        Lawrence, Kansas                          -             493,489                 -                -            -
        Murfreesboro, Tennessee                   -             514,900                 -                -            -
        Nashville, Tennessee                      -             420,176                 -                -            -

    Bennigan's Restaurant:
      Arvada, Colorado                            -             714,194          1,302,733               -            -

    Black-eyed Pea Restaurants:
      Hillsboro, Texas                            -             403,885                 -                -            -
      Mesa, Arizona                               -             784,939                 -                -            -

    Boston Market Restaurants:
      Arvada, Colorado                            -             569,452                 -           641,644           -
      Atlanta, Georgia                            -             775,523                 -           456,458           -
      Baltimore, Maryland                         -             585,818                 -           866,641           -
      Cedar Park, Texas                           -             569,769                 -           296,976           -
      Chanhassen, Minnesota                       -             376,929            639,875               -            -
      Collinsville, Illinois                      -             507,544                 -           328,353           -
      Corvallis, Oregon                           -             365,784                 -           605,763           -
      Dubuque, Iowa                               -             353,608            663,969               -            -
      Edgewater, Colorado                         -             320,463            627,371               -            -
      Ellisville, Missouri                        -             397,036                 -           639,422           -
      Florissant, Missouri                        -             705,522                 -           626,845           -
      Franklin, Tennessee (k)                     -             566,562            442,992               -            -
      Gambrills, Maryland                         -             667,992                 -           661,776           -
      Golden Valley, Minnesota                    -             665,422                 -           481,311           -
      Grand Island, Nebraska                      -             234,685            644,615               -            -
      Hoover, Alabama                             -             493,536            619,786               -            -
      Indianapolis, Indiana                       -             885,234                 -           867,523           -
      Jessup, Maryland                            -             630,950                 -           720,642           -
      Lansing, Michigan                           -             515,827                 -           572,706           -





                    Gross Amount at Which Carried                                                                       Life
                        at Close of Period (b)                                                                        on Which
       ---------------------------------------------------                                                          Depreciation
                                                                                                                      in Latest
                            Buildings                                                  Date                             Income
                               and                                Accumulated         of Con-          Date          Statement is
          Land             Improvements           Total           Depreciation       struction       Acquired          Computed
       -----------         ------------        -----------        ------------       ---------       --------        ------------





       $   874,094                   (g)       $   874,094              (h)             1997           08/96              (h)
           786,475                   (g)           786,475              (h)             1997           09/96              (h)


           338,486              497,282            835,768        $ 21,345              1996           09/96              (e)
           363,478              404,650            768,128           5,515              1990           08/97              (e)
           277,986              490,143            768,129           6,681              1995           08/97              (e)
           228,364              539,764            768,128           7,357              1995           08/97              (e)
           276,567              505,359            781,926          24,922              1995           07/96              (e)
           273,325              413,077            686,402           5,630              1994           08/97              (e)
           268,545              485,160            753,705           6,613              1995           08/97              (e)
           320,924              463,347            784,271           7,162              1992           07/97              (e)



           511,084                   (g)           511,084              (h)             1994           08/97              (h)
           493,489                   (g)           493,489              (h)             1994           08/97              (h)
           514,900                   (g)           514,900              (h)             1995           08/97              (h)
           420,176                   (g)           420,176              (h)             1978           08/97              (h)


           714,194            1,302,733          2,016,927          32,539              1997           04/97              (e)


           403,885                   (g)           403,885              (h)             1996           06/96              (h)
           784,939                   (g)           784,939              (h)             1994           09/97              (h)


           569,452              641,644          1,211,096          10,566              1997           04/97              (e)
           775,523              456,458          1,231,981          11,776              1997           12/96              (e)
           585,818              866,641          1,452,459          11,625              1997           05/97              (e)
           569,769              296,976            866,745           4,238              1997           04/97              (e)
           376,929              639,875          1,016,804          45,872              1995           11/95              (e)
           507,544              328,353            835,897           5,135              1997           04/97              (e)
           365,784              605,763            971,547          26,005              1996           07/96              (e)
           353,608              663,969          1,017,577          49,661              1995           10/95              (e)
           320,463              627,371            947,834           7,692              1997           08/97              (e)
           397,036              639,422          1,036,458          29,321              1996           06/96              (e)
           705,522              626,845          1,332,367          22,067              1996           09/96              (e)
           566,562              442,992          1,009,554          35,004              1995           08/95              (e)
           667,992              661,776          1,329,768           7,691              1997           05/97              (e)
           665,422              481,311          1,146,733          21,132              1996           06/96              (e)
           234,685              644,615            879,300          49,053              1995           09/95              (e)
           493,536              619,786          1,113,322           6,637              1997           09/97              (e)
           885,234              867,523          1,752,757           9,527              1997           04/97              (e)
           630,950              720,642          1,351,592          12,270              1997           05/97              (e)
           515,827              572,706          1,088,533           4,759              1997           05/97              (e)


                CNL AMERICAN PROPERTIES FUND, INC. AND SUBSIDIARY

       -------------------------------------------------------------------

                                December 31, 1997



                                                                                                     Costs Capitalized
                                                                                                        Subsequent
                                                                      Initial Cost                    To Acquisition
                                                               ---------------------------        ----------------------
                                                                               Buildings
                                              Encum-                              and             Improve-      Carrying
                                             brances             Land         Improvements         ments          Costs
                                             -------           --------       ------------        --------      --------
      La Quinta, California                       -             688,147                 -           351,810           -
      Liberty, Missouri                           -             469,049                 -           334,826           -
      Merced, California                          -             573,163                 -           402,636           -
      Newport News, Virginia                      -             473,596            586,377               -            -
      Riverdale, Maryland                         -             525,389                 -           574,019           -
      Rockwall, Texas                             -             528,118                 -           340,297           -
      San Antonio, Texas                          -             481,952                 -           315,486           -
      Saint Joseph, Missouri                      -             378,786                 -           388,489           -
      Stafford, Texas                             -             448,185            681,598               -            -
      Taylorsville, Utah                          -             901,777                 -           475,260           -
      Upland, California                          -             788,248                 -           209,449           -
      Vacaville, California                       -             751,576                 -           757,026           -
      Waldorf, Maryland                           -             651,867                 -           775,634           -

    Burger King Restaurants:
      Burbank, Illinois                           -             543,095                 -           620,617           -
      Chattanooga, Tennessee                      -             680,192                 -           575,426           -
      Chattanooga, Tennessee                      -             769,842                 -           411,012           -
      Chicago, Illinois                           -             917,717                 -           784,590           -
      Highland, Indiana                           -             672,815                 -           621,133           -
      Indian Head Park, Illinois                  -             618,715                 -           134,394           -
      Kent, Ohio                                  -             233,468            689,696               -            -
      Oak Lawn, Illinois                          -           1,211,346                 -           829,339           -
      Ooltewah, Tennessee                         -             546,261                 -           714,114           -

    Charley's Restaurants:
      King of Prussia, Pennsylvania               -             965,223            549,565               -            -
      McLean, Virginia                            -             944,585            689,363               -            -

    Chevy's Fresh Mex Restaurants:
      Arapahoe, Colorado                          -             986,426          1,680,312               -            -
      Beaverton, Oregon                           -             938,162          1,681,670               -            -
      Greenbelt, Maryland                         -             945,234          1,475,339               -            -
      Lake Oswego, Oregon                         -             963,047          1,505,671               -            -

    Darryl's Restaurants:
      Evansville, Indiana                         -             563,479                 -                -            -
      Hampton, Virginia                           -             698,367            570,468               -            -
      Huntsville, Alabama                         -             777,842            663,941               -            -
      Knoxville, Tennessee                        -             589,574                 -                -            -
      Louisville, Kentucky                        -             647,375                 -                -            -
      Mobile, Alabama                             -             495,195                 -                -            -
      Montgomery, Alabama                         -             346,380                 -                -            -
      Nashville, Tennessee                        -             513,218                 -                -            -
      Orlando, Florida                            -           1,485,631            772,853               -            -
      Pensacola, Florida                          -             389,394                 -                -            -
      Raleigh, North Carolina                     -             840,525            505,176               -            -
      Raleigh, North Carolina                     -           1,131,164            719,865               -            -
      Richmond, Virginia                          -             618,125                 -                -            -
      Richmond, Virginia                          -             311,196                 -                -            -
      Winston-Salem, North Carolina               -             436,867                 -                -            -



                                                                                                                        Life
                     Gross Amount at Which Carried                                                                    on Which
                         at Close of Period (b)                                                                     Depreciation
       ---------------------------------------------------                                                            in Latest
                            Buildings                                                  Date                             Income
                               and                                Accumulated         of Con-          Date          Statement is
          Land             Improvements           Total           Depreciation       struction       Acquired          Computed
       -----------         ------------        -----------        ------------       ---------       --------        ----------
           688,147              351,810          1,039,957          12,379              1996           09/96              (e)
           469,049              334,826            803,875           4,136              1997           04/97              (e)
           573,163              402,636            975,799          16,620              1996           09/96              (e)
           473,596              586,377          1,059,973           9,010              1997           07/97              (e)
           525,389              574,019          1,099,408           4,508              1997           05/97              (e)
           528,118              340,297            868,415          13,394              1996           07/96              (e)
           481,952              315,486            797,438           2,802              1997           04/97              (e)
           378,786              388,489            767,275          13,482              1996           12/96              (e)
           448,185              681,598          1,129,783          11,344              1997           07/97              (e)
           901,777              475,260          1,377,037           8,908              1997           04/97              (e)
           788,248              209,449            997,697           9,637              1996           07/96              (e)
           751,576              757,026          1,508,602          11,839              1997           05/97              (e)
           651,867              775,634          1,427,501          12,130              1997           05/97              (e)


           543,095              620,617          1,163,712          28,962              1996           03/96              (e)
           680,192              575,426          1,255,618          13,403              1997           12/96              (e)
           769,842              411,012          1,180,854           8,111              1997           02/97              (e)
           917,717              784,590          1,702,307          21,908              1996           10/96              (e)
           672,815              621,133          1,293,948          29,476              1996           04/96              (e)
           618,715              134,394            753,109              (c)               (d)          04/96              (c)
           233,468              689,696            923,164          20,833              1970           02/97              (e)
         1,211,346              829,339          2,040,685          35,597              1996           03/96              (e)
           546,261              714,114          1,260,375          11,104              1997           04/97              (e)


           965,223              549,565          1,514,788          10,163              1977           06/97              (e)
           944,585              689,363          1,633,948          12,748              1971           06/97              (e)


           986,426            1,680,312          2,666,738             153              1994           12/97              (e)
           938,162            1,681,670          2,619,832             154              1995           12/97              (e)
           945,234            1,475,339          2,420,573             135              1994           12/97              (e)
           963,047            1,505,671          2,468,718             138              1995           12/97              (e)


           563,479                   (g)           563,479              (h)             1983           06/97              (h)
           698,367              570,468          1,268,835          10,550              1983           06/97              (e)
           777,842              663,941          1,441,783          12,278              1981           06/97              (e)
           589,574                   (g)           589,574              (h)             1983           06/97              (h)
           647,375                   (g)           647,375              (h)             1983           06/97              (h)
           495,195                   (g)           495,195              (h)             1983           06/97              (h)
           346,380                   (g)           346,380              (h)             1984           06/97              (h)
           513,218                   (g)           513,218              (h)             1981           06/97              (h)
         1,485,631              772,853          2,258,484          14,292              1983           06/97              (e)
           389,394                   (g)           389,394              (h)             1983           06/97              (h)
           840,525              505,176          1,345,701           9,342              1980           06/97              (e)
         1,131,164              719,865          1,851,029          13,313              1972           06/97              (e)
           618,125                   (g)           618,125              (h)             1982           06/97              (h)
           311,196                   (g)           311,196              (h)             1982           06/97              (h)
           436,867                   (g)           436,867              (h)             1978           06/97              (h)


                CNL AMERICAN PROPERTIES FUND, INC. AND SUBSIDIARY

       -------------------------------------------------------------------

                                December 31, 1997



                                                                                                   Costs Capitalized
                                                                                                       Subsequent
                                                                     Initial Cost                    To Acquisition
                                                              ---------------------------        ----------------------
                                                                              Buildings
                                             Encum-                              and             Improve-      Carrying
                                            brances           Land           Improvements         ments         Costs
                                            -------           ----           ------------        --------      --------

    Denny's Restaurants:
      McKinney, Texas                            -             439,961                 -                -            -
      Pasadena, Texas                            -             466,555            506,094               -            -
      Shawnee, Oklahoma                          -             528,090            625,653               -            -
      Tampa, Florida                             -             397,302                 -                -            -

    Einstein Brothers' Bagels
      Restaurants:
        Dearborn, Michigan                       -             464,102                 -           236,674           -
        Springfield, Virginia                    -             628,804                 -            36,311           -

    Golden Corral Family
      Steakhouse Restaurants:
        Carlsbad, New Mexico                     -             384,221                 -           643,854           -
        Cleburne, Texas                          -             359,455                 -           653,853           -
        Columbia, Tennessee                      -             442,218                 -                -            -
        Columbus, Ohio                           -           1,031,098                 -         1,092,939           -
        Corpus Christi, Texas                    -             576,319                 -           967,482           -
        Corsicana, Texas                         -             349,227            699,756               -            -
        Council Bluffs, Iowa                     -             482,178                 -            11,844           -
        Dover, Delaware                          -           1,043,108                 -           977,508           -
        Duncan, Oklahoma                         -             161,573                 -           955,184           -
        Enid, Oklahoma                           -             364,860                 -           790,942           -
        Fort Walton Beach, Florida               -             591,440                 -         1,034,541           -
        Fort Worth, Texas                        -             640,320            898,171               -            -
        Hopkinsville, Kentucky                   -             455,534                 -                -            -
        Jacksonville, Florida                    -             616,450                 -         1,010,728           -
        Jacksonville, Florida                    -             541,510                 -         1,132,450           -
        Liberty, Missouri                        -             409,209                 -           930,147           -
        Lufkin, Texas                            -             463,303                 -           994,467           -
        Moberly, Missouri                        -             581,989                 -           664,344           -
        Mobile, Alabama                          -             429,268                 -         1,032,335           -
        Muskogee, Oklahoma                       -             393,435                 -            15,109           -
        Olathe, Kansas                           -             547,126                 -           916,145           -
        Palatka, Florida                         -             322,919                 -           950,722           -
        Port Richey, Florida                     -             626,999                 -         1,130,692           -
        Tampa, Florida                           -             825,065                 -         1,222,843           -
        Universal City, Texas                    -             357,429                 -           650,249           -
        Winchester, Kentucky                     -             303,823                 -           923,607           -


    Ground Round Restaurants:
      Allentown, Pennsylvania                    -             405,631            884,954               -            -
      Cincinnati, Ohio                           -             282,099            534,632               -            -
      Crystal, Minnesota                         -             370,667            431,642               -            -
      Dubuque, Iowa                              -             693,733            810,458               -            -
      Ewing, New Jersey                          -             371,254            685,847               -            -
      Gloucester, New Jersey                     -             422,489            528,849               -            -
      Janesville, Wisconsin                      -             451,235            548,178               -            -
      Kalamazoo, Michigan                        -             287,331            712,081               -            -



                                                                                                                        Life
                  Gross Amount at Which Carried                                                                       on Which
                     at Close of Period (b)                                                                         Depreciation
       ---------------------------------------------------                                                            in Latest
                            Buildings                                                  Date                             Income
                               and                                Accumulated         of Con-          Date          Statement is
          Land             Improvements           Total           Depreciation       struction       Acquired          Computed
       -----------         ------------        -----------        ------------       ---------       --------        ----------


           439,961                   (g)           439,961              (h)             1996           06/96            (h)
           466,555              506,094            972,649          39,131              1981           09/95            (e)
           528,090              625,653          1,153,743          48,370              1987           09/95            (e)
           397,302                   (g)           397,302              (h)             1997           02/97            (h)



           464,102              236,674            700,776           3,723              1997           04/97            (e)
           628,804               36,311            665,115             588              1997           05/97            (e)



           384,221              643,854          1,028,075          50,415              1995           08/95            (e)
           359,455              653,853          1,013,308          48,395              1995           08/95            (e)
           442,218                   (g)           442,218              (h)             1996           12/96            (h)
         1,031,098            1,092,939          2,124,037          77,421              1995           11/95            (e)
           576,319              967,482          1,543,801           8,681              1997           05/97            (e)
           349,227              699,756          1,048,983          55,883              1995           08/95            (e)
           482,178               11,844            494,022              (c)               (d)          12/97            (c)
         1,043,108              977,508          2,020,616          75,038              1995           08/95            (e)
           161,573              955,184          1,116,757           2,704              1997           08/97            (e)
           364,860              790,942          1,155,802           2,745              1997           06/97            (e)
           591,440            1,034,541          1,625,981              (c)               (d)          08/97            (c)
           640,320              898,171          1,538,491          70,972              1995           08/95            (e)
           455,534                   (g)           455,534              (h)             1996           02/97            (h)
           616,450            1,010,728          1,627,178           9,069              1997           05/97            (e)
           541,510            1,132,450          1,673,960          12,333              1997           06/97            (e)
           409,209              930,147          1,339,356           5,946              1997           06/97            (e)
           463,303              994,467          1,457,770          34,603              1997           11/96            (e)
           581,989              664,344          1,246,333          14,349              1997           12/96            (e)
           429,268            1,032,335          1,461,603             189              1997           09/97            (e)
           393,435               15,109            408,544              (c)               (d)          12/97            (c)
           547,126              916,145          1,463,271              (c)               (d)          10/97            (c)
           322,919              950,722          1,273,641             434              1997           09/97            (e)
           626,999            1,130,692          1,757,691          48,325              1996           05/96            (e)
           825,065            1,222,843          2,047,908          77,496              1995           08/95            (e)
           357,429              650,249          1,007,678          51,253              1995           08/95            (e)
           303,823              923,607          1,227,430          17,586              1997           02/97            (e)



           405,631              884,954          1,290,585           5,900              1983           10/97            (e)
           282,099              534,632            816,731           3,564              1981           10/97            (e)
           370,667              431,642            802,309           2,878              1981           10/97            (e)
           693,733              810,458          1,504,191           5,403              1982           10/97            (e)
           371,254              685,847          1,057,101           2,756              1979           11/97            (e)
           422,489              528,849            951,338           3,526              1981           10/97            (e)
           451,235              548,178            999,413           3,655              1982           10/97            (e)
           287,331              712,081            999,412           4,747              1980           10/97            (e)


                CNL AMERICAN PROPERTIES FUND, INC. AND SUBSIDIARY

       -------------------------------------------------------------------

                                December 31, 1997



                                                                                                     Costs Capitalized
                                                                                                        Subsequent
                                                                        Initial Cost                  To Acquisition
                                                               ---------------------------        ----------------------
                                                                               Buildings
                                              Encum-                              and             Improve-      Carrying
                                             brances             Land         Improvements         ments         Costs
                                             -------           --------       ------------        --------      --------
      Nanuet, New Jersey                          -             375,116            605,067               -            -
      Parma, Ohio                                 -             388,699            793,475               -            -
      Reading, Pennsylvania                       -             728,574            793,410               -            -
      Waterloo, Iowa                              -             436,471            659,089               -            -
      Wauwatosa, Wisconsin                        -             627,680            804,399               -            -

    Houlihan's Restaurants:
      Bethel Park, Pennsylvania                   -             846,183            595,600               -            -
      Langhorne, Pennsylvania                     -             817,039            648,765               -            -
      Plymouth Meeting, Pennsylvania              -           1,181,460            908,880               -            -

    International House of Pancakes
      Restaurants:
        Elk Grove, California                     -             584,766                 -                -            -
        Fairfax, Virginia                         -           1,096,763            705,345               -            -
        Houston, Texas                            -             645,365            856,532               -            -
        Lake Jackson, Texas                       -             460,167            802,640               -            -
        Leesburg, Virginia                        -             665,015            580,798               -            -
        Loveland, Colorado                        -             488,259                 -                -            -
        Stockbridge, Georgia                      -             765,743            707,406               -            -
        Victoria, Texas                           -             319,237                 -                -            -

    Jack in the Box Restaurants:
      Bacliff, Texas                              -             419,488                 -           697,861           -
      Channelview, Texas                          -             361,238                 -           711,595           -
      Corinth, Texas                              -             396,864                 -           620,042           -
      Dallas, Texas                               -             369,886                 -           513,533           -
      Enumclaw, Washington                        -             124,468                 -           773,506           -
      Florissant, Missouri                        -             388,820                 -           773,834           -
      Folsom, California                          -             635,343            703,067               -            -
      Fresno, California                          -             286,850                 -           606,547           -
      Garland, Texas                              -             382,042                 -           613,690           -
      Hollister, California                       -             537,223                 -           592,536           -
      Houston, Texas                              -             545,485                 -           527,020           -
      Houston, Texas                              -             403,002                 -           610,815           -
      Houston, Texas                              -             375,776                 -           643,445           -
      Houston, Texas                              -             370,342                 -           548,107           -
      Houston, Texas                              -             420,521                 -           543,338           -
      Humble, Texas                               -             437,667                 -           591,877           -
      Humble, Texas                               -             390,509                 -           596,872           -
      Kent, Washington                            -             737,038                 -           604,806           -
      Kingsburg, California                       -             415,880                 -           649,681           -
      Las Vegas, Nevada                           -             730,674                 -           600,180           -
      Los Angeles, California                     -             603,354            602,630               -            -
      Los Angeles, California                     -             911,754                 -           581,552           -
      Los Angeles, California                     -             740,616            678,189               -            -
      Moscow, Idaho                               -             217,851                 -           751,664           -
      Murrieta, California                        -             387,455                 -           625,933           -
      Oxnard, California                          -             681,663                 -           642,924           -
      Palmdale, California                        -             631,275                 -           567,912           -
      West Sacramento, California                 -             523,089                 -           617,131           -
      Woodland, California                        -             358,130                 -           668,383           -




                                                                                                                        Life
                      Gross Amount at Which Carried                                                                   on Which
                         at Close of Period (b)                                                                     Depreciation
       ---------------------------------------------------                                                            in Latest
                            Buildings                                                  Date                             Income
                               and                                Accumulated         of Con-          Date          Statement is
          Land             Improvements           Total           Depreciation       struction       Acquired          Computed
       -----------         ------------        -----------        ------------       ---------       --------        ------------
           375,116              605,067            980,183               1,658            1982          12/97                  (e)
           388,699              793,475          1,182,174               5,290            1977          10/97                  (e)
           728,574              793,410          1,521,984               5,289            1982          10/97                  (e)
           436,471              659,089          1,095,560               4,394            1982          10/97                  (e)
           627,680              804,399          1,432,079               5,363            1977          10/97                  (e)


           846,183              595,600          1,441,783              11,015            1972          06/97                  (e)
           817,039              648,765          1,465,804              11,998            1976          06/97                  (e)
         1,181,460              908,880          2,090,340              16,808            1974          06/97                  (e)



           584,766                   (g)           584,766                  (h)           1997          08/97                  (h)
         1,096,763              705,345          1,802,108              12,593            1995          06/97                  (e)
           645,365              856,532          1,501,897              14,256            1996          07/97                  (e)
           460,167              802,640          1,262,807               9,767            1997          08/97                  (e)
           665,015              580,798          1,245,813              11,855            1994          05/97                  (e)
           488,259                   (g)           488,259                  (h)           1997          08/97                  (h)
           765,743              707,406          1,473,149              11,774            1997          07/97                  (e)
           319,237                   (g)           319,237                  (h)           1997          08/97                  (h)


           419,488              697,861          1,117,349               9,576            1997          04/97                  (e)
           361,238              711,595          1,072,833               6,580            1997          07/97                  (e)
           396,864              620,042          1,016,906               6,016            1997          06/97                  (e)
           369,886              513,533            883,419              15,527            1997          12/96                  (e)
           124,468              773,506            897,974              10,826            1997          04/97                  (e)
           388,820              773,834          1,162,654                  (c)             (d)         10/97                  (c)
           635,343              703,067          1,338,410               4,880            1997          10/97                  (e)
           286,850              606,547            893,397               6,772            1997          05/97                  (e)
           382,042              613,690            995,732               5,338            1997          07/97                  (e)
           537,223              592,536          1,129,759              14,421            1997          01/97                  (e)
           545,485              527,020          1,072,505              32,199            1996          11/95                  (e)
           403,002              610,815          1,013,817              26,930            1996          07/96                  (e)
           375,776              643,445          1,019,221              27,207            1996          07/96                  (e)
           370,342              548,107            918,449              13,540            1997          02/97                  (e)
           420,521              543,338            963,859               9,949            1997          03/97                  (e)
           437,667              591,877          1,029,544              26,729            1996          06/96                  (e)
           390,509              596,872            987,381              18,025            1997          02/97                  (e)
           737,038              604,806          1,341,844              14,388            1997          01/97                  (e)
           415,880              649,681          1,065,561              15,693            1997          01/97                  (e)
           730,674              600,180          1,330,854              16,285            1997          01/97                  (e)
           603,354              602,630          1,205,984              50,272            1986          06/95                  (e)
           911,754              581,552          1,493,306              12,720            1997          01/97                  (e)
           740,616              678,189          1,418,805                 124            1997          12/97                  (e)
           217,851              751,664            969,515              19,157            1992          01/97                  (e)
           387,455              625,933          1,013,388              14,948            1997          01/97                  (e)
           681,663              642,924          1,324,587              10,642            1997          04/97                  (e)
           631,275              567,912          1,199,187              11,695            1997          02/97                  (e)
           523,089              617,131          1,140,220               5,312            1997          07/97                  (e)
           358,130              668,383          1,026,513               5,127            1997          07/97                  (e)


                CNL AMERICAN PROPERTIES FUND, INC. AND SUBSIDIARY

       -------------------------------------------------------------------

                                December 31, 1997



                                                                                                   Costs Capitalized
                                                                                                       Subsequent
                                                                     Initial Cost                   To Acquisition
                                                             ---------------------------        ----------------------
                                                                             Buildings
                                            Encum-                              and             Improve-      Carrying
                                           brances           Land           Improvements         ments         Costs
                                           -------           ----           ------------        --------      --------
    Kenny Rogers' Roasters
      Restaurant:
        Grand Rapids, Michigan                  -             282,806            599,309               -            -

    Kentucky Fried Chicken
      Restaurant:
        Putnam, Connecticut                     -             301,723                 -                -            -

    Mr. Fables's Restaurant:
      Grand Rapids, Michigan                    -             320,594            559,433               -            -

    On The Border Restaurant:
      San Antonio, TX                           -                  -                  -         1,305,075           -

    Pizza Hut Restaurants:
      Adrian, Michigan                          -             242,239                 -                -            -
      Beaver, West Virginia                     -             212,053                 -                -            -
      Beckley, West Virginia                    -             209,432                 -                -            -
      Bedford, Ohio                             -             174,721                 -                -            -
      Belle, West Virginia                      -              46,737                 -                -            -
      Bluefield, West Virginia                  -             120,449                 -                -            -
      Bolivar, Ohio                             -             190,009                 -                -            -
      Bowling Green, Ohio                       -             200,442                 -                -            -
      Bowling Green, Ohio                       -             135,831                 -                -            -
      Carrollton, Ohio                          -             187,082                 -                -            -
      Cleveland, Ohio                           -             116,849                 -                -            -
      Cleveland, Ohio                           -             126,494                 -                -            -
      Cleveland, Ohio                           -             226,163                 -                -            -
      Cross Lanes, West Virginia                -             215,881                 -                -            -
      Defiance, Ohio                            -             242,239                 -                -            -
      Dover, Ohio                               -             245,145                 -                -            -
      East Cleveland, Ohio                      -             194,012                 -                -            -
      Euclid, Ohio                              -             202,050                 -                -            -
      Fairview Park, Ohio                       -             142,570                 -                -            -
      Huntington, West Virginia                 -             212,093                 -                -            -
      Hurricane, West Virginia                  -             180,803                 -                -            -
      Lambertville, Michigan                    -              99,166                 -                -            -
      Marietta, Ohio                            -             169,454                 -                -            -
      Mayfield Heights, Ohio                    -             202,552                 -                -            -
      Middleburg Heights, Ohio                  -             216,518                 -                -            -
      Millersburg, Ohio                         -             213,090                 -                -            -
      Milton, West Virginia                     -              99,815                 -                -            -
      Monroe, Michigan                          -             152,215                 -                -            -
      New Philadelphia, Ohio                    -             149,206                 -                -            -
      New Philadelphia, Ohio                    -             223,981                 -                -            -
      North Olmsted, Ohio                       -             259,922                 -                -            -
      Norwalk, Ohio                             -             261,529                 -                -            -
      Ronceverte, West Virginia                 -              99,733                 -                -            -
      Sandusky, Ohio                            -             259,922                 -                -            -
      Seven Hills, Ohio                         -             239,023                 -                -            -
      Steubenville, Ohio                        -             228,199                 -                -            -
      Strongsville, Ohio                        -             186,476                 -                -            -



                                                                                                                        Life
                    Gross Amount at Which Carried                                                                     on Which
                       at Close of Period (b)                                                                       Depreciation
       ---------------------------------------------------                                                            in Latest
                            Buildings                                                  Date                             Income
                               and                                Accumulated         of Con-          Date          Statement is
          Land             Improvements           Total           Depreciation       struction       Acquired          Computed
       -----------         ------------        -----------        ------------       ---------       --------        ------------


           282,806              599,309            882,115          48,123              1995           08/95            (e)



           301,723                   (g)           301,723              (h)             1997           07/97            (h)


           320,594              559,433            880,027          33,362              1967           03/96            (e)


                -             1,305,075          1,305,075              (c)               (d)          10/97            (c)


           242,239                   -             242,239              (f)             1989           01/96            (f)
           212,053                   -             212,053              (f)             1986           05/96            (f)
           209,432                   -             209,432              (f)             1978           05/96            (f)
           174,721                   -             174,721              (f)             1975           01/96            (f)
            46,737                   -              46,737              (f)             1980           05/96            (f)
           120,449                   -             120,449              (f)             1986           05/96            (f)
           190,009                   -             190,009              (f)             1996           03/97            (f)
           200,442                   -             200,442              (f)             1985           01/96            (f)
           135,831                   -             135,831              (f)             1992           12/96            (f)
           187,082                   -             187,082              (f)             1990           03/97            (f)
           116,849                   -             116,849              (f)             1978           01/96            (f)
           126,494                   -             126,494              (f)             1986           01/96            (f)
           226,163                   -             226,163              (f)             1987           01/96            (f)
           215,881                   -             215,881              (f)             1990           05/96            (f)
           242,239                   -             242,239              (f)             1977           01/96            (f)
           245,145                   -             245,145              (f)             1975           05/97            (f)
           194,012                   -             194,012              (f)             1986           01/96            (f)
           202,050                   -             202,050              (f)             1983           01/96            (f)
           142,570                   -             142,570              (f)             1996           01/96            (f)
           212,093                   -             212,093              (f)             1978           05/96            (f)
           180,803                   -             180,803              (f)             1978           05/96            (f)
            99,166                   -              99,166              (f)             1994           01/96            (f)
           169,454                   -             169,454              (f)             1986           05/96            (f)
           202,552                   -             202,552              (f)             1980           04/96            (f)
           216,518                   -             216,518              (f)             1975           01/96            (f)
           213,090                   -             213,090              (f)             1989           03/97            (f)
            99,815                   -              99,815              (f)             1986           05/96            (f)
           152,215                   -             152,215              (f)             1994           01/96            (f)
           149,206                   -             149,206              (f)             1975           03/97            (f)
           223,981                   -             223,981              (f)             1983           03/97            (f)
           259,922                   -             259,922              (f)             1976           01/96            (f)
           261,529                   -             261,529              (f)             1993           01/96            (f)
            99,733                   -              99,733              (f)             1991           05/96            (f)
           259,922                   -             259,922              (f)             1978           01/96            (f)
           239,023                   -             239,023              (f)             1983           01/96            (f)
           228,199                   -             228,199              (f)             1983           03/97            (f)
           186,476                   -             186,476              (f)             1976           04/96            (f)


                CNL AMERICAN PROPERTIES FUND, INC. AND SUBSIDIARY

       -------------------------------------------------------------------

                                December 31, 1997

                                                                                                  Costs Capitalized
                                                                                                     Subsequent
                                                                   Initial Cost                    To Acquisition
                                                            ---------------------------        ----------------------
                                                                            Buildings
                                           Encum-                              and             Improve-      Carrying
                                          brances             Land         Improvements         ments         Costs
                                          -------           --------       ------------        --------      --------
      Toledo, Ohio                             -             128,604                 -                -            -
      Toledo, Ohio                             -             194,097                 -                -            -
      Toledo, Ohio                             -             208,480                 -                -            -
      Toledo, Ohio                             -             176,170                 -                -            -
      Toledo, Ohio                             -             197,227                 -                -            -
      Uhrichsville, Ohio                       -             279,779                 -                -            -
      Wellsburg, West Virginia                 -             167,170                 -                -            -

    Ruby Tuesday's Restaurant:
      London, Kentucky                         -             354,415                 -                -            -

    Ruth's Chris Steak House
      Restaurant:
        Tampa, Florida                         -           1,076,442          1,062,751               -            -

    Ryan's Family Steak House
      Restaurant:
        Spring Hill, Florida                   -             591,371                 -         1,175,273           -

    Shoney's Restaurants:
      Indian Harbor Beach, Florida             -             309,101                 -           420,249           -
      Las Vegas, Nevada                        -             656,316                 -           970,452           -
      Guadalupe, Arizona                       -             623,725                 -                -            -

    TGI Friday's Restaurant:
      Mesa, Arizona                            -             903,876                 -           284,913           -

    Wendy's Old Fashioned
      Hamburgers Restaurants:
        Camarillo, California                  -             640,061                 -           687,385           -
        Knoxville, Tennessee                   -             358,027                 -           444,622           -
        Westlake Village, California           -             763,232                 -           153,034           -
                                                        ------------        -----------      -----------     -------

                                                        $106,616,360        $43,045,117      $58,072,374     $     -
                                                        ============        ===========      ===========     =======




                                                                                                                        Life
                     Gross Amount at Which Carried                                                                    on Which
                         at Close of Period (b)                                                                     Depreciation
       ---------------------------------------------------                                                            in Latest
                            Buildings                                                  Date                             Income
                               and                                Accumulated         of Con-          Date          Statement is
          Land             Improvements           Total           Depreciation       struction       Acquired          Computed
       -----------         ------------        -----------        ------------       ---------       --------        ------------
           128,604                   -             128,604                  (f)           1988          04/96                  (f)
           194,097                   -             194,097                  (f)           1993          12/96                  (f)
           208,480                   -             208,480                  (f)           1975          01/96                  (f)
           176,170                   -             176,170                  (f)           1985          01/96                  (f)
           197,227                   -             197,227                  (f)           1978          01/96                  (f)
           279,779                   -             279,779                  (f)           1983          03/97                  (f)
           167,170                   -             167,170                  (f)           1980          03/97                  (f)


           354,415                   (g)           354,415                  (h)           1997          08/97                  (h)



         1,076,442            1,062,751          2,139,193              20,236            1996          06/97                  (e)



           591,371            1,175,273          1,766,644              38,505            1996          09/96                  (e)


           309,101              420,249            729,350              11,312            1997          01/97                  (e)
           656,316              970,452          1,626,768                  (c)             (d)         08/97                  (c)
           623,725                   (g)           623,725                  (h)           1997          04/97                  (h)


           903,876              284,913          1,188,789                  (c)             (d)         09/97                  (c)



           640,061              687,385          1,327,446              33,167            1996          06/96                  (e)
           358,027              444,622            802,649              19,300            1996          05/96                  (e)
           763,232              153,034            916,266                  (c)             (d)         11/97                  (c)
      ------------         ------------       ------------          ----------

      $106,616,360         $101,117,491       $207,733,851          $2,395,665
      ============         ============       ============          ==========


                CNL AMERICAN PROPERTIES FUND, INC. AND SUBSIDIARY

       -------------------------------------------------------------------

                                December 31, 1997



                                                                                                 Costs Capitalized
                                                                                                     Subsequent
                                                                   Initial Cost                    To Acquisition
                                                           ---------------------------        ----------------------
                                                                           Buildings
                                          Encum-                              and             Improve-      Carrying
                                         brances           Land           Improvements         ments         Costs
                                         -------           ----           ------------        --------      --------
Properties the Company
  has Invested in Under
  Direct Financing Leases:

    Applebee's Restaurants:
      Montclair, California                   -         $        -         $        -       $   890,100     $     -
      Salinas, California                     -                  -                  -           794,058           -

    Barb Wires Steakhouse and
      Saloon Restaurants:
        Cookeville, Tennessee                 -                  -           1,029,717               -            -
        Hendersonville, Tennessee             -                  -             782,282               -            -
        Lawrence, Kansas                      -                  -           1,022,607               -            -
        Murfreesboro, Tennessee               -                  -             976,699               -            -
        Nashville, Tennessee                  -                  -             949,367               -            -

    Black-Eyed Pea Restaurants:
      Albuquerque, New Mexico                 -                  -             705,746               -            -
      Albuquerque, New Mexico                 -                  -             704,757               -            -
      Bedford, Texas                          -                  -             655,028               -            -
      Dallas, Texas                           -                  -             655,011               -            -
      Dallas, Texas                           -                  -             698,827               -            -
      Forestville, Maryland                   -                  -             681,034               -            -
      Fort Worth, Texas                       -                  -             655,014               -            -
      Hillsboro, Texas                        -                  -                  -           849,816           -
      Houston, Texas                          -                  -             685,977               -            -
      Mesa, Arizona                           -                  -             906,740               -            -
      Oklahoma City, Oklahoma                 -                  -             651,523               -            -
      Phoenix, Arizona                        -                  -             677,681               -            -
      Phoenix, Arizona                        -                  -             677,805               -            -
      Phoenix, Arizona                        -                  -             682,141               -            -
      Scottsdale, Arizona                     -                  -                  -           823,188           -
      Tucson, Arizona                         -                  -             678,333               -            -
      Waco, Texas                             -                  -             699,815               -            -
      Wichita, Kansas                         -                  -             698,827               -            -

    Darryl's Restaurants:
      Evansville, Indiana                     -                  -             974,401               -            -
      Knoxville, Tennessee                    -                  -             709,047               -            -
      Louisville, Kentucky                    -                  -             915,201               -            -
      Mobile, Alabama                         -                  -           1,009,042               -            -
      Montgomery, Alabama                     -                  -             952,382               -            -
      Nashville, Tennessee                    -                  -             736,400               -            -
      Pensacola, Florida                      -                  -             725,709               -            -
      Richmond, Virginia                      -                  -             775,617               -            -
      Richmond, Virginia                      -                  -             650,175               -            -
      Winston-Salem, North Carolina           -                  -             812,752               -            -

    Denny's Restaurants:
      McKinney, Texas                         -                  -                  -           655,052           -
      Tampa, Florida                          -                  -                  -           715,957           -



                                                                                                                        Life
                    Gross Amount at Which Carried                                                                     on Which
                        at Close of Period (b)                                                                      Depreciation
       --------------------------------------------------                                                             in Latest
                            Buildings                                                  Date                             Income
                               and                                Accumulated         of Con-          Date          Statement is
          Land             Improvements           Total           Depreciation       struction       Acquired          Computed
       -----------         ------------        -----------        ------------       ---------       --------        ----------





                  (g)                  (g)                (g)             (h)           1997           08/96              (h)
                  (g)                  (g)                (g)             (h)           1997           09/96              (h)



                  (g)                  (g)                (g)             (h)           1994           08/97              (h)
                  (j)                  (g)                (g)             (h)           1974           08/97              (h)
                  (g)                  (g)                (g)             (h)           1994           08/97              (h)
                  (g)                  (g)                (g)             (h)           1995           08/97              (h)
                  (g)                  (g)                (g)             (h)           1978           08/97              (h)


                  (j)                  (g)                (g)             (h)           1993           10/97              (h)
                  (j)                  (g)                (g)             (h)           1993           10/97              (h)
                  (j)                  (g)                (g)             (h)           1993           03/97              (h)
                  (j)                  (g)                (g)             (h)           1996           03/97              (h)
                  (j)                  (g)                (g)             (h)           1991           10/97              (h)
                  (j)                  (g)                (g)             (h)           1989           10/97              (h)
                  (j)                  (g)                (g)             (h)           1991           03/97              (h)
                  (g)                  (g)                (g)             (h)           1996           06/96              (h)
                  (j)                  (g)                (g)             (h)           1990           10/97              (h)
                  (g)                  (g)                (g)             (h)           1994           09/97              (h)
                  (j)                  (g)                (g)             (h)           1992           03/97              (h)
                  (j)                  (g)                (g)             (h)           1991           09/97              (h)
                  (j)                  (g)                (g)             (h)           1993           09/97              (h)
                  (j)                  (g)                (g)             (h)           1994           09/97              (h)
                  (j)                  (g)                (g)             (h)           1997           04/97              (h)
                  (j)                  (g)                (g)             (h)           1995           09/97              (h)
                  (j)                  (g)                (g)             (h)           1991           10/97              (h)
                  (j)                  (g)                (g)             (h)           1992           10/97              (h)


                  (g)                  (g)                (g)             (h)           1983           06/97              (h)
                  (g)                  (g)                (g)             (h)           1983           06/97              (h)
                  (g)                  (g)                (g)             (h)           1983           06/97              (h)
                  (g)                  (g)                (g)             (h)           1983           06/97              (h)
                  (g)                  (g)                (g)             (h)           1984           06/97              (h)
                  (g)                  (g)                (g)             (h)           1981           06/97              (h)
                  (g)                  (g)                (g)             (h)           1983           06/97              (h)
                  (g)                  (g)                (g)             (h)           1982           06/97              (h)
                  (g)                  (g)                (g)             (h)           1982           06/97              (h)
                  (g)                  (g)                (g)             (h)           1978           06/97              (h)


                  (g)                  (g)                (g)             (h)           1996           06/96              (h)
                  (g)                  (g)                (g)             (h)           1997           02/97              (h)


                CNL AMERICAN PROPERTIES FUND, INC. AND SUBSIDIARY

       -------------------------------------------------------------------

                                December 31, 1997



                                                                                                   Costs Capitalized
                                                                                                       Subsequent
                                                                      Initial Cost                   To Acquisition
                                                             ---------------------------        ----------------------
                                                                             Buildings
                                            Encum-                              and             Improve-      Carrying
                                           brances           Land           Improvements         ments         Costs
                                           -------           ----           ------------        --------      --------
    Golden Corral Family
      Steakhouse Restaurants:
        Brooklyn, Ohio                          -                  -           1,044,311               -            -
        Columbia, Tennessee                     -                  -                  -           939,712           -
        Eastlake, Ohio                          -             256,332          1,473,307               -            -
        Hopkinsville, Kentucky                  -                  -                  -           869,221           -

    International House of
      Pancakes Restaurants:
        Elk Grove, California                   -                  -           1,039,584               -            -
        Loveland, Colorado                      -                  -             963,597               -            -
        Victoria, Texas                         -                  -             814,015               -            -

    Kentucky Fried Chicken
      Restaurant:
        Putnam, Connecticut                     -                  -             530,846               -            -

    Popeye's Chicken Restaurant:
      Starke, Florida                           -             208,910                 -           427,067           -

    Ruby Tuesday's Restaurant:
      London, Kentucky                          -                  -                  -           845,249           -

    Shoney's Restaurant:
      Guadalupe, Arizona                        -                  -                  -           919,322           -

    Wendy's Old Fashioned
      Hamburgers Restaurants:
        San Diego, California                   -                  -                  -           590,058           -
        Sevierville, Tennessee                  -                  -                  -           531,726           -
                                                          -----------        -----------      -----------     -------

                                                          $   465,242       $ 30,001,317      $ 9,850,526     $     -
                                                          ===========       ============      ===========     =======




                                                                                                                        Life
                     Gross Amount at Which Carried                                                                    on Which
                         at Close of Period (b)                                                                     Depreciation
       ---------------------------------------------------                                                            in Latest
                            Buildings                                                  Date                             Income
                               and                                Accumulated         of Con-          Date          Statement is
          Land             Improvements           Total           Depreciation       struction       Acquired          Computed
       -----------         ------------        -----------        ------------       ---------       --------        ------------


           (j)                  (g)                (g)                (h)              1995           08/96               (h)
           (g)                  (g)                (g)                (h)              1996           12/96               (h)
           (g)                  (g)                (g)                (i)              1996           12/96               (i)
           (g)                  (g)                (g)                (h)              1996           02/97               (h)



           (g)                  (g)                (g)                (h)              1997           08/97               (h)
           (g)                  (g)                (g)                (h)              1997           08/97               (h)
           (g)                  (g)                (g)                (h)              1997           08/97               (h)


           (g)                  (g)                (g)             (h)                 1997           07/97               (h)


           (g)                  (g)                (g)             (i)                 1997           05/97               (i)


           (g)                  (g)                (g)             (h)                 1997           08/97               (h)


           (g)                  (g)                (g)             (h)                 1997           04/97               (h)



           (j)                  (g)                (g)             (h)                 1996           10/96               (h)
           (j)                  (g)                (g)             (h)                 1996           06/96               (h)



                CNL AMERICAN PROPERTIES FUND, INC. AND SUBSIDIARY

        NOTES TO SCHEDULE III - REAL ESTATE AND ACCUMULATED DEPRECIATION
        ----------------------------------------------------------------

                                December 31, 1997



(a) Transactions in real estate and accumulated depreciation during 1997, 1996 and 1995 are summarized as follows:

                                                                   Accumulated
                                                    Cost (b)      Depreciation
                                                 ------------     ------------

            Properties the Company
              has Invested in Under
              Operating Leases:

                Balance, December 31, 1994       $         -       $         -
                Acquisitions (l)                   19,824,044                -
                Depreciation expense (e)                   -            100,318
                                                 ------------      ------------

                Balance, December 31, 1995         19,824,044           100,318
                Acquisitions (l)                   41,030,498                -
                Depreciation expense (e)                   -            511,078
                                                 ------------      ------------

                Balance, December 31, 1996         60,854,542           611,396
                Acquisitions (1)                  146,879,309                -
                Depreciation expense (e)                   -          1,784,269
                                                 ------------      ------------

                Balance, December 31, 1997       $207,733,851      $  2,395,665
                                                 ============      ============

(b) As of December 31, 1997, 1996 and 1995, the aggregate cost of the Properties owned by the Company and its subsidiary for federal income tax purposes was $248,050,936, $73,144,286 and $21,199,004, respectively. All of the leases are treated as operating leases for federal income tax purposes.

(c)        Property  was  not  placed  in  service  as  of  December  31,  1997;
           therefore, no depreciation was taken.

(d)        Scheduled for completion in 1998.

(e) Depreciation expense is computed for buildings and improvements based upon estimated lives of 30 years.

(f)        The  building  portion  of this  Property  is  owned  by the  tenant;
           therefore, depreciation is not applicable.

(g) For financial reporting purposes, certain components of the lease relating to land and/or building have been recorded as a direct financing lease. Accordingly, costs relating to these components of this lease are not shown.

(h) For financial reporting purposes, the portion of this lease relating to the building has been recorded as direct financing lease. The cost of the building has been included in net investment in direct financing leases; therefore, depreciation is not applicable.

(i) For financial reporting purposes, the lease for the land and building has been recorded as direct financing lease. The cost of the land and building has been included in net investment in direct financing leases; therefore, depreciation is not applicable.

                CNL AMERICAN PROPERTIES FUND, INC. AND SUBSIDIARY

               NOTES TO SCHEDULE III - REAL ESTATE AND ACCUMULATED
               ---------------------------------------------------
                            DEPRECIATION - CONTINUED
                            ------------------------

                                December 31, 1997


(j) The Company owns the building only relating to this Property. This Property is subject to a ground lease between the tenant and an unaffiliated third party. In connection therewith, the Company entered into either a tri-party agreement with the tenant and the owner of the land or an assignment of interest in the ground lease with the landlord of the land. The tri-party agreement or assignment of interest each provide that the tenant is responsible for all obligations under the ground lease and provide certain rights to the Company to help protect its interest in the building in the event of a default by the tenant under the terms of the ground lease.

(k) The restaurant on the property in Franklin, Tennessee, was converted from a Kenny Rogers' Roasters restaurant to a Boston Market restaurant in 1996.

(l)      During the years ended  December 31, 1997,  1996 and 1995,  the Company
         (i) incurred acquisition fees totalling $10,011,715, $4,535,685 and $1,730,437, respectively, paid to the Advisor, (ii) purchased land and buildings from affiliates of the Company for an aggregate cost of approximately $5,450,000, $2,610,000 and $6,621,000, respectively, and
         (iii) paid development/construction management fees to affiliates of the Company totalling $369,570 and $159,350 during the years ended December 31, 1997 and 1996, respectively. No development/construction management fees were paid to affiliates during the year ended December 31, 1995. Such amounts are included in land and buildings on operating leases, net investment in direct financing leases and other assets at December 31, 1997, 1996 and 1995.

                CNL AMERICAN PROPERTIES FUND, INC. AND SUBSIDIARY

                   SCHEDULE IV - MORTGAGE LOANS ON REAL ESTATE
                   -------------------------------------------

                                December 31, 1997


                                                                                                                        Principal
                                                                                                                         Amount
                                                                                                                        of Loans
                                                                                                                       Subject to
                                                         Final       Periodic              Face        Carrying        Delinquent
                                         Interest      Maturity      Payment    Prior    Amount of     Amount of        Principal
         Description                       Rate          Date         Terms     Liens    Mortgages     Mortgages       or Interest
------------------------------           --------   -------------    --------   -----   -----------   -----------      -----------
Castle Hill Holdings V, L.L.C.
First Mortgages                           10.75%    January, 2016       (1)     $  -    $ 8,475,000   $ 8,700,023      $        -
  Pizza Hut Restaurants:
    Adrian, MI
    Bedford, OH
    Bowling Green, OH
    Cleveland, OH
    Cleveland, OH
    Cleveland, OH
    Defiance, OH
    East Cleveland, OH
    Euclid, OH
    Fairview Park, OH
    Lambertville, MI
    Mayfield Heights, OH
    Middleburg Heights, OH
    Monroe, MI
    North Olmstead, OH
    Norwalk, OH
    Sandusky, OH
    Seven Hills, OH
    Strongsville, OH
    Toledo, OH
    Toledo, OH
    Toledo, OH
    Toledo, OH

Castle Hill Holdings VI, L.L.C.
First Mortgages                           10.75%       June, 2016          (1)       -             3,888,000     4,030,612        -
  Pizza Hut Restaurants:
    Beaver, WV
    Beckley, WV
    Belle, WV
    Bluefield, WV
    Cross Lanes, WV
    Huntington, WV
    Hurricane, WV
    Marietta, OH
    Milton, WV
    Ronceverte, WV

Castle Hill Holdings VII, L.L.C.
First Mortgages                           10.75%    January, 2017          (1)       -             484,000       503,900          -
  Pizza Hut Restaurants:
    Bowling Green, OH
    Toledo, OH

Castle Hill Holdings VII (Phase II), L.L.C.
First Mortgages                           10.50%      April, 2017          (2)       -             4,200,000     4,387,475        -
  Pizza Hut Restaurants:
    Bolivar, OH
    Carrollton, OH
    Dover, OH
    Millersburg, OH
    New Philadelphia, OH
    New Philadelphia, OH
    Steubenville, OH
    Uhrichsville, OH
    Weirton, WV
    Wellsburg, WV
    Wintersville, OH

    Total                                                               $  -    $17,047,000     $17,622,010          (4)      $
                                                                        =====   ===========     ===========                    =====


                CNL AMERICAN PROPERTIES FUND, INC. AND SUBSIDIARY

              SCHEDULE IV - NOTES TO MORTGAGE LOANS ON REAL ESTATE
              ----------------------------------------------------

                                December 31, 1997






(1) Equal monthly payments of principal and interest at an annual rate of 10.75%.

(2) Equal monthly payments of principal and interest at an annual rate of 10.50%.

(3)      The tax carrying value of the notes is $17,622,010.

(4)      The changes in the carrying amounts are summarized as follows:

                                            1997          1996          1995
                                         -----------   -----------   ----------

         Balance at beginning of period  $13,389,607   $        -    $        -

         New mortgage loans                4,200,000    12,847,000            -

         Accrued interest                     83,601        35,286            -

         Collection of principal            (250,732)     (133,850)           -

         Deferred financing income           (39,180)      (46,268)           -

         Unamortized loan costs              238,714       687,439            -
                                         -----------   -----------   ----------

         Balance at end of period        $17,622,010   $13,389,607   $        -
                                         ===========   ===========   ==========

                                   EXHIBIT C

                            PRIOR PERFORMANCE TABLES

                                   EXHIBIT C

                            PRIOR PERFORMANCE TABLES

         The information in this Exhibit C contains certain relevant summary information concerning certain prior public programs sponsored by two of the Company's principals (who also serve as the Chairman of the Board and President of the Company) and their Affiliates (the "Prior Public Programs") which like the Company, were formed to invest in restaurant properties leased on a triple-net basis to operators of national and regional fast-food and family-style restaurant chains, or in the case of CNL American Realty Fund, Inc., to invest in restaurant properties and hotel properties.

         A more detailed description of the acquisitions by the Prior Public Programs is set forth in Part II of the registration statement filed with the Securities and Exchange Commission for this Offering and is available from the Company upon request, without charge. In addition, upon request to the Company, the Company will provide, without charge, a copy of the most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission for CNL Income Fund, Ltd., CNL Income Fund II, Ltd., CNL Income Fund III, Ltd., CNL
Income Fund IV, Ltd., CNL Income Fund V, Ltd., CNL Income Fund VI, Ltd., CNL Income Fund VII, Ltd., CNL Income Fund VIII, Ltd., CNL Income Fund IX, Ltd., CNL Income Fund X, Ltd., CNL Income Fund XI, Ltd., CNL Income Fund XII, Ltd., CNL Income Fund XIII, Ltd., CNL Income Fund XIV, Ltd., CNL Income Fund XV, Ltd., CNL Income Fund XVI, Ltd., CNL Income Fund XVII, Ltd., CNL Income Fund XVIII, Ltd., and CNL American Realty Fund, Inc., as well as a copy, for a reasonable fee, of the exhibits filed with such reports.

         The investment objectives of the Prior Public Programs (like those of the Company) generally include preservation and protection of capital, the potential for increased income and protection against inflation, and potential for capital appreciation, all through investment in restaurant properties, or in the case of CNL American Realty Fund, Inc., through investment in restaurant properties and hotel properties. In addition, the investment objectives of the Prior Public Programs included making partially tax-sheltered distributions.

         STOCKHOLDERS SHOULD NOT CONSTRUE INCLUSION OF THE FOLLOWING TABLES AS IMPLYING THAT THE COMPANY WILL HAVE RESULTS COMPARABLE TO THOSE REFLECTED IN SUCH TABLES. DISTRIBUTABLE CASH FLOW, FEDERAL INCOME TAX DEDUCTIONS, OR OTHER FACTORS COULD BE SUBSTANTIALLY DIFFERENT. STOCKHOLDERS SHOULD NOTE THAT, BY ACQUIRING SHARES IN THE COMPANY, THEY WILL NOT BE ACQUIRING ANY INTEREST IN ANY PRIOR PUBLIC PROGRAMS.

Description of Tables

         The following Tables are included herein:

                  Table I - Experience in Raising and Investing Funds

                  Table II - Compensation to Sponsor

                  Table III - Operating Results of Prior Programs

                  Table V - Sales or Disposal of Properties

         Unless otherwise indicated in the Tables, all information contained in the Tables is as of December 31, 1997. The following is a brief description of the Tables:

         Table I - Experience in Raising and Investing Funds

         Table I presents information on a percentage basis showing the experience of two of the principals of the Company and their Affiliates in raising and investing funds for the Prior Public Programs, the offerings of which became fully subscribed between January 1993 and December 1997.

         The Table sets forth information on the offering expenses incurred and amounts available for investment expressed as a percentage of total dollars raised. The Table also shows the percentage of property acquisition cost leveraged, the date the offering commenced, and the time required to raise funds for investment.

         Table II - Compensation to Sponsor

         Table II provides information, on a total dollar basis, regarding amounts and types of compensation paid to the general partners of the Prior Public Programs.

         The Table indicates the total offering proceeds and the portion of such offering proceeds paid or to be paid to two of the principals of the Company and their Affiliates in connection with the Prior Public Programs, the offerings of which became fully subscribed between January 1993 and December 1997. The Table also shows the amounts paid to two of the principals of the Company and their Affiliates from cash generated from operations and from cash generated from sales or refinancing by each of the Prior Public Programs on a cumulative basis commencing with inception and ending December 31, 1997.

         Table III - Operating Results of Prior Programs

         Table III presents a summary of operating results for the period from inception through December 31, 1997, of the Prior Public Programs, the offerings of which became fully subscribed between January 1993 and December 1997.

         The Table includes a summary of income or loss of the Prior Public Programs, which are presented on the basis of generally accepted accounting principles ("GAAP"). The Table also shows cash generated from operations, which represents the cash generated from operations of the properties of the Prior Public Programs, as distinguished from cash generated from other sources (special items). The section of the Table entitled "Special Items" provides information relating to cash generated from or used by items which are not directly related to the operations of the properties of the Prior Public Programs, but rather are related to items of a partnership nature. These items include proceeds from capital contributions of limited partners and disbursements made from these sources of funds, such as syndication and organizational costs, acquisition of the properties and other costs which are related more to the organization of the partnership and the acquisition of properties than to the actual operations of the partnerships.

         The Table also presents information pertaining to investment income, returns of capital on a GAAP basis, cash distributions from operations, sales and refinancing proceeds expressed in total dollar amounts as well as distributions and tax results on a per $1,000 investment basis.

         Table IV - Results of Completed Programs

         Table IV is omitted from this Exhibit C because none of the directors of the Company or their Affiliates has been involved in completed programs which made investments similar to those of the Company.

         Table V - Sales or Disposal of Properties

         Table V provides information regarding the sale or disposal of properties owned by the Prior Public Programs between January 1993 and December 1997.

         The Table includes the selling price of the property, the cost of the property, the date acquired and the date of sale.

                                                      TABLE I
                                     EXPERIENCE IN RAISING AND INVESTING FUNDS




                            CNL Income    CNL Income    CNL Income   CNL Income   CNL Income   CNL Income  CNL Income  CNL American
                            Fund XII,     Fund XIII,     Fund XIV,    Fund XV,     Fund XVI,   Fund XVII,  Fund XVIII, Realty Fund,
                               Ltd.          Ltd.          Ltd.         Ltd.         Ltd.         Ltd.         Ltd.        Inc.
                                                                                                            (Note 1)     (Note 2)

Dollar amount offered      $45,000,000   $40,000,000   $45,000,000  $40,000,000  $45,000,000  $30,000,000
                           ===========   ===========   ===========  ===========  ===========  ===========

Dollar amount raised             100.0%        100.0%        100.0%       100.0%       100.0%       100.0%
                           -----------   -----------   -----------  -----------  -----------  -----------

Less offering expenses:

  Selling commissions
    and discounts                 (8.5)         (8.5)         (8.5)        (8.5)        (8.5)        (8.5)
  Organizational expenses         (3.0)         (3.0)         (3.0)        (3.0)        (3.0)        (3.0)
  Marketing support and
    due diligence expense
    reimbursement fees
    (includes amounts
    reallowed to
    unaffiliated
    entities)                     (0.5)         (0.5)         (0.5)        (0.5)        (0.5)        (0.5)
                           -----------   -----------   -----------  -----------  -----------  -----------
                                 (12.0)        (12.0)        (12.0)       (12.0)       (12.0)       (12.0)
                           -----------   -----------   -----------  -----------  -----------  -----------
Reserve for operations             --            --            --           --           --           --
                           -----------   -----------   -----------  -----------  -----------  ----------

Percent available for
  investment                      88.0%         88.0%         88.0%        88.0%        88.0%        88.0%
                           ===========   ===========   ===========  ===========  ===========  ===========

Acquisition costs:

  Cash down payment               83.0%         82.5%         82.5%        82.5%        82.5%        83.5%
  Acquisition fees paid
    to affiliates                  5.0           5.5           5.5          5.5          5.5          4.5
  Loan costs                       --            --            --           --           --           --
                           -----------   -----------   -----------  -----------  -----------  ----------

Total acquisition costs           88.0%         88.0%         88.0%        88.0%        88.0%        88.0%
                           ===========   ===========   ===========  ===========  ===========  ===========

Percent leveraged
  (mortgage financing
  divided by total
  acquisition costs)               --            --            --           --           --           --

Date offering began            9/29/92       3/31/93       8/27/93      2/23/94      9/02/94      9/02/95

Length of offering (in
  months)                            6             5             6            6            9           12

Months to invest 90% of
  amount available for
  investment measured
  from date of offering             11            10            11           10           11           15



Note 1: Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective August 11, 1995, CNL Income Fund XVII, Ltd. ("CNL XVII") and CNL Income Fund XVIII, Ltd. ("CNL XVIII") each registered for sale $30,000,000 of units of limited partnership interest (the "Units"). The offering of Units of CNL XVII commenced September 2, 1995. Pursuant to the Registration Statement, the offering of Units of CNL XVIII could not commence until the offering of Units of CNL XVII had terminated. CNL XVII terminated its offering of Units on September 19, 1996, at which time subscriptions for an aggregate 3,000,000 Units ($30,000,000) had been received. Upon the termination of the offering of Units of CNL XVII, CNL XVIII commenced its offering to the public of 3,500,000 Units ($35,000,000). As of December 31, 1997, CNL XVIII had accepted subscriptions for 3,500,000 Units and had received subscription proceeds for 3,414,576 Units, representing $34,145,759 of capital contributed by limited partners. The remaining proceeds of $854,241, representing the remaining 85,424 Units were received during the period January 1, 1998 through February 6, 1998, at which time CNL XVIII terminated its offering.

Note     2:  Pursuant  to a  Registration  Statement  on  Form  S-11  under  the
         Securities Act of 1933, as amended, effective July 9, 1997, CNL American Realty Fund, Inc. registered for sale $165,000,000 of shares of common stock. The offering of shares of CNL American Realty Fund, Inc. commenced July 9, 1997.

                                                     TABLE II
                                              COMPENSATION TO SPONSOR


                                 CNL Income  CNL Income  CNL Income   CNL Income   CNL Income  CNL Income  CNL Income  CNL American
                                  Fund XII,  Fund XIII,   Fund XIV,    Fund XV,     Fund XVI,  Fund XVII,  Fund XVIII, Realty Fund,
                                    Ltd.        Ltd.        Ltd.         Ltd.         Ltd.         Ltd.        Ltd.        Inc.
                                                                                                             (Note 1)    (Note 2)
Date offering commenced             9/29/92     3/31/93     8/27/93      2/23/94      9/02/94     9/02/95
Dollar amount raised            $45,000,000 $40,000,000 $45,000,000  $40,000,000  $45,000,000 $30,000,000
                                =========== =========== ===========  ===========  =========== ===========
Amount paid to sponsor from
  proceeds of offering:
    Selling commissions and
      discounts                   3,825,000   3,400,000   3,825,000    3,400,000    3,825,000   2,550,000
    Real estate commissions               -           -           -            -            -           -
    Acquisition fees              2,250,000   2,200,000   2,475,000    2,200,000    2,475,000   1,350,000
    Marketing support and
      due diligence expense
      reimbursement fees
      (includes amounts
      reallowed to
      unaffiliated entities)        225,000     200,000     225,000      200,000      225,000     150,000
                                ----------- ----------- -----------  -----------   ----------  ----------
Total amount paid to sponsor      6,300,000   5,800,000   6,525,000    5,800,000    6,525,000   4,050,000
                                =========== =========== ===========  ===========   ==========  ==========
Dollar amount of cash generated
  from operations before
  deducting payments to
  sponsor:
    1997                          3,940,072   3,395,200   3,734,726    3,419,967    3,909,781   2,611,191
    1996                          4,089,655   3,494,528   3,841,163    3,557,073    3,911,609   1,340,159
    1995                          3,928,473   3,482,461   3,823,939    3,361,477    2,619,840      11,671
    1994                          3,933,486   3,232,046   2,897,432    1,154,454      212,171           -
    1993                          3,320,549   1,148,550     329,957            -            -           -
    1992                             63,401           -           -            -            -           -
    1991                                  -           -           -            -            -           -
    1990                                  -           -           -            -            -           -
    1989                                  -           -           -            -            -           -
    1988                                  -           -           -            -            -           -
    1987                                  -           -           -            -            -           -
    1986                                  -           -           -            -            -           -
    1985                                  -           -           -            -            -           -
    1984                                  -           -           -            -            -           -
    1983                                  -           -           -            -            -           -
    1982                                  -           -           -            -            -           -
    1981                                  -           -           -            -            -           -
Amount  paid  to  sponsor  from
operations (administrative,
accounting  and
management fees):
    1997                            133,084     121,643     128,536      113,372      129,357     116,077
    1996                            137,966     126,947     134,867      122,391      157,883     107,211
    1995                            109,111     103,083     114,095      122,107      138,445       2,659
    1994                             84,524      83,046      84,801       37,620        7,023           -
    1993                             73,789      27,003       8,220            -            -           -
    1992                              2,031           -           -            -            -           -
    1991                                  -           -           -            -            -           -
    1990                                  -           -           -            -            -           -
    1989                                  -           -           -            -            -           -
    1988                                  -           -           -            -            -           -
    1987                                  -           -           -            -            -           -
    1986                                  -           -           -            -            -           -
    1985                                  -           -           -            -            -           -
    1984                                  -           -           -            -            -           -
    1983                                  -           -           -            -            -           -
    1982                                  -           -           -            -            -           -
    1981                                  -           -           -            -            -           -
Dollar amount of property sales
and  refinancing  before
deducting  payments to sponsor:
    Cash                          1,640,000   1,769,260   3,196,603    3,312,297    1,385,384           -
    Notes                                 -           -           -            -           -            -
Amount paid to sponsors
  from property sales and
  refinancing:
    Real estate commissions               -           -           -            -            -           -
    Incentive fees                        -           -           -            -            -           -
    Other                                 -           -           -            -            -           -

Note 1: Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective August 11, 1995, CNL Income Fund XVII, Ltd. ("CNL XVII") and CNL Income Fund XVIII, Ltd. ("CNL XVIII") each registered for sale $30,000,000 of units of limited partnership interest (the "Units"). The offering of Units of CNL XVII commenced September 2, 1995. Pursuant to the Registration Statement, the offering of Units of CNL XVIII could not commence until the offering of Units of CNL XVII had terminated. CNL XVII terminated its offering of Units on September 19, 1996, at which time subscriptions for an aggregate 3,000,000 Units ($30,000,000) had been received. Upon the termination of the offering of Units of CNL XVII, CNL XVIII commenced its offering to the public of 3,500,000 Units ($35,000,000). As of December 31, 1997, CNL XVIII had accepted subscriptions for 3,500,000 Units and had received subscription proceeds for 3,414,576 Units, representing $34,145,759 of capital contributed by limited partners, and 22 properties had been acquired. From commencement of the offering through December 31, 1997, total selling commissions and discounts were $2,902,389, due diligence expense reimbursement fees were $170,729, and acquisition fees were $1,536,559, for a total amount paid to sponsor of $4,609,677. CNL XVIII had cash generated from operations for the period October 11, 1996 (the date funds were originally released from escrow) through December 31, 1997, of $1,388,756. CNL XVIII made payments of $113,041 to the sponsor from operations for this period. As of December 31, 1997, CNL XVIII had accepted subscriptions for 3,500,000 Units and had received subscription proceeds for 3,414,576 Units, representing $34,145,759 of capital contributed by limited partners. The remaining proceeds of $854,241, representing the remaining 85,424 Units were received during the period January 1, 1998 through February 6, 1998, at which time CNL XVIII terminated its offering.

Note 2: Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective July 9, 1997, CNL American Realty Fund, Inc. registered for sale $165,000,000 of shares of common stock. The offering of shares of CNL American Realty Fund, Inc. commenced September 11, 1997. As of December 31, 1997, CNL American Realty Fund, Inc. had sold 1,132,540 shares, representing subscription proceeds of $11,325,402 from the offering, including 106 shares, ($1,056) through the reinvestment plan. From the commencement of the offering through December 31, 1997, total selling commissions and discounts were $849,405, marketing support and due diligence expense reimbursement fees were $56,627, and acquisition fees were $509,643, for a total amount paid to sponsor of $1,415,675. CNL American Realty Fund, Inc. had cash generated from operations for the period October 15, 1997 (the date funds were originally released from escrow) through December 31, 1997, of $22,469. CNL American Realty Fund, Inc. made payments of $6,889 to the sponsor from operations for this period.

                                    TABLE III
                     Operating Results of Prior Programs CNL
                              INCOME FUND XII, LTD.



                                                            1991
                                                          (Note 1)       1992            1993            1994
                                                        ------------  ------------    ------------    --------

Gross revenue                                        $          0    $     25,133    $  3,374,640    $  4,397,881
Equity in earnings of joint ventures                            0              46          49,604          85,252
Profit (loss) from sale of properties
  (Note 7)                                                      0               0               0               0
Interest income                                                 0          45,228         190,082          65,447
Less: Operating expenses                                        0          (7,211)       (193,804)       (192,951)
      Interest expense                                          0               0               0               0
      Depreciation and amortization                             0          (3,997)       (286,293)       (327,795)
                                                     ------------    ------------    ------------    ------------
Net income - GAAP basis                                         0          59,199       3,134,229       4,027,834
                                                     ============    ============    ============    ============
Taxable income
  - from operations                                             0          58,543       2,749,072       3,301,005
                                                     ============    ============    ============    ============
  - from gain (loss) on sale                                    0               0               0               0
                                                     ============    ============    ============    ============
Cash generated from operations
  (Notes 2 and 5)                                               0          61,370       3,246,760       3,848,962
Cash generated from sales (Note 7)                              0               0               0               0
Cash generated from refinancing                                 0               0               0               0
                                                     ------------    ------------    ------------    ------------
Cash generated from operations, sales
  and refinancing                                               0          61,370       3,246,760       3,848,962
Less: Cash distributions to investors
  (Note 6)
    - from operating cash flow                                  0         (61,370)     (1,972,769)     (3,768,754)
    - from sale of properties                                   0               0               0               0
    - from return of capital (Note 4)                           0         (60,867)              0               0
    - from cash flow from prior period                          0               0               0               0
                                                     ------------    ------------    ------------    ------------
Cash generated (deficiency) after cash
  distributions                                                 0         (60,867)      1,273,991          80,208
Special items (not including sales and
  refinancing):
    Limited partners' capital
      contributions                                             0      21,543,270      23,456,730               0
    General partners' capital
      contributions                                         1,000               0               0               0
    Organization costs                                          0         (10,000)              0               0
    Syndication costs                                           0      (2,066,937)     (2,277,637)              0
    Acquisition of land and buildings                           0      (7,536,009)    (15,472,737)           (230)
    Investment in direct financing
      leases                                                    0      (2,503,050)    (11,875,100)           (591)
    Loan to tenant of joint venture,
      net of repayments                                         0               0        (207,189)          6,400
    Investment in joint ventures                                0        (372,045)       (468,771)         (4,400)
    Payment of lease costs                                      0               0               0               0
    Reimbursement of syndication and
      acquisition costs paid on behalf
      of CNL Income Fund XII, Ltd. by
      related parties                                           0        (704,923)       (432,749)              0
    Increase in other assets                                    0        (654,497)              0               0
    Other                                                       0               0               0             973
                                                     ------------    ------------    ------------    ------------
Cash generated (deficiency) after cash
  distributions and special items                           1,000       7,634,942      (6,003,462)         82,360
                                                     ============    ============    ============    ============
TAX AND DISTRIBUTION DATA PER
  $1,000 INVESTED
Federal income tax results:
Ordinary income (loss)
  - from operations                                             0               5              64              73
                                                     ============    ============    ============    ============
  - from recapture                                              0               0               0               0
                                                     ============    ============    ============    ============
Capital gain (loss)                                             0               0               0               0
                                                     ============    ============    ============    ============






                                                         1995            1996           1997
                                                     ------------    ------------   -------------

Gross revenue                                      $  4,404,792    $  4,264,273   $  4,171,654
Equity in earnings of joint ventures                     81,582         200,499        277,325
Profit (loss) from sale of properties
  (Note 7)                                                    0         (15,355)             0
Interest income                                          84,197          88,286         73,237
Less: Operating expenses                               (228,404)       (279,341)      (249,972)
      Interest expense                                        0               0              0
      Depreciation and amortization                    (327,795)       (315,319)      (320,030)
                                                   ------------    ------------   ------------
Net income - GAAP basis                               4,014,372       3,943,043      3,952,214
                                                   ============    ============   ============
Taxable income
  - from operations                                   3,262,046       3,275,495      3,195,801
                                                   ============    ============   ============
  - from gain (loss) on sale                                  0         (41,506)             0
                                                   ============    ============   ============
Cash generated from operations
  (Notes 2 and 5)                                     3,819,362       3,951,689      3,806,988
Cash generated from sales (Note 7)                            0       1,640,000              0
Cash generated from refinancing                               0               0              0
                                                   ------------    ------------   ------------
Cash generated from operations, sales
  and refinancing                                     3,819,362       5,591,689      3,806,988
Less: Cash distributions to investors
  (Note 6)
    - from operating cash flow                       (3,819,362)     (3,870,008)    (3,806,988)
    - from sale of properties                                 0               0              0
    - from return of capital (Note 4)                         0               0              0
    - from cash flow from prior period                   (5,645)              0        (18,020)
                                                   ------------    ------------   ------------
Cash generated (deficiency) after cash
  distributions                                          (5,645)      1,721,681        (18,020)
Special items (not including sales and
  refinancing):
    Limited partners' capital
      contributions                                           0               0              0
    General partners' capital
      contributions                                           0               0              0
    Organization costs                                        0               0              0
    Syndication costs                                         0               0              0
    Acquisition of land and buildings                         0               0        (55,000)
    Investment in direct financing
      leases                                                  0               0              0
    Loan to tenant of joint venture,
      net of repayments                                   7,008           7,741          4,886
    Investment in joint ventures                              0      (1,645,024)             0
    Payment of lease costs                                    0               0        (26,052)
    Reimbursement of syndication and
      acquisition costs paid on behalf
      of CNL Income Fund XII, Ltd. by
      related parties                                         0               0              0
    Increase in other assets                                  0               0              0
    Other                                                     0               0              0
                                                   ------------    ------------   ------------
Cash generated (deficiency) after cash
  distributions and special items                         1,363          84,398        (94,186)
                                                   ============    ============   ============
TAX AND DISTRIBUTION DATA PER
  $1,000 INVESTED
Federal income tax results:
Ordinary income (loss)
  - from operations                                          72              72             70
                                                   ============    ============   ============
  - from recapture                                            0               0              0
                                                   ============    ============   ============
Capital gain (loss)                                           0              (1)             0
                                                   ============    ============   ============

                                       C-8




                                                         1991
                                                       (Note 1)          1992            1993            1994
                                                     ------------    ------------    ------------    --------
Cash distributions to investors
  Source (on GAAP basis)
  - from investment income                                      0               5              46              84
  - from capital gain                                           0               0               0               0
  - from investment income from
      prior period                                              0               0               0               0
  - from return of capital (Note 3)                             0               7               0               0
                                                     ------------    ------------    ------------    ------------
Total distributions on GAAP basis
  (Note 6)                                                      0              12              46              84
                                                     ============    ============    ============    ============
    Source (on cash basis)
    - from sales                                                0               0               0               0
    - from refinancing                                          0               0               0               0
    - from operations                                           0               6              46              84
    - from return of capital (Note 3)                           0               6               0               0
    - from cash flow from prior period                          0               0               0               0
                                                     ------------    ------------    ------------    ------------
Total distributions on cash basis
  (Note 6)                                                      0              12              46              84
                                                     ============    ============    ============    ============
Total cash distributions as a
  percentage of original $1,000
  investment (Notes 8 and 9)                                 0.00%           5.00%           6.75%           8.50%
Total cumulative cash distributions
  per $1,000 investment from inception                          0              12              58             142
Amount (in percentage terms) remaining
  invested  in program  properties  at the
  end of each year (period)
  presented (original total acquisition cost
  of properties  retained,  divided by original
  total acquisition cost of all properties
  in program) (Note 7)                                        N/A            100%            100%            100%



Note 1: Pursuant to a registration statement on Form S-11 under the Securities Act of 1933, as amended, CNL Income Fund XII, Ltd. ("CNL XII") and CNL Income Fund XI, Ltd. each registered for sale $40,000,000 units of limited partnership interests ("Units"). The offering of Units of CNL Income Fund XI, Ltd. commenced March 12, 1992. Pursuant to the registration statement, CNL XII could not commence until the offering of Units of CNL Income Fund XI, Ltd. was terminated. CNL Income Fund XI, Ltd. terminated its offering of Units on September 28, 1992, at which time the maximum offering proceeds of $40,000,000 had been received. Upon the termination of the offering of Units of CNL Income Fund XI, Ltd., CNL XII commenced its offering of Units. Activities through October 8, 1992, were devoted to organization of the partnership and operations had not begun.

Note 2: Cash generated from operations includes cash received from tenants, plus distributions from joint ventures, less cash paid for expenses, plus interest received.

Note 3: Cash distributions presented above as a return of capital on a GAAP basis represent the amount of cash distributions in excess of accumulated net income on a GAAP basis. Accumulated net income includes deductions for depreciation and amortization expense and income from certain non-cash items. This amount is not required to be presented as a return of capital except for purposes of this table, and CNL Income Fund XII, Ltd. has not treated this amount as a return of capital for any other purpose.

Note 4: CNL Income Fund XII, Ltd. makes its distributions in the current period rather than in arrears based on estimated operating results. In cases where distributions exceed cash from operations in the current period, once finally determined, subsequent distributions are lowered accordingly in order to avoid any return of capital. This amount is not required to be presented as a return of capital except for purposes of this table, and CNL Income Fund XII, Ltd. has not treated this amount as a return of capital for any other purpose.

Note 5: Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows included in the financial statements of CNL Income Fund XII, Ltd.

Note 6: As a result of the partnership's change in investor services agents in 1993, distributions are now declared at the end of each quarter and paid in the following quarter. Since this table generally presents distributions on a cash basis (rather than amounts declared), distributions on a cash basis for 1993 only reflect payments for three quarters. Distributions declared for the quarters ended December 31, 1993, 1994, 1995 and 1996, are reflected in the 1994, 1995, 1996 and
         1997 columns, respectively, for distributions on a cash basis due to the payment of such distributions in January 1994, 1995, 1996 and 1997, respectively. As a result of 1994, 1995, 1996 and 1997 distributions being presented on a cash basis, distributions declared and unpaid as of December 31, 1994, 1995, 1996 and 1997 are not included in the 1994, 1995, 1996 and 1997 totals, respectively.







                                                     1995            1996           1997
                                                 ------------    ------------   ------------

Cash distributions to investors
  Source (on GAAP basis)
  - from investment income                                85              86             85
  - from capital gain                                      0               0              0
  - from investment income from
      prior period                                         0               0              0
  - from return of capital (Note 3)                        0               0              0
                                                ------------    ------------   ------------
Total distributions on GAAP basis
  (Note 6)                                                85              86             85
                                                ============    ============   ============
    Source (on cash basis)
    - from sales                                           0               0              0
    - from refinancing                                     0               0              0
    - from operations                                     85              86             85
    - from return of capital (Note 3)                      0               0              0
    - from cash flow from prior period                     0               0              0
                                                ------------    ------------   ------------
Total distributions on cash basis
  (Note 6)                                                85              86             85
                                                ============    ============   ============
Total cash distributions as a
  percentage of original $1,000
  investment (Notes 8 and 9)                            8.60%           8.50%          8.50%
Total cumulative cash distributions
  per $1,000 investment from inception                   227             313            398
Amount (in percentage terms) remaining
  invested  in program  properties  at the
  end of each year (period)
  presented (original total acquisition cost
  of properties  retained,  divided by original
  total acquisition cost of all properties
  in program) (Note 7)                                  100%            100%           100%



Note 7: In April 1996, CNL Income Fund XII, Ltd. sold one of its properties to an unrelated third party for $1,640,000. As a result of this transaction, CNL Income Fund XII, Ltd. recognized a loss of $15,355 for financial reporting purposes primarily due to acquisition fees and miscellaneous acquisition expenses CNL Income Fund XII, Ltd. had allocated to this property. In May 1996, CNL Income Fund XII, Ltd. reinvested the proceeds from this sale, along with additional funds, for a total of $1,645,024 in Middleburg Joint Venture.

Note 8: On December 31, 1995, CNL Income Fund XII, Ltd. declared a special distribution of cumulative excess operating reserves equal to .10% of the total invested capital. Accordingly, the total yield for 1995 was 8.60%.

Note 9: Total cash distributions as a percentage of original $1,000 investment are calculated based on actual distributions declared for the period. (See Note 6 above)

Note 10: Certain data for columns representing less than 12 months have been annualized.

                                    TABLE III
                     Operating Results of Prior Programs CNL
                             INCOME FUND XIII, LTD.



                                                           1992
                                                          (Note 1)         1993            1994            1995
                                                        ------------    -----------    ------------    -----------
Gross revenue                                        $          0    $    966,564    $  3,558,447    $  3,806,944
Equity in earnings of joint ventures                            0           1,305          43,386          98,520
Profit (loss) from sale of properties
  (Notes 4, 5 and 6)                                            0               0               0         (29,560)
Interest income                                                 0         181,568          77,379          51,410
Less: Operating expenses                                        0         (59,390)       (183,311)       (214,705)
      Interest expense                                          0               0               0               0
      Depreciation and amortization                             0        (148,170)       (378,269)       (393,435)
                                                     ------------    ------------    ------------    ------------
Net income - GAAP basis                                         0         941,877       3,117,632       3,319,174
                                                     ============    ============    ============    ============
Taxable income
  - from operations                                             0         978,535       2,703,252       2,920,859
                                                     ============    ============    ============    ============
  - from gain (loss) on sale                                    0               0               0               0
                                                     ============    ============    ============    ============
Cash generated from operations
  (Notes 2 and 3)                                               0       1,121,547       3,149,000       3,379,378
Cash generated from sales (Notes 4, 5 and 6)                    0               0               0         286,411
Cash generated from refinancing                                 0               0               0               0
                                                     ------------    ------------    ------------    ------------
Cash generated from operations, sales
  and refinancing                                               0       1,121,547       3,149,000       3,665,789
Less: Cash distributions to investors
  (Note 7)
    - from operating cash flow                                  0        (528,364)     (2,800,004)     (3,350,014)
    - from sale of properties                                   0               0               0               0
    - from cash flow from prior period                          0               0               0               0
                                                     ------------    ------------    ------------    ------------
Cash generated (deficiency) after
  cash distributions                                            0         593,183         348,996         315,775
Special items (not including sales
  and refinancing):
    Limited partners' capital
      contributions                                             0      40,000,000               0               0
    General partners' capital
      contributions                                         1,000               0               0               0
    Syndication costs                                           0      (3,932,017)           (181)              0
    Acquisition of land and buildings                           0     (19,691,630)     (5,764,308)       (336,116)
    Investment in direct financing leases                       0      (6,760,624)     (1,365,075)              0
    Investment in joint ventures                                0        (314,998)       (545,139)       (140,052)
    Increase (decrease) in restricted cash                      0               0               0               0
    Loan to tenant                                              0               0               0               0
    Collections on loan to tenant                               0               0               0               0
    Reimbursement of organization,
      syndication and acquisition costs
      paid on behalf of CNL Income Fund
      XIII, Ltd. by related parties                             0        (799,980)        (25,036)         (3,074)
    Increase in other assets                                    0        (454,909)          9,226               0
    Other                                                       0               0               0             954
                                                     ------------    ------------    ------------    ------------
Cash generated (deficiency) after cash
  distributions and special items                           1,000       8,639,025      (7,341,517)       (162,513)
                                                     ============    ============    ============    ============
TAX AND DISTRIBUTION DATA PER
  $1,000 INVESTED
Federal income tax results:
Ordinary income (loss)
  - from operations                                             0              33              67              72
                                                     ============    ============    ============    ============
  - from recapture                                              0               0               0               0
                                                     ============    ============    ============    ============
Capital gain (loss) (Notes 4, 5 and 6)                          0               0               0               0
                                                     ============    ============    ============    ============




                                                      1996            1997
                                                  ------------    ------------
Gross revenue                                     $  3,685,280    $  3,654,128
Equity in earnings of joint ventures                    60,654         150,417
Profit (loss) from sale of properties
  (Notes 4, 5 and 6)                                    82,855         (48,538)
Interest income                                         49,820          27,925
Less: Operating expenses                              (253,360)       (354,206)
      Interest expense                                       0               0
      Depreciation and amortization                   (393,434)       (394,099)
                                                  ------------     -----------
Net income - GAAP basis                              3,231,815       3,035,627
                                                  ============     ===========
Taxable income
  - from operations                                  2,972,159       2,470,268
                                                  ============     ===========
  - from gain (loss) on sale                                 0          (9,715)
                                                  ============     ===========
Cash generated from operations
  (Notes 2 and 3)                                    3,367,581       3,273,557
Cash generated from sales (Notes 4, 5 and 6)           550,000         932,849
Cash generated from refinancing                              0               0
                                                  ------------    ------------
Cash generated from operations, sales
  and refinancing                                    3,917,581       4,206,406
Less: Cash distributions to investors
  (Note 7)
    - from operating cash flow                      (3,367,581)     (3,273,557)
    - from sale of properties                                0               0
    - from cash flow from prior period                 (32,427)       (126,451)
                                                  ------------     -----------
Cash generated (deficiency) after
  cash distributions                                   517,573         806,398
Special items (not including sales
  and refinancing):
    Limited partners' capital
      contributions                                          0               0
    General partners' capital
      contributions                                          0               0
    Syndication costs                                        0               0
    Acquisition of land and buildings                        0               0
    Investment in direct financing leases                    0               0
    Investment in joint ventures                             0      (1,482,849)
    Increase (decrease) in restricted cash            (550,000)        550,000
    Loan to tenant                                           0        (196,980)
    Collections on loan to tenant                            0         127,843
    Reimbursement of organization,
      syndication and acquisition costs
      paid on behalf of CNL Income Fund
      XIII, Ltd. by related parties                          0               0
    Increase in other assets                                 0               0
    Other                                                    0               0
                                                  ------------    ------------
Cash generated (deficiency) after cash
  distributions and special items                      (32,427)       (195,588)
                                                  ============     ===========
TAX AND DISTRIBUTION DATA PER
  $1,000 INVESTED
Federal income tax results:
Ordinary income (loss)
  - from operations                                         74              61
                                                  ============    ============
  - from recapture                                           0               0
                                                  ============    ============
Capital gain (loss) (Notes 4, 5 and 6)                       0               0
                                                  ============    ============





                                                         1992
                                                       (Note 1)          1993            1994            1995
                                                     ------------    ------------    ------------    --------
Cash distributions to investors
  Source (on GAAP basis)
  - from investment income                                      0              18              70              82
  - from capital gain                                           0               0               0               0
  - from investment income from prior
      period                                                    0               0               0               2
                                                     ------------    ------------    ------------    ------------
Total distributions on GAAP basis (Note 7)                      0              18              70              84
                                                     ============    ============    ============    ============
  Source (on cash basis)
  - from sales                                                  0               0               0               0
  - from refinancing                                            0               0               0               0
  - from operations                                             0              18              70              84
  - from cash flow from prior period                            0               0               0               0
                                                     ------------    ------------    ------------    ------------
Total distributions on cash basis (Note 7)                      0              18              70              84
                                                     ============    ============    ============    ============
Total cash distributions as a percentage
  of original $1,000 investment (Note 8)                     0.00%           5.33%           7.56%           8.44%
Total cumulative cash distributions per
  $1,000 investment from inception                              0              18              88             172
Amount (in percentage terms) remaining
  invested  in program  properties  at the end
  of each year  (period)  presented (original
  total acquisition cost of properties  retained,
  divided by original total acquisition cost
  of all properties in program) (Notes 4, 5 and 6)            N/A             100%            100%            100%



Note 1: The registration statement relating to the offering of Units by CNL Income Fund XIII, Ltd. became effective on March 17, 1993. Activities through April 15, 1993, were devoted to organization of the partnership and operations had not begun.

Note 2: Cash generated from operations includes cash received from tenants, plus distributions from joint ventures, less cash paid for expenses, plus interest received.

Note 3: Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows included in the financial statements of CNL Income Fund XIII, Ltd.

Note 4: During 1995, the partnership sold one of its properties to a tenant for its original purchase price, excluding acquisition fees and miscellaneous acquisition expenses. The net sales proceeds were used to acquire an additional property. As a result of this transaction, the partnership recognized a loss for financial reporting purposes of $29,560 primarily due to acquisition fees and miscellaneous acquisition expenses the partnership had allocated to the property and due to the accrued rental income relating to future scheduled rent increases that the partnership had recorded and reversed at the time of sale.

Note 5: In November 1996, CNL Income Fund XIII, Ltd. sold one of its properties and received net sales proceeds of $550,000, resulting in a gain of $82,855 for financial reporting purposes. In January 1997, the partnership reinvested the net sales proceeds in an additional property as tenants-in-common with an affiliate of the general partners.

Note 6: In October 1997, the partnership sold one of its properties and received net sales proceeds of $932,849, resulting in a loss of $48,538 for financial reporting purposes. In December 1997, the partnership reinvested the net sales proceeds in an additional property as tenants-in-common with affiates of the general partners.

Note 7: As a result of the partnership's change in investor services agents in 1993, distributions are now declared at the end of each quarter and paid in the following quarter. Since this table generally presents distributions on a cash basis (rather than amounts declared), distributions on a cash basis for 1993 only reflect payments for three quarters. Distributions declared for the quarters ended December 31, 1993, 1994, 1995 and 1996, are reflected in the 1994, 1995, 1996 and
         1997 columns, respectively, for distributions on a cash basis due to the payment of such distributions in January 1994, 1995, 1996 and 1997, respectively. As a result of 1994, 1995, 1996 and 1997 distributions being presented on a cash basis, distributions declared and unpaid as of December 31, 1994, 1995, 1996 and 1997, are not included in the 1994, 1995, 1996 and 1997 totals, respectively.

Note 8: Total cash distributions as a percentage of original $1,000 investment are calculated based on actual distributions declared for the period. (See Note 6 above)

Note 9: Certain data for columns representing less than 12 months have been annualized.







                                                        1996            1997
                                                   ------------    ------------
Cash distributions to investors
  Source (on GAAP basis)
  - from investment income                                    78              75
  - from capital gain                                          2               0
  - from investment income from prior
      period                                                   5              10
                                                    ------------    ------------
Total distributions on GAAP basis (Note 7)                    85              85
                                                    ============    ============
  Source (on cash basis)
  - from sales                                                 0               0
  - from refinancing                                           0               0
  - from operations                                           84              82
  - from cash flow from prior period                           1               3
                                                    ------------    ------------
Total distributions on cash basis (Note 7)                    85              85
                                                    ============    ============
Total cash distributions as a percentage
  of original $1,000 investment (Note 8)                    8.50%           8.50%
Total cumulative cash distributions per
  $1,000 investment from inception                           257             342
Amount (in percentage terms) remaining
  invested  in program  properties  at the end
  of each year  (period)  presented (original
  total acquisition cost of properties  retained,
  divided by original total acquisition cost
  of all properties in program) (Notes 4, 5 and 6)          100%             99%



                                    TABLE III
                     Operating Results of Prior Programs CNL
                              INCOME FUND XIV, LTD.



                                                            1992
                                                          (Note 1)       1993            1994            1995
                                                        ------------  ------------    ------------    ------------
Gross revenue                                        $          0    $    256,234    $  3,135,716    $  4,017,266
Equity in earnings of joint ventures                            0           1,305          35,480         338,717
Profit (Loss) from sale of properties
  (Note 4)                                                      0               0               0         (66,518)
Interest income                                                 0          27,874         200,499          50,724
Less: Operating expenses                                        0         (14,049)       (181,980)       (248,840)
      Interest expense                                          0               0               0               0
      Depreciation and amortization                             0         (28,918)       (257,640)       (340,112)
                                                     ------------    ------------    ------------    ------------
Net income - GAAP basis                                         0         242,446       2,932,075       3,751,237
                                                     ============    ============    ============    ============
Taxable income
  - from operations                                             0         278,845       2,482,240       3,162,165
                                                     ============    ============    ============    ============
  - from gain on sale                                           0               0               0               0
                                                     ============    ============    ============    ============
Cash generated from operations
  (Notes 2 and 3)                                               0         321,737       2,812,631       3,709,844
Cash generated from sales (Note 4)                              0               0               0         696,012
Cash generated from refinancing                                 0               0               0               0
                                                     ------------    ------------    ------------    ------------
Cash generated from operations, sales
  and refinancing                                               0         321,737       2,812,631       4,405,856
Less: Cash distributions to investors
  (Note 5)
    - from operating cash flow                                  0          (9,050)     (2,229,952)     (3,543,751)
    - from sale of properties                                   0               0               0               0
    - from cash flow from prior period                          0               0               0               0
                                                     ------------    ------------    ------------    ------------
Cash generated (deficiency) after cash
  distributions                                                 0         312,687         582,679         862,105
Special items (not including sales and
  refinancing):
    Limited partners' capital
      contributions                                             0      28,785,100      16,214,900               0
    General partners' capital
      contributions                                         1,000               0               0               0
    Syndication costs                                           0      (2,771,892)     (1,618,477)              0
    Acquisition of land and buildings                           0     (13,758,004)    (11,859,237)       (964,073)
    Investment in direct financing leases                       0      (4,187,268)     (5,561,748)        (75,352)
    Investment in joint ventures                                0        (315,209)     (1,561,988)     (1,087,218)
    Return of capital from joint venture                        0               0               0               0
    Reimbursement of organization,
      syndication and acquisition costs
      paid on behalf of CNL Income Fund
      XIV, Ltd. by related parties                              0        (706,215)       (376,738)           (577)
    Increase in other assets                                    0        (444,267)              0               0
    Other                                                       0               0               0           5,530
                                                     ------------    ------------    ------------    ------------
Cash generated (deficiency) after cash
  distributions and special items                           1,000       6,914,932      (4,180,609)     (1,259,585)
                                                     ============    ============    ============    ============
TAX AND DISTRIBUTION DATA PER
  $1,000 INVESTED
Federal income tax results:
Ordinary income (loss)
  - from operations                                             0              16              56              70
                                                     ============    ============    ============    ============
  - from recapture                                              0               0               0               0
                                                     ============    ============    ============    ============
Capital gain (loss) (Note 4)                                    0               0               0               0
                                                     ============    ============    ============    ============







                                                           1996            1997
                                                       ------------    -----------
Gross revenue                                        $  3,999,813    $  3,918,582
Equity in earnings of joint ventures                      459,137         309,879
Profit (Loss) from sale of properties
  (Note 4)                                                      0               0
Interest income                                            44,089          40,232
Less: Operating expenses                                 (246,621)       (262,592)
      Interest expense                                          0               0
      Depreciation and amortization                      (340,089)       (340,161)
                                                      -----------     ------------
Net income - GAAP basis                                 3,916,329       3,665,940
                                                      ===========     ============
Taxable income
  - from operations                                     3,236,329       3,048,675
                                                      ===========     ============
  - from gain on sale                                           0          47,256
                                                      ===========     ============
Cash generated from operations
  (Notes 2 and 3)                                       3,706,296       3,606,190
Cash generated from sales (Note 4)                              0               0
Cash generated from refinancing                                 0               0
                                                      -----------     ------------
Cash generated from operations, sales
  and refinancing                                       3,706,296       3,606,190
Less: Cash distributions to investors
  (Note 5)
    - from operating cash flow                         (3,706,296)     (3,606,190)
    - from sale of properties                                   0               0
    - from cash flow from prior period                     (6,226)       (106,330)
                                                      -----------     ------------
Cash generated (deficiency) after cash
  distributions                                            (6,226)       (106,330)
Special items (not including sales and
  refinancing):
    Limited partners' capital
      contributions                                             0               0
    General partners' capital
      contributions                                             0               0
    Syndication costs                                           0               0
    Acquisition of land and buildings                           0               0
    Investment in direct financing leases                       0               0
    Investment in joint ventures                           (7,500)       (121,855)
    Return of capital from joint venture                        0          51,950
    Reimbursement of organization,
      syndication and acquisition costs
      paid on behalf of CNL Income Fund
      XIV, Ltd. by related parties                              0               0
    Increase in other assets                                    0               0
    Other                                                       0               0
                                                     ------------    ------------
Cash generated (deficiency) after cash
  distributions and special items                         (13,726)       (176,235)
                                                      ===========     ============
TAX AND DISTRIBUTION DATA PER
  $1,000 INVESTED
Federal income tax results:
Ordinary income (loss)
  - from operations                                            71              67
                                                     ============    ============
  - from recapture                                              0               0
                                                     ============    ============
Capital gain (loss) (Note 4)                                    0               1
                                                     ============    ============





                                                         1992
                                                       (Note 1)          1993            1994            1995
                                                     ------------    ------------    ------------    -------------
Cash distributions to investors
  Source (on GAAP basis)
  - from investment income                                      0               1              51              79
  - from capital gain                                           0               0               0               0
  - from return of capital                                      0               0               0               0
  - from investment income from prior
      period                                                    0               0               0               0
                                                     ------------    ------------    ------------    ------------
Total distributions on GAAP basis (Note 5)                      0               1              51              79
                                                     ============    ============    ============    ============
  Source (on cash basis)
  - from sales                                                  0               0               0               0
  - from refinancing                                            0               0               0               0
  - from operations                                             0               1              51              79
  - from cash flow from prior period                            0               0               0               0
                                                     ------------    ------------    ------------    ------------
Total distributions on cash basis (Note 5)                      0               1              51              79
                                                     ============    ============    ============    ============
Total cash distributions as a percentage
  of original $1,000 investment (Note 6)                     0.00%           4.50%           6.50%           8.06%
Total cumulative cash distributions
  per $1,000 investment from inception                          0               1              52             131
Amount (in percentage terms) remaining
  invested in program properties at the
  end of each year (period) presented
  (original total acquisition cost of
   properties retained, divided by original
  total acquisition cost of all properties
  in program)                                                 N/A            100%            100%            100%



Note 1: Pursuant to a registration statement on Form S-11 under the Securities Act of 1933, as amended, CNL Income Fund XIV, Ltd. ("CNL XIV") and CNL Income Fund XIII, Ltd. each registered for sale $40,000,000 units of limited partnership interests ("Units"). The offering of Units of CNL Income Fund XIII, Ltd. commenced March 17, 1993. Pursuant to the registration statement, CNL XIV could not commence until the offering of Units of CNL Income Fund XIII, Ltd. was terminated. CNL Income Fund XIII, Ltd. terminated its offering of Units on August 26, 1993, at which time the maximum offering proceeds of $40,000,000 had been received. Upon the termination of the offering of Units of CNL Income Fund XIII, Ltd., CNL XIV commenced its offering of Units. Activities through September 13, 1993, were devoted to organization of the partnership and operations had not begun.

Note 2: Cash generated from operations includes cash received from tenants, plus distributions from joint ventures, less cash paid for expenses, plus interest received.

Note 3:  Cash  generated  from  operations  per   this   table   agrees  to cash
         generated from operations per the statement of cash flows included in the financial statements of CNL Income Fund XIV, Ltd.

Note 4: During 1995, the partnership sold two of its properties to a tenant for its original purchase price, excluding acquisition fees and miscellaneous acquisition expenses. The net sales proceeds were used to acquire two additional properties. As a result of these transactions, the partnership recognized a loss for financial reporting purposes of $66,518 primarily due to acquisition fees and miscellaneous acquisition expenses the partnership had allocated to the property and due to the accrued rental income relating to future scheduled rent increases that the partnership had recorded and reversed at the time of sale. In addition, during 1996, Wood-Ridge Real Estate Joint Venture, in which the partnership owns a 50% interest, sold its two properties to the tenant and recognized a gain of approximately $261,100 for financial reporting purposes. As a result, the partnership's pro rata share of such gain of approximately $130,550 is included in equity and earnings of unconsolidated joint ventures for 1996.

Note 5: As a result of the partnership's change in investor services agents in 1993, distributions are now declared at the end of each quarter and paid in the following quarter. Since this table generally presents distributions on a cash basis (rather than amounts declared), distributions on a cash basis for 1993 only reflect payments for three quarters. Distributions declared for the quarters ended December 31, 1993, 1994, 1995 and 1996, are reflected in the 1994, 1995, 1996 and
         1997 columns, respectively, for distributions on a cash basis due to the payment of such distributions in January 1994, 1995, 1996 and 1997, respectively. As a result of 1994, 1995, 1996 and 1997 distributions being presented on a cash basis, distributions declared and unpaid as of December 31, 1994, 1995, 1996 and 1997 are not included in the 1994, 1995, 1996 and 1997 totals, respectively.

Note 6: Total cash distributions as a percentage of original $1,000 investment are calculated based on actual distributions declared for the period. (See Note 5 above)

Note 7: Certain data for columns representing less than 12 months have been annualized.







                                                      1996            1997
                                                 ------------    ------------
Cash distributions to investors
  Source (on GAAP basis)
  - from investment income                                 83              81
  - from capital gain                                       0               0
  - from return of capital                                  0               0
  - from investment income from prior
      period                                                0               2
                                                 ------------    ------------
Total distributions on GAAP basis (Note 5)                 83              83
                                                 ============    ============
  Source (on cash basis)
  - from sales                                              0               0
  - from refinancing                                        0               0
  - from operations                                        83              81
  - from cash flow from prior period                        0               2
                                                 ------------    ------------
Total distributions on cash basis (Note 5)                 83              83
                                                 ============    ============
Total cash distributions as a percentage
  of original $1,000 investment (Note 6)                 8.25%           8.25%
Total cumulative cash distributions
  per $1,000 investment from inception                    214             297
Amount (in percentage terms) remaining
  invested in program properties at the
  end of each year (period) presented
  (original total acquisition cost of
   properties retained, divided by original
  total acquisition cost of all properties
  in program)                                            100%            100%

                                    TABLE III
                     Operating Results of Prior Programs CNL
                              INCOME FUND XV, LTD.



                                                         1993
                                                       (Note 1)          1994            1995            1996
                                                     ------------    ------------    ------------    ------------
Gross revenue                                        $          0    $  1,143,586    $  3,546,320    $  3,632,699
Equity in earnings of joint ventures                            0           8,372         280,606         392,862
Profit (Loss) from sale of properties
  (Note 4)                                                      0               0         (71,023)              0
Interest income                                                 0         167,734          88,059          43,049
Less: Operating expenses                                        0         (62,926)       (228,319)       (235,319)
      Interest expense                                          0               0               0               0
      Depreciation and amortization                             0         (70,848)       (243,175)       (248,232)
                                                     ------------    ------------    ------------    ------------
Net income - GAAP basis                                         0       1,185,918       3,372,468       3,585,059
                                                     ============    ============    ============    ============
Taxable income
  - from operations                                             0       1,026,715       2,861,912       2,954,318
                                                     ============    ============    ============    ============
  - from gain on sale                                           0               0               0               0
                                                     ============    ============    ============    ============
Cash generated from operations
  (Notes 2 and 3)                                               0       1,116,834       3,239,370       3,434,682
Cash generated from sales (Note 4)                              0               0         811,706               0
Cash generated from refinancing                                 0               0               0               0
                                                     ------------    ------------    ------------    ------------
Cash generated from operations, sales
  and refinancing                                               0       1,116,834       4,051,076       3,434,682
Less: Cash distributions to investors
  (Note 5)
    - from operating cash flow                                  0        (635,944)     (2,650,003)     (3,200,000)
    - from sale of properties                                   0               0               0               0
    - from cash flow from prior period
                                                    -------------    ------------   -------------     -----------
Cash generated (deficiency) after cash
  distributions                                                 0         480,890       1,401,073         234,682
Special items (not including sales and
  refinancing):
    Limited partners' capital contra-
      bunions                                                   0      40,000,000               0               0
    General partners' capital contra-
      bunions                                               1,000               0               0               0
    Syndication costs                                           0      (3,892,003)              0               0
    Acquisition of land and buildings                           0     (22,152,379)     (1,625,601)              0
    Investment in direct financing
      leases                                                    0      (6,792,806)     (2,412,973)              0
    Investment in joint ventures                                0      (1,564,762)       (720,552)       (129,939)
    Return of capital from joint venture                        0               0               0               0
    Reimbursement of organization,
      syndication and acquisition costs
      paid on behalf of CNL Income Fund
      XV, Ltd. by related parties                               0      (1,098,197)        (23,507)              0
    Increase in other assets                                    0        (187,757)              0               0
    Other                                                     (38)         (6,118)         25,150               0
                                                     ------------    ------------    ------------    ------------
Cash generated (deficiency) after cash
  distributions and special items                             962       4,786,868      (3,356,410)        104,743
                                                     ============    ============    ============    ============
TAX AND DISTRIBUTION DATA PER $1,000
  INVESTED
Federal income tax results:
Ordinary income (loss)
  - from operations                                             0              33              71              73
                                                     ============    ============    ============    ============
  - from recapture                                              0               0               0               0
                                                     ============    ============    ============    ============
Capital gain (loss) (Note 4)                                    0               0               0               0
                                                     ============    ============    ============    ============



                                                   1997
                                                   ----
Gross revenue                                 $  3,622,123
Equity in earnings of joint ventures               239,249
Profit (Loss) from sale of properties
  (Note 4)                                               0
Interest income                                     46,642
Less: Operating expenses                          (224,761)
      Interest expense                                   0
      Depreciation and amortization               (248,348)
                                               -----------
Net income - GAAP basis                          3,434,905
                                               ===========
Taxable income
  - from operations                              2,856,893
                                               ===========
  - from gain on sale                               47,256
                                               ===========
Cash generated from operations
  (Notes 2 and 3)                                3,306,595
Cash generated from sales (Note 4)                       0
Cash generated from refinancing                          0
                                               -----------
Cash generated from operations, sales
  and refinancing                                3,306,595
Less: Cash distributions to investors
  (Note 5)
    - from operating cash flow                  (3,280,000)
    - from sale of properties                            0
    - from cash flow from prior period                   0
                                               -----------
Cash generated (deficiency) after cash
  distributions                                     26,595
Special items (not including sales and
  refinancing):
    Limited partners' capital contra-
      bunions                                            0
    General partners' capital contra-
      bunions                                            0
    Syndication costs                                    0
    Acquisition of land and buildings                    0
    Investment in direct financing
      leases                                             0
    Investment in joint ventures                         0
    Return of capital from joint venture            51,950
    Reimbursement of organization,
      syndication and acquisition costs
      paid on behalf of CNL Income Fund
      XV, Ltd. by related parties                        0
    Increase in other assets                             0
    Other                                                0
                                               -----------
Cash generated (deficiency) after cash
  distributions and special items                   78,545
                                               ===========
TAX AND DISTRIBUTION DATA PER $1,000
  INVESTED
Federal income tax results:
Ordinary income (loss)
  - from operations                                     71
                                               ===========
  - from recapture                                       0
                                               ===========
Capital gain (loss) (Note 4)                             1
                                               ===========





                                                         1993
                                                       (Note 1)          1994            1995            1996
                                                     ------------  --------------    ------------    --------
Cash distributions to investors
  Source (on GAAP basis)
  - from investment income                                      0              21              66              80
  - from capital gain                                           0               0               0               0
                                                     ------------    ------------    ------------    ------------
Total distributions on GAAP basis (Note 5)                      0              21              66              80
                                                     ============    ============    ============    ============
  Source (on cash basis)
  - from sales                                                  0               0               0               0
  - from refinancing                                            0               0               0               0
  - from operations                                             0              21              66              80
                                                     ------------    ------------    ------------    ------------
Total distributions on cash basis (Note 5)                      0              21              66              80
                                                     ============    ============    ============    ============
Total cash distributions as a percentage
  of original $1,000 investment (Notes 6
  and 7).                                                       0           5.00%           7.25%           8.20%
Total cumulative cash distributions per
  $1,000 investment from inception                              0              21              87             167
Amount (in percentage terms) remaining
  invested  in program  properties  at the end of
  each year (period)  presented (original
  total acquisition cost of properties
  retained,  divided by original
  total acquisition cost of all properties
  in program)                                                 N/A            100%            100%            100%



Note 1: The registration statement relating to this offering of Units of CNL Income Fund XV, Ltd. became effective February 23, 1994. Activities through March 23, 1994, were devoted to organization of the partnership and operations had not begun.

Note 2: Cash generated from operations includes cash received from tenants, plus distributions from joint venture, less cash paid for expenses, plus interest received.

Note 3: Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows included in the financial statements of CNL Income Fund XV, Ltd.

Note 4: During 1995, the partnership sold three of its properties to a tenant for its original purchase price, excluding acquisition fees and miscellaneous acquisition expenses. The majority of the net sales proceeds were used to acquire additional properties. As a result of these transactions, the partnership recognized a loss for financial reporting purposes of $71,023 primarily due to acquisition fees and miscellaneous acquisition expenses the partnership had allocated to the three properties and due to the accrued rental income relating to future scheduled rent increases that the partnership had recorded and reversed at the time of sale. In addition, during 1996, Wood-Ridge Real Estate Joint Venture, in which the partnership owns a 50% interest, sold its two properties to the tenant and recognized a gain of approximately $261,100 for financial reporting purposes. As a result, the partnership's pro rata share of such gain of approximately $130,550 is included in equity and earnings of unconsolidated joint ventures for 1996.

Note 5: Distributions declared for the quarters ended December 31, 1994, 1995 and 1996 are reflected in the 1995, 1996 and 1997 columns, respectively, due to the payment of such distributions in January 1995, 1996 and 1997, respectively. As a result of distributions being presented on a cash basis, distributions declared and unpaid as of December 31, 1994, 1995, 1996 and 1997 are not included in the 1994, 1995, 1996 and 1997 totals, respectively.

Note 6: On December 31, 1996, CNL Income Fund XV, Ltd. declared a special distribution of cumulative excess operating reserves equal to .20% of the total invested capital. Accordingly, the total yield for 1996 was 8.20%

Note 7: Total cash distributions as a percentage of original $1,000 investment are calculated based on actual distributions declared for the period. (See Note 5 above)

Note 8: Certain data for columns representing less than 12 months have been annualized.



                                                           1997
                                                           ----
Cash distributions to investors
  Source (on GAAP basis)                                     82
  - from investment income                                    0
                                                            ----
  - from capital gain                                        82
                                                            ====
Total distributions on GAAP basis (Note 5)

  Source (on cash basis)
  - from sales                                                0
  - from refinancing                                          0
  - from operations                                          82
                                                           -----
Total distributions on cash basis (Note 5)                   82
                                                           =====
Total cash distributions as a percentage
  of original $1,000 investment (Notes 6
  and 7).                                                  8.00%
Total cumulative cash distributions per
  $1,000 investment from inception                          249
Amount (in percentage terms) remaining
  invested  in program  properties  at the end of
  each year (period)  presented (original
  total acquisition cost of properties
  retained,  divided by original
  total acquisition cost of all properties
  in program)                                               100%


                                   TABLE III
                    Operating Results of Prior  Programs CNL
                             INCOME FUND XVI, LTD.





                                                     1993
                                                   (Note 1)          1994            1995            1996
                                                 ------------    ------------    ------------    ------------
 Gross revenue                                   $          0    $    186,257    $  2,702,504    $  4,343,390
 Equity in earnings from joint venture                      0               0               0          19,668
 Profit from sale of properties (Notes 4
   and 5)                                                   0               0               0         124,305
 Interest income                                            0          21,478         321,137          75,160
 Less: Operating expenses                                   0         (10,700)       (274,595)       (261,878)
       Interest expense                                     0               0               0               0
       Depreciation and amortization                        0          (9,458)       (318,205)       (552,447)
                                                 ------------    ------------    ------------    ------------
 Net income - GAAP basis                                    0         187,577       2,430,841       3,748,198
                                                 ============    ============    ============    ============
 Taxable income
   - from operations                                        0         189,864       2,139,382       3,239,830
                                                 ============    ============    ============    ============
   - from gain on sale (Notes 4 and 5)                      0               0               0               0
                                                 ============    ============    ============    ============
Cash generated from operations
  (Notes 2 and 3)                                           0         205,148       2,481,395       3,753,726
Cash generated from sales (Notes 4 and 5)                   0               0               0         775,000
Cash generated from refinancing                             0               0               0               0
                                                 ------------    ------------    ------------    ------------
Cash generated from operations, sales
  and refinancing                                           0         205,148       2,481,395       4,528,726
Less: Cash distributions to investors
  (Note 4)
    - from operating cash flow                              0          (2,845)     (1,798,921)     (3,431,251)
    - from sale of properties                               0               0               0               0
                                                 ------------    ------------    ------------    ------------
Cash generated (deficiency) after cash
  distributions                                             0         202,303         682,474       1,097,475
Special items (not including sales and
  refinancing):
    Limited partners' capital contri-
      butions                                               0      20,174,172      24,825,828               0
    General partners' capital contri-
      butions                                           1,000               0               0               0
    Syndication costs                                       0      (1,929,465)     (2,452,743)              0
    Acquisition of land and buildings                       0     (13,170,132)    (16,012,458)     (2,355,627)
    Investment in direct financing
      leases                                                0        (975,853)     (5,595,236)       (405,937)
    Investment in joint ventures                            0               0               0        (775,000)
    Reimbursement of organization,
      syndication and acquisition costs
      paid on behalf of CNL Income Fund
      XVI, Ltd. by related parties                          0        (854,154)       (405,569)         (2,494)
    Increase in other assets                                0        (443,625)        (58,720)              0
    Other                                                 (36)        (20,714)         20,714               0
                                                 ------------    ------------    ------------    ------------
Cash generated (deficiency) after cash
  distributions and special items                         964       2,982,532       1,004,290      (2,441,583)
                                                 ============    ============    ============    ============
TAX AND DISTRIBUTION DATA PER $1,000
  INVESTED
Federal income tax results:
Ordinary income (loss)
  - from operations                                        0              17              53              71
                                                ============    ============    ============    ============
  - from recapture                                         0               0               0               0
                                                ============    ============    ============    ============
Capital gain (loss) (Notes 4 and 5)                        0               0               0               0
                                                ============    ============    ============    ============


                                                   1997
                                                   -----
Gross revenue                                 $  4,308,853
Equity in earnings from joint venture               73,507
Profit from sale of properties (Notes 4
  and 5)                                            41,148
Interest income                                     73,634
Less: Operating expenses                          (272,932)
      Interest expense                                   0
      Depreciation and amortization               (563,883)
                                               ------------
Net income - GAAP basis                          3,660,327
                                               ============
Taxable income
  - from operations                              3,178,911
                                               ============
  - from gain on sale (Notes 4 and 5)               64,912
                                               ============

Cash generated from operations
  (Notes 2 and 3)                                3,780,424
Cash generated from sales (Notes 4 and 5)          610,384
Cash generated from refinancing                          0
                                               ------------
Cash generated from operations, sales
  and refinancing                                4,390,808
Less: Cash distributions to investors
  (Note 4)
    - from operating cash flow                  (3,600,000)
    - from sale of properties                            0
                                               ------------
Cash generated (deficiency) after cash
  distributions                                    790,808
Special items (not including sales and
  refinancing):
    Limited partners' capital contri-
      butions                                            0
    General partners' capital contri-
      butions                                            0
    Syndication costs                                    0
    Acquisition of land and buildings              (23,501)
    Investment in direct financing
      leases                                       (29,257)
    Investment in joint ventures                  (610,384)
    Reimbursement of organization,
      syndication and acquisition costs
      paid on behalf of CNL Income Fund
      XVI, Ltd. by related parties                       0
    Increase in other assets                             0
    Other                                                0
                                               ------------
Cash generated (deficiency) after cash
  distributions and special items                  127,666
                                               ============

TAX AND DISTRIBUTION DATA PER $1,000
  INVESTED
Federal income tax results:
Ordinary income (loss)
  - from operations                                     70
                                               ============

  - from recapture                                       0
                                               ============

Capital gain (loss) (Notes 4 and 5)                      1
                                               ============





                                                         1993
                                                       (Note 1)          1994            1995            1996
                                                     ------------    ------------    ------------    --------
Cash distributions to investors
  Source (on GAAP basis)
  - from investment income                                  0               1              45              76
  - from capital gain                                       0               0               0               0
  - from investment income from
        prior period                                        0               0               0               0
                                                     ------------    ------------    ------------    ------------
Total distributions on GAAP basis (Note 6)                  0               1              45              76
                                                     ============    ============    ============    ============
  Source (on cash basis)
  - from sales                                              0               0               0               0
  - from refinancing                                        0               0               0               0
  - from operations                                         0               1              45              76
                                                     ------------    ------------    ------------    ------------
Total distributions on cash basis (Note 6)                  0               1              45              76
                                                     ============    ============    ============    ============
Total cash distributions as a percentage
  of original $1,000 investment (Note 7)                 0.00%           4.50%           6.00%           7.88%
Total cumulative cash distributions per
  $1,000 investment from inception                          0               1              46             122
Amount (in percentage terms) remaining
  invested  in program  properties  at the end
  of each year  (period)  presented
  (original total acquisition cost of properties
  retained,  divided by original
  total acquisition cost of all properties
  in program) (Notes 4 and 5)                             N/A            100%            100%            100%



Note 1: Pursuant to a registration statement on Form S-11 under the Securities Act of 1933, as amended, CNL Income Fund XVI, Ltd. ("CNL XVI") and CNL Income Fund XV, Ltd. each registered for sale $40,000,000 units of limited partnership interests ("Units"). The offering of Units of CNL Income Fund XV, Ltd. commenced February 23, 1994. Pursuant to the registration statement, CNL XVI could not commence until the offering of Units of CNL Income Fund XV, Ltd. was terminated. CNL Income Fund XV, Ltd. terminated its offering of Units on September 1, 1994, at which time the maximum offering proceeds of $40,000,000 had been received. Upon the termination of the offering of Units of CNL Income Fund XV, Ltd., CNL XVI commenced its offering of Units. Activities through September 22, 1994, were devoted to organization of the partnership and operations had not begun.

Note 2: Cash generated from operations includes cash received from tenants, less cash paid for expenses, plus interest received.

Note 3: Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows included in the financial statements of CNL Income Fund XVI, Ltd.

Note 4: In April 1996, CNL Income Fund XVI, Ltd. sold one of its properties and received net sales proceeds of $775,000, resulting in a gain of $124,305 for financial reporting purposes. In October 1996, the partnership reinvested the net sales proceeds in an additional property as tenants-in-common with an affiliate of the general partners.

Note 5: In March 1997, CNL Income Fund XVI, Ltd. sold one of its properties and received net sales proceeds of $610,384, resulting in a gain of $41,148 for financial reporting purposes. In January 1998, the partnership reinvested the net sales proceeds in an additional property as tenants-in-common with affiliates of the general partners.

Note 6: Distributions declared for the quarters ended December 31, 1994, 1995 and 1996 are reflected in the 1995, 1996 and 1997 columns, respectively, due to the payment of such distributions in January 1995, 1996 and 1997, respectively. As a result of distributions being presented on a cash basis, distributions declared and unpaid as of December 31, 1994, 1995, 1996 and 1997 are not included in the 1994, 1995, 1996 and 1997 totals, respectively.

Note 7: Total cash distributions as a percentage of original $1,000 investment are calculated based on actual distributions declared for the period. (See Note 6 above)

Note 8: Certain data for columns representing less than 12 months have been annualized.



                                                           1997
                                                           ----
Cash distributions to investors
  Source (on GAAP basis)
  - from investment income                                  80
  - from capital gain                                        0
  - from investment income from
      prior period                                           0
                                                           ----
Total distributions on GAAP basis (Note 6)                  80
                                                           ====
  Source (on cash basis)
  - from sales                                               0
  - from refinancing                                         0
  - from operations                                         80
                                                           ----

Total distributions on cash basis (Note 6)                  80
                                                           ====

Total cash distributions as a percentage
  of original $1,000 investment (Note 7)                  8.00%
Total cumulative cash distributions per
  $1,000 investment from inception                         202
Amount (in percentage terms) remaining
  invested  in program  properties  at the end
  of each year  (period)  presented
  (original total acquisition cost of properties
  retained,  divided by original
  total acquisition cost of all properties
  in program) (Notes 4 and 5)                             100%

                                   TABLE III
                    Operating Results of Prior  Programs CNL
                             INCOME FUND XVII, LTD.



                                                         1995
                                                       (Note 1)          1996            1997
                                                     ------------    ------------    --------
Gross revenue                                        $          0    $  1,195,263    $  2,643,871
Equity in earnings of unconsolidated
  joint ventures                                                0           4,834         100,918
Interest income                                            12,153         244,406          69,779
Less: Operating expenses                                   (3,493)       (169,536)       (181,865)
      Interest expense                                          0               0               0
      Depreciation and amortization                          (309)       (179,208)       (387,292)
      Minority interest in income of
        consolidated joint venture                                              0         (41,854)
                                                     ------------    ------------    ------------
Net income - GAAP basis                                     8,351       1,095,759       2,203,557
                                                     ============    ============    ============
Taxable income
  - from operations                                        12,153       1,114,964       2,058,601
                                                     ============    ============    ============
  - from gain on sale                                           0               0               0
                                                     ============    ============    ============
Cash generated from operations
  (Notes 2 and 3)                                           9,012       1,232,948       2,495,114
Cash generated from sales                                       0               0               0
Cash generated from refinancing                                 0               0               0
                                                     ------------    ------------    ------------
Cash generated from operations, sales
  and refinancing                                           9,012       1,232,948       2,495,114
Less: Cash distributions to investors
  (Note 4)
    - from operating cash flow                             (1,199)       (703,681)     (2,177,584)
    - from sale of properties                                   0               0               0
                                                     ------------    ------------    ------------
Cash generated (deficiency) after cash
  distributions                                             7,813         529,267         317,530
Special items (not including sales and
  refinancing):
    Limited partners' capital contri-
      butions                                           5,696,921      24,303,079               0
    General partners' capital contri-
      butions                                               1,000               0               0
    Contributions from minority interest                        0         140,676         278,170
    Distribution to holder of minority
      interest                                                  0               0         (41,507)
    Syndication costs                                    (604,348)     (2,407,317)              0
    Acquisition of land and buildings                    (332,928)    (19,735,346)     (1,740,491)
    Investment in direct financing
      leases                                                    0      (1,784,925)     (1,130,497)
    Investment in joint ventures                                0        (201,501)     (1,135,681)
    Reimbursement of organization,
      syndication and acquisition costs
      paid on behalf of CNL Income Fund
      XVII, Ltd. by related parties                      (347,907)       (326,483)        (25,444)
    Increase in other assets                             (221,282)              0               0
    Distributions to holder of minority
      interest                                                  0               0               0
    Other                                                    (410)            410               0
                                                     ------------    ------------    ------------
Cash generated (deficiency) after cash
  distributions and special items                       4,198,859         517,860      (3,477,920)
                                                     ============    ============    ============
TAX AND DISTRIBUTION DATA PER $1,000
  INVESTED
Federal income tax results:
Ordinary income (loss)
  - from operations                                            36              37              69
                                                     ============    ============    ============
  - from recapture                                              0               0               0
                                                     ============    ============    ============
Capital gain (loss)                                             0               0               0
                                                     ============    ============    ============

                                      C-29




                                                         1995
                                                       (Note 1)          1996            1997
                                                     ------------    ------------    -----------
Cash distributions to investors
  Source (on GAAP basis)
  - from investment income                                      4              23              73
  - from capital gain                                           0               0               0
  - from investment income from
      prior period                                              0               0               0
                                                     ------------    ------------    ------------
Total distributions on GAAP basis (Note 4)                      0              23              73
                                                     ============    ============    ============
  Source (on cash basis)
  - from sales                                                  0               0               0
  - from refinancing                                            0               0               0
  - from operations                                             4              23              73
                                                     ------------    ------------    ------------
Total distributions on cash basis (Note 4)                      4              23              73
                                                     ============    ============    ============
Total cash distributions as a percentage
  of original $1,000 investment (Note 5)                     5.00%           5.50%          7.625%
Total cumulative cash distributions per
  $1,000 investment from inception                              4              27             100
Amount (in percentage terms) remaining
  invested  in program  properties  at the end of each year
  (period)  presented (original total acquisition cost
  of properties  retained,  divided by original
  total acquisition cost of all properties
  in program)                                                 N/A             98%            100%



Note 1: Pursuant to a registration statement on Form S-11 under the Securities Act of 1933, as amended, effective August 11, 1995, CNL Income Fund XVII, Ltd. ("CNL XVII") and CNL Income Fund XVIII, Ltd. each registered for sale $30,000,000 units of limited partnership interests ("Units"). The offering of Units of CNL Income Fund XVII, Ltd. commenced September 2, 1995. Pursuant to the registration statement, CNL XVIII could not commence until the offering of Units of CNL Income Fund XVII, Ltd. was terminated. CNL Income Fund XVII, Ltd. terminated its offering of Units on September 19, 1996, at which time subscriptions for the maximum offering proceeds of $30,000,000 had been received. Upon the termination of the offering of Units of CNL Income Fund XVII, Ltd., CNL XVIII commenced its offering of Units. Activities through October 11, 1996, were devoted to organization of the partnership and operations had not begun.

Note 2: Cash generated from operations includes cash received from tenants, plus distributions from joint ventures, less cash paid for expenses, plus interest received.

Note 3: Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows included in the financial statements of CNL Income Fund XVII, Ltd.

Note 4: Distributions declared for the quarters ended December 31, 1995 and 1996 are reflected in the 1996 and 1997 columns, respectively, due to the payment of such distributions in January 1996 and 1997, respectively. As a result of distributions being presented on a cash basis, distributions declared and unpaid as of December 31, 1996 and 1997 are not included in the 1996 and 1997 totals, respectively.

Note 5: Total cash distributions as a percentage of original $1,000 investment are calculated based on actual distributions declared for the period. (See Note 4 above)

Note 6: Certain data for columns representing less than 12 months have been annualized.

                                                      TABLE V
                                         SALES OR DISPOSALS OF PROPERTIES

===================================================================================================

                                                                Selling Price, Net of
                                                         Closing Costs and GAAP Adjustments
                                               ----------------------------------------------------

                                                                    Purchase
                                                   Cash              money    Adjustments
                                                 received  Mortgage mortgage   resulting
                                                  net of   balance   taken       from
                                Date     Date of  closing   at time  back by   application
       Property               Acquired    Sale     costs    of sale  program     of GAAP     Total
===================================================================================================
CNL Income Fund, Ltd.:
  Burger King -
    San Dimas, CA             02/05/87  06/12/92 $1,169,021     0        0        0      $1,169,021
  Wendy's -
    Fairfield, CA             07/01/87  10/03/94  1,018,490     0        0        0       1,018,490
  Wendy's -
    Casa Grande, AZ           12/10/86  08/19/97    795,700     0        0        0         795,700
  Wendy's -
    North Miami, FL (9)       02/18/86  08/21/97    473,713     0        0        0         473,713

CNL Income Fund II, Ltd.:
  Golden Corral -
    Salisbury, NC             05/29/87  07/21/93    746,800     0        0        0         746,800
  Pizza Hut -
    Graham, TX                08/24/87  07/28/94    261,628     0        0        0         261,628
  Golden Corral -
    Medina, OH (11)           11/18/87  11/30/94    825,000     0        0        0         825,000
  Denny's -
    Show Low, AZ (8)          05/22/87  01/31/97    620,800     0        0        0         620,800
  KFC -
    Eagan, MN                 06/01/87  06/02/97    623,882     0   42,000        0         665,882
  KFC -
    Jacksonville, FL          09/01/87  09/09/97    639,363     0        0        0         639,363
  Wendy's -
    Farmington Hills, MI (12) 05/18/87  10/09/97    833,031     0        0        0         833,031
  Wendy's -
    Farmington Hills, MI (13) 05/18/87  10/09/97  1,085,259     0        0        0       1,085,259
  Denny's -
    Plant City, FL            11/23/87  10/24/97    910,061     0        0        0         910,061
  Pizza Hut -
    Mathis, TX                12/17/87  12/04/97    297,938     0        0        0         297,938
  KFC -
    Avon Park, FL             09/02/87  12/10/97    501,975     0        0        0         501,975

CNL Income Fund III, Ltd.:
  Wendy's -
    Chicago, IL               06/02/88  01/10/97    496,418     0        0        0         496,418
  Perkins -
    Bradenton, FL             06/30/88  03/14/97  1,310,001     0        0        0       1,310,001
  Pizza Hut -
    Kissimmee, FL             02/23/88  04/08/97    673,159     0        0        0         673,159
  Burger King -
    Roswell, GA               06/08/88  06/20/97    257,981     0  685,000        0         942,981


===============================================================================
                                       Cost of Properties
                                     Including Closing and
                                          Soft Costs
                             ---------------------------------
                                                                   Excess
                                          Total                  (deficiency)
                                        acquisition              of property
                                       cost, capital            operating cash
                             Original  improvements             receipts over
                             mortgage  closing and                  cash
       Property              financing soft costs (1)   Total   expenditures
==============================================================================
CNL Income Fund, Ltd.:
  Burger King -
    San Dimas, CA                   0      $955,000  $955,000     $214,021
  Wendy's -
    Fairfield, CA                   0       861,500   861,500      156,990
  Wendy's -
    Casa Grande, AZ                 0       667,255   667,255      128,445
  Wendy's -
    North Miami, FL (9)             0       385,000   385,000       88,713

CNL Income Fund II, Ltd.:
  Golden Corral -
    Salisbury, NC                   0       642,800   642,800      104,000
  Pizza Hut -
    Graham, TX                      0       205,500   205,500       56,128
  Golden Corral -
    Medina, OH (11)                 0       743,000   743,000       82,000
  Denny's -
    Show Low, AZ (8)                0       484,185   484,185      136,615
  KFC -
    Eagan, MN                       0       601,100   601,100       64,782
  KFC -
    Jacksonville, FL                0       405,000   405,000      234,363
  Wendy's -
    Farmington Hills, MI (12)       0       679,000   679,000      154,031
  Wendy's -
    Farmington Hills, MI (13)       0       887,000   887,000      198,259
  Denny's -
    Plant City, FL                  0       820,717   820,717       89,344
  Pizza Hut -
    Mathis, TX                      0       202,100   202,100       95,838
  KFC -
    Avon Park, FL                   0       345,000   345,000      156,975

CNL Income Fund III, Ltd.:
  Wendy's -
    Chicago, IL                     0       591,362   591,362      (94,944)
  Perkins -
    Bradenton, FL                   0     1,080,500  1,080,500     229,501
  Pizza Hut -
    Kissimmee, FL                   0       474,755   474,755      198,404
  Burger King -
    Roswell, GA                     0       775,226   775,226      167,755


                                                      TABLE V
                                         SALES OR DISPOSALS OF PROPERTIES

=========================================================================================================


                                                                      Selling Price, Net of
                                                              Closing Costs and GAAP Adjustments
                                                    -----------------------------------------------------

                                                                        Purchase
                                                       Cash               money    Adjustments
                                                     received   Mortgage mortgage   resulting
                                                      net of    balance   taken       from
                                   Date     Date of  closing    at time  back by   application
       Property                  Acquired    Sale     costs     of sale  program     of GAAP     Total
=========================================================================================================
  Wendy's -
    Mason City, IA               02/29/88  10/24/97    217,040         0        0            0    217,040

CNL Income Fund IV, Ltd.:
  Taco Bell -
    York, PA                     03/22/89  04/27/94    712,000         0        0            0    712,000
  Burger King -
    Hastings, MI                 08/12/88  12/15/95    518,650         0        0            0    518,650
  Wendy's -
    Tampa, FL                    12/30/88  09/20/96  1,049,550         0        0            0  1,049,550
  Checkers -
    Douglasville, GA             12/08/94  11/07/97    380,695         0        0            0    380,695

CNL Income Fund V, Ltd.:
  Perkins -
    Myrtle Beach, SC (2)         02/28/90  08/25/95          0         0 1,040,000           0  1,040,000
  Ponderosa -
    St. Cloud, FL (6)            06/01/89  10/24/96     73,713         0 1,057,299           0  1,131,012
  Franklin National Bank -
    Franklin, TN                 06/26/89  01/07/97    960,741         0        0            0    960,741
  Shoney's -
    Smyrna, TN                   03/22/89  05/13/97    636,788         0        0            0    636,788
  KFC -
    Salem, NH                    05/31/89  09/22/97  1,272,137         0        0            0  1,272,137
  Perkins -
    Port St. Lucie, FL           11/14/89  09/23/97  1,216,750         0        0            0  1,216,750
  Hardee's -
    Richmond, VA                 02/17/89  11/07/97    397,785         0        0            0    397,785
  Wendy's -
    Tampa, FL                    02/16/89  12/29/97    805,175         0        0            0    805,175

CNL Income Fund VI, Ltd.:
  Hardee's -
    Batesville, AR               11/02/89  05/24/94    791,211         0        0            0    791,211
  Hardee's -
    Heber Springs, AR            02/13/90  05/24/94    638,270         0        0            0    638,270
  Hardee's -
    Little Canada, MN            11/28/89  06/29/95    899,503         0        0            0    899,503
  Jack in the Box -
    Dallas, TX                   06/28/94  12/09/96    982,980         0        0            0    982,980
  Denny's -
    Show Low, AZ (8)             05/22/87  01/31/97    349,200         0        0            0    349,200
  KFC -
    Whitehall Township, MI       02/26/90  07/09/97    629,888         0        0            0    629,888



                                                      TABLE V
                                         SALES OR DISPOSALS OF PROPERTIES

==================================================================================
                                        Cost of Properties
                                      Including Closing and
                                           Soft Costs
                               ---------------------------------

                                                                     Excess
                                            Total                  (deficiency)
                                         acquisition              of property
                                         cost, capital            operating cash
                               Original  improvements             receipts over
                               mortgage  closing and                  cash
       Property                financing soft costs (1)   Total   expenditures
==================================================================================
  Wendy's -
    Mason City, IA                     0       190,252   190,252         26,788

CNL Income Fund IV, Ltd.:
  Taco Bell -
    York, PA                           0       616,501   616,501         95,499
  Burger King -
    Hastings, MI                       0       419,936   419,936         98,714
  Wendy's -
    Tampa, FL                          0       828,350   828,350        221,200
  Checkers -
    Douglasville, GA                   0       363,768   363,768         16,927

CNL Income Fund V, Ltd.:
  Perkins -
    Myrtle Beach, SC (2)               0       986,418   986,418         53,582
  Ponderosa -
    St. Cloud, FL (6)                  0       996,769   996,769        134,243
  Franklin National Bank -
    Franklin, TN                       0     1,138,164  1,138,164      (177,423)
  Shoney's -
    Smyrna, TN                         0       554,200   554,200         82,588
  KFC -
    Salem, NH                          0     1,079,310  1,079,310       192,827
  Perkins -
    Port St. Lucie, FL                 0     1,203,207  1,203,207        13,543
  Hardee's -
    Richmond, VA                       0       695,464   695,464       (297,679)
  Wendy's -
    Tampa, FL                          0       657,800   657,800        147,375

CNL Income Fund VI, Ltd.:
  Hardee's -
    Batesville, AR                     0       605,500   605,500        185,711
  Hardee's -
    Heber Springs, AR                  0       532,893   532,893        105,377
  Hardee's -
    Little Canada, MN                  0       821,692   821,692         77,811
  Jack in the Box -
    Dallas, TX                         0       964,437   964,437         18,543
  Denny's -
    Show Low, AZ (8)                   0       272,354   272,354         76,846
  KFC -
    Whitehall Township, MI             0       725,604   725,604        (95,716)


                                                      TABLE V
                                         SALES OR DISPOSALS OF PROPERTIES

==========================================================================================================
                                                                      Selling Price, Net of
                                                              Closing Costs and GAAP Adjustments
                                                    ------------------------------------------------------

                                                                         Purchase
                                                       Cash               money    Adjustments
                                                     received   Mortgage mortgage   resulting
                                                      net of    balance   taken       from
                                   Date     Date of  closing    at time  back by   application
       Property                  Acquired    Sale     costs     of sale  program     of GAAP     Total
==========================================================================================================
  Perkins -
    Naples, FL                   12/26/89  07/09/97  1,487,725         0        0            0  1,487,725
  Burger King -
    Plattsmouth, NE              01/19/90  07/18/97    699,400         0        0            0    699,400
  Shoney's -
    Venice, FL                   08/03/89  09/17/97  1,206,696         0        0            0  1,206,696
  Jack in the Box -
    Yuma, AZ (10)                07/14/94  10/31/97    510,653         0        0            0    510,653

CNL Income Fund VII, Ltd.:
  Taco Bell -
    Kearns, UT                   06/14/90  05/19/92    700,000         0        0            0    700,000
  Hardee's -
    St. Paul, MN                 08/09/90  05/24/94    869,036         0        0            0    869,036
  Perkins -
    Florence, SC (3)             08/28/90  08/25/95          0         0 1,160,000           0  1,160,000
  Church's Fried Chicken -
    Jacksonville, FL (4)         04/30/90  12/01/95          0         0  240,000            0    240,000
  Shoney's -
    Colorado Springs, CO         07/03/90  07/24/96  1,044,909         0        0            0  1,044,909
  Hardee's -
    Hartland, MI                 07/10/90  10/23/96    617,035         0        0            0    617,035
  Hardee's -
    Columbus, IN                 09/04/90  05/30/97    223,590         0        0            0    223,590
  KFC -
    Dunnellon, FL                08/02/90  10/07/97    757,800         0        0            0    757,800
  Jack in the Box -
    Yuma, AZ (10)                07/14/94  10/31/97    471,372         0        0            0    471,372

CNL Income Fund VIII, Ltd.:
  Denny's -
    Ocoee, FL                    03/16/91  07/31/95  1,184,865         0        0            0  1,184,865
  Church's Fried Chicken -
    Jacksonville, FL (4)         09/28/90  12/01/95          0         0  240,000            0    240,000
  Church's Fried Chicken -
    Jacksonville, FL (5)         09/28/90  12/01/95          0         0  220,000            0    220,000
  Ponderosa -
    Orlando, FL (6)              12/17/90  10/24/96          0         0 1,353,775           0  1,353,775

CNL Income Fund IX, Ltd.:
  Burger King -
    Woodmere, OH                 05/31/91  12/12/96    918,445         0        0            0    918,445
  Burger King -
    Alpharetta, GA               09/20/91  06/30/97  1,053,571         0        0            0  1,053,571



                                                      TABLE V
                                         SALES OR DISPOSALS OF PROPERTIES

==================================================================================
                                         Cost of Properties
                                       Including Closing and
                                             Soft Costs
                                 -----------------------------------
                                                                       Excess
                                               Total                  (deficiency)
                                           acquisition              of property
                                           cost, capital            operating cash
                                 Original  improvements             receipts over
                                 mortgage  closing and                  cash
       Property                  financing soft costs (1)   Total   expenditures
====================================================================================
  Perkins -
    Naples, FL                           0     1,083,869  1,083,869       403,856
  Burger King -
    Plattsmouth, NE                      0       561,000   561,000        138,400
  Shoney's -
    Venice, FL                           0     1,032,435  1,032,435       174,261
  Jack in the Box -
    Yuma, AZ (10)                        0       448,082   448,082         62,571

CNL Income Fund VII, Ltd.:
  Taco Bell -
    Kearns, UT                           0       560,202   560,202        139,798
  Hardee's -
    St. Paul, MN                         0       742,333   742,333        126,703
  Perkins -
    Florence, SC (3)                     0     1,084,905  1,084,905        75,095
  Church's Fried Chicken -
    Jacksonville, FL (4)                 0       233,728   233,728          6,272
  Shoney's -
    Colorado Springs, CO                 0       893,739   893,739        151,170
  Hardee's -
    Hartland, MI                         0       841,642   841,642       (224,607)
  Hardee's -
    Columbus, IN                         0       219,676   219,676          3,914
  KFC -
    Dunnellon, FL                        0       546,333   546,333        211,467
  Jack in the Box -
    Yuma, AZ (10)                        0       413,614   413,614         57,758

CNL Income Fund VIII, Ltd.:
  Denny's -
    Ocoee, FL                            0       949,199   949,199        235,666
  Church's Fried Chicken -
    Jacksonville, FL (4)                 0       238,153   238,153          1,847
  Church's Fried Chicken -
    Jacksonville, FL (5)                 0       215,845   215,845          4,155
  Ponderosa -
    Orlando, FL (6)                      0     1,179,210  1,179,210       174,565

CNL Income Fund IX, Ltd.:
  Burger King -
    Woodmere, OH                         0       918,445   918,445              0
  Burger King -
    Alpharetta, GA                       0       713,866   713,866        339,705


                                                      TABLE V
                                         SALES OR DISPOSALS OF PROPERTIES

=========================================================================================================


                                                                     Selling Price, Net of
                                                               Closing Costs and GAAP Adjustments
                                                    -----------------------------------------------------

                                                                         Purchase
                                                       Cash               money    Adjustments
                                                     received   Mortgage mortgage   resulting
                                                      net of    balance   taken       from
                                    Date    Date of  closing    at time  back by   application
       Property                  Acquired    Sale     costs     of sale  program     of GAAP     Total
=========================================================================================================
CNL Income Fund X, Ltd.:
  Shoney's -
    Denver, CO                   03/04/92  08/11/95  1,050,186         0        0            0  1,050,186
  Jack in the Box -
    Freemont, CA                 03/26/92  09/23/97  1,366,550         0        0            0  1,366,550

CNL Income Fund XI, Ltd.:
  Burger King -
    Philadelphia, PA             09/29/92  11/07/96  1,044,750         0        0            0  1,044,750

CNL Income Fund XII, Ltd.:
  Golden Corral -
    Houston, TX                  12/28/92  04/10/96  1,640,000         0        0            0  1,640,000

CNL Income Fund XIII, Ltd.:
  Checkers -
    Houston, TX                  03/31/94  04/24/95    286,411         0        0            0    286,411
  Checkers -
    Richmond, VA                 03/31/94  11/21/96    550,000         0        0            0    550,000
  Denny's -
    Orlando, FL                  09/01/93  10/24/97    932,849         0        0            0    932,849

CNL Income Fund XIV, Ltd.:
  Checkers -
    Knoxville, TN                03/31/94  03/01/95    339,031         0        0            0    339,031
  Checkers -
    Dallas, TX                   03/31/94  03/01/95    356,981         0        0            0    356,981
  TGI Friday's -
    Woodridge, NJ (7)            01/01/95  09/27/96  1,753,533         0        0            0  1,753,533
  Wendy's -
    Woodridge, NJ (7)            11/28/94  09/27/96    747,058         0        0            0    747,058

CNL Income Fund XV, Ltd.:
  Checkers -
    Knoxville, TN                05/27/94  03/01/95    263,221         0        0            0    263,221
  Checkers -
    Leavenworth, KS              06/22/94  03/01/95    259,600         0        0            0    259,600
  Checkers -
    Knoxville, TN                07/08/94  03/01/95    288,885         0        0            0    288,885
  TGI Friday's -
    Woodridge, NJ (7)            01/01/95  09/27/96  1,753,533         0        0            0  1,753,533
  Wendy's -
    Woodridge, NJ (7)            11/28/94  09/27/96    747,058         0        0            0    747,058



                                                      TABLE V
                                         SALES OR DISPOSALS OF PROPERTIES

======================================================================================
                                          Cost of Properties
                                        Including Closing and
                                             Soft Costs
                                 ----------------------------------

                                                                       Excess
                                               Total                  (deficiency)
                                           acquisition              of property
                                           cost, capital            operating cash
                                 Original  improvements             receipts over
                                 mortgage  closing and                  cash
       Property                  financing soft costs (1)   Total   expenditures
======================================================================================
CNL Income Fund X, Ltd.:
  Shoney's -
    Denver, CO                           0       987,679   987,679         62,507
  Jack in the Box -
    Freemont, CA                         0     1,102,766  1,102,766       263,784

CNL Income Fund XI, Ltd.:
  Burger King -
    Philadelphia, PA                     0       818,850   818,850        225,900

CNL Income Fund XII, Ltd.:
  Golden Corral -
    Houston, TX                          0     1,636,643  1,636,643         3,357

CNL Income Fund XIII, Ltd.:
  Checkers -
    Houston, TX                          0       286,411   286,411              0
  Checkers -
    Richmond, VA                         0       413,288   413,288        136,712
  Denny's -
    Orlando, FL                          0       934,120   934,120         (1,271)

CNL Income Fund XIV, Ltd.:
  Checkers -
    Knoxville, TN                        0       339,031   339,031              0
  Checkers -
    Dallas, TX                           0       356,981   356,981              0
  TGI Friday's -
    Woodridge, NJ (7)                    0     1,510,245  1,510,245       243,288
  Wendy's -
    Woodridge, NJ (7)                    0       672,746   672,746         74,312

CNL Income Fund XV, Ltd.:
  Checkers -
    Knoxville, TN                        0       263,221   263,221              0
  Checkers -
    Leavenworth, KS                      0       259,600   259,600              0
  Checkers -
    Knoxville, TN                        0       288,885   288,885              0
  TGI Friday's -
    Woodridge, NJ (7)                    0     1,510,245  1,510,245       243,288
  Wendy's -
    Woodridge, NJ (7)                    0       672,746   672,746         74,312

                                                      TABLE V
                                         SALES OR DISPOSALS OF PROPERTIES
====================================================================================================================================
                                                                                                              Cost of Properties
                                                                   Selling Price, Net of                    Including Closing and
                                                             Closing Costs and GAAP Adjustments                    Soft Costs
                                                     -------------------------------------------------     ------------------------
                                                                         Purchase                                        Total
                                                       Cash               money    Adjustments                       acquisition
                                                     received   Mortgage mortgage   resulting                        cost, capital
                                                      net of    balance   taken       from                 Original  improvements
                                   Date     Date of  closing    at time  back by   application             mortgage  closing and
       Property                  Acquired    Sale     costs     of sale  program     of GAAP     Total     financing soft costs (1)
====================================================================================================================================
CNL Income Fund XVI, Ltd.:
  Long John Silver's -
    Appleton, WI                 06/24/95  04/24/96    775,000         0        0            0    775,000          0       613,838
  Checker's -
    Oviedo, FL                   11/14/94  02/28/97    610,384         0        0            0    610,384          0       506,311


==================================================


                                        Excess
                                     (deficiency)
                                    of property
                                    operating cash
                                    receipts over
                                        cash
       Property             Total   expenditures
==================================================
CNL Income Fund XVI, Ltd.:
  Long John Silver's -
    Appleton, WI           613,838        161,162
  Checker's -
    Oviedo, FL             506,311        104,073



(1) Amounts shown do not include pro rata share of original offering costs or acquisition fees.

(2) Amount shown is face value and does not represent discounted current value. The mortgage note bears interest at a rate of 10.25% per annum and provides for a balloon payment of $1,006,004 in July 2000.

(3) Amount shown is face value and does not represent discounted current value. The mortgage note bears interest at a rate of 10.25% per annum and provides for a balloon payment of $1,106,657 in July 2000.

(4) Amounts shown are face value and do not represent discounted current value. Each mortgage note bears interest at a rate of 10.00% per annum and provides for a balloon payment of $218,252 in December 2005.

(5) Amount shown is face value and does not represent discounted current value. The mortgage note bears interest at a rate of 10.00% per annum and provides for a balloon payment of $200,324 in December 2005.

(6) Amounts shown are face value and do not represent discounted current value. Each mortgage note bears interest at a rate of 10.75% per annum and provides for 12 monthly payments of interest only and thereafter, 168 equal monthly payments of principal and interest.

(7) CNL Income Fund XIV, Ltd. and CNL Income Fund XV, Ltd. each owned a 50 percent interest in Wood-Ridge Real Estate Joint Venture, which owned two properties. The amounts presented for CNL Income Fund XIV, Ltd. and CNL Income Fund XV, Ltd. represent each partnership's 50 percent interest in the properties owned by Wood-Ridge Real Estate Joint Venture.

(8) CNL Income Fund II, Ltd. owns a 64 percent interest and CNL Income Fund VI, Ltd. owns a 36 percent interest in this joint venture. The amounts presented for CNL Income Fund II, Ltd. and CNL Income Fund VI, Ltd. represent each partnership's percent interest in the property owned by Show Low Joint Venture.

(9) CNL Income Fund, Ltd. owns a 50 percent interest in this joint venture. The amounts presented represent the partnerships percent interest in the property owned by Seventh Avenue Joint Venture. A third party owns the remaining 50 percent interest in this joint venture.

(10) CNL Income Fund VI, Ltd. and CNL Income Fund VII, Ltd. own a 52 percent and 48 percent interest, respectively, in the property in Yuma, Arizona. The amounts presented for CNL Income Fund VI, Ltd. and CNL Income Fund VII, Ltd. represent each partnership's respective interest in the property.

(11) Cash received net of closing costs includes $198,000 received as a lease termination fee.

(12) Cash received net of closing costs includes $93,885 received as a lease termination fee.

(13) Cash received net of closing costs includes $120,115 received as a lease termination fee.

                                    EXHIBIT D

                             SUBSCRIPTION AGREEMENT

                       CNL AMERICAN PROPERTIES FUND, INC.
 -------------------------------------------------------------------------------




                   Up to 34,500,000 Shares -- $10.00 per Share
                     Minimum Purchase -- 250 Shares ($2,500)
            100 Shares ($1,000) for IRAs, Keogh, and Qualified Plans
               (Minimum purchase may be higher in certain states)





===============================================================================

PLEASE READ CAREFULLY this Subscription Agreement and the Notices (on the back of the Agreement) before completing this document. TO SUBSCRIBE FOR SHARES, complete and sign, where appropriate, and deliver the Subscription Agreement, along with your check, to your Registered Representative. YOUR CHECK SHOULD BE MADE PAYABLE TO:


              SOUTHTRUST ASSET MANAGEMENT COMPANY OF FLORIDA, N.A.

ALL ITEMS ON THE SUBSCRIPTION AGREEMENT MUST BE COMPLETED IN ORDER FOR YOUR SUBSCRIPTION TO BE PROCESSED.
================================================================================



      Overnight Packages:                Regular Mail Packages:
    Attn: Investor Services              Attn: Investor Services
400 E. South Street, Suite 500            Post Office Box 1033
    Orlando, Florida 32801             Orlando, Florida 32802-1033


                            For Telephone Inquiries:
                              CNL SECURITIES CORP.
                        (407) 422-1574 OR (800) 522-3863

     CNL AMERICAN PROPERTIES FUND, INC.

--------------------------------------------------------------------------------

  ---------------INVESTMENT-----------------------------------------------------
1.

This subscription is in the amount of $        for the purchase of
Shares ($10.00 per Share). The minimum initial subscription is 250 Shares ($2,500); 100 Shares ($1,000) for IRA, Keogh and qualified plan accounts (except in states with higher minimum purchase requirements).

|_| ADDITIONAL PURCHASE |_| REINVESTMENT PLAN - Investor elects to participate
                                                in Plan (See prospectus for
                                                details.)


---------------SUBSCRIBER INFORMATION ------------------------------------------
2.


Name (1st) _______________________________________________________|_| M |_| F Date of Birth (MM/DD/YY)
Name (2nd) _______________________________________________________|_| M |_| F Date of Birth (MM/DD/YY)

Address _______________________________________________________________________
City __________________________________________State___________ Zip Code________
Custodian Account No.                                Daytime Phone# (___ )______
|_|  U.S. Citizen    |_|  Resident Alien    |_|  Foreign Resident   Country____
|_|  Check if Subscriber is a U.S. citizen residing outside the U.S.       Income Tax Filing State_______________
ALL SUBSCRIBERS:  State of Residence of Subscriber/Plan Beneficiary (required)__________________________

Taxpayer Identification Number: For most individual taxpayers, it is their Social Security number. Note: If the purchase is in more than one name, the number should be that of the first person listed. For IRAs, Keoghs and qualified plans, enter both the Social Security number and the taxpayer identification number.

         Taxpayer ID#  -     Social Security #             -             -
---------             -       ---------------------------------------


---------------INVESTOR MAILING ADDRESS------------------------------
3.


For the Subscriber of an IRA, Keogh, or qualified plan to receive informational mailings, please complete if different from address in Section 2.

Name___________________________________________________________________________

Address________________________________________________________________________

City __________________________________________State___________ Zip Code_______

Daytime Phone #(______________)


 --------------- DIRECT DEPOSIT ADDRESS--------------------------------
4.


Investors requesting direct deposit of distribution checks to another financial institution or mutual fund, please complete below. In no event will the Company or Affiliates be responsible for any adverse consequences of direct deposit.
Name___________________________________________________________________________

Address________________________________________________________________________

City __________________________________________State___________ Zip Code_______

Account No. __________________________ Phone #(________)

5. ---------------FORM OF OWNERSHIP--------------------------------------------


(Select only one)
|_|INDIVIDUAL-one signature required (1)
|_|HUSBAND AND WIFE, AS COMMUNITY PROPERTY- two signatures required (15)

|_|TENANTS IN COMMON-two signatures required (9)
|_|TENANTS BY THE ENTIRETY-two signatures required (31)
|_|S- CORPORATION (22)
|_|C- CORPORATION (5)
|_|IRA-custodian signature required (23)
|_|SEP-custodian signature required (38)
|_|TAXABLE TRUST (7)
|_|TAX-EXEMPT TRUST (20)
|_|JOINT TENANTS WITH RIGHT OF SURVIVORSHIP-all parties must sign (8) |_|A MARRIED PERSON/SEPARATE PROPERTY-one signature required (34)
|_|KEOGH (H.R.10)-trustee signature required (24)
|_|CUSTODIAN-custodian signature required (33)
|_|PARTNERSHIP (3)
|_|NON-PROFIT ORGANIZATION (12)
|_|PENSION PLAN-trustee signature(s) required (19)
|_|PROFIT SHARING PLAN-trustee signature(s) required (27)
|_|CUSTODIAN UGMA-STATE of -custodian signature required (16)
|_|CUSTODIAN UTMA-STATE of -custodian signature required (42)
|_|ESTATE-Personal Representative signature required (13)
|_|REVOCABLE GRANTOR TRUST-grantor signature required (25)
|_|IRREVOCABLE TRUST-trustee signature required (21)


|_| SUBSCRIBER elects to have the Shares covered by this subscription placed in a new sponsored IRA account offered by Franklin Bank as custodian. IRA documents will be sent to subscriber upon receipt of subscription documents. There is no annual fee involved for CNL American Properties Fund, Inc. investments.

6.-------------- SUBSCRIBER SIGNATURES------------------------------------------

If the Subscriber is executing the Subscriber Signature Page, the Subscriber understands that, BY EXECUTING THIS AGREEMENT A SUBSCRIBER DOES NOT WAIVE ANY RIGHTS HE MAY HAVE UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934 OR UNDER ANY STATE SECURITIES LAW:

X                                                                      X
   -----------------------------------------  -------------------       ----------------------------------------   ----------------
   Signature of 1st Subscriber                Date                      Signature of 2nd Subscriber                Date



7. -------------- BROKER/DEALER INFORMATION-------------------------------------


Broker/Dealer NASD Firm Name___________________________________________________


 Registered Representative_____________________________________________________


Branch Mail Address____________________________________________________________

City__________________________________________ State_________ Zip Code______  |_|  Please check if new address

Phone #(_______)     Fax #(____)      |_|  Sold CNL before


Shipping Address___________________________ City ___________________State ________ Zip Code____________

|_| Telephonic Subscriptions (check here): If the Registered Representative and Branch Manager are executing the signature page on behalf of the Subscriber, both must sign below. Registered Representatives and Branch Managers may not sign on behalf of residents of Florida, Iowa, Maine, Massachusetts, Michigan, Minnesota, Mississippi, Missouri, Nebraska, New Mexico, North Carolina, Ohio, Oregon, South Dakota, Tennessee, or Washington. [NOTE: Not to be executed until Subscriber(s) has (have) acknowledged receipt of final prospectus.] Telephonic subscriptions may not be completed for IRA accounts.

|_| Registered Investment Advisor (RIA) (check here): This investment is made through the RIA in its capacity as an RIA and not in its capacity as a Registered Representative, if applicable. If an owner or principal or any member of the RIA firm is an NASD licensed Registered Representative affiliated with a Broker/Dealer, the transaction should be conducted through that Broker/Dealer, not through the RIA.

 PLEASE READ CAREFULLY THE REVERSE SIDE OF THIS SIGNATURE PAGE AND SUBSCRIPTION AGREEMENT BEFORE COMPLETING

X
    ------------------------------------------------------------    -----------------------   -------------------------------------
     Principal, Branch Manager or Other Authorized Signature         Date                      Print or Type Name of Person Signing




X
    ------------------------------------------------------------    -----------------------   -------------------------------------
     Registered Representative/Investment Advisor Signature          Date                      Print or Type Name of Person Signing



-----------------------------------------------------------------------------------------------------------------------------------

 Make check payable to : SOUTHTRUST ASSET MANAGEMENT COMPANY OF FLORIDA, N.A., ESCROW AGENT

 Please remit check and For overnight delivery, please send to:
 subscription document to:
                                                             For Office Use Only

 CNL SECURITIES CORP.                          CNL SECURITIES CORP.
 Attn:  Investor Services                      Attn:  Investor Services
 P. O. Box 1033                                400 E. South Street, Suite 500
 Orlando, FL  32802-1033                       Orlando, FL  32801
 (800) 522-3863                                (407) 422-1574
                                               (800) 522-3863

                                                      Sub. #________________

                                                      Admit Date____________

                                                      Amount________________

                                                      Region________________

--------------------------------------------------------------------------------


NOTICE TO ALL INVESTORS:

 (a) The purchase of Shares by an IRA, Keogh, or other tax-qualified plan does not, by itself, create the plan.

 (b) The Company, in its sole and absolute discretion, may accept or reject the Subscriber's subscription which if rejected will be promptly returned to the Subscriber, without interest. Non-U.S. stockholders (as defined in the Prospectus) will be admitted as stockholders with the approval of the Advisor.

 (c) THE SALE OF SHARES SUBSCRIBED FOR HEREUNDER MAY NOT BE COMPLETED UNTIL AT LEAST FIVE BUSINESS DAYS AFTER THE DATE THE SUBSCRIBER RECEIVES A FINAL PROSPECTUS. EXCEPT AS PROVIDED IN THIS NOTICE, THE NOTICE BELOW, AND IN THE PROSPECTUS, THE SUBSCRIBER WILL NOT BE ENTITLED TO REVOKE OR WITHDRAW HIS SUBSCRIPTION.



NOTICE TO CALIFORNIA AND FLORIDA RESIDENTS: California and Florida investors will have the right to withdraw their subscription funds if subscriptions for at least $2,500,000 have not been accepted by the Company within six months after the initial offer of Shares of the Company pursuant to the Prospectus and the Company elects at that time to extend the offering beyond such date. The Company will promptly notify California and Florida investors if the Company so elects to extend the offering, and such investors must exercise their right to withdraw within ten (10) days of such notice by delivering written notice to the Company of their intention to exercise such right. The subscription funds of withdrawing California and Florida investors will be promptly returned along with such investor's pro rata share of interest earned thereon net of any escrow fees calculated as set forth in the Prospectus and the Escrow Agreement.


NOTICE TO CALIFORNIA RESIDENTS: IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFORE, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES. California investors who do not execute the Subscription Agreement will receive a confirmation of investment accompanied by a second copy of the final Prospectus, and will have the opportunity to rescind the investment within ten
(10) days from the date of confirmation.

NOTICE TO NORTH CAROLINA RESIDENTS: By signing this Subscription Agreement, North Carolina investors acknowledge receipt of the Prospectus and represent that they meet the suitability standards for North Carolina investors listed in the Prospectus.

BROKER/DEALER AND FINANCIAL ADVISOR:

By signing this subscription agreement, the signers certify that they recognize and have complied with their obligations under the NASD's Conduct Rules, and hereby further certify as follows: (i) a copy of the Prospectus, including the Subscription Agreement attached thereto as Exhibit C, as amended and/or supplemented to date, has been delivered to the Subscriber; (ii) they have discussed such investor's prospective purchase of Shares with such investor and have advised such investor of all pertinent facts with regard to the liquidity, valuation, and marketability of the Shares; and (iii) they have reasonable grounds to believe that the purchase of Shares is a suitable investment for such investor, that such investor meets the suitability standards applicable to such investor set forth in the Prospectus and related supplements, if any, that such investor is legally capable of purchasing such Shares and will not be in violation of any laws for having engaged in such purchase, and that such investor is in a financial position to enable such investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto and will maintain documentation on which the determination was based for a period of not less than six years; (iv) under penalties of perjury,
(a) the information provided in this Subscription Agreement to the best of our knowledge and belief is true, correct, and complete, including, but not limited to, the number shown above as the Subscriber's taxpayer identification number;
(b) to the best of our knowledge and belief, the Subscriber is not subject to backup withholding either because the Subscriber has not been notified that the Subscriber is subject to backup withholding as result of failure to report all interest or dividends or the Internal Revenue Service has notified the subscriber that the Subscriber is no longer subject to backup withholding under
Section 3406(a)(1)(C) of the Internal Revenue Code of 1986, as amended; and (c) to the best of our knowledge and belief, the Subscriber is not a nonresident alien, foreign corporation, foreign trust, or foreign estate for U.S. tax purposes, and we hereby agree to notify the Company if it comes to the attention of either of us that the Subscriber becomes such a person within sixty (60) days of any event giving rise to the Subscriber becoming such a person.

Franklin Bank, N.A.
--------------------------------------------------------------------------------

         FRANKLIN BANK, N.A., INDIVIDUAL RETIREMENT ACCOUNT APPLICATION

ACCOUNTHOLDER INFORMATION:            NAME ____________________________________

DISCLAIMER:

           Franklin Bank, N.A. is a national bank, not associated with CNL Group, Inc. or any CNL entity. Franklin Bank, N.A. is a custodian for IRAs and will act in a custodial capacity for all beneficial owners of IRAs. CNL has no affiliation with Franklin Bank, N.A.

           It is not reasonable to project the growth of your IRA investments include assets other than bank time deposits or savings accounts. Therefore, your final account balance will depend upon many factors - the amount of your contributions, the amount of time the funds are invested, the earnings and/or losses from the investments, expenses incurred such as brokerage commissions and trustee's fees and the overall performance of your investments. We expressly state that the growth in the value of your IRA cannot be guaranteed or projected.

SIGNATURES          IMPORTANT:  Please read before signing.
                    I understand the eligibility requirements for the type of IRA deposit I am making and I state that I do qualify to make the deposit. I understand that the terms and conditions which apply to the Individual Retirement Account are contained in this Application and Form 5305A (which will be provided within 10 days of our receipt of this application).
                    I agree to be bound by those terms and conditions. I understand that I will not be required to pay an annual fee as long as all investments in this IRA are sponsored by a CNL entity. Within seven (7) days from the date I establish the Individual Retirement Account I may revoke it without penalty by mailing or delivering a written notice to the Custodian.

                    I assume complete responsibility for:

                    1. Determining that I am eligible for an IRA each year I make a contribution.
                    2. Insuring that all contributions I make are within the limits set forth by the tax laws.
                    3. The tax consequences of any contribution (including rollover contributions) and distributions.

           Signature _______________________________________________
                             Accountholder

                             -----------------------------------------------                    -----------------------------------
                             Authorized Signature Trustee                                        Date

DESIGNATION OF
BENEFICIARY(IES):            I designate the individual(s) named below as my
                             primary and contingent Beneficiary(ies) of the IRA.
                             I revoke all prior IRA Beneficiary designations, if any, made by me. I understand that I may change or add Beneficiaries at any time by completing and delivering the proper form to the Custodian. (If you wish to name more than one Beneficiary, attach a list of each Beneficiary's name, social security number, relationship to you and percentage share in this IRA.) If any primary or contingent Beneficiary dies before me, his or her interest and the interest of his or her heirs shall terminate completely, and the percentage share of any remaining Beneficiary(ies) shall be increased on a pro rata basis.

Primary             The following individual(s) shall be my Primary
Beneficiary(ies):

                    Name_____________________________________________________________              Social Security #_______________
                    Address___________________________________________________________             Date of Birth__________  Share__
                    __________________________________________________________________             Relationship____________________


Contingent If none of the Primary Beneficiaries survive me, the following individual(s) shall be my Beneficiary(ies):
Beneficiary(ies)
                    Name_____________________________________________________________              Social Security #________________
                    Address___________________________________________________________             Date of Birth__________  Share___
                    __________________________________________________________________             Relationship_____________________

Spousal Consent
                    I am the spouse of IRA accountholder named above. I agree to my spouse's naming of a primary Beneficiary other than myself. I acknowledge that I have received a fair and reasonable disclosure of my spouse's property and financial obligation. I also acknowledge that I shall have no claim whatsoever against the Custodian for any payments to my spouse's Beneficiary(ies).

                    ------------------------------------------------------------------             --------------------------------
                    Spouse's Signature                                                             Date

 ------------------------------------------------------------------------------
              Custodial Services P.O. Box 7090 Troy, MI 48007-7090
                                 1-800-344-0667

                               INVESTMENT OPTIONS:

|_| I would like to receive information regarding mutual fund investments.

|_|        I would like to receive information regarding money market accounts.

Note: Franklin Bank, N.A. may consider other investment options for your IRA. Please provide the following information on your options.

Fund Name_____________________________________________________________________

Sponsor Name__________________________________________________________________

Address_______________________________________________________________________

Account No._________________________________Telephone #_______________________


Registered Representative information:

Registered Representative's Name_______________________________________________

Company________________________________________________________________________

Address________________________________________________________________________

Telephone #____________________________________________________________________


                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 35. Financial Statements and Exhibits.

         (a)      Financial Statements:

         The following financial statements are included in the Prospectus.

              (1)      Pro Forma  Consolidated  Balance Sheet as of December 31,
                       1997

              (2) Pro Forma Consolidated Statement of Earnings for the year ended December 31, 1997

              (3) Pro Forma Consolidated Statement of Earnings for the year ended December 31, 1997

              (4) Notes to Pro Forma Consolidated Financial Statements for the year ended December 31, 1997

              (5)      Report of Independent Accountants

              (6)      Consolidated  Balance  Sheets as of December 31, 1997 and
                       1996

              (7) Consolidated Statements of Earnings for the years ended December 31, 1997, 1996 and 1995

              (8) Consolidated Statements of Stockholders' Equity for the years ended December 31, 1997, 1996 and 1995

              (9) Consolidated Statements of Cash Flows for the years ended December 31, 1997, 1996 and 1995

              (10) Notes to Consolidated Financial Statements for the years ended December 31, 1997, 1996 and 1995

              (11) Schedule III - Real Estate and Accumulated Depreciation as of December 31, 1997

              (12) Notes to Schedule III - Real Estate and Accumulated Depreciation as of December 31, 1997

              (13) Schedule IV - Mortgage Loans on Real Estate as of December 31, 1997

              (14) Notes to Schedule IV - Mortgage Loans on Real Estate as of December 31, 1997

              (b)      Exhibits:

              1.1      Form of Managing Dealer Agreement (Previously filed.)

              1.2      Form  of  Participating   Broker  Agreement   (Previously
                       filed.)

              3.1 CNL American Properties Fund, Inc. Amended and Restated Articles of Incorporation (Previously filed as Exhibit
                       3.4 to the Registrant's Registration Statement on Form S-11 (Registration No. 33-78790) (the "1995 Form S-11")
                       and incorporated herein by reference.)(1)

              3.2 CNL American Properties Fund, Inc. Amended and Restated Bylaws (Previously filed.)

              3.3 CNL American Properties Fund, Inc. Articles of Amendment dated May 8, 1997 (Previously filed as Exhibit 3.3 to the Registrant's Registration Statement on Form S-11 (Registration No. 333-15411) (the "1997 Form S-11") and incorporated herein by reference.)(1)

              4.1 CNL American Properties Fund, Inc. Amended and Restated Articles of Incorporation (Previously filed as Exhibit
                       3.4 to the 1995 Form S-11 and incorporated herein by reference.)

              4.2      CNL American  Properties  Fund, Inc.  Bylaws  (Previously
                       filed  as   Exhibit   3.5  to  the  1995  Form  S-11  and
                       incorporated herein by reference.)

              4.3 CNL American Properties Fund, Inc. Articles of Amendment dated May 8, 1997 (Previously filed as Exhibit 3.3 to the 1997 Form S-11 and incorporated herein by reference.)

              4.4 Form of Amended Reinvestment Plan (Included in the Prospectus as Exhibit A and incorporated herein by reference.)

              4.5      Form of Stock  Certificate  (Previously  filed as Exhibit
                       4.5 to the 1995 Form S-11 and incorporated herein by reference.)(1)

              5.1 Opinion of Shaw Pittman Potts & Trowbridge as to the legality of the securities being registered by CNL American Properties Fund, Inc (Previously filed.)

              8.1 Opinion of Shaw Pittman Potts & Trowbridge regarding certain material tax issues relating to CNL American Properties Fund, Inc (Previously filed.)

              10.1 Form of Escrow Agreement between CNL American Properties Fund, Inc. and SouthTrust Asset Management Company of Florida, N.A. (Previously filed.)

              10.2     Advisory Agreement  (Previously filed as Exhibit 10.10 to
                       the  1997   Form   S-11  and   incorporated   herein   by
                       reference.)(1)

              10.3     Form of  Joint  Venture  Agreement  (Previously  filed as
                       Exhibit 10.3 to the 1997 Form S-11 and incorporated herein by reference.)(1)

              10.4     Form of  Indemnification  and Put  Agreement  (Previously
                       filed  as  Exhibit   10.4  to  the  1997  Form  S-11  and
                       incorporated herein by reference.)(1)

              10.5 Form of Unconditional Guaranty of Payment and Performance (Previously filed as Exhibit 10.5 to the 1997 Form S-11 and incorporated herein by reference.)(1)

              10.6     Form of Purchase  Agreement  (Previously filed as Exhibit
                       10.6 to the 1997 Form S-11 and incorporated herein by reference.)(1)

             10.7 Form of Lease Agreement including Rent Addendum, Construction Addendum and Memorandum of Lease (Previously filed as Exhibit 10.7 to the 1997 Form S-11 and incorporated herein by reference.)(1)

             10.8 Form of Reinvestment Plan (Included in the Prospectus as Exhibit A and incorporated herein by reference.)

             10.9 Form of Indemnification Agreement dated as of April 18, 1995 between CNL American Properties Fund, Inc. and each of James M. Seneff, Jr., Robert A. Bourne, G. Richard Hostetter, J. Joseph Kruse, Richard C. Huseman, John T. Walker, Jeanne A. Wall, Lynn E. Rose and Edgar J. McDougall, dated as of January 27, 1997 between CNL American Properties Fund, Inc. and Steven D. Shackelford and dated as of February 18, 1998 between CNL American Properties Fund, Inc. and Curtis B. McWilliams (Previously filed as Exhibit 10.9 to the 1997 Form S-11 and incorporated herein by reference.)(1)

              10.10    Advisory Agreement dated April 20, 1998 (Filed herewith.)

              23.1 Consent of Coopers & Lybrand L.L.P., Certified Public Accountants, dated April 23, 1998 (Filed herewith.)

              23.2 Consent of Shaw Pittman Potts & Trowbridge (Contained in its opinion filed as Exhibit 5.1 and incorporated herein by reference.)

------------------------------------

(1)       Previously filed in connection with state filings only.

                                    TABLE VI
                      ACQUISITION OF PROPERTIES BY PROGRAMS

              Table VI presents information concerning the acquisition of real properties by the public real estate limited partnerships sponsored by Affiliates of the Company through December 31, 1997. The information includes the gross leasable space or number of units and total square feet of units, dates of purchase, locations, cash down payment and contract purchase price plus acquisition fee. This information is intended to assist the prospective investor in evaluating the terms involved in acquisitions by such prior programs.






                                    TABLE VI
                     ACQUISITIONS OF PROPERTIES BY PROGRAMS




                                     CNL Income           CNL Income           CNL Income           CNL Income
                                       Fund,               Fund II,             Fund III,            Fund IV,
                                        Ltd.                 Ltd.                 Ltd.                 Ltd.
                                     ----------           ----------           ----------            ---------
                                      (Note 2)             (Note 3)             (Note 4)             (Note 5)

                                                         AL,AZ,CO,FL,         AZ,CA,CO,FL,         AL,DC,FL,GA,
                                                         GA,IL,IN,LA,         GA,IA,IL,IN,         IL,IN,KS,MA,
                                    AL,AZ,CA,FL,         MI,MN,MO,NC,         KS,KY,MD,MI,         MD,MI,MS,NC,
                                    GA,LA,MD,OK,         NM,OH,TX,WA,         MN,MO,NC,NE,         OH,PA,TN,TX,
Locations                           PA,TX,VA,WA          WY                   OK,TX                VA

Type of property                     Restaurants          Restaurants          Restaurants          Restaurants

Gross leasable space
  (sq. ft.) or number
  of units and                          22 units             47 units             35 units             45 units
  total square feet
  of units                            80,314 s/f          177,585 s/f          150,803 s/f          159,196 s/f


Dates of purchase                      6/17/86 -             2/11/87-            10/04/87-             6/24/88-
                                        12/31/97             12/31/97             12/31/97             12/31/96


Cash down payment (Note 1)           $13,435,137          $25,819,657          $21,613,636          $27,611,441


Contract purchase price
  plus acquisition fee               $13,361,435          $25,664,306          $21,493,587          $27,506,106


Other cash expenditures
  expensed                                    -                    -                    -                    -


Other cash expenditures
  capitalized                             73,702              155,351              120,049              105,335
                                     -----------          -----------          -----------          -----------

Total acquisition cost
  (Note 1)                           $13,435,137          $25,819,657          $21,613,636          $27,611,441
                                     ===========          ===========          ===========          ===========



Note 1:  This amount  was  derived  from capital  contributions or proceeds from
         partners  or  shareholders,   respectively,   and  net  sales  proceeds
         reinvested in other properties.

Note 2: The partnership owns a 50% interest in three separate joint ventures which each own a restaurant property. In addition, the partnership owns a 12.17% interest in one restaurant property held as tenants-in-common with affiliates.

Note 3: The partnership owns a 49%, 50% and 64% interest in three separate joint ventures. Each joint venture owns one restaurant property. In addition, the partnership owns a 33.87%, a 57.77%, a 47% and a 37.01% interest in four restaurant properties held separately as tenants-in-common with affiliates.

Note 4: The partnership owns a 73.4% and 69.07% interest in two separate joint ventures. Each joint venture owns one restaurant property. In addition, the partnership owns a 32.77% and a 9.84% interest in two restaurant properties held separately as tenants-in-common with affiliates.

Note 5: The partnership owns a 51%, 26.6%, 57%, 96.1% and 68.87% interest in five separate joint ventures. Each joint venture owns one restaurant property. In addition, the partnership owns a 53.68% interest in one restaurant property held as tenants-in-common with affiliates.



                                     CNL Income           CNL Income           CNL Income           CNL Income
                                       Fund V,             Fund VI,             Fund VII,           Fund VIII,
                                        Ltd.                 Ltd.                 Ltd.                 Ltd.
                                     ----------           ----------           ----------           ----------
                                      (Note 6)             (Note 7)             (Note 8)             (Note 9)
                                                         AR,AZ,FL,GA,
                                                         IL,IN,MA,MI,
                                    AZ,FL,GA,IL,         MN,NC,NE,NM,         AZ,CO,FL,GA,
                                    IN,MI,NH,NY,         NY,OH,OK,PA,         IN,LA,MI,MN,         AZ,FL,IN,LA,
                                    OH,SC,TN,TX,         TN,TX,VA,WA,         NC,OH,SC,TN,         MI,MN,NC,NY,
Locations                           UT,WA                WY                   TX,UT,WA             OH,TN,TX,VA

Type of property                     Restaurants          Restaurants          Restaurants          Restaurants

Gross leasable space
  (sq. ft.) or number
  of units and                          34 units             51 units             49 units             42 units
  total square feet
  of units                           138,772 s/f          204,102 s/f          184,412 s/f          179,885 s/f


Dates of purchase                       2/06/89-             7/13/89-             3/30/90-             9/13/90-
                                        12/31/97             12/31/97             12/31/97              5/31/96


Cash down payment (Note 1)           $25,895,084          $37,206,257          $30,416,598          $31,985,071


Contract purchase price
  plus acquisition fee               $25,509,682          $36,669,140          $29,745,103          $31,450,507


Other cash expenditures
  expensed                                    -                    -                    -                    -


Other cash expenditures
  capitalized                            385,402              537,117              671,495              534,564
                                     -----------          -----------          -----------          -----------

Total acquisition cost
  (Note 1)                           $25,895,084          $37,206,257          $30,416,598          $31,985,071
                                     ===========          ===========          ===========          ===========



Note 6: The partnership owns a 43%, 49% and 66.5% interest in three separate joint ventures. Each joint venture owns one restaurant property. In addition, the partnership owns a 42.23% and a 27.78% interest in two restaurant properties held separately as tenants-in-common with affiliates.

Note 7: The partnership owns a 3.9%, 14.5%, 36% and a 66.14% interest in four separate joint ventures. Each joint venture owns one restaurant property. In addition, the partnership owns a 51.67%, a 17.93% and a 23.04% interest in three restaurant properties held separately as tenants-in-common with affiliates.

Note 8: The partnership owns a 51%, 83.3%, 4.79%, 18%, and 79% interest in five separate joint ventures. Four of the joint ventures each own one restaurant property and the other joint venture owns six restaurant properties. In addition, the partnership owns a 48.33%, a 53% and a 35.64% interest in three restaurant properties held separately as tenants-in-common with affiliates.

Note 9: The partnership owns a 85.5%, 87.68%, 36.8% and a 12% interest in four separate joint ventures. Three of the joint ventures each own one restaurant property and the other joint venture owns six restaurant properties.




                                     CNL Income           CNL Income           CNL Income           CNL Income
                                      Fund IX,              Fund X,             Fund XI,             Fund XII,
                                        Ltd.                 Ltd.                 Ltd.                 Ltd.
                                     ----------           ----------           ----------           ----------
                                     (Note 10)            (Note 11)            (Note 12)            (Note 13)
                                                                              AL,AZ,CA,CO,
                                    AL,CO,FL,GA,         AL,CA,CO,FL,         CT,FL,KS,LA,
                                    IL,IN,LA,MI,         ID,IL,LA,MI,         MA,MI,MS,NC,         AL,AZ,CA,FL,
                                    MN,MS,NC,NH,         MO,MT,NC,NH,         NH,NM,OH,OK,         GA,LA,MO,MS,
                                    NY,OH,SC,TN,         NM,NY,OH,PA,         PA,SC,TX,VA,         NC,NM,OH,SC,
Locations                           TX                   SC,TN,TX             WA                   TN,TX,WA

Type of property                     Restaurants          Restaurants          Restaurants          Restaurants

Gross leasable space
  (sq. ft.) or number
  of units and                          43 units             51 units             40 units             49 units
  total square feet
  of units                           185,636 s/f          214,433 s/f          176,062 s/f          206,865 s/f


Dates of purchase                       5/31/91-            10/01/91-             5/18/92-            11/20/92-
                                         7/16/97             12/31/97              1/28/97              5/31/96


Cash down payment (Note 1)           $32,812,908          $37,444,525          $36,245,591          $40,840,795


Contract purchase price
  plus acquisition fee               $32,068,289          $36,735,362          $35,644,633          $40,339,796


Other cash expenditures
  expensed                                    -                    -                    -                    -


Other cash expenditures
  capitalized                            744,619              709,163              600,958              500,999
                                     -----------          -----------          -----------          -----------

Total acquisition cost
  (Note 1)                           $32,812,908          $37,444,525          $36,245,591          $40,840,795
                                     ===========          ===========          ===========          ===========



Note 10: The partnership owns a 50%, 45.2% and 27.3% interest in three separate joint ventures. One of the joint ventures owns one restaurant property and the other two joint ventures own six restaurant properties each. In addition, the partnership owns a 67.23% interest in one restaurant property held as tenants-in-common with an affiliate.

Note 11: The partnership owns a 50%, 88.3%, 40.95% and 10.5% interest in four separate joint ventures. Three of the joint ventures own one restaurant property each and the other joint venture owns six restaurant properties. In addition, the partnership owns a 13.37% and a 6.69% interest in two restaurant properties held separately as tenants-in-common with affiliates.

Note 12: The partnership owns a 62.2%, 77.33%, 85% and 76.6% interest in four separate joint ventures. Each joint venture owns one restaurant property. In addition, the partnership owns a 72.5% interest in one restaurant property held as tenants-in-common with an affiliate.

Note 13: The partnership owns a 31.13%, 59.05%, 18.61% and 88% interest in four separate joint ventures. Each joint venture owns one restaurant property.



                                     CNL Income           CNL Income           CNL Income           CNL Income
                                     Fund XIII,            Fund XIV,            Fund XV,             Fund XVI,
                                        Ltd.                 Ltd.                 Ltd.                 Ltd.
                                     ----------           ----------           ----------           ----------
                                     (Note 14)            (Note 15)            (Note 16)            (Note 17)

                                    AL,AR,AZ,CA,         AL,AZ,CO,FL,         AL,CA,FL,GA,         AZ,CA,CO,DC,
                                    CO,FL,GA,IN,         GA,KS,LA,MN,         KS,KY,MN,MO,         FL,GA,ID,IN,
                                    KS,LA,MD,NC,         MO,MS,NC,NJ,         MS,NC,NJ,NM,         KS,MN,MO,NC,
                                    OH,PA,SC,TN,         NV,OH,SC,TN,         OH,OK,PA,SC,         NM,NV,OH,TN,
Locations                           TX,VA                TX,VA                TN,TX,VA             TX,UT,WI

Type of property                     Restaurants          Restaurants          Restaurants          Restaurants

Gross leasable space
  (sq. ft.) or number
  of units and                          50 units             63 units             54 units             44 units
  total square feet
  of units                           167,286 s/f          186,809 s/f          166,249 s/f          169,867 s/f


Dates of purchase                       5/18/93-             9/27/93-             4/28/94-            10/21/94-
                                        12/31/97              9/16/97              1/10/97             10/04/96


Cash down payment (Note 1)           $36,388,084          $42,514,292          $38,227,474          $40,197,565


Contract purchase price
  plus acquisition fee               $36,019,958          $42,084,636          $37,834,633          $39,805,020


Other cash expenditures
  expensed                                    -                    -                    -                    -


Other cash expenditures
  capitalized                            368,126              429,656              392,841              392,545
                                     -----------          -----------          -----------          -----------

Total acquisition cost
  (Note 1)                           $36,388,084          $42,514,292          $38,227,474          $40,197,565
                                     ===========          ===========          ===========          ===========



Note 14: The partnership owns a 50% and a 28% interest in two separate joint ventures. Each joint venture owns one restaurant property. In addition, the Partnership owns a 66.13%, a 63.03% and a 47.83% interest in three restaurant properties held separately as tenants-in-common with affiliates.

Note 15: The partnership owns a 50% interest in two separate joint ventures and a 72% and a 39.94% interest in two additional joint ventures. Three of the joint ventures each own one restaurant property and the other joint venture owns six restaurant properties.

Note 16: The partnership owns a 50% interest in a joint venture which owns six restaurant properties. In addition, the partnership owns a 15.02% interest in one restaurant property held as tenants-in-common with affiliates.

Note 17: The partnership owns a 80.27% interest in one restaurant property held as tenants-in-common with an affiliate.

                                      CNL Income           CNL Income
                                      Fund XVII,           Fund XVIII,
                                         Ltd.                 Ltd.
                                      ----------           -----------
                                      (Note 18)







                                     CA,FL,GA,IL,         CA,GA,KY,MD,
                                     IN,MI,NC,NV,         MN,NC,NV,OH,
Locations                            OH,SC,TN,TX          TN,TX

Type of property                      Restaurants          Restaurants

Gross leasable space
  (sq. ft.) or number
  of units and                           28 units             22 units
  total square feet
  of units                            115,894 s/f          116,381 s/f


Dates of purchase                      12/20/95 -           12/27/96 -
                                          9/16/97             12/31/97


Cash down payment (Note 1)            $24,626,300          $27,484,404


Contract purchase price
  plus acquisition fee                $24,591,264          $27,411,371


Other cash expenditures
  expensed                                    -                    -


Other cash expenditures
  capitalized                              35,036               73,033
                                      -----------          -----------

Total acquisition cost
  (Note 1)                            $24,626,300          $27,484,404
                                      ===========          ===========




Note 18: The  partnership  owns  an  80%,  a  21% and a 60.06% interest in three separate joint ventures. Each joint venture owns one restaurant property. In addition, the partnership owns a 19.73%, 27.5% and 36.97% interest in three restaurant properties held separately as tenants-in-common with affiliates.

                                   SIGNATURES


              Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Post-
Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orlando, State of Florida, on the 20th day of April, 1998.

                                           CNL AMERICAN PROPERTIES FUND, INC.
                                           (Registrant)


                                           By: /s/ James M. Seneff, Jr.
                                               JAMES M. SENEFF, JR.,
                                               Chairman of the Board and
                                               Chief Executive Officer

              Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


      Signature                          Title                  Date
      ---------                          -----                  ----



/s/ James M. Seneff, Jr.      Chairman of the Board and      April 20, 1998
JAMES M. SENEFF, JR.          Chief Executive Officer
                              (Principal Executive Officer)



/s/ Robert A. Bourne          Director and President         April 20, 1998
ROBERT A. BOURNE



/s/ Steven D. Shackelford     Chief Financial Officer        April 20, 1998
STEVEN D. SHACKELFORD         (Principal Financial  and
                              Accounting Officer)



/s/ G. Richard Hostetter      Independent Director           April 20, 1998
G. RICHARD HOSTETTER



/s/ J. Joseph Kruse           Independent Director           April 20, 1998
J. JOSEPH KRUSE



/s/ Richard C. Huseman        Independent Director           April 20, 1998
RICHARD C. HUSEMAN

                                  EXHIBIT INDEX

Exhibits

1.1      Form of Managing Dealer Agreement (Previously filed.)

1.2      Form of Participating Broker Agreement (Previously filed.)

3.1 CNL American Properties Fund, Inc. Amended and Restated Articles of Incorporation (Previously filed as Exhibit 3.4 to the Registrant's Registration Statement on Form S- 11 (Registration No. 33-78790) (the "1995 Form S-11") and incorporated herein by reference.)(1)

3.2      CNL  American   Properties  Fund,  Inc.  Amended  and  Restated  Bylaws
         (Previously filed.)

3.3 CNL American Properties Fund, Inc. Articles of Amendment dated May 8, 1997 (Previously filed as Exhibit 3.3 to the Registrant's Registration Statement on Form S- 11 (Registration No. 333-15411) (the "1997 Form S-11") and incorporated herein by reference.)(1)

4.1 CNL American Properties Fund, Inc. Amended and Restated Articles of Incorporation (Previously filed as Exhibit 3.4 to the 1995 Form S-11 and incorporated herein by reference.)

4.2      CNL American  Properties Fund, Inc. Bylaws (Previously filed as Exhibit
         3.5 to the 1995 Form S-11 and incorporated herein by reference.)

4.3 CNL American Properties Fund, Inc. Articles of Amendment dated May 8, 1997 (Previously filed as Exhibit 3.3 to the 1997 Form S-11 and incorporated herein by reference.)

4.4 Form of Amended Reinvestment Plan (Included in the Prospectus as Exhibit A and incorporated herein by reference.)

4.5 Form of Stock Certificate (Previously filed as Exhibit 4.5 to the 1995 Form S-11 and incorporated herein by reference.)(1)

5.1 Opinion of Shaw Pittman Potts & Trowbridge as to the legality of the securities being registered by CNL American Properties Fund, Inc (Previously filed.)

8.1 Opinion of Shaw, Pittman, Potts & Trowbridge regarding certain material tax issues relating to CNL American Properties Fund, Inc (Previously filed.)

10.1 Form of Escrow Agreement between CNL American Properties Fund, Inc. and SouthTrust Asset Management Company of Florida, N.A. (Previously filed.)

10.2 Advisory Agreement (Previously filed as Exhibit 10.10 to the 1997 Form S-11 and incorporated herein by reference.)(1)

10.3 Form of Joint Venture Agreement (Previously filed as Exhibit 10.3 to the 1997 Form S-11 and incorporated herein by reference.)(1)

10.4     Form of Indemnification and Put Agreement  (Previously filed as Exhibit
         10.4 to the 1997 Form S-11 and incorporated herein by reference.)(1)

10.5 Form of Unconditional Guaranty of Payment and Performance (Previously filed as Exhibit 10.5 to the 1997 Form S-11 and incorporated herein by reference.)(1)

10.6 Form of Purchase Agreement (Previously filed as Exhibit 10.6 to the 1997 Form S-11 and incorporated herein by reference.)(1)

10.7 Form of Lease Agreement including Rent Addendum, Construction Addendum and Memorandum of Lease (Previously filed as Exhibit 10.7 to the 1997 Form S-11 and incorporated herein by reference.)(1)

10.8 Form of Reinvestment Plan (Included in the Prospectus as Exhibit A and incorporated herein by reference.)

10.9 Form of Indemnification Agreement dated as of April 18, 1995 between CNL American Properties Fund, Inc. and each of James M. Seneff, Jr., Robert A. Bourne, G. Richard Hostetter, J. Joseph Kruse, Richard C. Huseman, John T. Walker, Jeanne A. Wall, Lynn E. Rose and Edgar J. McDougall, dated as of January 27, 1997 between CNL American Properties Fund, Inc. and Steven D. Shackelford and dated as of February 18, 1998 between CNL American Properties Fund, Inc. and Curtis B. McWilliams (Previously filed as Exhibit 10.9 to the 1997 Form S-11 and incorporated herein by reference.)(1)

10.10    Advisory Agreement dated April 20, 1998 (Filed herewith.)

23.1 Consent of Coopers & Lybrand L.L.P., Certified Public Accountants, dated April 23, 1998 (Filed herewith.)

23.2 Consent of Shaw, Pittman, Potts & Trowbridge (Contained in its opinion filed as Exhibit 5.1 and incorporated herein by reference.)

------------------------------------


(1)      Previously filed in connection with state filings only.